     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 2002


                                                      REGISTRATION NO. 333-85078
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                        PRE-EFFECTIVE AMENDMENT NO. 2 TO


                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 MORGAN STANLEY
                             CHARTER CAMPBELL L.P.

          (Exact name of registrant as specified in charter document)

           DELAWARE                                   6799                                  [PENDING]

    (State of Organization                (Primary Standard Industrial                    (IRS Employer
          of Issuer)                      Classification Code Number)                Identification Number)

                            ------------------------

             Managed Futures Department                                  Robert E. Murray
             825 Third Avenue, 8th Floor                          DEMETER MANAGEMENT CORPORATION
              New York, New York 10022                              825 Third Avenue, 8th Floor
                   (212) 310-6444                                    New York, New York 10022
 (Address, including zip code and telephone number,                       (212) 310-6444
                including area code,                     (Name, address, including zip code, and telephone
    of registrant's principal executive offices)        number, including area code, of agent for service)

                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

             Edwin L. Lyon, Esq.                            Isaac Finkle, Esq.
        Cadwalader, Wickersham & Taft                     Morgan Stanley DW Inc.
       1201 F Street, N.W., Suite 1100            1221 Avenue of the Americas, 27th Floor
           Washington, D.C. 20004                        New York, New York 10020
               (202) 862-2200                                 (212) 762-7825

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                                                            PROPOSED
                                                            INITIAL         MAXIMUM        AMOUNT OF
         TITLE OF EACH CLASS OF             AMOUNT TO    OFFERING PRICE    AGGREGATE     REGISTRATION
      SECURITIES TO BE REGISTERED         BE REGISTERED     PER UNIT     OFFERING PRICE       FEE
------------------------------------------------------------------------------------------------------
Units of Limited Partnership                3,000,000
  Interest..............................      Units          $10.00       $30,000,000       $2,760
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      MORGAN STANLEY CHARTER CAMPBELL L.P.

                             CROSS REFERENCE SHEET

        ITEM                                                                                       LOCATION IN
         NO.                              REGISTRATION ITEM                                        PROSPECTUS
        ----                              -----------------                                        -----------
          1.            Forepart of the Registration Statement and Outside
                          Front Cover Page of Prospectus.....................  Facing Page; Front Cover Pages.
          2.            Inside Front and Outside Back Cover Pages of
                          Prospectus.........................................  Inside Front Cover Page; Table of Contents.
          3.            Summary Information, Risk Factors, and Ratio of
                          Earnings to Fixed Charges..........................  Summary; Risk Factors; Description of Charges; Use
                                                                                 of Proceeds; The General Partner; The Commodity
                                                                                 Brokers.
          4.            Use of Proceeds......................................  Use of Proceeds.
          5.            Determination of Offering Price......................  Plan of Distribution.
          6.            Dilution.............................................  Not Applicable.
          7.            Selling Security Holders.............................  Not Applicable.
          8.            Plan of Distribution.................................  Plan of Distribution.
          9.            Description of Securities to be Registered...........  The Limited Partnership Agreement.
         10.            Interests of Named Experts and Counsel...............  Not Applicable.
         11.            Information with Respect to the Registrant
                        (a)  Description of Business.........................  Summary; Risk Factors; Use of Proceeds; The Charter
                                                                                 Series; The Trading Advisors; The Futures,
                                                                                 Options, and Forwards Markets; The Limited
                                                                                 Partnership Agreements.
                        (b) Description of Property..........................  Not Applicable.
                        (c) Legal Proceedings................................  Litigation; The Trading Advisors.
                        (d) Market Price of and Dividends on the Registrant's
                            Common Equity and Related Stockholder Matters....  Risk Factors.
                        (e) Financial Statements.............................  Independent Auditors' Reports.
                        (f) Selected Financial Data..........................  Selected Financial Data.
                        (g) Supplementary Financial Information..............  Selected Financial Data.
                        (h) Management's Discussion and Analysis of Financial
                            Condition and Results of Operations..............  Management's Discussion and Analysis of Financial
                                                                                 Condition and Results of Operations.
                        (i) Changes in and Disagreements with Accountants on
                            Accounting and Financial Disclosure..............  Not Applicable.
                        (j) Quantitative and Qualitative Disclosures About
                            Market Risk......................................  Quantitative and Qualitative Disclosures About
                                                                                 Market Risk.
                        (k) Directors and Executive Officers.................  The General Partner.
                        (l) Executive Compensation...........................  Summary; Conflicts of Interest; Fiduciary
                                                                                 Responsibility and Liability; Description of
                                                                                 Charges; Risk Factors; The Trading Advisors; The
                                                                                 General Partner; The Commodity Brokers.
                        (m) Security Ownership of Certain Beneficial Owners
                          and Management.....................................  The General Partner; Independent Auditors' Reports.
                        (n) Certain Relationships and Related Transactions...  Summary and Liability; Conflicts of Interest;
                                                                                 Fiduciary Responsibility and Liability;
                                                                                 Description of Charges; Risk Factors; The Trading
                                                                                 Advisors; The General Partner; The Commodity
                                                                                 Brokers.
         12.            Disclosure of Commission Position on Indemnification
                          for Securities Act Liabilities.....................  Fiduciary Responsibility and Liability.

                             EXPLANATORY STATEMENT

     The prospectus contained in this Registration Statement relates to the units of limited partnership interest for each of the following registrants:

                                               REGISTRATION     UNITS AVAILABLE     UNITS BEING
                                                 STATEMENT           AS OF          CONCURRENTLY
                 REGISTRANT                        NOS.           MAY 31, 2002       REGISTERED
                 ----------                    ------------     ---------------     ------------
Morgan Stanley Charter Graham L.P.             333-60115,        3,592,442.301       2,000,000
                                               333-91563,
                                               and 333-85076

Morgan Stanley Charter Millburn L.P.           333-60103 and     4,177,510.765          --
                                               333-91569

Morgan Stanley Charter Welton L.P.             333-60097 and     4,954,882.380          --
                                               333-91567

Morgan Stanley Charter MSFCM L.P.              333-41684 and       706,836.080       3,000,000
                                               333-85074

Morgan Stanley Charter Campbell L.P.           333-85078                             3,000,000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                       SUBJECT TO COMPLETION: JULY 19, 2002
                         MORGAN STANLEY CHARTER SERIES


                                                                     MAXIMUM          NET ASSET
                                                                    AVAILABLE           VALUE
                                                                      UNITS           PER UNIT
                                                                    ---------         ---------
                                                                                         $
MORGAN STANLEY CHARTER GRAHAM L.P...........................      3,592,442.301         12.69
MORGAN STANLEY CHARTER MILLBURN L.P.........................      4,177,510.765          8.95
MORGAN STANLEY CHARTER WELTON L.P...........................      4,954,882.380          6.41
MORGAN STANLEY CHARTER MSFCM L.P............................        706,836.080         18.12
MORGAN STANLEY CHARTER CAMPBELL L.P.........................      3,000,000.000         10.00


Each partnership trades futures, forwards, and options contracts pursuant to trading programs employed by the trading advisor for that partnership. You may purchase units as of the last day of each month. The price you pay for each unit will equal 100% of the net asset value per unit on the date of purchase. The actual net asset value per unit on the date of your purchase may differ significantly from the net asset values per unit set forth above, which are provided for reference purposes only.



The total number of units available and the net asset value per unit for each partnership as of May 31, 2002 is set forth above. The net asset value per unit of Charter Campbell is its initial offering price of $10 per unit. Charter Campbell will commence its initial offering on the date of this prospectus and will commence trading operations once it sells at least 500,000 units. Charter Campbell's initial offering is expected to end on or about November 30, 2002.


Minimum Initial Purchase.............................    $20,000 (in one or more partnerships)
Minimum Per Partnership..............................    $ 5,000
Minimum Purchase for Existing Investors..............    $ 1,000

Before you invest you will be required to represent and warrant that you meet applicable state minimum financial suitability standards. You are encouraged to discuss your investment with your financial, legal, and tax advisors before you invest.

Your subscription funds will be held in escrow at The Chase Manhattan Bank, New York, New York until they are transferred to the partnership whose units you have purchased.

Morgan Stanley DW Inc. is the selling agent for each partnership and is offering units on a `best efforts' basis without any agreement by Morgan Stanley DW to purchase units.

THESE ARE SPECULATIVE SECURITIES. YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE PARTNERSHIPS. READ THIS PROSPECTUS CAREFULLY AND CONSIDER THE "RISK FACTORS" SECTION BEGINNING ON PAGE * . IN PARTICULAR, YOU SHOULD BE AWARE THAT:

     * Each partnership's futures, forwards, and options trading is speculative and trading performance has been, and is expected to be, volatile.

     * Each partnership's trading is highly leveraged, which accentuates the trading profit or trading loss on a trade.

     * Past performance is not necessarily indicative of future results.

     * Charter Campbell has not commenced trading and does not have an operating history.

     * You may not redeem your units until you have been an investor for at least six months.

     * If you redeem units within 24 months after they are purchased, you will pay a redemption charge, except in defined circumstances.

     * Units will not be listed on an exchange and no other secondary market will exist for the units.

     * The fixed expenses of each partnership will require the partnership to earn annual net trading profits, after taking into account estimated interest income, of the following percentages of average annual net assets:

                                           WITHOUT A            WITH A 2%
                                       REDEMPTION CHARGE    REDEMPTION CHARGE
                                       -----------------    -----------------
Charter Graham.....................          7.09%                9.13%
Charter Millburn...................          7.09%                9.13%
Charter Welton.....................          7.09%                9.13%
Charter MSFCM......................          7.09%                9.13%
Charter Campbell...................          7.84%                9.88%

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
                            ------------------------

                             MORGAN STANLEY DW INC.




                                    * , 2002

                      COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO EACH POOL BEGINNING AT PAGE * AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK-EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE * .

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE * .

     YOU SHOULD ALSO BE AWARE THAT EACH OF THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR EACH POOL MAY BE EFFECTED.

                                    PART ONE
                              DISCLOSURE DOCUMENT

                               TABLE OF CONTENTS

                                                                          PAGE
Summary...............................................................       1
Risk Factors..........................................................      11
  Trading and Performance Risks.......................................      11
    The partnerships' trading is speculative and volatile.............      11
    The partnerships' trading is highly leveraged.....................      11
    Options trading can be more volatile than futures trading.........      11
    You should not rely on the past performance of a partnership in
      deciding to purchase units......................................      12
Charter Campbell does not have an operating history...................      12
    Charter Campbell is a new fund and will be subject to special
      risks during its start-up period................................      12
    Market illiquidity may cause less favorable trade prices..........      12
    Trading on foreign exchanges presents greater risks to each
      partnership than trading on U.S. exchanges......................      12
    The unregulated nature of the forward markets creates counterparty
      risks that do not exist in futures trading on exchanges.........      13
    The partnerships are subject to speculative position limits.......      13
    The partnerships could lose assets and have their trading
      disrupted if a commodity broker or others become bankrupt.......      13
  Partnership and Offering Risks......................................      14
    Each partnership incurs substantial charges.......................      14
    Incentive fees may be paid by a partnership even though the
      partnership sustains trading losses.............................      14
    Restricted investment liquidity in the units......................      14
    Each partnership's structure has conflicts of interest............      14
    An investment in units may not diversify an overall portfolio.....      15
    No assurance that units of Charter Campbell will be sold..........      15
    The limited portfolio employed by Charter Campbell may result in
      increased volatility............................................      15
    The partnerships are not registered investment companies..........      15
  Trading Advisor Risks...............................................      15
    Reliance on the trading advisor to trade successfully.............      15
    Market factors may adversely influence the trading programs.......      15
    Single-advisor funds lack the diversity of multi-advisor funds....      15
    Increasing the assets managed by a trading advisor may adversely
      affect performance..............................................      16
    Charter Graham's use of an increased rate of leverage could affect
      future performance..............................................      16
    Limited partners will not be aware of changes to trading
      programs........................................................      16
    Limited term of management agreements may limit access to a
      trading advisor.................................................      16
                                                                          PAGE
    The quarterly incentive fee paid by Charter MSFCM can create certain distortions regarding the share of the incentive fee
      borne by each investor..........................................      16
  Taxation Risks......................................................      16
    Even though the partnerships do not intend to make distributions, you will be liable for taxes on your share of any trading
      profits and any other income of the partnerships in which you
      have invested...................................................      16
    The partnerships' tax returns could be audited....................      17
    The profits on each partnership's trading activities will cause
      you to recognize short-term capital gain........................      17
Conflicts of Interest.................................................      17
Fiduciary Responsibility and Liability................................      20
Description of Charges................................................      22
Use of Proceeds.......................................................      26
The Charter Series....................................................      28
Selected Financial Data and Selected Quarterly Financial Data.........      37
Management's Discussion and Analysis of Financial Condition and
  Results of Operations...............................................      41
Quantitative and Qualitative Disclosures About Market Risk............      53
The General Partner...................................................      62
The Trading Advisors..................................................      68
Exchange Right........................................................      99
Redemptions...........................................................     100
The Commodity Brokers.................................................     101
Litigation............................................................     103
The Limited Partnership Agreements....................................     104
Plan of Distribution..................................................     107
Subscription Procedure................................................     111
Purchases by Employee Benefit Plans--ERISA Considerations.............     112
Material Federal Income Tax Considerations............................     114
State and Local Income Tax Aspects....................................     120
Legal Matters.........................................................     121
Experts...............................................................     121
Where You Can Find More Information...................................     121
                               PART TWO
                 STATEMENT OF ADDITIONAL INFORMATION
The Futures, Options, and Forwards Markets............................     122
Potential Advantages..................................................     126
Supplemental Performance Information..................................     140
Glossary of Terms.....................................................     163
Financial Statements..................................................     F-1
  Exhibit A--Form of Amended and Restated Limited Partnership
    Agreements........................................................     A-1
    Annex A--Request for Redemption...................................    A-27
  Exhibit B--Specimen Form of Subscription and Exchange Agreement and
    Power of Attorney.................................................     B-1
  Exhibit C--Specimen Form of Subscription Agreement Update Form......     C-1

                 (This page has been left blank intentionally.)

                  The date of this prospectus is   *   , 2002.

                                    SUMMARY

     Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus and its exhibits carefully before you decide to invest.

                         MORGAN STANLEY CHARTER SERIES

     The Morgan Stanley Charter Series consists of five continuously offered limited partnerships, each organized in the State of Delaware:

                                                      DATE ORGANIZED
                                                     -----------------
Morgan Stanley Charter Graham L.P.                     July 15, 1998
Morgan Stanley Charter Millburn L.P.                   July 15, 1998
Morgan Stanley Charter Welton L.P.                     July 15, 1998
Morgan Stanley Charter MSFCM L.P.                    October 22, 1993
Morgan Stanley Charter Campbell L.P.                  March 26, 2002

     The offices of each partnership are located at 825 Third Avenue, 8th Floor, New York, New York 10022, telephone (212) 310-6444.

     Each partnership provides the opportunity to invest in futures, forwards, and options contracts managed by an experienced, professional trading advisor. Since each partnership's assets are traded by a different trading advisor, each employing a different trading program, you should review the specific information relating to each partnership and its trading advisor to better understand how a partnership may fit into your overall investment plan. If you decide to invest in more than one partnership, you may allocate your investment among any one or more of the partnerships and, after an initial six-month holding period, you may shift your investment among one or more of the other Charter Series partnerships.

     A futures contract is an agreement to buy or sell a fixed amount of a commodity or other underlying product, instrument, or index at a predetermined price at a specified time in the future. In order to secure its obligation to make or take delivery under a futures contract, the trader must deposit funds, referred to as margin, with the commodity broker through which it trades. An option on a futures contract gives the buyer of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time. Futures contracts and options on futures contracts are traded on U.S. and foreign exchanges. A forward contract is an agreement directly between two parties to buy or sell a fixed amount of an underlying product at an agreed price at an agreed date in the future. Forward contracts are not traded on exchanges, but rather are traded in the dealer markets. A partnership may take long positions in futures, forwards, and options contracts in which the partnership is obligated to take delivery of the underlying commodity, product, instrument, or index. A partnership also may take short positions in those contracts in which the partnership has an obligation to deliver the underlying commodity, product, instrument, or index. Futures, forwards, and options contracts are traded in a number of commodities, products, instruments, and indices, including foreign currencies, financial instruments, precious and industrial metals, energy products, agricultural commodities, stock indices, and "soft" commodities like cotton and cocoa. For additional information on the futures, options, and forwards markets, see "Statement of Additional Information" beginning on page * .

     The investment objective of each partnership is to achieve capital appreciation and to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While the partnerships have the same overall investment objective, and the trading advisors may trade in the same futures, forwards, and options contracts, each trading advisor and its trading programs trades differently. Each partnership has a different trading advisor and trading program. You should review and compare the specifics of each partnership, its terms, and its trading advisor before selecting one or more partnerships in which to invest.

MORGAN STANLEY CHARTER GRAHAM L.P.


     This partnership's assets are traded by Graham Capital Management, L.P. pursuant to its Global Diversified Program at 1.5 times the leverage it normally applies for the program and its K4 Program at 1.5 times the leverage it normally applies for the program. The Global Diversified Program utilizes computerized trading models to participate in the potential profit opportunities in approximately 80 markets. The computer models on a daily basis analyze the recent price action, the relative strength, and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market. The program will normally have weightings of approximately 25% in futures contracts based on short-term and long-term global interest rates, 25% in currencies, 17% in stock index futures, 15% in softs and agricultural futures, 8% in metal futures, and 10% in energy futures. The K4 Program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur, and will normally enter or exit a position only when a significant price and volatility spike takes place. The program trades in approximately 65 markets and will normally have weightings of approximately 27% in futures contracts based on short-term and long-term global interest rates, 32% in currencies, 14% in stock index futures, 11% in softs and agricultural futures, 8% in metal futures, and 8% in energy futures. The average leverage employed by the partnership from June 2001 through May 2002 was 18.2 times net assets. The actual weighting and leverage used in each market will change over time due to liquidity, price action, and risk considerations.


MORGAN STANLEY CHARTER MILLBURN L.P.


     This partnership's assets are traded by Millburn Ridgefield Corporation pursuant to its Diversified Portfolio at standard leverage. The objective of Millburn's trading method is to participate in major sustained price moves in the markets traded. Millburn will make trading decisions pursuant to its trading method, which includes technical trend analysis and certain non-trend-following technical systems, as well as the application of money management principles. The Diversified Portfolio trades approximately 50 markets and will normally have weightings of approximately 42% in currencies, 23% in interest rates, 7% in softs and agricultural futures, 10% in stock index futures, 12% in energy futures, and 6% in metal futures. The average leverage employed by the partnership from June 2001 through May 2002 was 7.8 times net assets. The actual weightings and leverage used in each market may change over time.


MORGAN STANLEY CHARTER WELTON L.P.


     This partnership's assets are traded by Welton Investment Corporation pursuant to its Diversified Portfolio at standard leverage and its Alpha Portfolio as an overlay to the Diversified Portfolio. Trading the Alpha Portfolio as an overlay to the Diversified Portfolio enables the partnership to gain exposure to both trading programs as if 100% of the assets of the partnership were traded in each program. The Diversified Portfolio employs multiple trading strategies, consisting primarily of proprietary mathematical systems, in an attempt to profitably participate in a variety of market conditions. The Diversified Portfolio trades in approximately 26 global futures, forwards, and options markets and will normally have weightings of approximately 29% in global interest rate futures, 20% in currencies, 20% in stock index futures, 4% in softs and agricultural futures, 10% in metal futures, and 17% in energy futures. The actual weightings and leverage used in each market may change over time. The Alpha Portfolio utilizes fewer trading styles on a more limited group of highly liquid futures and options markets. The Alpha Portfolio trades in approximately 9 markets and will normally have weightings of approximately 25% in global interest rate futures, 25% in currencies, and 50% in stock index futures. The average leverage employed by the partnership from June 2001 through May 2002 was 12.1 times net assets. The actual weightings and leverage used in each market may change over time.


MORGAN STANLEY CHARTER MSFCM L.P.


     This partnership's assets are traded by Morgan Stanley Futures & Currency Management Inc. pursuant to its Global Portfolio at standard leverage. The Global Portfolio employs a technical trading strategy that concentrates participation in futures contracts traded on futures exchanges worldwide and select foreign currencies traded in the forward markets. The Global Portfolio trades global interest rates and stock index futures, currencies, energy futures, and precious and industrial metals. The Global Portfolio trades approximately 20 markets and will normally have weightings of approximately 20% in global interest rate futures, 10% in stock index futures, 30% in currencies, 20% in energy futures, and 20% in metal futures. The average leverage employed by the partnership from June 2001 through May 2002 was 7.2 times net assets. The actual weightings and leverage used in each market may change over time.


MORGAN STANLEY CHARTER CAMPBELL L.P.


     This new partnership's assets will initially be traded by Campbell & Company, Inc. pursuant to its Financial, Metal & Energy Small (Above $5 million) Portfolio. Once Charter Campbell's assets equal at least $8 million, Campbell will trade the partnership's assets pursuant to its Financial, Metal & Energy Large Portfolio. Campbell's trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. Trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. The Financial, Metal & Energy Small (Above $5 million) Portfolio trades more than 50 markets and will normally have weightings of approximately 25% in global interest rate futures, 17% in stock index futures, 35% in currencies, 16% in energy futures, and 7% in metal futures. The Financial, Metal & Energy Large Portfolio trades more than 50 markets and will normally have weightings of approximately 24% in global interest rate futures, 13% in stock index futures, 46% in currencies, 16% in energy futures, and 1% in metal futures. The partnership does not have an operating history, so information about the actual leverage employed is not available. The partnership's trading advisor expects that its assets will be leveraged at 6 to 15 times net assets.


                               WHO MAY SUBSCRIBE
INVESTMENT CONSIDERATIONS

     You must have a brokerage account with Morgan Stanley DW in order to purchase units in a partnership. You should purchase units in a partnership only if you understand the risks involved in the investment and only if your financial condition permits you to bear those risks, including the risk of losing all or substantially all of your investment in the partnership. You should invest in the units only with the risk capital portion of your investment portfolio.

MINIMUM INVESTMENT

     If you are a new investor in the Charter Series of partnerships, you must invest at least $20,000. You may allocate your investment among any one or more of the partnerships in the Charter Series, but you must invest at least $5,000 in a partnership. Once you become an investor in any Charter Series partnership, you may increase that investment with an additional contribution of at least $1,000.

     If you are an investor in another limited partnership for which Demeter Management Corporation serves as the general partner, you may redeem your interest in that other partnership and use the proceeds to invest in any one or more of the Charter Series of partnerships. The $20,000 minimum subscription will be satisfied if the proceeds from the redemption would have equaled at least $20,000 as of the last day of the month immediately preceding the monthly closing at which the units are purchased, irrespective of whether the actual proceeds from the redemption are less than $20,000 when the units are redeemed.

     The general partner may, in its sole discretion, reject any subscription in whole or in part.

FINANCIAL SUITABILITY

     Unless otherwise specified in the subscription agreement under "State Suitability Requirements," you must have either: a net worth of at least $150,000, exclusive of home, furnishings, and automobiles; or both a net worth of at least $45,000, exclusive of home, furnishings, and automobiles, and an annual income of at least $45,000. You should be aware, however, that certain states impose more restrictive suitability and/or higher minimum investment requirements. Before you invest you will be required to represent and warrant that you meet the applicable state minimum financial suitability standard set forth in the subscription agreement, which may also require a greater minimum investment.

LIMITED REVOCATION RIGHT

     After you subscribe for units in any Charter Series partnership, you will have limited rights to revoke your subscription. You may only revoke a subscription and receive a full refund of the subscription amount, plus any accrued interest, within five business days after execution of the subscription agreement or no later than 3:00 P.M., New York City time, on the date of the applicable monthly closing, whichever comes first, by delivering written notice to your Morgan Stanley financial advisor.

                             THE OFFERING OF UNITS
CHARTER CAMPBELL'S INITIAL OFFERING


     3,000,000 units of Charter Campbell are being offered for sale at $10 per unit at its initial closing, which is currently scheduled to be held as of August 31, 2002. The initial offering price of $10 per unit was arbitrarily established by the general partner to promote liquidity and provide the investor with the flexibility to redeem fewer units than would otherwise be the case with a higher per unit value. The period from the date of this prospectus through November 30, 2002 is the initial offering period for Charter Campbell. The initial offering period, however, may be extended to January 31, 2003 in the sole discretion of the general partner. The general partner must receive and accept subscriptions for at least 500,000 units during the initial offering period in order for Charter Campbell to commence trading operations. If investors do not subscribe for at least 500,000 units of Charter Campbell during the initial offering period, the offering will terminate and each subscriber's customer account will be credited for the full subscription amount, with interest.


THE CHARTER SERIES CONTINUOUS OFFERING

     Each partnership is continuously offering, and Charter Campbell, once it has held its initial closing, will offer, units of limited partnership interest for sale at monthly closings held as of the last day of each month. Since you must subscribe for units prior to the month-end closing date, you will not know the actual per unit purchase price until after the monthly closing has occurred. The purchase price of each unit in a partnership will be equal to 100% of the partnership's net asset value per unit as of the month-end closing date. The general partner calculates each partnership's net asset value per unit on a monthly basis by dividing the partnership's month-end net assets by the number of its month-end outstanding units. A partnership's net assets is its assets minus its liabilities.

ESCROW TERMS

     During Charter Campbell's initial offering period and during each partnership's continuous offering, your subscription will be transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York. Subscription funds held in escrow will be invested in the escrow agent's money market account and will earn interest at the rate then paid by the bank on that money market account. If the general partner accepts your subscription, the escrow agent will pay the subscription amount to the appropriate partnerships and pay any interest earned on those funds to Morgan Stanley DW Inc., the non-clearing commodity broker for each partnership. In turn, the non-clearing commodity broker will credit your customer account with the interest. If the general partner rejects a subscription, your account will be credited in an amount equal to the rejected subscription amount, together with any interest earned on those funds while held in escrow.

                  SUMMARY OF RISK FACTORS YOU SHOULD CONSIDER

     * These are speculative securities.

     * You could lose all or substantially all of your investment in the partnerships.

     * Past performance is not necessarily indicative of future results.

     * Each partnership's futures, forwards, and options trading is speculative and trading performance has been, and is expected to be, volatile.

     * Each partnership's trading is highly leveraged, which accentuates the trading profit or loss on a trade.

     * Charter Campbell has not commenced trading and does not have an operating history.

     * You may not redeem your units until you have been an investor for at least six months.

     * If you redeem units within 24 months after they are purchased, you will pay a redemption charge, except in defined circumstances.

     * Units will not be listed on an exchange and no other secondary market will exist for the units.

     * Each partnership pays substantial charges and fees and must earn substantial trading profits in order to pay these expenses.

     * Profits earned by a partnership will be taxable to an investor even though the general partner does not intend to make any distributions.

                          MAJOR CONFLICTS OF INTEREST

     * Because the general partner, the commodity brokers, and the trading advisor for Charter MSFCM are affiliates, the fees and other compensation received by those parties and the other terms relating to the operation of the partnerships and the sale of units were not negotiated by an independent party.

     * Because your Morgan Stanley financial advisor receives a portion of the brokerage fees paid by the partnerships, your financial advisor has a conflict of interest in advising you in the purchase or redemption of units.

     * The trading advisors, commodity brokers, and general partner may trade futures, forwards, and options for their own accounts and, thus, they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships' transactions.

                              THE GENERAL PARTNER


     The general partner for each partnership is Demeter Management Corporation, a Delaware corporation. The general partner is or has been the general partner of 35 other commodity pools and currently operates 22 other commodity pools. As of May 31, 2002, the general partner managed $1.4 billion of client assets. The general partner's main business office is located at 825 Third Avenue, 8th Floor, New York, New York 10022, telephone (212) 310-6444.

                             THE COMMODITY BROKERS

     The commodity brokers for the partnerships are responsible for holding the partnerships' funds deposited with them as margin for trades. If the commodity broker is also a clearing broker, it will also be responsible for assuring that the partnerships' trades are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trade took place.

     Morgan Stanley DW Inc., an affiliate of the general partner, is the non-clearing commodity broker for each partnership. As non-clearing commodity broker, Morgan Stanley DW Inc. holds each partnership's funds and provides margin funds to the clearing commodity brokers for the partnership's futures, forwards, and options positions.

     Morgan Stanley & Co. Incorporated, an affiliate of the general partner, serves as the clearing commodity broker for each partnership, with the exception of trades on the London Metal Exchange, which are cleared by Morgan Stanley
& Co. International Limited, also an affiliate of the general partner. In addition, Morgan Stanley & Co. Incorporated acts as the counterparty on all of the foreign currency forward trades for the partnerships.

                              ORGANIZATIONAL CHART


     Following is an organizational chart, which shows the relationships among the various parties involved with this offering. All of the parties are affiliates of Morgan Stanley & Co. except for the trading advisors for Charter Graham, Charter Millburn, Charter Welton, and Charter Campbell.




[chart]
------------------

     *Demeter presently serves as general partner for 22 other commodity pools. Morgan Stanley DW acts as the non-clearing commodity broker for all of the commodity pools. Morgan Stanley acts as clearing commodity broker for all but one of the other commodity pools, and Morgan Stanley International serves as the clearing commodity broker for trades of such pools that take place on the London Metal Exchange. Morgan Stanley DW also serves as selling agent for all of the commodity pools managed by the general partner. All of the commodity pools, including the partnerships, are managed and traded independently of one another.

                      FEES TO BE PAID BY THE PARTNERSHIPS

     The partnerships pay the following fees on a monthly basis, except that Charter MSFCM pays a quarterly incentive fee:

                                        MANAGEMENT FEE                            BROKERAGE FEE
                                        (ANNUAL RATE)        INCENTIVE FEE        (ANNUAL RATE)
                                        --------------       -------------        -------------
                                              %                    %                    %
    Charter Graham..................        2                      20                 6.75
    Charter Millburn................        2                      20                 6.75
    Charter Welton..................        2                      20                 6.75
    Charter MSFCM...................        2                      20                 6.75
    Charter Campbell................      2.75                     20                 6.75

     The management fee payable to each trading advisor and the brokerage fee payable to the non-clearing commodity broker are based on a percentage of net assets and will be paid monthly regardless of a partnership's performance. Each partnership pays its trading advisor an incentive fee only if trading profits are earned on the net assets managed by the trading advisor. Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses, after brokerage, management, and incentive fees have been paid.

     Neither you nor the partnerships will pay any selling commissions or organizational, initial, or continuing offering expenses in connection with the offering of units by the partnerships. The non-clearing commodity broker will pay all costs incurred in connection with the organization of Charter Campbell and its initial offering of units. The non-clearing commodity broker will also pay all costs incurred in connection with the continuing offering of units of each partnership and will pay the ordinary administrative expenses of each partnership. Each partnership will pay any extraordinary expenses it may incur.

                              BREAK EVEN ANALYSIS

     Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $20,000 in a partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described above.

                                                                $20,000 INVESTMENT
                                                                ------------------
                                                        CHARTER SERIES
                                                         PARTNERSHIPS
                                                      (EXCLUDING CHARTER
                                                          CAMPBELL)         CHARTER CAMPBELL
                                                      ------------------    ----------------
Management Fee....................................             400                  550
Brokerage Fee.....................................           1,350                1,350
Less: Interest Income (1).........................            (332)                (332)
Incentive Fee (2).................................              --                   --
Redemption Charge (3).............................             408                  408
Amount of trading profits a partnership must earn
for you to recoup your initial investment at the
end of one year after paying a redemption
charge............................................           1,826                1,976
Trading profits as a percentage of net assets that
a partnership must earn for you to recoup your
initial investment at the end of one year after
paying a redemption charge........................            9.13                 9.88
Amount of trading profits a partnership must earn
each year for you to recoup your initial
investment after two years with no redemption
charge............................................           1,418                1,568
Trading profits as a percentage of net assets that
a partnership must earn each year for you to
recoup your initial investment after two years
with no redemption charge.........................            7.09                 7.84

(1) The partnerships receive interest at the rate earned by the non-clearing commodity broker on its U.S. Treasury bill investments with customer segregated funds as if 100% of each partnership's average daily net assets for the month were held and invested at that rate. In addition, the non-clearing commodity broker will credit each partnership with 100% of the interest income the non-clearing commodity broker receives from the clearing commodity brokers with respect to such partnership's assets deposited as margin with the clearing commodity brokers. For purposes of the break-even calculation, it was estimated that approximately 80% of a partnership's average daily funds maintained in trading accounts will be on deposit with the non-clearing commodity broker and earn interest income at a rate of approximately 1.7%, and that approximately 20% of a partnership's average daily funds maintained in trading accounts will be on deposit with the clearing commodity broker and generate interest income at a rate of approximately 1.5%. An interest rate of 1.7% was derived by using an average of the blended rate for the five recent weekly auction rates for three-month U.S. Treasury bills and adjusting for the historical rate that the non-clearing commodity broker earned in excess of such amount. The combined rate used for this break even analysis is estimated to be approximately 1.66%. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage declining as interest rates increase or increasing as interest rates decline.

(2) Incentive fees are paid to a trading advisor only on trading profits earned. Trading profits are determined after deducting all partnership expenses, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership's break even point. Further, it is not necessary to have trading profits are not necessary to cover the redemption charge because the interest earned by the partnership during the year will exceed the redemption charge to the investor.

(3) Units redeemed at the end of 12 months from the date of purchase are generally subject to a 2% redemption charge; after 24 months there are no redemption charges.

                       REDEMPTION CHARGES INCURRED BY YOU

     You will pay a redemption charge equal to 2% of the net asset value of the units redeemed if you redeem within the first 12 months after the units were purchased, and 1% if you redeem units within the 13th through 24th month after the units were purchased. Units are not subject to a redemption charge after you have owned them for more than 24 months.

     You will not incur a redemption charge if you redeem units during the first 24 months after they were issued in the following circumstances:

     * If you redeem units immediately following notice of an increase in brokerage, management or incentive fees.

     * If you redeem units in connection with an exchange for units in another Charter Series partnership.

     * If you acquire units with the proceeds from the redemption of interests in a non-Charter Series partnership for which Demeter serves as the general partner, you will not be subject to a redemption charge on those units when they are redeemed.

     * If you previously redeemed units and paid a redemption charge or held those units for at least 24 months, you will not have to pay a redemption charge on subsequently purchased units, provided they are purchased within 12 months of the redemption of the old units and the purchase price of the new units does not exceed the net proceeds received from the prior redemption.

                                  REDEMPTIONS

     Once you have been an investor in any Charter Series partnership for more than six months, you are permitted to redeem any part of your investment, even if subsequent purchases have been held for less than six months. However, you will pay a redemption charge of 2% of the net asset value redeemed if your redeemed units were purchased within 12 months of the date of redemption, and 1% if purchased within 13 to 24 months of the date of redemption. You will not be subject to a redemption charge after you have owned your units for more than 24 months. Unless you are redeeming your entire interest in a partnership, redemptions may only be made in whole units, with a minimum of 100 units required for each redemption.

                                 EXCHANGE RIGHT

     You may redeem units in any partnership after you have been an investor for six months and use the proceeds to purchase units in one or more of the other partnerships in the Charter Series at a price equal to 100% of the net asset value per unit, without incurring any redemption or other charge on the transaction.

                                 DISTRIBUTIONS

     The general partner currently does not intend to make any distribution of partnership profits.

                               TAX CONSIDERATIONS

     Even though the general partner currently does not intend to make distributions, your allocable share of the trading profits and other income of the partnerships in which you invest will be taxable to you.

     The trading activities of each partnership, in general, generate capital gains and loss and ordinary income. 40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at your ordinary income tax rate, while 60% of such gains are taxed at your long-term capital gains tax rate. We expect that each partnership's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold your units.

     You may deduct losses on units against capital gains income. You may deduct losses in excess of capital gains against ordinary income only to the extent of $3,000 per year. Consequently, you could pay tax on a partnership's interest income even though you have lost money on your units.

                                  RISK FACTORS

     This section includes all of the principal risks that you will face with an investment in the partnerships. Each risk factor applies equally to each partnership, except where specifically noted.

TRADING AND PERFORMANCE RISKS

     THE PARTNERSHIPS' TRADING IS SPECULATIVE AND VOLATILE. The rapid fluctuations in the market prices of futures, forwards, and options makes an investment in the partnerships volatile. Volatility is caused by changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. If a trading advisor incorrectly predicts the direction of prices, large losses may occur. As can be seen from the information in the performance capsules for the partnerships on pages * to * , each partnership has experienced volatility in its performance on both a monthly and an annual basis.

     THE PARTNERSHIPS' TRADING IS HIGHLY LEVERAGED. The trading advisor for each partnership uses substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.


     The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below is the average of the underlying value of each partnership's month-end positions for the period June 2001 through May 2002, as compared to the average month-end net assets of the partnership during such period. Charter Campbell does not have an operating history, so comparable information is not currently available. However, Charter Campbell's trading advisor expects that the partnership's assets will be leveraged as set forth below. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership's overall leverage as compared to another partnership's overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages * to * .


Charter Graham                         18.2 times net assets
Charter Millburn                       7.8 times net assets
Charter Welton                         12.1 times net assets
Charter MSFCM                          7.2 times net assets
Charter Campbell                       6 to 15 times net assets

     OPTIONS TRADING CAN BE MORE VOLATILE THAN FUTURES TRADING. Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.


     During the period June 2001 through May 2002, only Charter Welton engaged in any significant options trading. Charter Campbell does not have an operating history, so comparable information is not currently available. Solely for the purpose of quantifying Charter Welton's options trading as compared to its overall trading, the general partner has calculated a margin level for that partnership's month-end options positions on a futures equivalent basis. During the period June 2001 through May 2002, Charter Welton's average month-end margin level for its options positions was 65.3% of its total average month-end margin requirements for the period.

You should be aware, however, that in the future the other partnerships may engage in significant options trading and the level of Charter Welton's options trading could vary significantly.


     YOU SHOULD NOT RELY ON THE PAST PERFORMANCE OF A PARTNERSHIP IN DECIDING TO PURCHASE UNITS. Since the future performance of a partnership is unpredictable, each partnership's past performance is not necessarily indicative of future results.

     CHARTER CAMPBELL DOES NOT HAVE AN OPERATING HISTORY. The CFTC requires a commodity pool operator to disclose to prospective pool participants the actual performance record of the pool for which the operator is soliciting participants. YOU SHOULD NOTE THAT CHARTER CAMPBELL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

     CHARTER CAMPBELL IS A NEW FUND AND WILL BE SUBJECT TO SPECIAL RISKS DURING ITS START-UP PERIOD. During its start-up period, Charter Campbell's performance may be more volatile because it will not have had time to develop a fully-diversified portfolio. The more concentrated the trading, the greater the possibility of volatility, which can result in greater losses. The general partner believes the start-up period could last for one to three months after the initial closing.

     MARKET ILLIQUIDITY MAY CAUSE LESS FAVORABLE TRADE PRICES. Although the trading advisor for each partnership generally will purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities. In addition, most U.S. futures exchanges have established "daily price fluctuation limits" which preclude the execution of trades at prices outside of the limit, and, from time to time, the CFTC or the exchanges may suspend trading in market disruption circumstances. In these cases it is possible that a partnership could be required to maintain a losing position that it otherwise would execute and incur significant losses or be unable to establish a position and miss a profit opportunity.

     TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES.

     * Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including, for example, minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and recordkeeping requirements. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges, and may be less vigorously enforced than regulations in the U.S.

     * Positions on foreign exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

     * A partnership could incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.


     Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership's performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period June 2001 through May 2002 that relate to futures and options contracts on foreign exchanges as compared to the partnership's total average month-end margin requirements. Charter Campbell does not have an operating history, so comparable information is not currently available. This information will provide you with a sense of the magnitude of each partnership's trading on foreign exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership's margin requirements that relate to positions on foreign exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.


                                                                                 %
                                                                        -------------------
                               Charter Graham                                  39.3
                               Charter Millburn                                31.7
                               Charter Welton                                  25.9
                               Charter MSFCM                                   34.5
                               Charter Campbell                            Not Available

     THE UNREGULATED NATURE OF THE FORWARD MARKETS CREATES COUNTERPARTY RISKS THAT DO NOT EXIST IN FUTURES TRADING ON EXCHANGES. Unlike futures contracts, forwards contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forwards contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or its clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forwards contract. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forwards contracts in foreign currency with Morgan Stanley, they are at risk to the creditworthiness and trading practices of Morgan Stanley as the counterparty to the trades.


     As the counterparty to all of the partnerships' foreign currency forwards contracts, Morgan Stanley requires the partnerships to make margin deposits to assure the partnerships' performance on those contracts, just as Morgan Stanley requires the partnerships to deposit margin on their futures contracts. Set forth below for each partnership is the average percentage of month-end total margin requirements for the period June 2001 through May 2002 that relate to forwards contracts. Charter Campbell does not have an operating history, so comparable information is not currently available. This information will provide you with a sense of the magnitude of each partnership's trading in the forwards contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership's margin requirements that relate to forwards contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.


                                                                                 %
                                                                        -------------------
                               Charter Graham                                   4.0
                               Charter Millburn                                31.4
                               Charter Welton                                  0.00
                               Charter MSFCM                                   44.1
                               Charter Campbell                            Not Available

     THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS. The CFTC and U.S. futures exchanges have established speculative position limits on the maximum number of futures and options positions that may be held or controlled by any one person or group. Therefore, a trading advisor may have to reduce the size of its futures position in order to avoid exceeding position limits, which could adversely affect the profitability of a partnership.

     THE PARTNERSHIPS COULD LOSE ASSETS AND HAVE THEIR TRADING DISRUPTED IF A COMMODITY BROKER OR OTHERS BECOME BANKRUPT. The partnerships' assets could be lost or impounded and trading suspended if a commodity broker, an exchange or a clearinghouse becomes insolvent or involved in lengthy bankruptcy proceedings.

PARTNERSHIP AND OFFERING RISKS

     EACH PARTNERSHIP INCURS SUBSTANTIAL CHARGES. Each partnership incurs substantial charges and must earn significant trading profits just to pay those expenses. We estimate the percentage of partnership net assets that must be earned each year in order for each partnership to break even without accounting for a redemption charge to be:

                                          %
                                          -
Charter Graham                             7.09
Charter Millburn                           7.09
Charter Welton                             7.09
Charter MSFCM                              7.09
Charter Campbell                           7.84

     For actual past performance results relating to each partnership, except Charter Campbell, which does not have an operating history, including when a partnership did not break even, see each partnership's performance capsule on pages * to * .

     INCENTIVE FEES MAY BE PAID BY A PARTNERSHIP EVEN THOUGH THE PARTNERSHIP SUSTAINS TRADING LOSSES. Each partnership pays its trading advisor an incentive fee based upon partnership trading profits. These trading profits include unrealized appreciation on open positions. Accordingly, it is possible that a partnership will pay an incentive fee on trading profits that do not become realized. Also, each trading advisor will retain all incentive fees paid to it, even if the partnership managed by the trading advisor incurs a subsequent loss after payment of an incentive fee. Because incentive fees are paid monthly for each partnership (except Charter MSFCM, which pays a quarterly incentive fee), it is possible that an incentive fee may be paid to a trading advisor during a year in which the partnership suffers a loss for the year. Because each trading advisor for a partnership receives an incentive fee based on the trading profits earned by the partnership, the trading advisor may have an incentive to make investments that are riskier than would be the case in the absence of such an incentive fee.

     RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS. There is no secondary market for units and you are not permitted to redeem your units until you have been an investor in the Charter Series of partnerships for at least six months. After the initial six-month period, you may redeem your units at any month-end, but you may have to pay a redemption charge if you redeem units during the first twenty-four months after they were purchased. Your right to receive payment on a redemption is not absolute and is dependent upon the partnership having sufficient assets to pay its liabilities on the redemption date, and the general partner receiving your request for redemption at least five business days before the redemption date.

     The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of Delaware law or applicable federal, state, or foreign securities laws and notwithstanding any transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes. Any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective.

     EACH PARTNERSHIP'S STRUCTURE HAS CONFLICTS OF INTEREST.

     * The general partner, each commodity broker, and the trading advisor for Charter MSFCM are affiliates. As a result, the fees and other compensation received by those parties and other terms relating to the operation of the partnerships and the sale of the units have not been independently negotiated. In addition, the management fee paid by Charter MSFCM to its trading advisor and the terms of its management agreement have not been independently negotiated.

     * Employees of Morgan Stanley DW receive a portion of the brokerage fees paid by the partnerships. Therefore, those employees have a conflict of interest in advising you in the purchase or redemption of units.

     * The trading advisors, commodity brokers, and general partner may trade futures, forwards, and options for their own accounts, and thus they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships' transactions.

     AN INVESTMENT IN UNITS MAY NOT DIVERSIFY AN OVERALL PORTFOLIO. Because futures, forwards, and options have historically performed independently of traditional investments, the general partner believes that managed futures funds like the partnerships can diversify a portfolio of stocks and bonds. However, the general partner cannot assure you that any of the partnerships will perform with a significant degree of non-correlation to your other investments in the future. Information showing the monthly correlation comparison of each partnership, or, in the case of Charter Campbell, the past performance of the program used by Campbell, as adjusted to reflect the leverage employed and the fees payable to Charter Campbell, to the S&P 500 Index and to the Salomon Corporate Bond Index is provided on pages * to * .

     NO ASSURANCE THAT UNITS OF CHARTER CAMPBELL WILL BE SOLD. Charter Campbell will not commence trading operations unless 500,000 units are subscribed for during the initial offering period and accepted by the general partner. Because Morgan Stanley DW, as selling agent, will only use its best efforts to offer and sell the units, neither the general partner nor Morgan Stanley DW can assure you that Morgan Stanley DW will raise the minimum amount required to commence trading. Further, while the general partner, Morgan Stanley DW, any other firm selling units, the trading advisors, and their respective affiliates may subscribe for units in Charter Campbell so that the 500,000 unit minimum is met, they are not required to do so.

     THE LIMITED PORTFOLIO EMPLOYED BY CHARTER CAMPBELL MAY RESULT IN INCREASED VOLATILITY. The trading advisor to Charter Campbell will initially trade its Financial, Metal & Energy Small Portfolio on behalf of the partnership. The Financial, Metal & Energy Small Portfolio is a limited portfolio of financial, metal, and energy futures, forwards, and options markets. Trading a limited portfolio may result in that partnership experiencing greater performance volatility and greater risk of loss than would be experienced by a more diversified portfolio.

     THE PARTNERSHIPS ARE NOT REGISTERED INVESTMENT COMPANIES. The partnerships are not required to register as investment companies under the Investment Company Act of 1940, as amended. Accordingly, you will not have the protections afforded by the Investment Company Act of 1940 (which, among other matters, requires investment companies to have a majority of disinterested directors and regulates the relationship between the adviser and the investment company).

TRADING ADVISOR RISKS

     RELIANCE ON THE TRADING ADVISOR TO TRADE SUCCESSFULLY. The trading advisor for each partnership is responsible for making all trading decisions for the partnership. The general partner cannot assure you that the trading program employed by a trading advisor will be successful.

     MARKET FACTORS MAY ADVERSELY INFLUENCE THE TRADING PROGRAMS. Often, the most unprofitable market conditions for the partnerships are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In these conditions, the trading advisors may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends when in fact no trends sufficient to generate profits develop.

     SINGLE-ADVISOR FUNDS LACK THE DIVERSITY OF MULTI-ADVISOR FUNDS. The partnerships are each managed by a single trading advisor. Therefore, the partnerships lack the potential benefit of trading advisor diversification available in funds that are managed by more than one trading advisor.

     INCREASING THE ASSETS MANAGED BY A TRADING ADVISOR MAY ADVERSELY AFFECT PERFORMANCE. The rates of return achieved by trading advisors may diminish as the assets under their management increase. This can occur for many reasons, including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the trading advisor's trading program to avoid exceeding speculative position limits. These are limits established by the CFTC and the exchanges on the number of speculative futures and options contracts in a commodity that one trader may own or control. You should know that the trading advisors have not agreed to limit the amount of additional assets that they will manage.

     CHARTER GRAHAM'S USE OF AN INCREASED RATE OF LEVERAGE COULD AFFECT FUTURE PERFORMANCE. The general partner and the trading advisor for Charter Graham have agreed that the trading advisor will leverage the funds of Charter Graham at 1.5 times the leverage the trading advisor normally applies to its Global Diversified Program and its K4 Program. This increased leverage could, depending on the trading advisor's performance, result in increased gain or loss and trading volatility, as compared to other accounts employing the trading advisor's Global Diversified Program at standard leverage and K4 Program at standard leverage.

     LIMITED PARTNERS WILL NOT BE AWARE OF CHANGES TO TRADING PROGRAMS. Because of the proprietary nature of each trading advisor's trading programs, limited partners generally will not be advised if adjustments are made to a trading advisor's trading program in order to accommodate additional assets under management or for any other reason.

     LIMITED TERM OF MANAGEMENT AGREEMENTS MAY LIMIT ACCESS TO A TRADING ADVISOR. When the management agreement with a trading advisor expires, the general partner may not be able to enter into arrangements with that trading advisor or another trading advisor on terms substantially similar to the management agreements described in this prospectus. Currently, the management agreements with Charter Graham, Charter Millburn, Charter Welton, and Charter MSFCM do not expire until December 31, 2002 and the management agreement with Charter Campbell does not expire until * , 2005 and, thereafter, each will renew annually unless terminated by the general partner or the trading advisor.

     THE QUARTERLY INCENTIVE FEE PAID BY CHARTER MSFCM CAN CREATE CERTAIN DISTORTIONS REGARDING THE SHARE OF THE INCENTIVE FEE BORNE BY EACH INVESTOR. Charter MSFCM pays its trading advisor a quarterly incentive fee. If the partnership has new trading profits as of the end of a month that is not the end of a quarter, the net asset value of each unit will be reduced by the amount of an accrued (but not paid) incentive fee. If new units are issued at that month-end, the net asset value of the new units will reflect the accrued incentive fee. If an investor redeems units at the end of a month when there is an accrued incentive fee, the value of the units redeemed will reflect (be reduced by) the amount of the accrued incentive fee and the fee with respect to those units will be paid to the trading advisor, even if the partnership subsequently experiences a trading loss during the remainder of the quarter. If the partnership subsequently experiences a trading loss during the remainder of the calendar quarter, any accrued incentive fee would be reversed with respect to the remaining units, thereby causing an increase in the net asset value per unit. Because all units have the same net asset value, any reversal of an incentive fee accrual would be spread over all outstanding units, including units issued after the profits resulting in the accrued incentive fee, thereby diluting the "benefit" of the accrual reversal.

TAXATION RISKS

     EVEN THOUGH THE PARTNERSHIPS DO NOT INTEND TO MAKE DISTRIBUTIONS, YOU WILL BE LIABLE FOR TAXES ON YOUR SHARE OF ANY TRADING PROFITS AND ANY OTHER INCOME OF THE PARTNERSHIPS IN WHICH YOU HAVE INVESTED. For U.S. federal income tax purposes, if a partnership in which you own units has taxable income for a year, that income will be taxable to you in accordance with your allocable share of income from the partnership, whether or not any amounts have been distributed to you.

The general partner presently does not intend to make distributions from the partnerships. Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated taxable income from a partnership even though you will not receive current cash distributions with which to pay the taxes.

     THE PARTNERSHIPS' TAX RETURNS COULD BE AUDITED. The IRS could audit a partnership's tax return. If an audit results in an adjustment to a partnership's tax return, you could be required to file an amended tax return.

     THE PROFITS ON EACH PARTNERSHIP'S TRADING ACTIVITIES WILL CAUSE YOU TO RECOGNIZE SHORT-TERM CAPITAL GAIN. Profits on futures contracts traded on regulated U.S. and some foreign exchanges, foreign currency contracts traded in the interbank market, and U.S. and some foreign exchange-traded options on commodities are generally treated as short-term capital gain to the extent of 40% of the gain and currently taxed at a maximum marginal tax rate of 38.6%.

                             CONFLICTS OF INTEREST

     While the general partner, the commodity brokers and the trading advisor for Charter MSFCM, and their affiliates will seek to avoid conflicts of interest to the extent feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the partnerships, no specific policies regarding conflicts of interest have been or are intended to be adopted by the general partner or the partnerships. The following are actual and potential conflicts of interest that do and may continue to exist with respect to the partnerships.

THE BROKERAGE ARRANGEMENTS WITH AFFILIATES OF THE GENERAL PARTNER WERE NOT NEGOTIATED AT ARM'S-LENGTH OR REVIEWED BY ANY INDEPENDENT PARTY FOR FAIRNESS


     The general partner and each commodity broker are wholly-owned subsidiaries of Morgan Stanley & Co. The non-clearing commodity broker for each partnership receives a monthly brokerage fee for effecting transactions for each partnership. The clearing commodity broker will receive a portion of the monthly brokerage fee payable to the non-clearing commodity broker for effecting transactions for the partnerships. Morgan Stanley International will serve as the clearing commodity broker for each partnership's trades on the London Metal Exchange; however, Morgan Stanley International's fees will be paid by Morgan Stanley and not by the partnerships. Because the general partner is an affiliate of each commodity broker, the flat-rate brokerage fees charged to each partnership have not been negotiated at arm's-length. Moreover, the general partner has a conflict of interest in managing the partnerships for your benefit, obtaining favorable brokerage fees for the non-clearing commodity broker and retaining the commodity brokers. In addition, the brokerage fees generated by the partnerships are used by the non-clearing commodity broker's as a factor in determining the salaries and bonuses of the non-clearing commodity broker employees who are also officers and directors of the general partner. Customers of the non-clearing commodity broker who maintain commodity trading accounts of over $1,000,000 pay commissions at negotiated rates that may be less than the rate paid by each partnership.


     THE GENERAL PARTNER HAS A DISINCENTIVE TO REPLACE THE COMMODITY BROKERS. The general partner has a disincentive to replace the commodity brokers because they are affiliates of the general partner and receive compensation for serving as the partnerships' commodity broker. In connection with this conflict of interest, you should understand that the non-clearing commodity broker receives a monthly flat-rate brokerage fee from each partnership for serving as the partnership's non-clearing commodity broker. From its brokerage fee, the non-clearing commodity broker pays or reimburses each partnership for the transaction fees and costs charged by the partnerships' clearing commodity brokers. Also, the clearing commodity broker, as the counterparty on each partnerships' foreign currency forward trades, will attempt to earn a mark-up, spread, or other profit on each foreign currency forward contract trade which is separate from the flat-rate brokerage fees paid by the partnership to the non-clearing commodity broker.

     While each partnership has the right to seek lower commission rates from other commodity brokers at any time, the general partner believes that the customer agreements and other arrangements between each partnership and the commodity brokers are fair, reasonable, and competitive, and represent the best price and services available, considering the following factors: the non-clearing commodity broker pays the expenses of organizing the partnerships, offering the units, and the partnerships' ordinary administrative expenses. None of these expenses would ordinarily be paid by an independent commodity broker, and these expenses would otherwise have to be borne by the partnerships. Further, the general partner provides ongoing services to the partnerships, including administering the redemption and exchanges of units, and the general partner has financial obligations as the general partner of the partnerships. The general partner is not reimbursed or otherwise compensated by the partnerships for these services or obligations.

     The general partner reviews the brokerage and foreign currency forward counterparty arrangements annually to ensure that they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration, among other factors, the size and trading activity of each partnership, the services provided, and the costs, expenses, and risk borne, by the commodity brokers and the general partner.

THE TERMS OF THIS OFFERING WERE NOT SUBJECT TO INDEPENDENT DUE DILIGENCE

     The partnerships, the commodity broker, the trading advisor for Charter MSFCM, and the general partner are represented by a single counsel. Therefore, the terms of this offering relating to those parties were not negotiated at arm's-length. In addition, no independent due diligence has been conducted with respect to this offering.

EMPLOYEES OF THE NON-CLEARING COMMODITY BROKER ARE COMPENSATED BASED UPON YOUR INVESTMENT AND REDEMPTION DECISIONS

     The non-clearing commodity broker pays a significant portion of the brokerage fees it receives from each partnership to its employees for providing continuing assistance to limited partners. Therefore, because the non-clearing commodity broker's employees are directly compensated based on your decision to purchase and retain units in a partnership, they have a conflict of interest when advising you to purchase or redeem units in a partnership.

THE SELECTION OF A TRADING ADVISOR MAY BENEFIT THE NON-CLEARING COMMODITY BROKER

     The general partner is responsible for selecting and replacing, if necessary, each trading advisor. However, since selecting trading advisors who engage in a high volume of trades will increase the non-clearing commodity broker's costs, without necessarily increasing revenue, the general partner has an incentive to select trading advisors who trade less frequently.

THE GENERAL PARTNER HAS A DISINCENTIVE TO REPLACE THE TRADING ADVISOR FOR CHARTER MSFCM BECAUSE IT IS AN AFFILIATE OF THE GENERAL PARTNER


     The trading advisor for Charter MSFCM receives a monthly management fee and a possible quarterly incentive fee. Because the general partner and the trading advisor for Charter MSFCM are both wholly-owned subsidiaries of Morgan Stanley & Co., they are affiliates and, as such, the terms of the management agreement, including the management and incentive fees, have not been negotiated at arm's-length. Further, the general partner has a disincentive to remove and replace the trading advisor for Charter MSFCM.


AFFILIATES OF THE GENERAL PARTNER, THE TRADING ADVISORS, AND THE COMMODITY BROKERS MAY TRADE FOR THEIR OWN ACCOUNTS IN COMPETITION WITH THE PARTNERSHIPS

     The general partner does not trade futures, forwards, and options for its own account, but officers, directors, and employees of the general partner, the commodity brokers, and the trading advisors and their affiliates, principals, officers, directors, and employees, may trade futures, forwards, and options for their own proprietary accounts. Their trading records will not be available to you. As a result, you will not be able to compare the performance of their trading to the performance of the partnerships.

     The clearing commodity brokers are large futures commission merchants, handling substantial customer business in physical commodities and futures, forwards, and options. Thus, the clearing commodity brokers may effect transactions for the account of a partnership in which the other parties to such transactions are employees or affiliates of the general partner, a trading advisor, the clearing commodity brokers, or customers or correspondents of the clearing commodity brokers. These persons might also compete with a partnership in bidding on purchases or sales of futures, forwards, and options without knowing that the partnership is also bidding. It is possible that transactions for these other persons might be effected when similar trades for one or more partnerships are not executed or are executed at less favorable prices.

THE TRADING ADVISORS MANAGE OTHER ACCOUNTS THAT WILL COMPETE WITH THE
PARTNERSHIPS

     * Each trading advisor manages other accounts trading futures, forwards, and options, in addition to the partnership's accounts. Each trading advisor must aggregate futures and options positions in other accounts managed by it with futures and options positions in the applicable partnership's account for speculative position limit purposes. This may require a trading advisor to liquidate or modify positions for all of its accounts, which could adversely affect the partnership's performance.

     * Each trading advisor currently manages accounts that pay fees higher than the fees paid by the partnerships. A trading advisor will have a conflict of interest in rendering advice to a partnership because the compensation it receives for managing another account exceeds the compensation it receives for managing the partnership's account.

     * If a trading advisor makes trading decisions for other accounts and a partnership's account at or about the same time, the partnership may be competing with those other accounts for the same or similar positions.

     * The trading advisors' records for these other accounts will not be made available to you. As a result, you will not be able to compare the performance of these accounts to the performance of the partnerships.

THE LACK OF DISTRIBUTIONS INCREASES THE FEES PAID TO AFFILIATES OF THE GENERAL PARTNER

     The general partner is responsible for determining whether and when to distribute trading profits earned by a partnership. Since the general partner currently does not intend to distribute trading profits, the non-clearing commodity broker will receive increased brokerage fees, because these fees are based upon the net asset value of a partnership, and net asset value will increase by retaining a partnership's trading profits.

CUSTOMER AGREEMENTS WITH THE COMMODITY BROKERS PERMIT ACTIONS WHICH COULD RESULT IN LOSSES OR LOST PROFIT OPPORTUNITY

     Under each customer agreement for a partnership, all funds, futures, forwards, options, and securities positions, and credits carried for the partnership, are held as security for its obligations to the commodity broker; the margins necessary to initiate or maintain open positions will be established by the commodity broker from time to time; and the commodity broker may close out positions, purchase futures, forwards, and options, or cancel orders at any time it deems necessary for its protection, without the consent of the partnership. For example, a commodity broker may determine to take any of these actions if prices in the futures markets are moving rapidly against a partnership's positions and the commodity broker is concerned that potential losses could exceed the partnership's assets such that the commodity broker would be left to incur the loss. While not a likely occurrence, it is possible for the trading advisors to believe that market conditions will change and that existing positions or trades they wish to make would be profitable, such that the actions of the commodity broker preclude the partnership from engaging in profitable transactions or avoiding losses.

     Each commodity broker or the general partner, or the investors in each partnership by majority vote, may terminate the brokerage relationship upon prior written notice.

                     FIDUCIARY RESPONSIBILITY AND LIABILITY

     You should be aware that the general partner has a fiduciary duty under the limited partnership agreements and the Delaware Revised Uniform Limited Partnership Act to exercise good faith and fairness in all dealings affecting the partnerships. The limited partnership agreements do not permit the general partner to limit, by any means, the fiduciary duty it owes to investors. In the event that you believe the general partner has violated its responsibilities, you may seek legal relief under the Partnership Act, the Commodity Exchange Act, as amended, applicable federal and state securities laws, and other applicable laws. Each trading advisor also has a fiduciary duty under applicable law to the partnership it advises.

     The limited partnership agreements, the customer agreements, and the selling agreement generally provide that the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any other firm selling units, and their affiliates shall not be liable to a partnership or its investors for any act or omission by or on behalf of the partnership which the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), or any additional seller, as applicable, determines in good faith to be in the best interests of the partnership, unless the act or omission constituted misconduct or negligence.

     Under the limited partnership agreements, the customer agreements, and the selling agreement, each partnership has generally agreed to indemnify and defend the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), and any additional seller, and their affiliates, against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses) they incur which arise from acts or omissions undertaken by or on behalf of the partnership, including claims by investors. These indemnities apply where the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any additional seller, or their affiliates, as applicable, has determined, in good faith, that the act or omission was in the best interests of the partnership, and the act or omission was not the result of misconduct or negligence. Payment of any indemnity by a partnership would reduce the net assets of that partnership. The partnerships do not carry liability insurance covering such potential losses or indemnification exposure.

     No indemnification of the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any additional seller, or their affiliates by a partnership is permitted for losses, liabilities, or expenses arising out of alleged violations of federal or state securities laws unless a court has found in favor of the indemnitee on the merits of the claim, or a court has dismissed the claim with prejudice on the merits, or a court has approved a settlement on the claim and found that the indemnification should be made by the partnership. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons of a partnership or the general partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant, such as the commodity brokers, and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the Commodity Exchange Act will be determined by the CFTC on a case-by-case basis.

     Each management agreement generally provides that the trading advisor and its affiliates will not be liable to the partnership or the general partner or their partners, officers, shareholders, directors, or controlling persons. However, the trading advisor is liable for acts or omissions of the trading advisor or its affiliates if the act or omission constitutes a breach of the management agreement or a representation, warranty or covenant in the management agreement, constitutes misconduct or negligence, or is the result of such persons not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the partnership. Each partnership has agreed to indemnify and defend its trading advisor and the trading advisor's affiliates against any loss, claim, damage, liability, cost, and expense resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of the indemnified party), relating to the trading activities of the partnership, if a court finds, or independent counsel renders an opinion, that the action or inaction giving rise to the claim did not constitute negligence, misconduct or a breach of the management agreement or a representation, warranty or covenant of the trading advisor in that agreement, and was done in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the partnership.

     Each partnership will also indemnify its trading advisor and its affiliates against any loss, claim, damage, liability, cost, and expense, arising under certain federal securities laws, the Commodity Exchange Act, or the securities or Blue Sky law of any jurisdiction, in respect of the offer or sale of units. This indemnification will be made for liabilities resulting from a breach of any representation, warranty or agreement in the management agreement relating to the offering, or an actual or alleged misleading or untrue statement of a material fact, or an actual or alleged omission of a material fact, made in the registration statement, prospectus, or related selling material, so long as the statement or omission does not relate to the trading advisor or its principals, was not made in reliance upon, and in conformity with, information or instructions furnished by the trading advisor, or does not result from a breach by the trading advisor of any representation, warranty or agreement relating to the offering.

     The foregoing involves a rapidly developing and changing area of the law. If you have questions concerning the duties of the partnerships, the general partner, the commodity brokers, the selling agent, any additional seller, or the trading advisors, you should consult with your attorney.

                             DESCRIPTION OF CHARGES
CHARGES TO EACH PARTNERSHIP

     Each partnership is subject to substantial charges, all of which are described below. Except for Charter Campbell's management fee and Charter MSFCM's incentive fee, the charges described below are the same for each partnership, and represent all of the fees and compensation payable by the partnerships to the trading advisors and Morgan Stanley DW. The charges actually incurred by each partnership, other than Charter Campbell, are set forth in their statements of operations, which can be found on pages F-* to F-* of the prospectus, for the periods covered by those statements.

               ENTITY                           FORM OF COMPENSATION                 AMOUNT OF COMPENSATION
               ------                           --------------------                 ----------------------
The trading advisor..................   Monthly management fee.                  1/12 of 2% (1/12 of 2.75% in
                                                                                 the case of Charter Campbell)
                                                                                 of the partnership's net
                                                                                 assets.
                                        Monthly (quarterly in the case of        20% of the trading profits
                                        Charter MSFCM) incentive fee.            experienced by the
                                                                                 partnership.
The Commodity Brokers................   Monthly brokerage fee to Morgan          1/12 of 6.75% of the
                                        Stanley DW.                              partnership's net assets.
                                        Financial benefit to Morgan Stanley      The compensating balance and
                                        DW from interest earned on the           excess net interest benefit to
                                        partnership's assets in excess of the    Morgan Stanley DW is esti-
                                        interest paid to the partnership and     mated at less than 2% of the
                                        from compensating balance treatment      partnership's annual average
                                        in connection with its designation of    month-end net assets. The ag-
                                        a bank or banks in which the partner-    gregate of the brokerage fee
                                        ship's assets are deposited.             payable by the partnership and
                                                                                 net excess interest and com-
                                                                                 pensating balance benefits to
                                                                                 Morgan Stanley DW (after cred-
                                                                                 iting the partnership with
                                                                                 interest) will not exceed 14%
                                                                                 annually of the partnership's
                                                                                 average month-end net assets
                                                                                 during a calendar year.

                                        Morgan Stanley generally will earn a     Bid/ask spreads to Morgan
                                        spread, markup, or other profit on       Stanley on foreign currency
                                        the foreign                              forward trades.
                                        currency forward contract trades it
                                        executes with the partnerships.

TRADING ADVISORS

     Each partnership pays its trading advisor a monthly management fee, whether or not the partnership is profitable. In addition, each partnership pays its trading advisor an incentive fee if trading profits are earned on the net assets.

     Monthly management fee. Each partnership pays its trading advisor a monthly management fee equal to 1/12 of 2% (a 2% annual rate) or, in the case of Charter Campbell, a monthly management fee equal to 1/12 of 2.75% (a 2.75% annual rate), of the partnership's net assets as of the first day of each month, whether or not the partnership is profitable. The monthly management fee compensates the trading advisor for the services performed in connection with the net assets under management.

     Following is an example of the management fee payable by a partnership. If the net assets of a partnership equaled $20,000,000 as of the first day of each month during the fiscal year, the trading advisor would receive an aggregate monthly management fee for the year of $400,000 ( 1/12 of 2% of $20,000,000 per month, or $33,333 times 12).

     Incentive fee. Each partnership pays its trading advisor an incentive fee equal to 20% of trading profits experienced by the partnership as of the end of each calendar month, in the case of Charter Graham, Charter Millburn, Charter Welton, and Charter Campbell, or calendar quarter, in the case of Charter MSFCM. Trading profits means the net futures, forwards, and options profits (realized and unrealized) earned on a partnership's net assets, decreased by monthly management fees and brokerage fees, with such trading profits and items of decrease determined from the end of the last period in which an incentive fee was earned by the trading advisor or, if no incentive fee has been earned previously by the trading advisor, from the date that the partnership commenced trading to the end of the period as of which the income fee calculation is being made. Extraordinary expenses of the partnership, if any, are not deducted in determining trading profits. An extraordinary expense would result from an event that is both unusual in nature and infrequent in occurrence, such as litigation. No incentive fee is paid on interest earned by a partnership.

     In the case of Charter MSFCM, whose trading advisor is eligible to receive a quarterly incentive fee, any accrued incentive fees with respect to units of Charter MSFCM that are redeemed during a quarter will be deducted and paid to the trading advisor at the time of redemption, even though it may not qualify for an incentive fee at the end of that quarter. The quarterly incentive fee paid by Charter MSFCM can create certain distortions regarding the share of the incentive fee borne by each investor. SEE "RISK FACTORS--TRADING ADVISOR RISKS--THE QUARTERLY INCENTIVE FEE PAID BY CHARTER MSFCM CAN CREATE CERTAIN DISTORTIONS REGARDING THE SHARE OF THE INCENTIVE FEE BORNE BY EACH INVESTOR" ON PAGE * .

     If incentive fees are paid to a trading advisor and the partnership fails to earn trading profits for any subsequent period, the trading advisor will retain the incentive fees previously paid. However, no subsequent incentive fees will be paid to the trading advisor until the partnership has again earned trading profits. If the partnership's net assets are reduced or increased because of redemptions or additions that occur at the end of or subsequent to an incentive period in which the trading advisor experiences a trading loss, the trading loss which must be recovered will be adjusted pro rata.

     Following is an example of the incentive fee payable by a partnership. If the trading advisor for a partnership earns trading profits of $1,000,000 for the period ended March 31, 2002, the trading advisor will receive an incentive fee of $200,000 for that period (20% of $1,000,000). If, however, the trading advisor experiences realized and/or unrealized trading losses, or fees offset trading profits, so as to result in a $250,000 loss for the period ended April 30, 2002, an incentive fee will not be paid to the trading advisor for that period. In order for the trading advisor to earn an incentive fee in the following period ending May 31, 2002, the trading advisor will have to earn trading profits exceeding $250,000 for that period since the incentive fee is payable based upon trading profits measured from the last period for which an incentive fee was paid (i.e., March 31), and not from the immediately preceding period. The foregoing example assumes no redemptions or additional purchases of units during the periods in question, which would require adjustments as described above.

COMMODITY BROKERS

     Brokerage fees. Commodity brokerage fees for futures, forwards, and options trades are typically paid on the completion or liquidation of a trade and are referred to as "roundturn commissions," which cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase). However, pursuant to the customer agreements with the commodity brokers, the partnerships pay a monthly flat-rate brokerage fee based on their net assets as of the first day of each month, at the rate of 1/12 of 6.75% (a 6.75% annual rate), irrespective of the number of trades executed on a partnership's behalf.

     Following is an example of the brokerage fee payable by a partnership. If the net assets of a partnership equaled $20,000,000 as of the first day of each month during the fiscal year, Morgan Stanley DW would receive an aggregate monthly brokerage fee for the year of $1,350,000 ( 1/12 of 6.75% of $20,000,000 per month, or $112,500 times 12).

     From the flat-rate brokerage fees received from the partnerships, the non-clearing commodity broker pays or reimburses the partnerships for all fees and costs charged or incurred by the clearing commodity broker(s) for executing trades on behalf of the partnerships, including floor brokerage fees, exchange fees, clearinghouse fees, National Futures Association fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by the clearing commodity broker(s), and costs associated with taking delivery of futures, forwards, and options contracts.

     The non-clearing commodity broker also pays, from the brokerage fees it receives, the ordinary administrative expenses of each partnership, the organizational costs of Charter Campbell and the expenses of the initial offering of its units (estimated to be approximately $300,000 in the aggregate), and the continuing offering expenses of each partnership. Ordinary administrative expenses include legal, accounting and auditing expenses, printing and mailing expenses, and filing fees incurred in preparing reports, notices and tax information to limited partners and regulatory bodies. The organizational costs and initial offering expenses of Charter Campbell, and the continuing offering expenses of each partnership include legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs, which include costs relating to sales seminars and the preparation of customer sales kits and brochures, and other related fees and expenses.

     While each partnership pays a flat-rate brokerage fee, rather than "roundturn commissions" on each trade, it is estimated, based upon each trading advisor's historical trading, that such flat-rate brokerage fee would approximate roundturn commissions ranging as follows:

        $40-$50 for Charter Graham
        $35-$45 for Charter Millburn
        $25-$35 for Charter Welton
        $55-$65 for Charter MSFCM
        $80-$90 for Charter Campbell

     You should note that the approximate roundturn commissions set forth above include administrative, offering, and other expenses, for which the non-clearing commodity broker is responsible, but are typically paid separately from roundturn commissions. The foregoing estimates are based on past results and may vary in the future.

     Financial Benefits. Each partnership deposits all of its assets with the commodity brokers in connection with the partnership's futures, forwards, and options trading. The non-clearing commodity broker then pays each partnership the rate that the non-clearing commodity broker earns on its U.S. Treasury bill investments with all customer segregated funds, as if 100% of the partnership's average net assets deposited with the non-clearing commodity broker for the month were invested at that rate. In addition, the non-clearing commodity broker will credit each partnership with 100% of the interest income the non-clearing commodity broker receives from the clearing commodity brokers with respect to such partnership's assets deposited as margin with the clearing commodity brokers. It is estimated that approximately 80% of each partnership's average daily funds maintained in trading accounts will be on deposit with the non-clearing commodity broker, and that approximately 20% of each partnership's average daily funds maintained in trading accounts will be on deposit with the clearing commodity brokers.

     The commodity brokers, as permitted under CFTC regulations, invest a portion of client funds, which are held in segregated or secured accounts, in CFTC-specified securities and other instruments and retain any interest earned on those investments. Instead of investing these funds, the non-clearing commodity broker may choose to deposit the funds in non-interest-bearing bank accounts at various banks (currently 5 banks), in exchange for which the banks offer the non-clearing commodity broker's affiliates advantageous interest rates on loans up to the amount of the deposits. This is known as compensating balance treatment. The benefit to the non-clearing commodity broker and its affiliates from this compensating balance treatment is the difference between the lending rate they would have received without the deposits and the rate they receive by reason of the deposits. The benefit to the non-clearing commodity broker from this compensating balance arrangement and the investment of the partnerships' funds will vary depending upon market conditions. The approximate benefit to the non-clearing commodity broker currently for each partnership is set forth in the "Description of Charges--Charges to Each Partnership" table on page * . For more information regarding the non-clearing commodity broker's interest crediting arrangements with the partnerships and the investment of customer funds by the commodity brokers, see "Use of Proceeds--Interest Credits" on page * . Solely in the case of Charter MSFCM, if any of that partnership's assets are invested in securities approved by the CFTC for investment of customer funds, the interest earned on such securities will be paid to that partnership.


     Morgan Stanley is a dealer and market maker in the over-the-counter foreign exchange market. In the ordinary course of its business as a dealer. Morgan Stanley prices currency transactions, including those that may be executed with each partnership, in the form of a bid-ask spread, which is intended to cover a dealer's market making costs and generate a profit. Morgan Stanley calculates the bid-ask spread that it earns on foreign currency forward trades executed with each partnership in the same general manner as for other foreign currency forward trades executed in its capacity as a dealer and market maker in the over-the-counter foreign exchange market, subject to prevailing market conditions. The amount earned by Morgan Stanley on this bid-ask spread differential is separate from the flat-rate brokerage fees paid by the partnerships to the non-clearing commodity broker. See "Conflicts of Interest" on page * .


EXTRAORDINARY EXPENSES

     Each partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, which generally include events that are both unusual in nature and occur infrequently, such as litigation.

EXPENSE LIMITATIONS

     The general partner may permit an increase, subject to state limits described below, in the management, incentive, and brokerage fees payable by a partnership only on the first business day following a redemption date. Limited partners do not have any right to vote with respect to the approval of any increase in the fees payable by a partnership. However, prior to any such increase, the following conditions must be satisfied:

     * notice of the increase must be mailed to investors at least five business days prior to the last date on which a "request for redemption" must be received by the general partner;

     * the notice must describe investors' redemption and voting rights; and

     * investors must not be subject to any redemption charges if they redeem units at the first redemption date following the notice.

     Each partnership's fees and expenses are subject to limits imposed under guidelines applied by certain state securities regulators, as set forth in
Section 7(e) of the limited partnership agreement, including the limitation that the aggregate of the brokerage fees payable by the partnership to any commodity broker and the net excess interest and compensating balance benefits to any commodity broker, after crediting the partnership with interest, shall not exceed 14% annually of the partnership's average month-end net assets during the calendar year. The general partner will pay any fees and expenses in excess of any such limits.

REDEMPTION CHARGES

     You may redeem all or part of your investment in any partnership at any month-end once you have been an investor in the partnership for at least six months, regardless of when your units were actually purchased.


     Units redeemed on or before the last day of the twelfth month after they were purchased are subject to a redemption charge equal to 2% of the net asset value of the unit on the redemption date. Units redeemed after the last day of the twelfth month and on or before the last day of the twenty-fourth month after they were purchased are subject to a redemption charge equal to 1% of the net asset value of the units on the redemption date. If you redeem units after the last day of the twenty-fourth month after they were purchased, you will not be subject to a redemption charge. All redemption charges will be paid to Morgan Stanley DW and will not be shared with the financial advisor or additional selling agent who sold the units.


     The following is an example of a redemption charge that may be payable by you to Morgan Stanley DW. If you redeem $20,000 worth of units in a partnership after the sixth month and on or before the last day of the twelfth month after the units were purchased, you will be subject to the full 2% redemption charge. In that case, an aggregate redemption charge equal to $400 (2% of $20,000) will be deducted from the proceeds of your redemption.

                                USE OF PROCEEDS

     Each partnership engages in the speculative trading of futures, forwards, and options contracts. The proceeds received by each partnership from the sale of its units and the continuing capital contributions made by the general partner to each partnership will be deposited in commodity trading accounts established by the commodity brokers for the partnership. All of the funds in a partnership's trading accounts will be used to engage in trading futures, forwards, and options contracts.

     The partnerships' assets held by the commodity brokers will be segregated or secured in accordance with the Commodity Exchange Act and CFTC regulations. The partnerships' trading on various U.S. futures exchanges is subject to CFTC regulation and the rules of the exchanges. The partnerships' trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges.

     Each partnership's margin commitments with respect to its U.S. commodity futures and forwards positions have ranged, and are anticipated to range, between 10% and 40% of net assets. However, a partnership's margin levels could deviate substantially from that range in the future.

     The partnerships may trade on one or more of the following foreign futures exchanges and, from time to time, may trade on other foreign exchanges.

* Deutsche Terminborse/Eurex
* Hong Kong Futures Exchange Ltd.
* International Petroleum Exchange of London Ltd.
* Italian Derivatives Market
* London International Financial Futures Exchange Ltd.
* London Commodity Exchange
* London Metal Exchange
* London Securities and Derivatives Exchange
* Marche a Terme International de France
* MEFF Renta Fija
* MEFF Renta Variable
* Montreal Exchange
* New Zealand Futures and Options Exchange
* Osaka Securities Exchange
* Singapore International Monetary Exchange
* Swiss Options and Financial Futures
   Exchange AG
* Sydney Futures Exchange
* Tokyo Commodity Exchange
* Tokyo Grain Exchange
* Tokyo International Financial Futures
   Exchange
* Tokyo Stock Exchange
* Winnipeg Commodity Exchange

     In connection with foreign futures and options contracts, the partnerships' assets may be deposited by the commodity brokers in accounts with non-U.S. banks and foreign brokers that are segregated on the books of those banks or brokers for the benefit of their customers. All non-U.S. banks and foreign brokers will be qualified depositories pursuant to relevant CFTC Advisories. All non-U.S. banks will be subject to the local bank regulatory authorities, and the foreign brokers will be members of the exchanges on which the futures and option trades are to be executed and will be subject to the regulatory authorities in the jurisdictions in which they operate.

     The assets of the partnerships are not commingled with the assets of one another or any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

INTEREST CREDITS

     The partnerships' funds held by the commodity brokers will either be held and invested together with other customer segregated or secured funds of the commodity brokers, or will be held in non-interest-bearing bank accounts. In either case, the non-clearing commodity broker will credit each partnership with interest income at each month-end at the rate earned by the non-clearing commodity broker on its U.S. Treasury bill investments with customer segregated funds as if 100% of each partnership's average daily funds (including cash and securities) held in such partnership's account with the non-clearing commodity broker during the month were invested in U.S. Treasury bills at such rate. In addition, the non-clearing commodity broker will credit each partnership with 100% of the interest income the non-clearing commodity broker receives from the clearing commodity brokers with respect to such partnership's assets deposited as margin with the clearing commodity brokers. It is anticipated that approximately 80% of each partnership's average daily funds maintained in trading accounts will be on deposit with the non-clearing commodity broker and that approximately 20% of each partnership's average daily funds maintained in trading accounts will be on deposit with the clearing commodity broker, although those percentages will vary from time to time. The non-clearing commodity broker will retain any interest earned in excess of the interest paid by the non-clearing commodity broker to the partnerships.

     In the event that Charter MSFCM's assets are invested in securities approved by the CFTC for investment of customer funds, the interest earned on such securities will be paid to that partnership.

     To the extent the partnerships' funds are held by the commodity brokers in customer segregated accounts relating to trading in U.S. exchange-traded futures and options, such funds, along with segregated funds of other customers in the accounts, may be invested by the commodity brokers, under applicable CFTC regulations, in obligations of, or fully guaranteed by, the U.S., general obligations of any state or any political subdivision thereof, general obligations issued by any agency sponsored by the U.S., certificates of deposit issued by a bank as defined in the Exchange Act or a domestic branch of a foreign bank insured by the FDIC, commercial paper, corporate notes, general obligations of a sovereign nation, and interests in money market mutual funds, subject to conditions and restrictions regarding marketability, investment quality, and investment concentration. In addition, such investments may be bought and sold pursuant to designated reverse repurchase agreements. To the extent the partnerships' funds are held by the commodity brokers in secured accounts relating to trading in futures or options contracts on non-U.S. exchanges or in forward contracts, such funds may be invested by the commodity brokers, under applicable CFTC regulations, in the instruments described above for customer segregated funds, in equity and debt securities traded on established securities markets in the U.S., and in commercial paper and other debt instruments that are rated in one of the top two rating categories by Moody's Investor Service, Inc. or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. A significant portion of the partnerships' funds held by the non-clearing commodity broker will be held in secured accounts and will be invested in short-term or medium-term commercial paper rated AAA or the equivalent or in other permitted debt instruments rated AAA or the equivalent.

     To the extent that the partnerships' funds are held in non-interest-bearing bank accounts, the non-clearing commodity broker or its affiliates may benefit from compensating balance treatment in connection with their designation of a bank or banks in which the partnerships' assets are deposited, meaning that the non-clearing commodity broker or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. To the extent that the excess interest and compensating balance benefits to the non-clearing commodity broker or its affiliates exceed the interest the non-clearing commodity broker is obligated to credit to the partnerships, they will not be shared with the partnerships.

                               THE CHARTER SERIES
GENERAL

     The Charter Series presently consists of five limited partnerships each formed under the laws of Delaware.

                                                                DATE PARTNERSHIP
                                      DATE PARTNERSHIP        BEGAN OR IS EXPECTED
                                         WAS FORMED           TO BEGIN OPERATIONS
                                      ----------------        --------------------
Charter Graham.................           July 15, 1998              March 1, 1999
Charter Millburn...............           July 15, 1998              March 1, 1999
Charter Welton.................           July 15, 1998              March 1, 1999
Charter MSFCM..................        October 22, 1993              March 1, 1994
Charter Campbell...............          March 26, 2002            Initial Closing

     Each partnership calculates its net asset value per unit independently of the other partnerships. Each partnership's performance depends solely on the performance of its trading advisor.

     Each partnership is continuously offering its units for sale at monthly closings held as of the last day of each month. The purchase price per unit is equal to 100% of the net asset value of a unit as of the date of the monthly closing at which the general partner accepts a subscription.

     Following is a summary of information relating to the sale of units of each partnership, other than Charter Campbell, through May 31, 2002:


                             CHARTER             CHARTER             CHARTER             CHARTER
                              GRAHAM             MILLBURN             WELTON              MSFCM*
                             -------             --------            -------             -------
Units sold..............   5,407,557.699       4,822,489.235       4,045,117.620       7,714,026.320
Units available for
  sale..................   3,592,442.301       4,177,510.765       4,954,882.380         706,836.080
Total proceeds
  received..............  $   61,662,413      $   46,808,317      $   34,948,793      $   85,451,905
General partner
  contributions.........  $      551,000      $      360,000      $      295,000      $      722,486
Number of limited
  partners..............           2,389               1,849               1,177               3,312
Net asset value per
  unit..................          $12.69               $8.95               $6.41              $18.12

------------------

     * The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on December 1, 2000, when Charter MSFCM became part of the Charter Series of partnerships.

INVESTMENT OBJECTIVES

     The investment objective of each partnership is to achieve capital appreciation and to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While each partnership has the same over-all investment objective and the trading advisor for each partnership may trade in the same futures, forwards, and options contracts, each trading advisor has developed its trading programs and trades futures, forwards, and options in a different manner. You should review and compare the specifics of each partnership, its terms, and its trading advisor before selecting one or more partnerships in which to invest.

     MORGAN STANLEY CHARTER GRAHAM L.P.

     Graham relies on technical information as the basis for its systematic trading decisions. Graham believes that it can, over time, anticipate market events using multiple quantitative mathematical models to determine its systematic trading activities. The objective of the trading systems is to identify positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to mathematically analyze the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of a particular market. As a result of this analysis, the programs will utilize proprietary risk management and trade filter strategies that are intended to enable the system to benefit from sustained price trends while protecting the account from unacceptable levels of risk and volatility exposure. One of the most important objectives of Graham's programs is to strategically reduce leverage in markets where it has achieved significant profits prior to substantial price reversal using proprietary techniques designed to reduce volatility, without diluting net returns. For a more detailed discussion of Graham and its various programs, see "The Trading Advisors--Morgan Stanley Charter Graham L.P." on page * .

     MORGAN STANLEY CHARTER MILLBURN L.P.

     Millburn's trading methodology includes technical trend analysis, certain non-trend-following technical systems, and risk management principles. The first step in the trading methodology is the development of intermediate- to long-term trading systems which generate buy or sell decisions in a particular market based on the direction of the price trend in the market. Millburn then tests the full range of the systems in each market traded against five, ten or fifteen years of historical data to simulate the results the system would have achieved in the markets had the system been used to make trading decisions during the simulation period. Millburn applies a

System Selection Algorithm to simulate potential combinations of systems and searches for both an optimal number and combination of systems in each market. The number of systems ranges from 5 to 8, and the combination selected is designed to maximize Sharpe ratio, subject to minimum levels of diversification among systems in the group. Millburn also employs a Portfolio Allocation Algorithm designed to select a portfolio with what Millburn believes to be `optimal' risk/reward statistics and to dynamically shift the portfolio risk allocations into the markets and sectors which offer the best potential for profit.

     In attempting to assess market volatility as a means of monitoring and evaluating risk, Millburn uses a volatility overlay as a part of individual market risk management. This system is designed to measure the risk in a portfolio's position in a market and signals a decrease in position size when risk increases and an increase in position size when risk decreases. Millburn's volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges. In addition to the volatility overlay, Millburn's risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets and the careful control of leverage or portfolio size.

     Millburn is engaged in a substantial ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products. For a more detailed discussion of Millburn and its various programs, see "The Trading Advisors--Morgan Stanley Charter Millburn L.P." on page * .

     MORGAN STANLEY CHARTER WELTON L.P.

     Welton's Diversified Portfolio seeks to add value to investors' portfolios through goals of absolute performance, controlled downside volatility, and non-correlation to traditional equity and fixed income investments. Multiple non-directional (volatility and statistical arbitrage) as well as price directional (trend-following) based technical models utilizing both options and futures are employed to diversify the basis of profitability and to balance return expectation with associated risk exposure across markets and trading methods in a variety of economic conditions.

     Welton's Alpha Portfolio utilizes fewer trading styles on a more limited group of highly liquid global futures and options markets. Trading styles are specifically focused on opportunities that have a low dependency on correct directional positioning and timing of those positions.

     Ongoing research and development is a focused commitment of resources to improve the consistency and quality of performance. It is Welton's position that no single type of market movement, trading time frame, overall macroeconomic environment, or any instrument of market mispricings that a trader may take advantage of will be present at any given time. Although the trading of Welton's portfolios is guided by the consistent application of proprietary mathematical models, there will always remain the potential for investment decisions requiring the discretion and judgment of Welton. These include, but are not limited to, contract month selection, analysis of portfolio balance, and capital requirements. For a more detailed discussion of Welton and its various programs, see "The Trading Advisors--Morgan Stanley Charter Welton L.P." on page * .

     MORGAN STANLEY CHARTER MSFCM L.P.

     Morgan Stanley Futures & Currency Management's trading methodology is trend following in nature, attempting to identify long-term trends that are beginning and taking positions that can potentially profit from a continuation of these trends. Positions are maintained until certain price objectives are reached or the trend is no longer detected in the data. Deciding when to enter and exit a position and how much exposure to maintain is made systematically utilizing a fixed set of technical rules and mathematical formulas that consider factors such as daily price activity, volatility, volume, and open interest. Although Morgan Stanley Futures & Currency Management's trading methodology is generally universal across all markets traded, variations are applied from sector to sector. In some markets, Morgan Stanley Futures & Currency Management will maintain either a long or short position at all times, but in other markets a position will only be taken if a clear trend is determined. In addition, a longer term perspective may be applied in certain market sectors when detecting rising versus declining trends.

     Determining which markets to trade and how much risk to allocate to each market is accomplished using a combination of technical inputs and professional judgment. Factors employed to scrutinize the potential contribution each market can make to the overall portfolio include historical return, volatility, and cross-correlations to other markets. Professional judgment is used in making the final determination as to which markets to trade and takes into account such things as market liquidity and cost of trading. Morgan Stanley Futures & Currency Management allocates significant resources to maintain an active research and development process. For a more detailed discussion of Morgan Stanley Futures & Currency Management and its various programs, see "The Trading Advisors--Morgan Stanley Charter MSFCM L.P." on page * .

MORGAN STANLEY CHARTER CAMPBELL L.P.

     Campbell makes trading decisions for all clients' accounts using proprietary technical trading models, which analyze market statistics. Campbell's trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. Campbell believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell's intention to offset these signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken. Since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell's policy to follow trades signaled by each trading model independently of the other models. Campbell's trading models may include trend-following trading models, counter-trend trading models and trading models that do not seek to identify or follow price trends at all.

     Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation, and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time. For a more detailed discussion of Campbell and its various programs, see "The Trading Advisors-->Morgan Stanley Charter Campbell L.P." on page * .

TRADING POLICIES

     Material changes to the trading policies described below may be made only with the prior written approval of limited partners owning more than 50% of units then outstanding. The general partner will notify the limited partners within seven business days after any material change in the partnership's trading policies so approved by the limited partners.

     Each trading advisor will manage partnership funds in accordance with the following trading policies. [Note: Bracketed language is only applicable to Charter MSFCM.]

         1. The trading advisor will trade only in those futures, forwards, and options contracts that have been approved by the general partner. The partnership normally will not establish new positions in a futures, forward, or option contract for any one month if such additional positions would result in a net long or short position for that contract requiring as margin or premium more than 15% of the partnership's net assets. [In addition, Charter MSFCM will, except under extraordinary circumstances, maintain positions in commodity interest contracts in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any time.]

         2. The partnership will not acquire additional positions in any futures, forwards, or options contract if such additional positions would result in the aggregate net long or short positions for all futures, forwards, and options requiring as margin or premium for all outstanding positions more than 66 2/3% of the partnership's net assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the trading advisor will reduce its open positions to comply with the foregoing limit before initiating new positions.

         3. The partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the general partner, in conjunction with the non-clearing commodity broker, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the general partner and the non-clearing commodity broker will consult with the Corporate Credit Department of Morgan Stanley DW.

         4. The trading advisor will not generally take a position after the first notice day in any futures, forward, or option contract during the delivery month of that contract, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

         5. The partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures, forward, or option contract due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related contract. Taking into account the partnership's open trade equity on existing positions in determining generally whether to acquire additional futures, forwards, and options positions on behalf of the partnership will not be considered to constitute "pyramiding."

         6. The partnership will not under any circumstances lend money to affiliates or otherwise. The partnership will not utilize borrowings except if the partnership purchases or takes delivery of commodities. If the partnership borrows money from the general partner or any affiliate thereof, the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts which would be charged the partnership (without reference to the general partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

         7. The partnership will not permit "churning" of the partnership's assets.

         8. The partnership will not purchase, sell, or trade securities (except securities permitted by the CFTC for investment of customer funds). The partnership may, however, trade in futures contracts on securities and securities indices, options on such futures contracts, and other commodity options.

PERFORMANCE RECORDS


     A summary of performance information for each partnership, other than Charter Campbell, from its commencement of operations (March 1994 for Charter MSFCM and March 1999 for Charter Graham, Charter Millburn, and Charter Welton) through May 31, 2002 is set forth in

Capsules I through IV below. All performance information has been calculated on an accrual basis in accordance with generally accepted accounting principles. The "Current net asset value per unit" figure for Charter MSFCM has been adjusted to reflect the 100-for-one unit conversion in connection with the partnership becoming a part of the Charter Series. You should read the footnotes on page * , which are an integral part of the following capsules.


     Since Charter Campbell is a new fund, there is no actual performance information. Until Charter Campbell has at least $8 million in assets, Campbell will trade the partnership's assets pursuant to its Financial, Metal & Energy Program Small (Above $5 million) Portfolio; thereafter, Campbell will trade the partnership's assets pursuant to its Financial, Metal & Energy Program Large Portfolio. Capsule A-1 on page * and Capsule B-1 on page * are presented to show the pro forma performance information for each trading program, each adjusted for the brokerage, management, and incentive fees, interest income, and leverage applied to Charter Campbell. The footnotes to the pro forma Capsule performance summaries on page * are an integral part of each Capsule.

     You are cautioned that the information set forth in each capsule is not indicative of, and has no bearing on, any trading results which may be attained by any partnership in the future. Past results are not a guarantee of future results. We cannot assure you that a partnership will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a partnership's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

                         PERFORMANCE OF CHARTER GRAHAM                 CAPSULE I


    Type of pool: publicly-offered fund
    Inception of trading: March 1999
    Aggregate subscriptions: $62,213,414
    Current capitalization: $55,278,349
    Current net asset value per unit: $12.69
    Worst monthly % drawdown: (13.72)% (November 2001)
    Worst month-end peak-to-valley drawdown: (23.84)% (6 months, November 2001-April 2002)
    Cumulative return since inception: 26.90%


                                                   MONTHLY PERFORMANCE
                                      ----------------------------------------------
              MONTH                      2002        2001       2000        1999
              -----                      ----        ----       ----        ----
                                         %            %          %          %
January...........................        1.60       (1.99)      2.53
February..........................       (3.22)       3.41      (2.37)
March.............................       (3.18)       8.41       0.29       (8.00)
April.............................       (8.09)     (10.66)     (4.94)       4.24
May...............................        5.31        0.81      (3.97)      (5.94)
June..............................                   (0.64)     (5.51)       6.65
July..............................                   (3.57)     (1.80)      (2.60)
August............................                    6.05       7.09        4.70
September.........................                   14.82      (1.60)       1.22
October...........................                    9.18       2.93       (6.04)
November..........................                  (13.72)     16.54        1.82
December..........................                    0.88      13.47        8.32
Compound Annual/Period Rate of
  Return..........................       (7.84)       9.72      21.96        2.90
                                      (5 months)                         (10 months)

                        PERFORMANCE OF CHARTER MILLBURN               CAPSULE II


    Type of pool: publicly-offered fund
    Inception of trading: March 1999
    Aggregate subscriptions: $47,168,317
    Current capitalization: $30,267,239
    Current net asset value per unit: $8.95
    Worst monthly % drawdown: (12.69)% (October 1999)
    Worst month-end peak-to-valley drawdown: (23.46)% (13 months, April 2001-April 2002)
    Cumulative return since inception: (10.50)%


                                                   MONTHLY PERFORMANCE
                                      ----------------------------------------------
              MONTH                      2002        2001       2000        1999
              -----                      ----        ----       ----        ----
                                         %            %          %          %
January...........................        1.30        0.58       2.16
February..........................       (4.49)      (2.29)     (1.79)
March.............................        0.67        9.69      (5.26)      (0.50)
April.............................       (4.56)      (6.69)      0.68        5.03
May...............................        4.31        1.63      (2.25)      (3.54)
June..............................                   (3.01)     (4.72)       5.16
July..............................                   (6.21)     (1.45)      (3.77)
August............................                    2.69       3.07        0.98
September.........................                   (3.42)     (2.26)       0.19
October...........................                    4.69       4.02      (12.69)
November..........................                  (10.16)      4.45        1.44
December..........................                    2.33      16.59        1.53

Compound Annual/Period Rate of
  Return..........................       (3.03)     (11.25)     12.07       (7.20)
                                      (5 months)                         (10 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         PERFORMANCE OF CHARTER WELTON               CAPSULE III


     Type of pool: publicly-offered fund
     Inception of trading: March 1999
     Aggregate subscriptions: $35,243,793
     Current capitalization: $13,974,386
     Current net asset value per unit: $6.41
     Worst monthly % drawdown: (13.40)% (February 2002)
     Worst month-end peak-to-valley drawdown: (38.60)% (36 months, March 1999-February 2002)
     Cumulative return since inception: (35.90)%


                                                   MONTHLY PERFORMANCE
                                      ----------------------------------------------
              MONTH                      2002        2001       2000        1999
              -----                      ----        ----       ----        ----
                                         %            %          %          %
January...........................       (0.56)      (5.37)     (6.05)
February..........................      (13.40)      (2.84)      1.79
March.............................        7.00        6.76       3.75       (7.70)
April.............................        1.98      (10.93)     (6.43)       0.33
May...............................       (4.33)      (3.49)     (3.02)      (3.46)
June..............................                   (5.20)     (2.61)       3.02
July..............................                    2.13      (4.85)      (4.13)
August............................                    3.88       2.68       (3.17)
September.........................                    0.57      (7.32)      (2.22)
October...........................                   10.43       2.12       (6.94)
November..........................                   (5.69)      1.93        6.43
December..........................                   (2.19)     11.11        7.85

Compound Annual/Period Rate of
  Return..........................      (10.10)     (13.05)     (8.17)     (10.70)
                                      (5 months)                         (10 months)

                          PERFORMANCE OF CHARTER MSFCM                CAPSULE IV


Type of pool: publicly-offered fund
Inception of trading: March 1994
Aggregate subscriptions: $85,451,816
Current capitalization: $50,578,526
Current net asset value per unit: $18.12
Worst monthly % drawdown past five years: (9.69)% (October 1999)
Worst monthly % drawdown since inception: (12.87)% (January 1995)
Worst month-end peak-to-valley past five years: (15.87)% (21 months, November 1998-July 2000)
Worst month-end peak-to-valley since inception: (22.84)% (7 months, July 1994-January 1995)
Cumulative return since inception: 81.20%


                                                               MONTHLY PERFORMANCE
                         ------------------------------------------------------------------------------------------------
         MONTH             2002       2001       2000       1999       1998       1997       1996       1995       1994
         -----             ----       ----       ----       ----       ----       ----       ----       ----       ----
                            %          %          %          %          %          %          %          %          %
January................     1.65      (4.29)     (0.68)     (5.38)     (1.65)     10.03       2.85     (12.87)
February...............    (2.27)      0.42      (0.66)      1.34      (2.21)      6.10     (11.64)     11.47
March..................    (0.06)      7.07       4.72      (3.27)     (0.69)     (8.05)      0.89      28.77       2.28
April..................     1.07      (7.72)      2.15       2.78      (5.90)     (5.89)      3.90       4.41      (2.36)
May....................     6.71       5.96       2.34      (4.36)      6.70       0.37      (4.67)      1.21       2.58
June...................               (2.10)     (4.32)      0.54      (0.81)      0.41      (1.55)     (2.60)      2.15
July...................               (0.93)     (7.75)     (0.47)     (4.53)     15.17       5.97       0.48      (4.57)
August.................                4.68       3.32       5.00      15.33      (3.21)     (2.48)      3.58      (5.22)
September..............               (1.29)     (1.33)      0.14       1.62       4.51       4.88      (4.93)     (1.44)
October................                7.54       1.29      (9.69)      1.57      (4.59)      8.88      (1.79)      4.96
November...............               (7.80)      4.31       2.39      (5.12)      6.81       7.53      (4.17)      1.72
December...............               (3.31)     20.52       2.35       2.44       4.43      (8.37)      1.68      (6.95)
Compound Annual/ Period
  Rate of Return.......     7.09      (3.31)     23.77      (9.21)      5.07      26.22       3.97      21.88      (7.32)
                         (5 months)                                                                              (10 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                       FOOTNOTES TO CAPSULES I THROUGH IV

     "Aggregate subscriptions" represent the total amount received for all units purchased by investors since the partnership commenced operations.

     "Drawdown" means decline in net asset value per unit.

     "Worst month-end peak-to-valley drawdown" is the largest decline experienced by the partnership, determined in accordance with CFTC Rule 4.10(1), and represents the greatest cumulative percentage decline from any month-end net asset value per unit that occurs without such month-end net asset value per unit being equaled or exceeded as of a subsequent month-end net asset value per unit. For example, if the net asset value per unit of a partnership was $15 and declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount because the $15 initial month-end net asset value per unit had not been equalled or exceeded by a subsequent month-end net asset value per unit, whereas if the net asset value of a unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level because the $15 initial net asset value per unit would have been equaled in March. Such "drawdowns" are measured on the basis of month-end net asset values only, and do not reflect intra-month figures.

     "Monthly Performance" is the percentage change in net asset value per unit from one month to another.

     "Compound Annual/Period Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

ADDITIONAL PARTNERSHIPS

     In the future, additional partnerships may be added to the Charter Series of partnerships and units of limited partnership interest of such partnerships may be offered pursuant to a separate prospectus or an updated version of, or supplement to, this prospectus. Such partnerships will generally have different trading advisors and may have substantially different trading approaches or fee structures. You should carefully review any such separate prospectus, updated version of, or supplement to, this prospectus before making the decision to purchase units in any new Charter Series partnership.

AVAILABILITY OF EXCHANGE ACT REPORTS

     The partnerships are required to file periodic reports with the SEC, such as annual and quarterly reports, and proxy statements. You may read any of these filed documents, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The partnerships' SEC filings are also available to the public from the SEC's Web site at "http:// www.sec.gov." Their SEC file numbers are 0-25603 (Charter Graham), 0-25605 (Charter Millburn), 0-25607 (Charter Welton), and 0-26282 (Charter MSFCM).

                            SELECTED FINANCIAL DATA
                     AND SELECTED QUARTERLY FINANCIAL DATA

     The following are the results of operations and selected quarterly financial data for each partnership for the periods indicated. Per unit results for Charter MSFCM have been adjusted to reflect a 100-for-1 unit conversion that became effective on December 1, 2000.

                                 CHARTER GRAHAM
SELECTED FINANCIAL DATA

                                                                                                FOR THE PERIOD FROM
                                             FOR THE                                               MARCH 1, 1999
                                        THREE MONTHS ENDED           FOR THE YEARS ENDED         (COMMENCEMENT OF
                                            MARCH 31,                    DECEMBER 31,             OPERATIONS) TO
                                       2002           2001           2001           2000         DECEMBER 31, 1999
                                    -----------    -----------    -----------    -----------    -------------------
                                         $              $              $              $                  $
                                    (unaudited)    (unaudited)
REVENUES
Trading profit (loss):
  Realized.......................    (1,890,969)     4,032,864      9,678,296      4,638,274            839,458
  Net change in unrealized.......       302,510       (205,643)    (2,549,392)     2,344,969          1,070,531
                                    -----------    -----------    -----------    -----------        -----------
    Total Trading Results........    (1,588,459)     3,827,221      7,128,904      6,983,243          1,909,989
Interest income (Morgan Stanley
  DW)............................       207,772        409,042      1,250,516      1,242,395            444,815
                                    -----------    -----------    -----------    -----------        -----------
    Total........................    (1,380,687)     4,236,263      8,379,420      8,225,638          2,354,804
                                    -----------    -----------    -----------    -----------        -----------
EXPENSES
Brokerage fees (Morgan Stanley
  DW)............................       874,970        511,471      2,476,549      1,517,906            723,042
Management fees..................       249,992        146,135        707,585        433,688            206,583
Incentive fees...................       --             632,043      1,936,526        950,165          --
                                    -----------    -----------    -----------    -----------        -----------
    Total........................     1,124,962      1,289,649      5,120,660      2,901,759            929,625
                                    -----------    -----------    -----------    -----------        -----------
NET INCOME (LOSS)................    (2,505,649)     2,946,614      3,258,760      5,323,879          1,425,179
                                    -----------    -----------    -----------    -----------        -----------
                                    -----------    -----------    -----------    -----------        -----------
NET INCOME (LOSS) ALLOCATION:
Limited Partners.................    (2,478,545)     2,914,628      3,223,806      5,265,407          1,408,675
General Partner..................       (27,104)        31,986         34,954         58,472             16,504
NET INCOME (LOSS) PER UNIT:
Limited Partners.................         (0.66)          1.24           1.22           2.26                .29
General Partner..................         (0.66)          1.24           1.22           2.26                .29
TOTAL ASSETS AT END OF PERIOD....    53,212,960     34,479,015     48,611,167     30,380,410         21,028,305
TOTAL NET ASSETS AT END OF
  PERIOD.........................    52,328,956     33,432,257     47,940,768     28,771,158         20,661,112
NET ASSET VALUE PER UNIT AT END
  OF PERIOD
Limited Partners.................         13.11          13.79          13.77          12.55              10.29
General Partner..................         13.11          13.79          13.77          12.55              10.29

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                    NET INCOME
                                                            REVENUE/                                (LOSS) PER
                                                          (NET TRADING              NET          UNIT OF LIMITED
                     QUARTER ENDED                           LOSS)             INCOME (LOSS)   PARTNERSHIP INTEREST
-------------------------------------------------------   ------------         -------------   --------------------
2002
March 31...............................................   $(1,380,687)          $(2,505,649)          $(0.66)
                                                          -----------           -----------           ------
2001
March 31...............................................   $ 4,236,263           $ 2,946,614           $ 1.24
June 30................................................    (2,807,638)           (3,534,187)           (1.45)
September 30...........................................     7,364,979             6,253,933             2.15
December 31............................................      (414,184)           (2,407,600)           (0.72)
                                                          -----------           -----------           ------
Total..................................................   $ 8,379,420           $ 3,258,760           $ 1.22
                                                          -----------           -----------           ------
                                                          -----------           -----------           ------
2000
March 31...............................................   $   645,703           $    76,251           $ 0.04
June 30................................................    (2,661,171)           (3,154,240)           (1.42)
September 30...........................................     1,159,061               695,863             0.31
December 31............................................     9,082,045             7,706,005             3.33
                                                          -----------           -----------           ------
Total..................................................   $ 8,225,638           $ 5,323,879           $ 2.26
                                                          -----------           -----------           ------
                                                          -----------           -----------           ------

                                CHARTER MILLBURN
SELECTED FINANCIAL DATA

                                                                                                FOR THE PERIOD FROM
                                             FOR THE                                               MARCH 1, 1999
                                        THREE MONTHS ENDED           FOR THE YEARS ENDED         (COMMENCEMENT OF
                                            MARCH 31,                    DECEMBER 31,             OPERATIONS) TO
                                       2002           2001           2001           2000         DECEMBER 31, 1999
                                    -----------    -----------    -----------    -----------    -------------------
                                         $              $              $              $                  $
                                    (unaudited)    (unaudited)
REVENUES
Trading profit (loss):
  Realized.......................     1,850,816      3,760,990      1,548,568         76,367         (2,134,562)
  Net change in unrealized.......    (2,055,242)    (1,039,701)    (3,536,111)     4,050,018            920,823
                                    -----------    -----------    -----------    -----------        -----------
    Total Trading Results........      (204,426)     2,721,289     (1,987,543)     4,126,385         (1,213,739)
Interest income (Morgan Stanley
  DW)............................       125,422        403,358      1,143,337      1,404,756            559,942
                                    -----------    -----------    -----------    -----------        -----------
    Total........................       (79,004)     3,124,647       (844,206)     5,531,141           (653,797)
                                    -----------    -----------    -----------    -----------        -----------
EXPENSES
Brokerage fees (Morgan Stanley
  DW)............................       529,036        528,493      2,168,012      1,699,726            912,182
Management fees..................       151,153        150,998        619,432        485,636            260,624
Incentive fees...................       --             --             --             --                 103,350
                                    -----------    -----------    -----------    -----------        -----------
    Total........................       680,189        679,491      2,787,444      2,185,362          1,276,156
                                    -----------    -----------    -----------    -----------        -----------
NET INCOME (LOSS)................      (759,193)     2,445,156     (3,631,650)     3,345,779         (1,929,953)
                                    -----------    -----------    -----------    -----------        -----------
                                    -----------    -----------    -----------    -----------        -----------
NET INCOME (LOSS) ALLOCATION:
Limited Partners.................      (750,706)     2,419,664     (3,592,200)     3,310,250         (1,909,044)
General Partner..................        (8,487)        25,492        (39,450)        35,529            (20,909)
NET INCOME (LOSS) PER UNIT:
Limited Partners.................         (0.24)          0.81          (1.17)          1.12               (.72)
General Partner..................         (0.24)          0.81          (1.17)          1.12               (.72)
TOTAL ASSETS AT END OF PERIOD....    31,084,446     34,179,152     30,701,006     30,595,019         23,708,029
TOTAL NET ASSETS AT END OF
  PERIOD.........................    30,254,508     33,560,805     30,218,601     29,782,599         23,303,720
NET ASSET VALUE PER UNIT AT END
  OF PERIOD
Limited Partners.................          8.99          11.21           9.23          10.40               9.28
General Partner..................          8.99          11.21           9.23          10.40               9.28

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                    NET INCOME
                                                            REVENUE/                                (LOSS) PER
                                                          (NET TRADING              NET          UNIT OF LIMITED
                     QUARTER ENDED                           LOSS)             INCOME (LOSS)   PARTNERSHIP INTEREST
-------------------------------------------------------   ------------         -------------   --------------------
2002
March 31...............................................   $   (79,004)          $  (759,193)          $(0.24)
                                                          -----------           -----------           ------
2001
March 31...............................................   $ 3,124,647           $ 2,445,156           $ 0.81
June 30................................................    (1,983,688)           (2,716,749)           (0.90)
September 30...........................................    (1,530,647)           (2,225,909)           (0.72)
December 31............................................      (454,518)           (1,134,148)           (0.36)
                                                          -----------           -----------           ------
Total..................................................   $  (844,206)          $(3,631,650)          $(1.17)
                                                          -----------           -----------           ------
                                                          -----------           -----------           ------
2000
March 31...............................................   $  (702,882)          $(1,243,143)          $(0.46)
June 30................................................      (988,574)           (1,542,703)           (0.55)
September 30...........................................       362,262              (173,618)           (0.06)
December 31............................................     6,860,335             6,305,243             2.19
                                                          -----------           -----------           ------
Total..................................................   $ 5,531,141           $ 3,345,779           $ 1.12
                                                          -----------           -----------           ------
                                                          -----------           -----------           ------

                                 CHARTER WELTON
SELECTED FINANCIAL DATA

                                                                                                FOR THE PERIOD FROM
                                             FOR THE                                               MARCH 1, 1999
                                        THREE MONTHS ENDED           FOR THE YEARS ENDED         (COMMENCEMENT OF
                                            MARCH 31,                    DECEMBER 31,             OPERATIONS) TO
                                       2002           2001           2001           2000         DECEMBER 31, 1999
                                    -----------    -----------    -----------    -----------    -------------------
                                         $              $              $              $                  $
                                    (unaudited)    (unaudited)
REVENUES
Trading profit (loss):
  Realized.......................    (1,723,839)     1,400,749      1,237,257     (2,859,783)        (1,636,293)
  Net change in unrealized.......       720,814     (1,595,700)    (3,175,394)     1,578,590          1,722,849
                                    -----------    -----------    -----------    -----------        -----------
    Total Trading Results........    (1,003,025)      (194,951)    (1,938,137)    (1,281,193)            86,556
Interest income (Morgan Stanley
  DW)............................        69,032        299,214        764,243      1,274,899            521,699
                                    -----------    -----------    -----------    -----------        -----------
    Total........................      (933,993)       104,263     (1,173,894)        (6,294)           608,255
                                    -----------    -----------    -----------    -----------        -----------
EXPENSES
Brokerage fees (Morgan Stanley
  DW)............................       272,675        377,037      1,369,546      1,547,098            852,522
Management fees..................        77,908        107,725        391,300        442,028            243,578
                                    -----------    -----------    -----------    -----------        -----------
    Total........................       350,583        484,762      1,760,846      1,989,126          1,096,100
                                    -----------    -----------    -----------    -----------        -----------
NET LOSS.........................    (1,284,576)      (380,499)    (2,934,740)    (1,995,420)          (487,845)
                                    -----------    -----------    -----------    -----------        -----------
                                    -----------    -----------    -----------    -----------        -----------
NET LOSS ALLOCATION:
Limited Partners.................    (1,266,452)      (375,706)    (2,900,116)    (1,972,281)          (481,546)
General Partner..................       (18,124)        (4,793)       (34,624)       (23,139)            (6,299)
NET LOSS PER UNIT:
Limited Partners.................         (0.56)         (0.15)         (1.07)         (0.73)             (1.07)
General Partner..................         (0.56)         (0.15)         (1.07)         (0.73)             (1.07)
TOTAL ASSETS AT END OF PERIOD....    15,207,748     22,842,531     17,371,314     23,235,404         23,455,371
TOTAL NET ASSETS AT END OF
  PERIOD.........................    14,702,061     22,350,542     16,653,076     22,309,441         23,077,361
NET ASSET VALUE PER UNIT AT END
  OF PERIOD
Limited Partners.................          6.57           8.05           7.13           8.20               8.93
General Partner..................          6.57           8.05           7.13           8.20               8.93

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                    NET INCOME
                                                            REVENUE/                                (LOSS) PER
                                                          (NET TRADING              NET          UNIT OF LIMITED
                     QUARTER ENDED                           LOSS)             INCOME (LOSS)   PARTNERSHIP INTEREST
-------------------------------------------------------   ------------         -------------   --------------------
2002
March 31...............................................   $  (933,993)          $(1,284,576)          $(0.56)
                                                          -----------           -----------           ------
2001
March 31...............................................   $   104,263           $  (380,499)          $(0.15)
June 30................................................    (3,654,962)           (4,114,323)           (1.49)
September 30...........................................     1,580,750             1,175,041             0.44
December 31............................................       796,055               385,041             0.13
                                                          -----------           -----------           ------
Total..................................................   $(1,173,894)          $(2,934,740)          $(1.07)
                                                          -----------           -----------           ------
                                                          -----------           -----------           ------
2000
March 31...............................................   $   388,352           $  (124,909)          $(0.07)
June 30................................................    (2,342,058)           (2,871,389)           (1.03)
September 30...........................................    (1,594,584)           (2,083,265)           (0.74)
December 31............................................     3,541,996             3,084,143             1.11
                                                          -----------           -----------           ------
Total..................................................   $    (6,294)          $(1,995,420)          $(0.73)
                                                          -----------           -----------           ------
                                                          -----------           -----------           ------

                                 CHARTER MSFCM
SELECTED FINANCIAL DATA

                                                FOR THE
                                          THREE MONTHS ENDED
                                               MARCH 31,                          FOR THE YEARS ENDED DECEMBER 31,
                                       -------------------------   --------------------------------------------------------------
                                          2002          2001          2001         2000         1999         1998         1997
                                       -----------   -----------   ----------   ----------   ----------   ----------   ----------
                                            $             $              $          $            $            $            $
                                       (unaudited)   (unaudited)
REVENUES
Trading profit (loss):
 Realized............................   2,536,736     3,058,691     5,807,007    5,655,002   (3,118,414)  10,745,170    9,351,615
 Net change in unrealized............  (2,064,115)   (1,460,600)   (4,973,466)   3,263,304    1,054,886   (6,135,777)   5,066,794
                                       ----------    ----------    ----------   ----------   ----------   ----------   ----------
   Total Trading Results.............     472,621     1,598,091       833,541    8,918,306   (2,063,528)   4,609,393   14,418,409
Interest income (Morgan Stanley
 DW).................................     185,665       503,637     1,431,775    1,611,060    1,492,539    1,722,659    1,839,463
                                       ----------    ----------    ----------   ----------   ----------   ----------   ----------
   Total.............................     658,286     2,101,728     2,265,316   10,529,366     (570,989)   6,332,052   16,257,872
                                       ----------    ----------    ----------   ----------   ----------   ----------   ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)...     757,897       641,924     2,759,119    1,821,573    2,089,386    2,293,998    2,944,705
Management fees (Morgan Stanley
 Futures & Currency Management)......     216,543       183,407       788,319      982,932    1,194,754    1,365,216    1,393,730
Incentive fees (Morgan Stanley
 Futures & Currency Management)......      --           148,065       148,065      205,168       --          284,832    1,009,675
Transaction fees and costs...........      --            --            --           83,748      134,354      154,590      186,730
Administrative expenses..............      --            --            --           66,000       72,000       74,000       96,000
                                       ----------    ----------    ----------   ----------   ----------   ----------   ----------
   Total.............................     974,440       973,396     3,695,503    3,159,421    3,490,494    4,172,636    5,630,840
                                       ----------    ----------    ----------   ----------   ----------   ----------   ----------
NET INCOME (LOSS)....................    (316,154)    1,128,332    (1,430,187)   7,369,945   (4,061,483)   2,159,416   10,627,032
                                       ----------    ----------    ----------   ----------   ----------   ----------   ----------
                                       ----------    ----------    ----------   ----------   ----------   ----------   ----------
NET INCOME (LOSS) ALLOCATION:
Limited Partners.....................    (312,094)    1,111,324    (1,410,776)   7,257,147   (4,013,384)   2,098,465   10,408,317
General Partner......................      (4,060)       17,008       (19,411)     112,798      (48,099)      60,951      218,715
NET INCOME (LOSS) PER UNIT:
Limited Partners.....................       (0.12)        (0.51)        (0.58)        3.36        (1.43)        0.75         3.08
General Partner......................       (0.12)        (0.51)        (0.58)        3.36        (1.43)        0.75         3.08
TOTAL ASSETS AT END OF PERIOD........  45,535,735    39,928,474    43,514,194   38,755,372   36,874,230   45,904,521   48,991,106
TOTAL NET ASSETS AT END OF PERIOD....  45,013,046    38,872,484    42,399,948   37,382,311   36,185,214   45,472,168   48,002,629
NET ASSET VALUE PER UNIT AT END OF
 PERIOD
Limited Partners.....................       16.80         18.01         16.92        17.50        14.14        15.57        14.82
General Partner......................       16.80         18.01         16.92        17.50        14.14        15.57        14.82

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                    NET INCOME
                                                            REVENUE/                                (LOSS) PER
                                                          (NET TRADING              NET          UNIT OF LIMITED
                     QUARTER ENDED                           LOSS)             INCOME (LOSS)   PARTNERSHIP INTEREST
-------------------------------------------------------   ------------         -------------   --------------------
2002
March 31...............................................   $   658,286           $  (316,154)          $(0.12)
                                                          -----------           -----------           ------
2001
March 31...............................................   $ 2,101,728           $ 1,128,332           $ 0.51
June 30................................................      (817,393)           (1,676,192)           (0.77)
September 30...........................................     1,841,035               942,776             0.41
December 31............................................      (860,054)           (1,825,103)           (0.73)
                                                          -----------           -----------           ------
Total..................................................   $ 2,265,316           $(1,430,187)          $(0.58)
                                                          -----------           -----------           ------
                                                          -----------           -----------           ------
2000
March 31...............................................   $ 2,017,694           $ 1,142,792           $ 0.47
June 30................................................       766,640                36,666             0.00
September 30...........................................    (1,355,919)           (2,028,558)           (0.87)
December 31............................................     9,100,951             8,219,045             3.76
                                                          -----------           -----------           ------
Total..................................................   $10,529,366           $ 7,369,945           $ 3.36
                                                          -----------           -----------           ------
                                                          -----------           -----------           ------

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

LIQUIDITY

     Assets of each partnership are deposited with the commodity brokers in separate futures, forwards, and options trading accounts established for the trading advisor for the partnership and are used as margin to engage in trading. The assets are held in either non-interest bearing bank accounts or in securities and instruments permitted by the CFTC for investment of customer segregated or secured funds. Each partnership's assets held by the commodity brokers may be used as margin solely for the partnership's trading. Since each partnership's sole purpose is to trade in futures, forwards, and options, it is expected that each partnership will continue to own liquid assets for margin purposes.

     Each partnership's investment in futures, forwards, and options may, from time to time, be illiquid. Most U.S. futures exchanges limit fluctuations in prices during a single day by regulations referred to as "daily price fluctuations limits" or "daily limits." Trades may not be executed at prices beyond the daily limit. If the price for a particular futures or options contract has increased or decreased by an amount equal to the daily limit, positions in that futures or options contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. These market conditions could prevent a partnership from promptly liquidating its futures or options contracts and result in restrictions on redemptions.

     There is no limitation on daily price moves in trading forward contracts on foreign currency. The markets for some world currencies have low trading volume and are illiquid, which may prevent a partnership from trading in potentially profitable markets or prevent a partnership from promptly liquidating unfavorable positions in such markets, subjecting it to substantial losses. Either of these market conditions could result in restrictions on redemptions.

     The partnerships have not had illiquidity affect a material portion of their assets. Furthermore, there are no material trends, events, or uncertainties known at the present time that will result in or that are reasonably likely to result in the liquidity of any of the partnerships increasing or decreasing in any material way.

CAPITAL RESOURCES

     The partnerships do not have, nor expect to have, any capital assets. Redemptions, exchanges, and sales of additional units in the future will affect the amount of funds available for investment in futures, forwards, and options in subsequent periods. It is not possible to estimate the amount and therefore the impact of future redemptions of units.

     There are no known material trends, favorable or unfavorable, that would affect, and no expected material changes to, the arrangement of any of the partnerships' capital resources at present. None of the partnerships has off-balance sheet arrangements, nor do they have contractual obligations or commercial commitments to make future payments that would affect their liquidity or capital resources. The contracts the partnerships trade are accounted for on a trade-date basis and marked-to-market on a daily basis. The value of futures contracts is the settlement price on the exchange on which that futures contract is traded on a particular day. The value of foreign currency forward contracts is based on the spot rate as of the close of business, New York City time, on a given day.

RESULTS OF OPERATIONS

     General. Each partnership's results depend on the trading advisors and the ability of the trading advisor's trading programs to take advantage of price movements or other profit opportunities in the futures, forwards, and options markets. The following presents a summary of the operations for each of the three month periods ended March 31, 2002 and 2001, for the two years ended December 31, 2001, and for the period from March 1, 1999 (commencement of operations) to December 31, 1999 for Charter Graham, Charter Millburn, and Charter Welton, for each of the three month periods ended March 31, 2002 and 2001 and for the three years ended December 31, 2001 for Charter MSFCM, and a general discussion of each partnership's trading activities during those periods. An analysis of unrealized gains (losses) by particular category of contract for each partnership may be found under its respective "Schedule of Investments" on pages F-* and F-* . It is important to note, however, that each trading advisor trades in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of each partnership are difficult to discuss other than in the context of the trading advisor's trading activities on behalf of the partnership and how the partnership has performed in the past.


     The partnerships' results of operations are set forth in the financial statements (see the financial ("F-") pages of this prospectus) prepared in accordance with U.S. generally accepted accounting principles, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following. The contracts the partnerships trade are accounted for on a trade-date basis and marked-to-market on a daily basis. The difference between their cost and market value is recorded as `change in unrealized profit/loss' for open (unrealized) contracts, and recorded as `realized profit/loss' when open positions are closed out; the sum of these amounts constitutes the partnerships' trading revenues. Earned interest income revenue, as well as management fee, incentive fee, and brokerage fee expenses of the partnerships are recorded on an accrual basis. The general partner believes that, based on the nature of the operations of the partnerships, no assumptions other than those presently used relating to the application of critical accounting policies are reasonably plausible that could affect reported amounts.


     RESULTS OF OPERATIONS FOR MORGAN STANLEY CHARTER GRAHAM L.P.

     For the Three Months Ended March 31, 2002. For the quarter ended March 31, 2002, Charter Graham recorded total trading losses, net of interest income, of $1,380,687 and posted a decrease in net asset value per unit. The most significant losses of approximately 2.6% were recorded in the global stock index markets primarily during February and March from positions as equity prices traded in a non-trending pattern from continued global economic uncertainty and unrest in the Middle East. Smaller losses of approximately 0.9% were recorded in the global interest rate markets primarily during February from previously established short positions in Japanese government bond futures when prices moved higher following the possibility of an anti-deflation plan from the Japanese government. Additional losses were recorded mainly during March in eurodollar positions on short-term volatile price movement. Losses of approximately 0.4% were also recorded in the metals markets during January from short positions in copper as prices increased on the shoulders of rising demand expectations, fueled by the possibility of an accelerated U.S. economic recovery. Partially offsetting gains of approximately 0.7% were recorded in the agricultural markets primarily during January and February from previously established long positions in cocoa when prices trended higher over supply concerns and technical factors. Total expenses for the three months ended March 31, 2002, were $1,124,962, resulting in a net loss of $2,505,649. The net asset value of a unit decreased from $13.77 at December 31, 2001 to $13.11 at March 31, 2002.

     For the Three Months Ended March 31, 2001. For the quarter ended March 31, 2001, Charter Graham recorded total trading revenues, including interest income, of $4,236,263 and posted an increase in net asset value per unit. The most significant gains of approximately 8.4% were recorded in the global interest rate futures markets primarily from long positions in Japanese government bond futures as prices moved higher during January and February amid weak Japanese stock prices and disappointing economic data in that country. Profits were also recorded from long positions in U.S. and European interest rate futures as prices rose throughout a majority of the quarter amid a rattled stock market, shaky consumer confidence, positive inflation data and the anticipation of additional interest rate cuts by the Federal Reserve. In soft commodities, gains of approximately 2.4% were recorded throughout the quarter from short cotton futures positions as prices moved lower on weak export sales and low demand. Additional gains of approximately 2.2% were recorded throughout a majority of the quarter in the currency markets primarily from short positions in the Japanese yen as the value of the yen weakened relative to the U.S. dollar on concerns for the Japanese economy and in both anticipation and reaction to the Bank of Japan's decision to reinstate its zero interest rate policy. Smaller currency gains were recorded during March from short positions in the Korean won as its value declined relative to the U.S. dollar on concerns for that country's economy. A portion of overall partnership gains for the quarter was offset by losses of approximately 1.9% recorded primarily during January in the energy markets from long positions in natural gas futures as prices reversed their sharp upward trend amid bearish inventory data and forecasts for warmer weather in key consumption areas. Total expenses for the three months ended March 31, 2001 were $1,289,649, resulting in net income of $2,946,614. The net asset value of a unit increased from $12.55 at December 31, 2000 to $13.79 at March 31, 2001.

     2001 Results. For the year ended December 31, 2001, Charter Graham posted an increase in net asset value per unit. The most significant gains of approximately 12.3% were recorded in the global interest rate futures markets primarily during August and September from long positions in U.S. interest rate futures as domestic bond prices trended higher amid concerns for the U.S. economy, declining stock prices, as well as in reaction to the Federal Reserve's interest rate cuts. Smaller gains were recorded from long positions in short-term European interest rate futures as prices trended higher. In the global stock index futures markets, gains of approximately 7.4% were recorded primarily during the third quarter from short positions in DAX, TOPIX, and Nikkei Index futures as equity prices moved sharply lower on corporate profit warnings and amid worries regarding global economic uncertainty. In the metals markets, gains of approximately 4.1% were recorded primarily throughout the third quarter from short futures positions in copper and zinc as base metals prices trended lower as a result of increased supplies and weak demand. A portion of the partnership's overall gains was partially offset by losses of approximately 1.5% recorded in the agricultural markets from trading soybean meal and soybean oil futures.

     For the year ended December 31, 2001, Charter Graham recorded total trading revenues, including interest income, of $8,379,420. Total expenses for the year were $5,120,660, resulting in net income of $3,258,760. The net asset value of a unit increased from $12.55 at December 31, 2000 to $13.77 at December 31, 2001.

     2000 Results. For the year ended December 31, 2000, Charter Graham posted an increase in net asset value per unit. The most significant gains of approximately 15.8% were recorded in the currency markets primarily during January, April, August, and October from short positions in the euro and Swiss franc as the value of these European currencies weakened relative to the U.S. dollar amid skepticism about Europe's economic outlook. Additional gains were recorded primarily during November from short positions in the Korean won as its value weakened versus the U.S. dollar due to concerns over political and economic woes in that region. In the interest rate futures markets, gains of approximately 12.9% were recorded primarily during November and December from long positions in U.S. interest rate futures as prices climbed higher amid a drop in stock prices and as fears of an economic slowdown drew investors to the perceived safety of government securities. Additional gains were recorded during December from long positions in European and Australian interest rate futures as prices in these markets rose amid the speculation that the Federal Reserve would lower interest rates in the near future. In the energy markets, gains of approximately 11.9% were recorded primarily during May, August, September, November, and December from long positions in natural gas futures as prices climbed to all-time highs amid supply and storage concerns. A portion of the partnership's overall gains was partially offset by losses of approximately 3.7% recorded in the metals markets primarily during November and

December from long positions in copper and aluminum futures as prices declined after concerns mounted that demand would weaken amid a cooling of the U.S. economy.

     For the year ended December 31, 2000, Charter Graham recorded total trading revenues, including interest income, of $8,225,638. Total expenses for the year were $2,901,759, resulting in net income of $5,323,879. The net asset value of a unit increased from $10.29 at December 31, 1999 to $12.55 at December 31, 2000.

     1999 Results. For the period from March 1, 1999 (commencement of operations) through December 31, 1999, Charter Graham posted an increase in net asset value per unit. The most significant gains of approximately 7.2% were recorded in the global stock index futures markets primarily during the fourth quarter. Gains were recorded in the U.S., approximately 10.8%, and European, approximately 4.3%, equity markets as many markets experienced significant year-end rallies. The overall strength of U.S. stocks boosted European stocks specifically in Germany, France, and Spain. Additional gains of approximately 4.9% were recorded in the metals markets primarily during the first and fourth quarters from long positions in aluminum and copper as prices increased on technical factors and a healthy economic outlook for most industrialized nations' economies in the year ahead. Trading in the energy markets produced gains of approximately 2.2% as OPEC cooperated with other major global oil producing countries to rein in production and allow for the drawing down of inventories that had grown steadily throughout 1998. Long positions in crude oil benefited from the improving global demand for energy and the decreased supply. A portion of the partnership's overall gains was offset by losses of approximately 1.5% recorded in the agricultural markets. Short corn futures positions proved unprofitable when prices reversed higher in the second quarter on a seasonally driven rally.

     For the period from March 1, 1999 (commencement of operations) through December 31, 1999, Charter Graham recorded total trading revenues, including interest income, of $2,354,804. Total expenses for the period were $929,625, resulting in net income of $1,425,179. The value of a unit increased from $10.00 at inception of trading on March 1, 1999 to $10.29 at December 31, 1999.

     RESULTS OF OPERATIONS FOR MORGAN STANLEY CHARTER MILLBURN L.P.

     For the Three Months Ended March 31, 2002. For the quarter ended March 31, 2002, Charter Millburn recorded total trading losses, net of interest income, of $79,004 and posted a decrease in net asset value per unit. The most significant losses of approximately 2.6% were recorded in the currency markets primarily during March and February from previously established short positions in the Japanese yen relative to the U.S. dollar. The yen strengthened against the dollar following asset repatriation from the U.S. to Japan and a drop in Japan's unemployment rate. Continued strength in the yen through mid-March resulted in newly established long positions, which eventually added to earlier losses when the value of the yen fell on news that asset repatriation would end with the Japanese fiscal year. Smaller losses of approximately 1.6% were recorded in agricultural markets mostly during January from previously established long positions in sugar futures when prices declined on news that Brazilian exports would substantially increase international supply. Additional losses were recorded during February from subsequently established short positions in sugar futures as prices finished slightly higher at March's end after non-trending movement for several weeks prior. Losses of approximately 1.5% were recorded in the global stock index markets mainly during March as equity prices continued non-trending patterns amidst global economic and military uncertainty. Partially offsetting gains of approximately 4.9% were recorded in the energy markets primarily during March from previously established long positions in crude oil where prices continued trending higher amid escalating tensions in the Middle East and supply/demand factors. Total expenses for the three months ended March 31, 2002 were $680,189, resulting in a net loss of $759,193. The net asset value of a unit decreased from $9.23 at December 31, 2001 to $8.99 at March 31, 2002.

     For the Three Months Ended March 31, 2001. For the quarter ended March 31, 2001, Charter Millburn recorded total trading revenues, including interest income, of $3,124,647 and posted an increase in net asset value per unit. The most significant gains of approximately 6.6% were recorded throughout a majority of the quarter primarily from short positions in the Japanese yen as the value of the yen weakened relative to the U.S. dollar on concerns for the Japanese economy and in both anticipation and reaction to the Bank of Japan's decision to reinstate its zero interest rate policy. Additional gains were recorded from short positions in the Thai baht and Singapore dollar as the value of these currencies declined relative to the U.S. dollar during March on concerns regarding the overall economic environment in the Pacific Rim. In global interest rate futures markets, gains of approximately 4.6% were recorded primarily during January from long positions in eurodollar futures as prices moved higher due to a surprise interest rate cut by the Federal Reserve early in the month and the subsequent anticipation of an additional interest rate cut by the Federal Reserve later in January. Additional profits were recorded throughout the quarter from long positions in Japanese government bond futures as prices moved higher amid weak Japanese stock prices and disappointing economic data in that country. In global stock index futures markets, gains of approximately 1.3% were recorded primarily during March from short Hang Seng and DAX Index futures as stock prices trended lower on worries that a U.S. economic slowdown will ignite a global downturn. Smaller profits of approximately 0.9% were recorded primarily during March in the soft commodities markets from short sugar futures positions as sugar prices declined on concerns that an economic slowdown will negatively effect demand. These gains were partially offset by losses of approximately 3.2% recorded in the energy markets primarily from trading natural gas futures during March as prices moved without consistent direction due to supply and demand concerns. Smaller losses were experienced during January from short futures positions in crude oil and its related products as prices increased amid cold weather forecasts, OPEC production cuts and a tightening in U.S. crude oil supplies. Total expenses for the three months ended March 31, 2001 were $679,491, resulting in net income of $2,445,156. The net asset value of a unit increased from $10.40 at December 31, 2000 to $11.21 at March 31, 2001.

     2001 Results. For the year ended December 31, 2001, Charter Millburn posted a decrease in net asset value per unit. The most significant losses of approximately 12.7% were recorded in the energy markets throughout the first nine months of the year from trading in crude oil futures and its related products as a result of volatility in oil prices due to a continually changing outlook for supply, production, and demand. In the soft commodities markets, losses of approximately 1.0% were experienced from short positions in sugar futures as prices reversed higher on supply concerns. Smaller losses of approximately 0.8% were recorded in the agricultural markets primarily during July from previously established short corn futures positions as prices increased on forecasts for hotter and drier weather in the U.S. midwest. A portion of the partnership's overall losses was partially offset by gains of approximately 4.6% recorded throughout a majority of the third quarter in the global stock index futures markets from short positions in Hang Seng and DAX Index futures as equity prices moved sharply lower on corporate profit warnings and amid worries regarding global economic uncertainty. Additional gains of approximately 2.9% were recorded in the global interest rate futures markets primarily during August and September from long positions in short-term U.S. interest rate futures as prices trended higher following interest rate cuts by the Federal Reserve and as investors sought the safe-haven of shorter maturity fixed income investments. Smaller profits of approximately 1.6% were recorded in the currency markets during the first quarter and also during December from short positions in the Japanese yen as its value weakened relative to the U.S. dollar amid concerns for the ailing Japanese economy.

     For the year ended December 31, 2001, Charter Millburn recorded total trading losses, net of interest income, of $844,206. Total expenses for the year were $2,787,444, resulting in a net loss of $3,631,650. The net asset value of a unit decreased from $10.40 at December 31, 2000 to $9.23 at December 31, 2001.

     2000 Results. For the year ended December 31, 2000, Charter Millburn posted an increase in net asset value per unit. The most significant gains of approximately 11.1% were recorded in the energy markets primarily during February, May, June, August, October, and November from long positions in crude oil futures and its refined products as oil prices increased on concerns about future output levels from the world's leading producer countries amid increasing demand and rising concerns regarding supplies and production levels. Additional gains were recorded during May, August, September, and December from long positions in natural gas futures as prices trended higher on supply and storage concerns. In the global interest rate futures markets, gains of approximately 8.1% were recorded primarily during August, November, and December from long positions in U.S. interest rate futures as prices climbed higher amid a drop in stock prices and as fears of an economic slowdown drew investors to the perceived safety of government securities. Additional gains were recorded during December from long positions in European interest rate futures as prices rose amid speculation that the Federal Reserve would lower interest rates. A portion of the partnership's overall gains was partially offset by losses of approximately 3.3% recorded in the global stock index futures markets primarily from long futures positions in the Hang Seng Index as most global equity prices reversed lower in early January amid fears of interest rate hikes. During March and June, additional losses were recorded from trading Hang Seng Index futures due to trendless price movement within most of the world's stock markets.

     For the year ended December 31, 2000, Charter Millburn recorded total trading revenues, including interest income, of $5,531,141. Total expenses for the year were $2,185,362, resulting in net income of $3,345,779. The net asset value of a unit increased from $9.28 at December 31, 1999 to $10.40 at December 31, 2000.

     1999 Results. For the period from March 1, 1999 (commencement of operations) through December 31, 1999, Charter Millburn posted a decrease in net asset value per unit. The most significant losses of approximately 4.3% were recorded in the global interest rate futures markets. The partnership experienced losses in the third and fourth quarters from short positions in Japanese interest rate futures as prices moved higher amid fears that a strong yen may slow that nation's budding recovery. Losses were also recorded during April and May from long U.S. interest rate futures positions as prices dropped in reaction to Federal Reserve Chairman Alan Greenspan's warnings that a strong economy could reignite inflation. Fears that the Federal Reserve eventually could boost target interest rates pushed down domestic bond prices during the first and second quarters and forced yields higher. During July and August, long U.S. interest rate futures positions resulted in additional losses as domestic bond prices moved temporarily lower after Federal Reserve Chairman Alan Greenspan commented that central bankers must consider stock prices when setting monetary policy and as economic reports added to concern that the U.S. Federal Reserve will raise interest rates. Additional losses of approximately 3.0% were experienced in the currency markets primarily during the third quarter from short positions in the Swiss franc and the euro as the value of these currencies moved higher relative to the U.S. dollar. A portion of the overall losses was offset by gains of approximately 1.7% recorded in the metals markets primarily from long gold and aluminum futures positions. An announcement by a group of European central banks abruptly reversed gold prices higher late in the third quarter resulting in gains for long gold futures positions. Aluminum prices also increased during the year on technical factors and a healthy economic outlook for most industrialized nations' economies in the year ahead. Trading in the energy markets produced gains of approximately 1.2% as OPEC cooperated with other major global oil producing countries to rein in production thus pushing prices higher. Crude oil and its refined products all benefited from the improving global demand for energy and the decreased supply of crude oil.

     For the period from March 1, 1999 (commencement of operations) through December 31, 1999, Charter Millburn recorded total trading losses, net of interest income of $653,797. Total expenses for the period were $1,276,156, resulting in a net loss of $1,929,953. The net asset value of a unit decreased from $10.00 at inception of trading on March 1, 1999 to $9.28 at December 31, 1999.

     RESULTS OF OPERATIONS FOR MORGAN STANLEY CHARTER WELTON L.P.


     For the Three Months Ended March 31, 2002. For the quarter ended March 31, 2002, Charter Welton recorded total trading losses, net of interest income, of $933,993 and posted a decrease in net asset value per unit. The most significant losses of approximately 7.2% were recorded in the currency markets primarily during February from previously established short positions in the euro when prices strengthened relative to the U.S. dollar on weak U.S. equity markets and improving European confidence. Additional losses were recorded in March when the value of the euro experienced short-term volatile movements. Slighter losses of approximately 4.1% were recorded in the global index futures markets predominately in January from short positions in U.S. stock indices when prices rallied early in the month behind a stronger than expected forecast for economic recovery. Additional losses occurred in February from Hang Seng Index futures positions when prices moved without trend. Losses were partially offset by gains of approximately 3.5% recorded in the energy markets during March from previously established long positions in crude oil futures when prices continued trending higher on supply concerns and Middle East tensions. Gains of approximately 1.4% were also recorded in the metals markets principally in February and March from previously established long positions in gold when prices trended higher following weak equity markets attributable to profit warnings, accounting concerns, and Middle East tensions. Gains of approximately 1.1% were recorded in the global interest rate futures markets mostly during March from short positions when German interest rate futures prices fell in response to the European Central Bank's decision to leave rates unchanged and expectations of an accelerated global economic recovery. Total expenses for the three months ended March 31, 2002 were $350,583, resulting in a net loss of $1,284,576. The net asset value of a unit decreased from $7.13 at December 31, 2001 to $6.57 at March 31, 2002.


     For the Three Months Ended March 31, 2001. For the quarter ended March 31, 2001, Charter Welton recorded total trading revenues, including interest income, of $104,263 and, after expenses, posted a decrease in net asset value per unit. The most significant losses of approximately 6.9% were recorded primarily during January in the energy markets from long positions in natural gas futures as prices reversed their previous sharp upward trend amid bearish inventory data and forecasts for warmer weather. Additional losses were recorded during February from short futures positions in crude oil and its related products as prices reversed higher amid cold weather forecasts, anticipated OPEC production cuts and a tightening in supplies. In the metals markets, losses of approximately 1.5% were recorded during February and March from trading gold futures as prices moved without consistent direction. Smaller losses were recorded primarily during February from long aluminum futures positions as prices moved lower pressured by the decline in the U.S. equities market and concerns over demand. In the livestock markets, losses of approximately 0.9% were recorded during February from short lean hog futures positions as prices rallied sharply higher. Smaller losses of approximately 0.7% were experienced in the agricultural markets primarily during January from long soybean meal futures positions as prices moved lower due to favorable South American weather. These losses were partially offset by gains of approximately 9.5% recorded throughout the quarter in the global interest rate futures markets primarily from long positions in Japanese government bond futures as prices moved higher during the quarter amid weak Japanese stock prices and disappointing economic data in that country. Additional profits were recorded during January from long positions in eurodollar futures as prices moved higher due to a surprise interest rate cut by the Federal Reserve in early January and the subsequent anticipation of an additional interest rate cut by the Federal Reserve later in January. In the soft commodities markets, gains of approximately 1.2% were recorded primarily during February from short cotton futures positions as cotton prices declined on weak export sales and low demand. Total expenses for the three months ended March 31, 2001 were $484,762, resulting in a net loss of $380,499. The net asset value of a unit decreased from $8.20 at December 31, 2000 to $8.05 at March 31, 2001.

     2001 Results. For the year ended December 31, 2001, Charter Welton posted a decrease in net asset value per unit. The most significant losses of approximately 10.2% were recorded in the energy markets throughout the first nine months of the year from trading in crude oil futures and its related products as a result of volatility in oil prices due to a continually changing outlook for supply, production, and demand. In the currency markets, losses of approximately 7.8% were experienced primarily during January and February from crossrate transactions involving the euro relative to the Japanese yen due to short term volatility as a result of conflicting economic signals and a surprise cut in the discount rate by the Bank of Japan. Smaller losses of approximately 5.3% were recorded in the metals markets primarily during April and early May from short gold futures positions as prices climbed higher on weakness in the U.S. dollar. These losses were partially offset by gains of approximately 18.5% recorded in the global interest rate futures markets primarily during August and September from long positions in short-term U.S. interest rate futures as prices trended higher following interest rate cuts by the U.S. Federal Reserve and as investors sought the safe-haven of shorter maturity fixed income investments. Smaller gains of approximately 0.4% were recorded in the soft commodities markets primarily during February from short cotton futures positions as cotton prices declined on weak export sales and low demand.

     For the year ended December 31, 2001, Charter Welton recorded total trading losses, net of interest income, of $1,173,894. Total expenses for the year were $1,760,846, resulting in a net loss of $2,934,740. The net asset value of a unit decreased from $8.20 at December 31, 2000 to $7.13 at December 31, 2001.

     2000 Results. For the year ended December 31, 2000, Charter Welton posted a decrease in net asset value per unit. The most significant losses of approximately 10.8% were recorded in the global stock index futures markets primarily during January from long positions in U.S. stock index futures as U.S. and European equity prices reversed lower, after rallying higher in December 1999, amid fears of interest rate hikes in the U.S. and Europe. During April, additional losses were recorded from long U.S. stock index futures positions as domestic equity prices declined following the release of an unexpected jump in the Consumer Price Index. In the metals markets, losses of approximately 5.6% resulted primarily from short aluminum futures positions as prices reversed sharply higher during mid-June on institutional buying and fears that U.S. capacity could be hit further by power shortages. Additional losses were incurred throughout the fourth quarter from long positions in copper and aluminum futures as prices declined after concerns mounted that demand would weaken amid a cooling of the U.S. economy. A portion of the partnership's overall losses was partially offset by gains of approximately 7.2% recorded in the energy markets primarily during November and December from long positions in natural gas futures as prices trended higher on supply and storage concerns. In the global interest rate futures markets, gains of approximately 6.5% were recorded primarily during August and December from long positions in U.S. interest rate futures as prices climbed higher amid a drop in stock prices and as fears of an economic slowdown drew investors to the perceived safety of government securities.

     For the year ended December 31, 2000, Charter Welton recorded total trading losses, net of interest income, of $6,294. Total expenses for the year were $1,989,126, resulting in a net loss of $1,995,420. The net asset value of a unit decreased from $8.93 at December 31, 1999 to $8.20 at December 31, 2000.

     1999 Results. For the period from March 1, 1999 (commencement of operations) through December 31, 1999, Charter Welton posted a decrease in net asset value per unit. The most significant losses of approximately 6.3% occurred in the global interest rate futures markets. Charter Welton experienced losses in the third quarter from short positions in Japanese interest rate futures as prices moved higher amid fears that a strong yen may slow that nation's budding recovery. In addition, positions in U.S. and European bonds proved unprofitable as price volatility and choppiness experienced during the year limited the ability to capitalize on trends. Additional losses of approximately 4.3% were recorded in the soft commodities markets primarily in coffee futures due to weather driven volatility in Brazil, which is the world's largest producer of coffee. A portion of the partnership's overall losses was offset by gains of approximately 11.2% recorded in the global stock index futures markets particularly from long positions in U.S. and European equity markets. These long positions in U.S. and European equity index futures were especially profitable as many markets experienced significant year-end rallies. Trading in the energy markets produced gains of approximately 0.8% as OPEC cooperated with other major global oil producing countries to rein in production and allow for the drawing down of inventories that had grown steadily through 1998. Crude oil and its refined products all benefited from the improving global demand for energy and the decreased supply of crude oil.

     For the period from March 1, 1999 (commencement of operations) through December 31, 1999, Charter Welton recorded total trading revenues, including interest income, of $608,255. Total expenses for the period were $1,096,100, resulting in a net loss of $487,845. The net asset value of a unit decreased from $10.00 at inception of trading on March 1, 1999 to $8.93 at December 31, 1999.

     RESULTS OF OPERATIONS FOR MORGAN STANLEY CHARTER MSFCM L.P.

     General. All per unit amounts have been restated to reflect the 100-for-1 unit conversion that took place when Charter MSFCM became part of the Charter Series of partnerships.

     For the Three Months Ended March 31, 2002. For the quarter ended March 31, 2002, Charter MSFCM recorded total trading revenues, including interest income, of $658,286 and after expenses, posted a decrease in net asset value per unit. The most significant losses of approximately 8.2% were recorded in the currency markets primarily during March from positions in the euro versus the U.S. dollar and British pound following short-term choppy price movement. Additional losses were recorded in early March from previously established short positions in the Japanese yen when it strengthened against the dollar following asset repatriation from the U.S. to Japan and a drop in Japan's unemployment rate. Continued strength in the yen through mid-March resulted in newly established long positions, which eventually added to earlier losses when the value of the yen fell on news that asset repatriation would end with the Japanese fiscal year. Smaller losses of approximately 0.5% were recorded in the metals markets primarily during January from gold futures positions when prices moved in an erratic manner on conflicting supply concerns and a weak economic outlook. Partially offsetting losses were gains of approximately 10.4% recorded in the energy markets mostly during March from previously established long positions in crude oil futures when prices continued trending higher amid escalating Middle East tensions and supply/demand factors. Additional gains were recorded during January from previously established short natural gas futures positions when prices declined following a higher-than-expected American Gas Association inventory report and forecasts of mild weather for the eastern U.S. Total expenses for the three months ended March 31, 2002 were $974,440, resulting in a net loss of $316,154. The net asset value of a unit decreased from $16.92 December 31, 2001 to $16.80 at March 31, 2002.

     For the Three Months Ended March 31, 2001. For the quarter ended March 31, 2001, Charter MSFCM recorded total trading revenues, including interest income, of $2,101,728 and posted an increase in net asset value per unit. The most significant gains of approximately 9.7% were recorded in the global interest rate futures markets primarily from long positions in Japanese government bond futures as prices moved higher during January and February amid weak Japanese stock prices and disappointing economic data in that country. Profits were also recorded from long positions in German and U.S. interest rate futures as prices rose throughout a majority of the quarter amid a rattled stock market, shaky consumer confidence, positive inflation data and the anticipation of additional interest rate cuts by the Federal Reserve. In the currency markets, gains of approximately 2.1% were recorded throughout the majority of the quarter primarily from short positions in the Japanese yen as the value of the yen weakened relative to the U.S. dollar on concerns for the Japanese economy and in both anticipation and reaction to the Bank of Japan's decision to reinstate its zero interest rate policy. Smaller currency gains were recorded from short Australian dollar positions as its value weakened relative to the U.S. dollar on evidence of a weak Australian economy. Profits of approximately 0.6% were recorded in the global stock index futures markets throughout the quarter from short positions in U.S. economic stock index futures as equity prices trended lower on worries that the U.S. economic slowdown would ignite a global downturn. These gains were partially offset by losses of approximately 6.8% recorded primarily during January in the energy markets from short futures positions in crude oil and its related products as prices increased amid OPEC production cuts and a tightening in U.S. crude oil supplies. Additional losses were recorded from long positions in natural gas futures as prices reversed their previous sharp upward trend during January amid bearish inventory data and forecasts for warmer weather. In the metals markets, losses of approximately 0.9% were recorded primarily during February from long positions in aluminum futures as prices moved lower pressured by the decline in the U.S. equities market and concerns over demand. Total expenses for the three months ended March 31, 2001 were $973,396, resulting in net income of $1,128,332. The net asset value of a unit increased from $17.50 at December 31, 2000 to $18.01 at March 31, 2001.


     2001 Results. For the year ended December 31, 2001, Charter MSFCM posted a decrease in net asset value per unit. The most significant losses of approximately 6.2% were recorded in the currency markets primarily during July and September from transactions involving the euro relative to the British pound. Smaller losses of approximately 1.6% were recorded in the metals markets primarily during April and early May from short gold futures positions as prices climbed higher on weakness in the U.S. dollar. Smaller losses of approximately 1.3% were recorded throughout the first nine months of the year from trading in crude oil futures and its related products as a result of volatility in oil prices due to a continually changing outlook for supply, production, and demand. A portion of the partnership's overall losses was partially offset by gains of approximately 13.1% recorded in the global interest rate futures markets during the first and third quarter and during October from long positions in German interest rate futures as prices trended higher in response to an interest rate cut by the European Central Bank, strength in the euro, and weakness in global equity prices. Additional profits were recorded throughout a majority of the first quarter from long positions in eurodollar futures as prices rose amid a rattled stock market, shaky consumer confidence, positive inflation data, and interest rate cuts by the Federal Reserve. During September and October, profits were recorded from long positions as prices continued trending higher amid continued concerns for the sluggish U.S. economy, interest rate cuts by the U.S. Federal Reserve, and as investors sought a safe haven from declining stock prices.


     For the year ended December 31, 2001, Charter MSFCM recorded total trading revenues, including interest income, of $2,265,316. Total expenses for the year were $3,695,503, resulting in a net loss of $1,430,187. The net asset value of a unit decreased from $17.50 at December 31, 2000 to $16.92 at December 31, 2001.


     2000 Results. For the year ended December 31, 2000, Charter MSFCM posted an increase in net asset value per unit. The partnership posted gains in 2000 as a result of strong trends in the energy and currency futures markets. In the energy sector, profits of approximately 20.2% resulted primarily from long positions in the natural gas and crude oil futures markets. Natural gas saw its price rise to record levels in 2000. Recent low inventory levels, sluggish supply, and cold winter weather combined to push prices to such high levels. In the crude oil market, gains were realized from long positions earlier in the year as prices rose to nine-year highs on a combination of cold weather, declining inventories, and increasing demand. In addition, concerns about future output levels from the world's leading producer countries added to the upward price momentum. Later in the year, however, profits resulted from short positions as the price of crude oil futures fell on expectations that Iraqi oil exports would resume and on fears that the slowdown in the economy would curb demand while at the same time increase supply. In the currency markets, gains of approximately 15.4% were recorded primarily from short positions in the euro, Swiss franc, and Swedish krona as the value of these European currencies weakened relative to the U.S. dollar amid skepticism about Europe's economic outlook. Strong economic data out of the U.S. and interest rate hikes in the U.S. also boosted the dollar and, subsequently, added to the euro's difficulties. Later in the year as the bullish trend in the U.S. dollar reversed, additional gains were recorded from long positions in the euro, Swiss franc, and Swedish krona verses the U.S. dollar as a result of new confidence in the European economy and an overall skepticism regarding the U.S. economy. A portion of these gains was offset by losses experienced in the metals and stock index futures markets. The majority of losses, approximately 8.8%, were experienced in the metals markets primarily from aluminum futures. From a technical standpoint, the price of aluminum traded in a very volatile pattern throughout the year leaving little opportunity for the development of trends. In addition, long positions in this market, particularly in the second half of the year, resulted in losses as prices declined after concerns mounted that demand would weaken amid a cooling of the U.S. economy. Losses of approximately 6.1% were recorded in the global stock index futures markets. The S&P 500 Index traded in a very choppy pattern resulting in losses for both long and short positions. Contributing to this price pattern was uncertainty over the state of the U.S. economy.


     For the year ended December 31, 2000, Charter MSFCM recorded total trading revenues, including interest income, of $10,529,366. Total expenses for the year were $3,159,421, resulting in net income of $7,369,945. The net asset value of a unit increased from $14.14 at December 31, 1999 to $17.50 at December 31, 2000.

     1999 Results. For the year ended December 31, 1999, Charter MSFCM posted a decrease in net asset value per unit. The partnership experienced losses in the global interest rate futures markets, approximately 9.3%, primarily from short Japanese bond futures positions, as prices increased during the first quarter amid growing speculation that the Bank of Japan may underwrite Japanese government bonds and during the third quarter on the strength of the Japanese yen and expectations that additional monetary easing in that country will come. In the currency markets, losses of approximately 6.6% were recorded primarily from Australian dollar positions. Throughout a majority of the first quarter, losses were experienced from long Australian dollar positions, as its value dropped significantly relative to the U.S. dollar on speculation regarding potential currency devaluations in the Asian region. Early in the third quarter, additional losses were recorded from long positions in this currency due to depressed commodities prices, emerging market concerns and on-going talks that China may eventually devalue its currency. Newly established short positions in the Australian dollar resulted in losses during September, as its value strengthened relative to the U.S. dollar following the rally in gold prices. Offsetting currency gains of 4.1% were recorded from Japanese yen positions, primarily long positions. During the third quarter, gains were recorded from long positions in the Japanese yen, as the value of the yen climbed to a 44-month high versus the U.S. dollar due to continued optimism over Japan's economic recovery. The energy markets produced gains of approximately 8.0%. During March, gains were recorded from long positions in oil futures, as prices moved significantly higher on news that both OPEC and non- OPEC countries had reached an agreement to cut total output beginning April 1st. Gains were also recorded in this market complex during the third quarter after OPEC ministers confirmed that they would uphold their global cutbacks until April of 2000.

     For the year ended December 31, 1999, Charter MSFCM recorded total trading losses, net of interest income, of $570,989. Total expenses for the year were $3,490,494, resulting in a net loss of $4,061,483. The value of a unit decreased from $15.57 at December 31, 1998 to $14.14 at December 31, 1999.

     RESULTS OF OPERATIONS FOR MORGAN STANLEY CHARTER CAMPBELL L.P.

     Charter Campbell does not have an operating history, so information relating to its results of operations is not currently available.

FINANCIAL INSTRUMENTS

     Each partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. Each partnership may trade futures contracts, options on futures contracts, and forward contracts in interest rates, stock indices, commodities, currencies, petroleum, and precious metals. In entering into these contracts each partnership is subject to the market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the positions held by a partnership at the same time, and if its trading advisor were unable to offset positions of the partnership, the partnership could lose all of its assets and the limited partners would realize a 100% loss. In addition to the trading advisors' internal controls, each trading advisor must comply with the trading policies of the partnership. The trading policies include standards for liquidity and leverage with which the partnership must comply. The trading advisor and the general partner monitor each partnership's trading activities to ensure compliance with the trading policies. The general partner may require a trading advisor to modify positions of the partnership if the general partner believes they violate the partnership's trading policies.

     In addition to market risk, in entering into futures, forwards, and options contracts there is a credit risk to each partnership that the counterparty on a contract will not be able to meet its obligations to the partnership. The ultimate counterparty or guarantor of a partnership for futures contracts traded in the U.S. and most foreign exchanges on which the partnership trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member's customers, which should significantly reduce this credit risk. For example, a clearinghouse may cover a default by drawing upon a defaulting member's mandatory contributions and/or non-defaulting members' contributions to a clearinghouse guarantee fund, established lines or letters of credit with banks, and/or the clearinghouse's surplus capital and other available assets of the exchange and clearinghouse, or assessing its members. In cases where a partnership trades off-exchange forward contracts with a counterparty, the sole recourse of the partnership will be the forward contracts counterparty. For a list of the foreign exchanges on which the partnerships trade, see "Use of Proceeds" on page * . FOR AN ADDITIONAL DISCUSSION OF THE CREDIT RISKS RELATING TO TRADING ON FOREIGN EXCHANGES, SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES" ON PAGE * .

     There can be no assurance that a clearinghouse, exchange or other exchange member will meet its obligations to a partnership, and the general partner and commodity brokers will not indemnify a partnership against a default by such parties. Further, the law is unclear as to whether a commodity broker has any obligation to protect its customers from loss in the event of an exchange or clearinghouse defaulting on trades effected for the broker's customers. Any such obligation on the part of the broker appears even less clear where the default occurs in a non-U.S. jurisdiction.

     The general partner deals with these credit risks of the partnerships in several ways. First, it monitors each partnership's credit exposure to each exchange on a daily basis, calculating not only the amount of margin required for it but also the amount of its unrealized gains at each exchange, if any. The commodity brokers inform each partnership, as with all their customers, of its net margin requirements for all its existing open positions, but do not break that net figure down, exchange by exchange. The general partner, however, has installed a system which permits it to monitor each partnership's potential margin liability, exchange by exchange. As a result, the general partner is able to monitor each partnership's potential net credit exposure to each exchange by adding the unrealized trading gains on that exchange, if any, to the partnership's margin liability thereon.

     Second, each partnership's trading policies limit the amount of partnership net assets that can be committed at any given time to futures contracts and require, in addition, a minimum amount of diversification in the partnership's trading, usually over several different products. One of the aims of the trading policies has been to reduce the credit exposure of a partnership to a single exchange and, historically, the partnerships' exposure to one exchange has typically amounted to only a small percentage of their total net assets. On those relatively few occasions where a partnership's credit exposure may climb above that level, the general partner deals with the situation on a case by case basis, carefully weighing whether the increased level of credit exposure remains appropriate. Material changes to the trading policies may only be made with the prior written approval of the limited partners owning more than 50% of units then outstanding.

     Third, with respect to forward contract trading, each partnership trades with only those counterparties which the general partner, together with Morgan Stanley DW, have determined to be creditworthy. The partnerships presently deal with Morgan Stanley DW as the sole counterparty on forward contracts.

     Inflation has not been a major factor in the partnerships' operations.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK
INTRODUCTION

     Each partnership is a commodity pool engaged primarily in the speculative trading of futures, forwards, and options. The market sensitive instruments held by each partnership are acquired for speculative trading purposes only and, as a result, all or substantially all of each partnership's assets are at risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is central, not incidental, to each partnership's main business activities.

     The futures, forwards, and options traded by each partnership involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities. Fluctuations in market risk based upon these factors result in frequent changes in the fair value of each partnership's open positions, and, consequently, in its earnings and cash flow.

     Each partnership's total market risk is influenced by a wide variety of factors, including the diversification among each partnership's open positions, the volatility present within the markets, and the liquidity of the markets. At varying times, each of these factors may act to increase or decrease the market risk associated with each partnership.

     Each partnership's past performance is not necessarily indicative of its future results. Any attempt to numerically quantify a partnership's market risk is limited by the uncertainty of its speculative trading. Each partnership's speculative trading may cause future losses and volatility (i.e. "risk of ruin") that far exceed the partnership's experiences to date or any reasonable expectation based upon historical changes in market value.

QUANTIFYING THE PARTNERSHIP'S TRADING VALUE AT RISK

     The following quantitative disclosures regarding the market risk exposure of each partnership (other than Charter Campbell, which does not have an operating history) contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.

     Each partnership accounts for open positions on the basis of mark-to-market accounting principles. Any loss in market value of a partnership's open positions is directly reflected in the partnership's earnings, whether realized or unrealized, and cash flow. Profits and losses on open positions of exchange-traded futures, forwards, and options are settled daily through variation margin.

     Each partnership's risk exposure in the various market sectors traded by the trading advisor is estimated below in terms of Value at Risk ("VaR"). The VaR model used by each partnership includes many variables that could change the market value of a partnership's trading portfolio. Each partnership estimates VaR using a model based upon historical simulation with a confidence level of 99%. Historical simulation involves constructing a distribution of hypothetical daily changes in the value of a trading portfolio. The VaR model takes into account linear exposures to price and interest rate risk. Market risks that are incorporated in the VaR model include equity and commodity prices, interest rates, foreign exchange rates, and correlation among these variables. The hypothetical changes in portfolio value are based on daily percentage changes observed in key market indices or other market factors to which the portfolio is sensitive. The historical observation period of each partnership's VaR is approximately four years. The one-day 99% confidence level of each partnership's VaR corresponds to the negative change in portfolio value that, based on observed market risk factors, would have been exceeded once in 100 trading days. In other words, one-day VaR for a portfolio is a number such that losses in this portfolio are estimated to exceed the VaR only one day in 100. VaR typically does not represent the worst case outcome.

     VaR is calculated using historical simulation. The general partner uses approximately four years of daily market data (1,000 observations) and revalues its portfolio (using delta-gamma approximations) for each of the historical market moves that occurred over this time period. This generates a probability distribution of daily `simulated profit and loss' outcomes. The VaR is the appropriate percentile of this distribution. For example, the 99% one-day VaR would represent the 10th worst outcome from the general partner's simulated profit and loss series.

     Our VaR computations are based on the risk representation of the underlying benchmark for each instrument or contract and does not distinguish between exchange- and non-exchange-(dealer-based) based instruments. It is also not based on exchange- and/or dealer-based (maintenance) margin requirements.

     VaR models, including the partnerships', are continually evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. Please note that the VaR model is used to numerically quantify market risk for historic reporting purposes only and is not utilized by either the general partner or the trading advisor in their daily risk management activities. Please further note that VaR as described above may not be comparable to similarly titled measures used by other companies.

EACH PARTNERSHIP'S VALUE AT RISK IN DIFFERENT MARKET SECTORS

     The following tables indicate the VaR associated with each partnership's open positions as a percentage of total net assets by primary market risk category at March 31, 2002 and 2001.

CHARTER GRAHAM:

     At March 31, 2002 and 2001, Charter Graham's total capitalization was approximately $52 million and $33 million, respectively.

                                      MARCH 31, 2002   MARCH 31, 2001
    PRIMARY MARKET RISK CATEGORY        VALUE RISK       VALUE RISK
    ----------------------------      --------------   --------------
                                          %                %

Interest Rate.......................      (2.05)           (2.16)

Currency............................      (1.35)           (1.01)

Equity..............................      (0.41)           (0.43)

Commodity...........................      (1.30)           (1.16)

Aggregate Value at Risk.............      (3.15)           (2.45)

CHARTER MILLBURN:

     At March 31, 2002 and 2001, Charter Millburn's total capitalization was approximately $30 million and $34 million, respectively.

                                      MARCH 31, 2002   MARCH 31, 2001
    PRIMARY MARKET RISK CATEGORY        VALUE RISK       VALUE RISK
    ----------------------------      --------------   --------------
                                          %                %
Interest Rate.......................      (1.84)           (1.68)
Equity..............................      (0.61)           (0.39)
Currency............................      (0.29)           (2.75)
Commodity...........................      (1.99)           (0.73)
Aggregate Value at Risk.............      (2.76)           (3.53)

CHARTER WELTON:

     At March 31, 2002 and 2001, Charter Welton's total capitalization was approximately $15 million and $22 million, respectively.

                                      MARCH 31, 2002   MARCH 31, 2001
    PRIMARY MARKET RISK CATEGORY        VALUE RISK       VALUE RISK
    ----------------------------      --------------   --------------
                                          %                %
Interest Rate.......................      (3.14)           (3.52)
Currency............................      (2.82)           (2.30)
Equity..............................      (1.04)              --
Commodity...........................      (2.19)           (0.61)
Aggregate Value at Risk.............      (4.83)           (4.90)

CHARTER MSFCM:

     At March 31, 2002 and 2001, Charter MSFCM's total capitalization was approximately $45 million and $39 million, respectively.

                                      MARCH 31, 2002   MARCH 31, 2001
    PRIMARY MARKET RISK CATEGORY        VALUE RISK       VALUE RISK
    ----------------------------      --------------   --------------
                                          %                %
Currency............................      (3.64)           (2.80)
Interest Rate.......................      (2.11)           (2.33)
Equity..............................      (0.09)           (0.12)
Commodity...........................      (2.58)           (1.77)
Aggregate Value at Risk.............      (4.77)           (4.04)

     The VaR for a market category represents the one-day downside risk for the aggregate exposures associated with this market category. The Aggregate VaR, listed above for each partnership, represents the aggregate VaR of a partnership's open positions across all the market categories, and is less than the sum of the VaRs for all such market categories due to the diversification benefit across asset classes.

     The tables above represent the VaR of each partnership's open positions at March 31, 2002 and 2001 only and are not necessarily representative of either the historic or future risk of an investment in that partnership. Because the only business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership's trading portfolio can change significantly over any given time period, or even within a single trading day. Any changes in open positions could positively or negatively materially impact market risk as measured by VaR.

     The tables below supplement the March 31, 2002 VaR by presenting each partnership's high, low, and average VaR as a percentage of total net assets for the four calendar quarter reporting periods from April 1, 2001 through March 31, 2002.

CHARTER GRAHAM

          PRIMARY MARKET RISK CATEGORY                HIGH           LOW          AVERAGE
          ----------------------------                ----           ---          -------
                                                      %              %              %
Interest Rate...................................     (3.42)         (0.54)         (1.74)
Currency........................................     (1.56)         (0.71)         (1.11)
Equity..........................................     (0.45)         (0.18)         (0.36)
Commodity.......................................     (1.30)         (0.94)         (1.10)
Aggregate Value at Risk.........................     (3.82)         (1.33)         (2.55)

CHARTER MILLBURN

          PRIMARY MARKET RISK CATEGORY                HIGH           LOW          AVERAGE
          ----------------------------                ----           ---          -------
                                                      %              %              %
Interest Rate...................................     (1.84)         (1.11)         (1.43)
Equity..........................................     (0.61)         (0.25)         (0.42)
Currency........................................     (3.16)         (0.29)         (2.18)
Commodity.......................................     (1.99)         (0.56)         (1.26)
Aggregate Value at Risk.........................     (3.71)         (2.76)         (3.22)

CHARTER WELTON

          PRIMARY MARKET RISK CATEGORY                HIGH           LOW          AVERAGE
          ----------------------------                ----           ---          -------
                                                      %              %              %
Interest Rate...................................     (3.14)         (1.57)         (2.42)
Currency........................................     (2.82)         (0.68)         (1.61)
Equity..........................................     (1.47)         (0.45)         (0.89)
Commodity.......................................     (2.19)         (1.01)         (1.51)
Aggregate Value at Risk.........................     (4.83)         (2.13)         (3.42)

CHARTER MSFCM

          PRIMARY MARKET RISK CATEGORY                HIGH           LOW          AVERAGE
          ----------------------------                ----           ---          -------
                                                      %              %              %
Currency........................................     (3.64)         (1.30)         (2.92)
Interest Rate...................................     (2.11)         (1.07)         (1.58)
Equity..........................................     (0.19)            --          (0.09)
Commodity.......................................     (2.58)         (0.82)         (1.68)
Aggregate Value at Risk.........................     (4.77)         (2.34)         (3.75)

LIMITATIONS ON VALUE AT RISK AS AN ASSESSMENT OF MARKET RISK

     The face value of the market sector instruments held by each partnership is typically many times the applicable margin requirements. Margin requirements generally range between 2% and 15% of contract face value. Additionally, the use of leverage causes the face value of the market sector instruments held by each partnership to typically be many times the total capitalization of each partnership. The value of a partnership's open positions thus creates a "risk of ruin" not typically found in other investments. The relative size of the positions held may cause a partnership to incur losses greatly in excess of VaR within a short period of time, given the effects of the leverage employed and market volatility. The VaR tables above, as well as the past performance of each partnership, give no indication of such "risk of ruin." In addition, VaR risk measures should be viewed in light of the methodology's limitations, which include the following:

     * past changes in market risk factors will not always result in accurate predictions of the distributions and correlations of future market movements;

     * changes in portfolio value caused by market movements may differ from those of the VaR model;

     * VaR results reflect past trading positions while future risk depends on future positions;

     * VaR using a one-day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and

     * the historical market risk factor data used for VaR estimation may provide only limited insight into losses that could be incurred under certain unusual market movements.

     The VaR tables above present the results of each partnership's VaR for each of the partnership's market risk exposures and on an aggregate basis at March 31, 2002 and 2001 and for the end of the four calendar quarter reporting periods from April 1, 2001 through March 31, 2002. Since VaR is based on historical data, VaR should not be viewed as predictive of a partnership's future financial performance or its ability to manage and monitor risk. There can be no assurance that the partnership's actual losses on a particular day will not exceed the VaR amounts indicated above or that such losses will not occur more than once in 100 trading days.

NON-TRADING RISK

     Each partnership has non-trading market risk on its foreign cash balances not needed for margin. These balances and any market risk they may represent are immaterial. Each partnership also maintains a substantial portion (approximately 86-95%) of its available assets in cash at Morgan Stanley DW. A decline in short-term interest rates will result in a decline in a partnership's cash management income. This cash flow risk is not considered material.

     Materiality, as used throughout this section, is based on an assessment of reasonably possible market movements and any associated potential losses, taking into account the leverage, optionality, and multiplier features of a partnership's market sensitive instruments, in relation to the partnership's net assets.

QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES

     The following qualitative disclosures regarding each partnership's market risk exposures--except for (A) those disclosures that are statements of historical fact and (B) the descriptions of how a partnership manages its primary market risk exposures--constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Each partnership's primary market risk exposures as well as the strategies used and to be used by the general partner and the trading advisors for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of each partnership's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of each partnership. Investors must be prepared to lose all or substantially all of their investment in a partnership.

MORGAN STANLEY CHARTER GRAHAM L.P.

     The following were the primary trading risk exposures of Charter Graham at March 31, 2002, by market sector. It should be anticipated, however, that these market exposures will vary materially over time.

     Interest Rate. The primary market exposure of the partnership at March 31, 2002 was to the global interest rate sector. Exposure was primarily spread across the European, Japanese and U.S. interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, U.S., Britain, Germany, Japan, Italy, and Canada. However, the partnership also takes futures positions in the government debt of smaller nations -- e.g., Australia. The general partner anticipates that G-7 interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

     Currency. The second largest market exposure at March 31, 2002 was to the currency complex. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades in a large number of currencies, including cross-rates -- i.e., positions between two currencies other than the U.S. dollar. At March 31, 2002, the partnership's major exposures were to the Japanese and euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S.-based partnership in expressing VaR in a functional currency other than U.S. dollars.

     Equity. The primary equity exposure at March 31, 2002 was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At March 31, 2002, the partnership's primary exposures were to the NASDAQ (U.S.) and Nikkei (Japan) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S. and Japanese indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.

Commodity.

     Energy. At March 31, 2002, the partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas markets. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in these markets. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.

     Metals. The partnership's metals exposure at March 31, 2002 was to fluctuations in the price of base metals, such as copper, nickel, aluminum, and zinc. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movement in these markets. The trading advisor has, from time to time, taken positions when market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the base metals markets.

     Soft Commodities and Agriculturals. At March 31, 2002, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the sugar and livestock markets. Supply and demand inequalities, severe weather disruption, and market expectations affect price movements in these markets.

MORGAN STANLEY CHARTER MILLBURN L.P.

     The following were the primary trading risk exposures of Charter Millburn at March 31, 2002, by market sector. It should be anticipated, however, that these market exposures will vary materially over time.

     Interest Rate. The primary market exposure of the partnership at March 31, 2002 was to the global interest rate sector. At March 31, 2002, the partnership's exposure to the interest rate market complex was primarily spread across the U.S., European and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, U.S., Britain, Germany, Japan, Italy, and Canada. The general partner anticipates that G-7 interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

     Equity. The second largest market exposure at March 31, 2002 was in the global stock index sector. The primary equity exposure at March 31, 2002 was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At March 31, 2002, the partnerships primary exposures were to the NASDAQ (U.S.) and TOPIX (Taiwan) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.

     Currency. The partnership's currency exposure at March 31, 2002 was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades in a large number of currencies, including cross-rates -- i.e., positions between two currencies other than the U.S. dollar. At March 31, 2002, the partnership's major exposures were to the euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S.-based partnership in expressing VaR in a functional currency other than U.S. dollars.

Commodity.

     Energy. At March 31, 2002, the partnership's energy exposure was shared primarily by futures contracts on crude oil and its related products, and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in these markets. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.

     Metals. The partnership's metals exposure at March 31, 2002 was to fluctuations in the price of precious metals, such as gold, and base metals, such as zinc, copper, and aluminum. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisor has, from time to time, taken positions when market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the precious and base metals markets.

     Soft Commodities and Agriculturals. At March 31, 2002, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the sugar and coffee markets. Supply and demand inequalities, severe weather disruption, and market expectations affect price movements in these markets.

MORGAN STANLEY CHARTER WELTON L.P.

     The following were the primary trading risk exposures of Charter Welton at March 31, 2002, by market sector. It should be anticipated, however, that these market exposures will vary materially over time.

     Interest Rate. The primary market exposure of the partnership at March 31, 2002 was to the global interest rate complex. Exposure was primarily spread across the Japanese, European, and U.S. interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, U.S., Britain, Germany, Japan, Italy, and Canada. The general partner anticipates that G-7 interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

     Currency. The partnership's currency exposure at March 31, 2002 was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades in a large number of currencies, including cross-rates -- i.e., positions between two currencies other than the U.S. dollar. At March 31, 2002, the partnership's major exposures were to the euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S.-based partnership in expressing VaR in a functional currency other than U.S. dollars.

     Equity. The primary equity exposure at March 31, 2002 was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At March 31, 2002, the partnership's primary exposures were to the S&P 500 (U.S.), Hang Seng (China), and Nikkei (Japan) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S. and Japanese indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.

Commodity.

     Energy. At March 31, 2002, the partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in these markets. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.

     Metals. The partnership's metals exposure at March 31, 2002 was to fluctuations in the price of precious metals, such as gold, and base metals, such as nickel and aluminum. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movement in these markets. The trading advisor has, from time to time, taken positions when market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the precious and base metals markets.

MORGAN STANLEY CHARTER MSFCM L.P.

     The following were the primary trading risk exposures of Charter MSFCM at March 31, 2002, by market sector. It should be anticipated, however, that these market exposures will vary materially over time.

     Currency. The primary market exposure of the partnership at March 31, 2002 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades in a large number of currencies, including cross-rates -- i.e., positions between two currencies other than the U.S. dollar. At March 31, 2002, the partnership's major exposures were to the euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S.-based partnership in expressing VaR in a functional currency other than U.S. dollars.

     Interest Rate. At March 31, 2002, exposure was primarily spread across the Japanese and German interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, U.S., Britain, Germany, Japan, Italy, and Canada. However, the partnership also takes futures positions in the government debt of smaller nations -- e.g., Australia. The general partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

     Equity. At March 31, 2002, the equity exposure was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At March 31, 2002, the partnership's primary exposure was the Nikkei (Japan) stock index. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S. and Japanese indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.

Commodity.

     Energy. At March 31, 2002, the partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in these markets.

Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.

     Metals. The partnership's metals exposure at March 31, 2002 was to fluctuations in the price of base metals, such as copper, nickel, and zinc. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movement in these markets. The trading advisor has, from time to time, taken positions when market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the base metals markets.

QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE

     The following was the only non-trading risk exposure of the partnerships at March 31, 2002:

     FOREIGN CURRENCY BALANCES. Each partnership's primary foreign currency balances were in:

CHARTER GRAHAM         CHARTER MILLBURN       CHARTER WELTON         CHARTER MSFCM
Hong Kong dollars      British pounds         Japanese yen           Australian dollars
                       Euros
                       Hong Kong dollars
                       Japanese yen

     Each partnership controls the non-trading risk of these balances by regularly converting these balances back into U.S. dollars upon liquidation of the respective position.

QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE

     Each partnership and its trading advisor, separately, attempt to manage the risk of the partnership's open positions in essentially the same manner in all market categories traded. The general partner attempts to manage each partnership's market exposure by seeking to have each partnership diversify its assets among different market sectors and monitor the performance of the trading advisor daily. In addition, the trading advisor establishes diversification guidelines, often set in terms of the maximum margin to be committed to positions in any one market sector or market sensitive instrument.

     The general partner monitors and controls the risk of each partnership's non-trading instrument, cash. Cash is the only partnership investment directed by the general partner, rather than the trading advisor.

                              THE GENERAL PARTNER


     The general partner and commodity pool operator of each partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator. Effective in 1977, the general partner became registered with the CFTC as a commodity pool operator and is currently a member of the National Futures Association in such capacity. The general partner's main business office is located at 825 Third Avenue, 8th Floor, New York, New York 10022, telephone (212) 310-6444. The general partner is an affiliate of Morgan Stanley DW in that they are both wholly-owned subsidiaries of Morgan Stanley & Co., which is a publicly-owned company subject to the reporting requirements of the Securities Exchange Act of 1934. Morgan Stanley & Co.'s SEC file number is 1-11758.



     The general partner is or has been the general partner and commodity pool operator for 35 commodity pools, including four commodity pools that are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7 and the four existing Charter Series partnerships. As of May 31, 2002, the general partner had approximately $1.4 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of May 31, 2002, there were approximately 59,000 investors in the commodity pools managed by Demeter.

     The general partner is required to maintain its net worth at an amount equal to at least 10% of the total contributions to each limited partnership for which it acts as a general partner. Morgan Stanley & Co. has contributed to the general partner the capital necessary to permit the general partner to meet its net worth obligations as general partner of each partnership and intends to continue to do so. The general partner's minimum net worth requirements may be modified by the general partner at its option without notice to or the consent of the limited partners, provided the modification does not adversely affect the partnership or the limited partners. The general partner and its principals are not obligated to purchase units but may do so.



     Pursuant to each limited partnership agreement, the general partner is required to contribute to each partnership, in $1,000 increments, the greater of 1% of the aggregate capital contributions by all partners and $25,000. As of May 31, 2002, the general partner's capital account in each partnership was equal to:


                                       CAPITAL ACCOUNT
                                              $
Charter Graham                             614,871
Charter Millburn                           325,083
Charter Welton                             207,734
Charter MSFCM                              607,654
Charter Campbell                             20

     The general partner does not manage the day-to-day trading of the partnerships, but rather monitors the performance of the partnerships. Based on its observations and in consultation with the trading advisors, the general partner may agree to changes, including changing the allocation of assets among the trading programs and the leverage at which a partnership's assets are traded. The general partner must approve the category of contracts that are traded by the partnerships, but not each individual trade.


     According to Morgan Stanley & Co.'s Form 10-Q for the quarter ended May 31, 2002, Morgan Stanley & Co. had total shareholders' equity of $21,276 million and total assets of $553,924 million as of May 31, 2002 (unaudited). Additional financial information regarding Morgan Stanley & Co. is included in the financial statements filed as part of that report and its 2001 annual report. Morgan Stanley & Co. will provide to you at no charge, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC, by writing to Morgan Stanley & Co. at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations). These reports are also available from the SEC, in the manner described under "The Charter Series--Availability of Exchange Act Reports" on page * .



     Because of their relationship to the partnerships and each other, Morgan Stanley & Co., Morgan Stanley DW, and the general partner may have liability as a promoter or parent of the partnerships if any violations of the federal securities laws occur in connection with the offering of units.


DIRECTORS AND OFFICERS OF THE GENERAL PARTNER


     Robert E. Murray, age 41, is the Executive Director of the Morgan Stanley DW Managed Futures Department, a leading commodity pool operator with approximately $1.4 billion in assets across a variety of U.S. and international public and private managed futures funds. In this capacity, Mr. Murray is responsible for overseeing all aspects of the Morgan Stanley DW Managed Futures Department. Mr. Murray began at Dean Witter in 1984 and has been closely involved in the growth of managed futures at the firm over the last 17 years. He is also the chairman and president of Morgan Stanley Futures & Currency Management Inc. (formerly known as Dean Witter Futures & Currency Management Inc.), Morgan Stanley's internal CTA, and is chairman and president of Demeter Management Corporation, the entity which acts as a general partner for Morgan Stanley DW's managed futures funds. Mr. Murray will resign from his position as president of Demeter once Jeffrey A. Rothman is duly registered with the National Futures Association. Mr. Murray has served as the Vice Chairman and a Director of the Board of the Managed Futures Association and is currently a member of the Board of Directors of the National Futures Association. Mr. Murray received a Bachelors Degree in Finance from Geneseo State University in 1983.



     Jeffrey A. Rothman, age 40, is Executive Director of Morgan Stanley's Managed Futures Department, a leading commodity pool operator of a variety of domestic and international public and private funds. In this capacity, Mr. Rothman is responsible for overseeing all aspects of the firm's Managed Futures Department. Jeff has been with the department for sixteen years and most recently held the position of National Sales Manager, assisting Branch Managers and Financial Advisors with their managed futures education, marketing and asset retention efforts. In his tenure with the department, Jeff has helped with the development, marketing, and administration of 33 funds. Jeff is an active member of the Managed Funds Association and serves on its Board of Directors. Mr. Rothman will become the president of Demeter once he has registered as an associated person of the general partner with the National Futures Association, which registration is currently pending. Until such time, Mr. Murray will continue to serve as president of Demeter.


     Joseph G. Siniscalchi, age 56, is a Director of the general partner. Mr. Siniscalchi joined Morgan Stanley DW in July 1984 as a First Vice President, Director of General Accounting and served as Senior Vice President and Controller for Morgan Stanley DW's Securities Division through 1997. He is currently Managing Director, responsible for the Client Support Service Division of Morgan Stanley DW. From February 1980 to July 1984, Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.


     Edward C. Oelsner III, age 60, is a Director of the general partner. Mr. Oelsner is a Managing Director and the Chief Operating Officer of the Client Alliance, a joint venture between the Individual Investor Group and Investment Management aimed at maximizing growth opportunities for Morgan Stanley DW. Most recently, he headed the Global Product Development Group at Morgan Stanley Investment Management. Mr. Oelsner joined Morgan Stanley DW in 1981 as a Managing Director in Morgan Stanley DW's Investment Banking Department specializing in coverage of regulated industries and, subsequently, served as head of the Morgan Stanley DW Retail Products Group, which specialized in the origination of packaged products to be sold to Morgan Stanley DW's retail client base. Prior to joining Morgan Stanley DW, Mr. Oelsner held positions at The First Boston Corporation as a member of the Research and Investment Banking Departments from 1967 to 1981. Mr. Oelsner received his M.B.A. in Finance from the Columbia University Graduate School of Business in 1966 and an A.B. in Politics from Princeton University in 1964. He also was a member of the United States Marine Corps Reserves from 1966-1972.


     Richard A. Beech, age 50, is a Director of the general partner. Mr. Beech has been associated with the futures industry for over 24 years. He has been at Morgan Stanley DW since August 1984, where he is presently Senior Vice President and head of Branch Futures. Mr. Beech began his career at the Chicago Mercantile Exchange, where he became the Chief Agricultural Economist doing market analysis, marketing, and compliance. Prior to joining Morgan Stanley DW, Mr. Beech also had worked at two investment banking firms in operations, research, managed futures, and sales management.


     Raymond A. Harris, age 45, is a Director of the general partner. Mr. Harris is currently Managing Director, Asset Management Services. He previously served as CAO of Morgan Stanley Dean Witter Asset Management. From July 1982 to July 1994, Mr. Harris served in financial, administrative, and other assignments at Dean Witter Reynolds, Inc. and Dean Witter, Discover & Co. From August 1994 to January 1999, he worked in Discover Financial Services and the firm's Credit Service business units. Mr. Harris has been with Morgan Stanley & Co. and its affiliates since July 1982. He has a B.A. degree from Boston College and an M.B.A. in Finance from the University of Chicago.

     Anthony J. DeLuca, age 39, is a Director of the general partner. Mr. DeLuca is also a Director of Morgan Stanley Futures & Currency Management. Mr. DeLuca was appointed the Controller of Asset Management for Morgan Stanley Dean Witter in June, 1999. Prior to that, Mr. DeLuca was a partner at the accounting firm of Ernst & Young LLP, where he had Morgan Stanley Dean Witter as a major client. Mr. DeLuca had worked continuously at Ernst & Young LLP ever since 1984, after he graduated from Pace University with a B.B.A degree in Accounting.

     Raymond E. Koch, age 46, is Chief Financial Officer of the general partner. Mr. Koch began his career at Morgan Stanley Dean Witter in 1988, has overseen the Managed Futures Accounting function since 1992, and is currently an Executive Director in Investment Management Controllers. From November 1979 to June 1988, Mr. Koch held various positions at Thomson McKinnon Securities, Inc. as Manager, Special Projects in the Capital Markets Division. From August 1977 to November 1979 he was an auditor, specializing in financial services at Deloitte Haskins & Sells. Mr. Koch received his B.B.A. in accounting from Iona College in 1977, an M.B.A. in finance from Pace University in 1984 and is a Certified Public Accountant.

     The general partner and its officers and directors may, from time to time, trade futures, forwards, and options for their own proprietary accounts. The records of trading in such accounts will not be made available to you for inspection.

     As of the date of this prospectus, Robert E. Murray, Chairman of the Board and President of the general partner, owns only 200.3 units of Charter MSFCM, which amount represents less than 1% of the outstanding units of Charter MSFCM, and one unit of Charter Campbell, as the initial limited partner of the partnership. None of the other directors or executive officers of the general partner beneficially own units of any partnership.

DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE GENERAL PARTNER

     The following table summarizes information relating to each of the other commodity pools operated by the general partner, except those commodity pools exempt from disclosure under CFTC rule 4.7.

     While each of these commodity pools has essentially the same objective--appreciation of assets through speculative trading--the structure, including fees, interest income arrangements, and trading advisors, and the performance of these pools varies widely. There are significant differences between the partnerships and the commodity pools described below. For example, some of the commodity pools have principal protection features to protect investors against the loss of their investment principal, and none of these other commodity pools has the same mix of trading advisors, trading strategies, and fee structures as those employed by the partnerships.


     All summary performance information is current as of May 31, 2002. In reviewing the following summary performance information, you should understand that performance is calculated on the accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges, and a more complete presentation of the performance of the futures funds operated or managed by the general partner is available upon request to the general partner.


     Past performance is not necessarily indicative of future results and material differences exist between the commodity pools described in the chart and the partnerships. There is no assurance that the partnerships will perform in a manner comparable to any of the commodity pools described below. You should also note that interest income may constitute a significant portion of a commodity pool's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

                         DEMETER MANAGEMENT CORPORATION
 CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING COMMODITY POOLS OPERATED (EXCEPT AS OTHERWISE INDICATED, BEGINNING JANUARY 1, 1997 THROUGH MAY 31, 2002)

                                                                                    CURRENT      CURRENT      CUMULATIVE
                                                                                     TOTAL      NET ASSET      RATE OF
                                          START      CLOSE        AGGREGATE        NET ASSET    VALUE PER    RETURN SINCE
           FUND TYPE/FUND(1)             DATE(2)    DATE(3)    SUBSCRIPTIONS(4)    VALUE(5)      UNIT(6)     INCEPTION(7)
           -----------------             -------    -------    ----------------    ---------    ---------    ------------
                                                                     $                 $            $            %
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund (11)               Jul-83     N/A           29,276,299        8,673,292    3,561.85        263.45
DW Diversified Futures Fund L.P.         Apr-88     N/A          206,815,107       79,566,488    1,263.63        401.02
DW Multi-Market Portfolio L.P. (12)      Sep-88     N/A          252,526,000        8,052,603    1,439.23         43.92
DW Diversified Futures Fund II L.P.      Jan-89     N/A           13,210,576        8,101,347    3,299.48        229.95
DW Diversified Futures Fund III L.P.     Nov-90     N/A          126,815,755       44,437,355    2,083.20        108.32
DW Portfolio Strategy Fund L.P. (13)     Feb-91     N/A          143,522,564       73,354,020    2,447.89        144.79
Morgan Stanley Spectrum Global Balanced
 L.P. (14)                               Nov-94     N/A           84,500,963       54,984,182       15.42         54.20
Morgan Stanley Spectrum
 Commodity L.P. (17)                     Jan-98     N/A           46,293,510       12,940,085        5.97        (40.30)
PUBLICLY-OFFERED MULTI ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund II                   Jan-85     N/A           65,653,270       21,441,963    4,293.29        340.34
DW Cornerstone Fund III                  Jan-85     N/A          137,132,762       23,301,900    2,821.46        189.38
DW Cornerstone Fund IV                   May-87     N/A          168,125,690      105,192,079    6,397.58        556.16
Morgan Stanley Spectrum Select
 L.P. (15)                               Aug-91     N/A          374,442,396      241,937,825       22.92        129.20
DW Global Perspective Portfolio L.P.     Mar-92     N/A           67,424,535        9,281,973      931.60         (6.84)
DW World Currency Fund L.P.              Apr-93     N/A          114,945,830       16,749,162    1,233.34         23.33
Morgan Stanley Spectrum Strategic L.P.   Nov-94     N/A          136,644,883       69,947,531       11.13         11.30
Morgan Stanley Spectrum Technical L.P.   Nov-94     N/A          392,448,107      245,189,115       14.05         40.50
Morgan Stanley Spectrum Currency L.P.    Jul-00     N/A           64,261,388       66,293,237       12.70         27.00
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P. (16)         Feb-90     N/A          109,013,535       34,578,899    1,957.11         95.71
PRIVATELY-OFFERED SINGLE ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Chesapeake L.P.           Nov-94     N/A           41,174,530       18,971,714    1,612.75         61.28
Morgan Stanley/JWH Futures Fund L.P.     Feb-96     N/A           34,795,611        8,566,123    1,173.70         17.37
Morgan Stanley/Mark J. Walsh & Company
 L.P.                                    May-01     N/A            5,335,000        4,755,257      907.42         (9.26)
PRIVATELY-OFFERED MULTI ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Market Street Futures
 Fund L.P.                               Oct-98     Jan-02        27,198,118        8,551,809      891.64        (10.84)
Morgan Stanley Strategic Alternatives
 Fund L.L.C.                             May-00     N/A           59,612,089       59,634,716    1,113.47         11.35

                                           WORST     WORST PEAK-
                                         MONTHLY %    TO-VALLEY
                                         DECLINE/      DECLINE
           FUND TYPE/FUND(1)             MONTH(8)     PERIOD(9)
           -----------------             ---------   -----------
                                            %             %
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund (11)                (17.54)         (48.63)
                                            4/86      7/83-12/86
DW Diversified Futures Fund L.P.          (12.85)         (24.86)
                                            5/90       5/95-6/96
DW Multi-Market Portfolio L.P. (12)       (13.26)         (29.84)
                                            2/96       5/95-6/96
DW Diversified Futures Fund II L.P.       (13.41)         (25.62)
                                            8/89       5/95-6/96
DW Diversified Futures Fund III L.P.      (13.62)         (27.00)
                                            1/92       5/95-6/96
DW Portfolio Strategy Fund L.P. (13)      (15.28)         (31.83)
                                           11/01       7/99-9/00
Morgan Stanley Spectrum Global Balanced
 L.P. (14)                                 (7.92)         (10.64)
                                            2/96       2/96-5/96
Morgan Stanley Spectrum
 Commodity L.P. (17)                       (9.09)         (43.83)
                                           11/98      2/98-10/01
PUBLICLY-OFFERED MULTI ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund II                    (11.74)         (32.70)
                                            9/89      7/88-10/89
DW Cornerstone Fund III                   (18.28)         (32.35)
                                            2/89      2/89-10/89
DW Cornerstone Fund IV                    (21.04)         (45.21)
                                            9/89       7/89-9/89
Morgan Stanley Spectrum Select
 L.P. (15)                                (13.72)         (26.78)
                                            1/92       6/95-8/96
DW Global Perspective Portfolio L.P.      (12.10)         (40.90)
                                           10/99       8/93-1/95
DW World Currency Fund L.P.                (9.68)         (46.04)
                                            5/95       8/93-1/95
Morgan Stanley Spectrum Strategic L.P.    (18.47)         (43.28)
                                            2/00      1/00-10/00
Morgan Stanley Spectrum Technical L.P.    (15.59)         (24.31)
                                           11/01       5/99-9/00
Morgan Stanley Spectrum Currency L.P.      (5.91)          (9.43)
                                            7/01       1/02-3/02
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P. (16)           (7.48)         (13.08)
                                            2/96       2/96-5/96
PRIVATELY-OFFERED SINGLE ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Chesapeake L.P.            (20.66)         (38.99)
                                           11/01      4/01-04/02
Morgan Stanley/JWH Futures Fund L.P.      (18.57)         (46.68)
                                           11/01       7/99-9/00
Morgan Stanley/Mark J. Walsh & Company
 L.P.                                      (9.77)         (23.29)
                                           11/01     11/01-04/02
PRIVATELY-OFFERED MULTI ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Market Street Futures
 Fund L.P.                                (10.76)         (31.12)
                                            3/00       3/99-7/00
Morgan Stanley Strategic Alternatives
 Fund L.L.C.                               (6.08)          (9.05)
                                           11/01     11/01-04/02


                                                             COMPOUND ANNUAL RATES OF RETURN(10)
                                         ---------------------------------------------------------------------------
           FUND TYPE/FUND(1)                2002         2001         2000         1999         1998         1997
           -----------------             ----------   -----------   ---------   ----------   -----------   ---------
                                             %            %             %           %            %             %
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund (11)                    1.57         10.85         9.08        (8.54)       12.01        22.60
                                         (5 months)
DW Diversified Futures Fund L.P.              6.15          1.30        22.00       (11.14)        6.22        11.96
                                         (5 months)
DW Multi-Market Portfolio L.P. (12)           6.09          1.38        21.64        (8.77)        5.63        13.28
                                         (5 months)
DW Diversified Futures Fund II L.P.           5.31          1.86        20.33        (9.50)        5.22        11.28
                                         (5 months)
DW Diversified Futures Fund III L.P.          5.93          1.07        21.99       (10.56)        5.39        12.29
                                         (5 months)
DW Portfolio Strategy Fund L.P. (13)         (2.04)        (6.01)        9.87        (6.85)        9.46        11.28
                                         (5 months)
Morgan Stanley Spectrum Global Balanced
 L.P. (14)                                   (4.87)        (0.31)        0.87         0.75        16.36        18.23
                                         (5 months)
Morgan Stanley Spectrum
 Commodity L.P. (17)                          2.23        (25.61)        3.15        15.83       (34.30)
                                         (5 months)
PUBLICLY-OFFERED MULTI ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund II                       (1.54)        (1.33)       11.46        (5.42)       12.54        18.05
                                         (5 months)
DW Cornerstone Fund III                      (7.37)         0.27        (0.26)       (6.78)        9.13        10.24
                                         (5 months)
DW Cornerstone Fund IV                        2.71         15.92        14.74        (1.13)        6.80        38.41
                                         (5 months)
Morgan Stanley Spectrum Select
 L.P. (15)                                   (4.34)         1.65         7.14        (7.56)       14.15         6.22
                                         (5 months)
DW Global Perspective Portfolio L.P.         (5.99)        (1.43)        3.63        (9.83)       11.25        11.16
                                         (5 months)
DW World Currency Fund L.P.                   5.34         10.78         6.36         2.65        (2.61)       39.35
                                         (5 months)
Morgan Stanley Spectrum Strategic L.P.        5.50         (0.57)      (33.06)       37.23         7.84         0.37
                                         (5 months)
Morgan Stanley Spectrum Technical L.P.       (5.89)        (7.15)        7.85        (7.51)       10.18         7.49
                                         (5 months)
Morgan Stanley Spectrum Currency L.P.         2.34         11.10        11.70
                                         (5 months)                 (6 months)
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P. (16)             (1.33)         2.14         6.96        (3.82)       10.54        15.39
                                         (5 months)
PRIVATELY-OFFERED SINGLE ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Chesapeake L.P.               (6.80)       (18.96)        7.38        (3.48)       19.93        15.38
                                         (5 months)
Morgan Stanley/JWH Futures Fund L.P.         (4.96)         3.60         9.78       (22.29)        4.04        13.66
                                         (5 months)
Morgan Stanley/Mark J. Walsh & Company
 L.P.                                        (2.57)        (6.87)
                                         (5 months)    (7 months)
PRIVATELY-OFFERED MULTI ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Market Street Futures
 Fund L.P.                                    0.98         (4.24)       (5.55)       (2.63)        0.26
                                         (5 months)                                          (3 months)
Morgan Stanley Strategic Alternatives
 Fund L.L.C.                                 (2.65)         5.06         8.87
                                         (5 months)                 (8 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

FOOTNOTES TO DEMETER MANAGEMENT CORPORATION PERFORMANCE INFORMATION

1. "Publicly-offered" funds are pools offered to the public. "Privately-offered" funds are pools offered in private placements exempt from registration. Funds with "principal protection" are pools with an investment feature that guarantees the return of the amount originally invested, generally within 5 to 7 years. Funds without "principal protection" do not guarantee the return of an investor's investment.

2.  "Start Date" is the month and year that the pool began trading.

3. "Close Date" is the month and year that the pool liquidated its assets and stopped doing business.

4. "Aggregate Subscriptions" is the aggregate of all amounts contributed to the pool, including investments that were later redeemed by investors.


5. "Current Total Net Asset Value" is the net asset value of the pool as of May 31, 2002, or, in the case of liquidated pools, the net asset value of the pool on the Close Date.



6. "Current Net Asset Value Per Unit" is calculated by dividing the current total net asset value by the total number of units outstanding as of May 31, 2002, or, in the case of a liquidated pool, through the Close Date.



7. "Cumulative Rate of Return Since Inception" is the percentage change in the net asset value of a unit from its Start Date through May 31, 2002, or, in the case of a liquidated pool, its Start Date through the Close Date.


8. "Worst Monthly Drawdown" means losses experienced in the net asset value per unit over the specified period and is calculated by dividing the net change in the net asset value per unit by the beginning net asset value per unit for the relevant period. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures. The month in which the worst monthly drawdown occurred during the history of the pool is set forth under "Worst Monthly % Drawdown."

9. "Worst Peak-to-Valley Drawdown" is the largest percentage decline in the net asset value per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones. The months during which the worst peak-to-valley drawdown occurred are set forth under "Worst Peak-to-Valley Drawdown."

10. "Compound Annual Rates of Return" are calculated annually by multiplying on a compound basis each of the monthly rates of return during the year (not shown), and not by adding or averaging such monthly rates of return. For the year in which a pool commenced operations, "Compound Annual Rates of Return" reflect the compounded monthly rates of return (not shown) from the Start Date for, or the beginning of, such partial year.

11. Columbia was a publicly-offered fund with more than one advisor from its inception in July 1983 through January 1988, at which point it was changed to a publicly-offered fund with one advisor.

12. Multi-Market was a publicly-offered fund with more than one advisor with principal protection from its inception in September 1988 through September 30, 1993, at which point it was changed to a publicly-offered fund with one advisor without principal protection.

13. Portfolio Strategy was a publicly-offered fund with one advisor with principal protection from its inception in February 1991 through July 31, 1996, at which point it was changed to a publicly-offered fund with one advisor without principal protection.

14. Spectrum Global Balanced was formerly named Spectrum Balanced.

15. Spectrum Select was formerly named Select Futures Fund; each unit of Select Futures Fund was converted into 100 units of Spectrum Select on April 30, 1998, with a corresponding revaluation of net asset value per unit from $2,008.20 to $20.08.

16. The performance record of Principal Plus includes the performance of Dean Witter Principal Plus Fund Management L.P., an affiliated pool.

17. Spectrum Commodity was formerly named Morgan Stanley Tangible Asset Fund
    L.P.

                              THE TRADING ADVISORS
MANAGEMENT AGREEMENTS

     Each trading advisor has entered into a management agreement with its respective partnership and the general partner. The management agreements with each trading advisor do not expire until December 31, 2002, except the management agreement with Campbell, which expires on * , 2005 and, thereafter, will renew annually unless terminated by the general partner or the trading advisor. The trading advisor is responsible for directing the investment and reinvestment in futures, forwards, and options of the partnership's assets. Each management agreement will terminate if the partnership terminates, and may be terminated by the partnership at any month-end upon five days' prior written notice to the trading advisor. Each partnership may also terminate its management agreement immediately for events that the general partner believes would have an immediate adverse effect on the partnership, such as a violation of a partnership's trading policy. Each management agreement may also be terminated by the trading advisor for events that it deems would have a material adverse effect on its abilities to perform under the management agreement, such as the implementation of a new trading limitation not agreed to by the trading advisor.

INTRODUCTION TO TRADING ADVISOR DESCRIPTIONS

     The biographies of the principals and brief summaries of the trading programs of the trading advisor for each partnership are set forth below. The success of each partnership is dependent upon the success of its trading advisor. However, in evaluating these descriptions, an investor should be aware that each trading advisor's trading methods are proprietary and confidential, the trading advisor selected for a partnership may change, and even if the same trading advisor continues to trade for a partnership it may make substantial modifications to its trading programs. Investors will generally not be made aware of when a trading advisor makes a modification to its trading program.

     The descriptions of each trading advisor, its trading programs and its principals are general and are not intended to be exhaustive. It is not possible to provide a precise description of any trading advisor's trading program. Furthermore, each trading advisor may refer to specific aspects of its trading programs, which aspects may also be applicable to other trading advisors that did not choose to make specific reference to these aspects of their own trading programs. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different programs involved. However, all non-proprietary information about a trading program that the trading advisor believes to be material has been included.

     A trading advisor's registration with the CFTC or its membership in the National Futures Association should not be taken as an indication that any such agency has recommended or approved the trading advisor.

     Except as noted below, the trading advisors and their principals have no affiliation with any futures commission merchant, introducing broker, or principal thereof, and do not and will not participate in brokerage commissions, directly or indirectly. Morgan Stanley Futures & Currency Management Inc. is the only trading advisor affiliated with the general partner, Morgan Stanley DW, Morgan Stanley, and Morgan Stanley International, but does not directly participate in the brokerage commissions charged by Morgan Stanley DW.

MORGAN STANLEY CHARTER GRAHAM L.P.

     The trading advisor for Charter Graham is Graham Capital Management L.P. Graham is a Delaware limited partnership which was organized in May 1994. Graham's main business address is Stamford Harbor Park, 333 Ludlow Street, Stamford, Connecticut 06902. Graham has been registered with the CFTC as a commodity pool operator and commodity trading advisor since July 1994 and is a member of the National Futures Association in such capacities.

Principals

     Mr. Kenneth G. Tropin is the Chairman, the founder, and a principal of Graham. As Chairman of Graham, Mr. Tropin is responsible for the investment management strategies of the organization. He has developed Graham's core trading programs.

     Prior to organizing Graham, Mr. Tropin served as President, Chief Executive Officer and as a Director of John W. Henry & Company, Inc. from March 1989 to September 1993. Mr. Tropin was formerly Senior Vice President and Director of Managed Futures and Precious Metals at Dean Witter. He joined Dean Witter from Shearson in February 1982 to run Dean Witter's Managed Futures Department, and in October 1984 Mr. Tropin assumed responsibility for Dean Witter Precious Metals as well. In November 1984, Mr. Tropin was appointed President of Demeter.

     In February 1986, Mr. Tropin was instrumental in the foundation of the Managed Futures Trade Association, a non-profit managed futures industry association. Mr. Tropin was elected Chairman of the Managed Futures Trade Association in March 1986 and held this position until 1991. In June 1987,
Mr. Tropin was appointed President of Dean Witter Futures & Currency Management, an affiliate of Dean Witter. As President and Chief Executive Officer of JWH, Mr. Tropin was responsible for the management and administration of JWH as well as the management of its trading activities. In addition to his responsibilities as President and Chief Executive Officer of JWH, Mr. Tropin was President and Chief Executive Officer of JWH Investment Advisory Services Inc. and was also the Chairman of Global Capital Management, a British Virgin Islands company. Mr. Tropin also served as Chairman of the Managed Funds Association in 1991 and 1992, the successor organization to the Managed Futures Trade Association and the National Association of Futures Advisors.

     Mr. Tropin is the President and sole shareholder of KGT, Inc., a Delaware corporation that is the general partner of Graham. Mr. Tropin also is the principal investor in KGT Investment Partners, L.P., a Delaware limited partnership that is the limited partner of Graham and of which KGT, Inc. is also a general partner.

     Mr. Michael S. Rulle Jr. is the president and principal of Graham. As president of Graham, Mr. Rulle is responsible for the management of Graham in its day-to-day course of business. Prior to joining Graham in February 2002, Mr. Rulle was President of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From 1994 to 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility since 1979. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.


     Mr. Paul Sedlack is the Chief Operating Officer, the General Counsel, and a principal of Graham. He oversees the operation of the finance and administration departments, and is responsible for legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert's Singapore office from 1988 to 1989. Prior to joining Graham in June 1998, Mr. Sedlack was a partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School and an MBA in Finance and BS in Engineering from State University of New York at Buffalo.

     Mr. Thomas Schneider is an Executive Vice President, the Chief Trader, and a principal of Graham. Mr. Schneider is responsible for managing Graham's systematic and discretionary futures trading operations, including order execution, policies and procedures, and maintaining relationships with independent executing brokers and FCMs.

     Mr. Schneider graduated from the University of Notre Dame in 1983 with a BBA in Finance, and received his MBA from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider was employed by ELM Financial, Inc., a commodity trading advisor in Dallas, Texas. While employed at ELM, Mr. Schneider held positions of increasing responsibility and was ultimately Chief Trader, Vice President and principal of ELM, responsible for 24 hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut. He was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis. In addition to his responsibilities as Chief Trader, Mr. Schneider has been a National Futures Association arbitrator since 1989 and has served on the Managed Funds Association's Trading and Markets committee.

     Mr. Robert Griffith is an Executive Vice President, the Director of Research, the Chief Technology Officer, and a principal of Graham, and is responsible for the management of all research activities and technology resources of Graham, including portfolio management, asset allocation, and trading system development. Mr. Griffith is in charge of the day-to-day administration of Graham's trading systems and the management of its database of price information on more than 100 markets. Prior to joining Graham, Mr. Griffith's Veridical Methods, Inc. provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his BBA in Management Information systems from the University of Iowa in 1979.

     Mr. Anthony Bryla, C.P.A., is the Chief Financial Officer and a principal of Graham, and is responsible for the management of all accounting and finance activities at Graham. Mr. Bryla is in charge of the daily and monthly performance reporting, company accounting, treasury functions, as well as policies and procedures. Prior to joining Graham in September 1995, Mr. Bryla was an Assistant Accounting Manager at OMR Systems Corp., where he provided back-office and accounting services for such clients as Merrill Lynch and Chase Manhattan Bank, and held positions of increasing responsibility since February 1989. Mr. Bryla is a member of the New Jersey Society of C.P.A.'s and graduated from Rutgers University with a BA in Business Administration in 1982.

     Mr. Kevin O'Connor is a Senior Vice President, Senior Trader, and principal of Graham. Mr. O'Connor is a senior member of the trading staff responsible for executing trades in accordance with Graham's systems, and works closely with Mr. Schneider in managing the firm's daily trading operations. Prior to joining Graham, from June 1992 until June 1995, Mr. O'Connor was a Vice President and Controller for Luck Trading Company, a commodity trading advisor in New York City. From January 1981 until June 1992, Mr. O'Connor was a Controller and Senior Trader for Futures Investment Company, a commodity trading advisor based in Greenwich, CT. Mr. O'Connor graduated from Providence College in 1980 with a BS in Accounting.

     Mr. Fred J. Levin is the Chief Economist, a Senior Discretionary Trader and principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. from 1998. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

Certain Other Personnel

     Dr. Brian Aldershof is the Risk Manager, a Vice President and a quantitative research analyst with significant expertise in mathematics and statistics. Prior to joining Graham in May 1997, Dr. Aldershof was a professor of mathematics at Lafayette College in Easton, PA. Dr. Aldershof's research interests center on non-linear stochastic systems, especially genetic algorithms. Dr. Aldershof received his MS (1990) and Ph.D. (1991) in Statistics from the University of North Carolina at Chapel Hill, where he was a Pogue Fellow. His research in graduate school concerned estimating functionals of probability density functions. During this time, he was a consultant for the RAND Corporation, the Center for Naval Analyses, and the Environmental Protection Agency. Dr. Aldershof received his A.B. (1985) from Middlebury College, where he completed a double major in Mathematics and Psychology. He is a CFA charter holder and a member of the Association for Investment Management and Research.

     During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Graham or its principals.

     Graham and its principals may, from time to time, trade futures, forwards, or options contracts for their own proprietary accounts. These accounts may take positions that are opposite, or ahead of, positions advocated for clients. Such trades may or may not be in accordance with the Graham trading programs described below. Although Graham maintains records of these trades, clients of Graham are not entitled to inspect these records except in certain limited circumstances. Graham may place block orders with a brokerage firm on behalf of multiple accounts, including accounts in which Graham or its principals have an interest. If Graham or its principals place the same trade orders for their accounts as they do for their clients in a single block order with a brokerage firm, the brokerage firm allocates the trade fill prices assigned to each account in a manner consistent with that firm's policy. Unless an average price of split fills is allocated, split fills generally are allocated to accounts on a "high to low" basis--accounts are ranked based on commencement of trading, and the highest split fill prices are allocated to the highest-ranked accounts. Therefore, any advantage a high-ranked account enjoys on a sell order generally is offset by its disadvantage on the buy order. Graham maintains a written policy of prohibiting employees from trading futures, forwards, or options contracts for their personal accounts without the written approval of a Graham compliance officer. Graham also requires its employees with access to certain sensitive information to deliver to Graham copies of their federal income tax returns, which are then reviewed by Graham's compliance committee for compliance with the above-described and other of Graham's internal policies.

Systematic Trading

     Graham's trading systems rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham's systems are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.

     Graham's core trading systems are primarily very long term in nature and are designed to participate selectively in potential profit opportunities that can occur during periods of sustained price trends in a diverse number of U.S. and international markets. The primary objective of the core trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of the particular market. As a result of this analysis, the systems will utilize proprietary risk management and trade filter strategies that are intended to benefit from sustained price trends while reducing risk and volatility exposure.

     Graham utilizes discretion in connection with its systematic trading programs in determining which markets warrant participation in the programs, market weighting, leverage and timing of trades for new accounts. Graham also may utilize discretion in establishing positions or liquidating positions in unusual market conditions where, in its sole discretion, Graham believes that the risk-reward characteristics have become unfavorable.

Discretionary Trading

     The Discretionary Trading Group was established at Graham in February 1998. Unlike Graham's systematic trading programs, which are based almost entirely on computerized mathematical models, the Discretionary Trading Group determines its trades subjectively on the basis of personal assessment of trading data and trading experience. Graham believes that the Discretionary Trading Group's performance results generally are not highly correlated to the results of other discretionary traders or Graham's systematic trading programs. Graham believes the Discretionary Trading Group can generate successful performance results in trading range type markets where there are few long-term trends.

The Graham Trading Programs


     Graham currently trades approximately 50% of Charter Graham's assets pursuant to its Global Diversified Program, as described below, at 1.5 times the standard leverage it applies for such program and approximately 50% of Charter Graham's assets pursuant to its K4 Program, as described below, at 1.5 times the standard leverage it applies for such program. The general partner and Graham made a determination to allocate Charter Graham's assets between the two programs in an effort to diversify the partnership's assets, in hopes of improving overall performance. Reallocation requires the joint approval of the general partner and the trading advisor. It is impossible to determine in advance the actual effect of a reallocation. However, the desired and anticipated effects of any reallocation include increased diversification benefits, lower correlation amongst the various programs and benchmarks, and improved performance. These effects, individually or in combination, in turn, should result in added value to the investor. Margin requirements over time at standard leverage are expected to average about 15% to 20% of equity for accounts traded by Graham; thus, Graham expects the margin requirements for Charter Graham over time to average about 20% to 30% of Charter Graham's net assets. Increased leverage will alter risk exposure and may lead to greater profits and losses and trading volatility. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE PARTNERSHIPS' TRADING IS HIGHLY LEVERAGED" ON PAGE * , AND "RISK FACTORS--TRADING ADVISOR RISKS--CHARTER GRAHAM'S USE OF AN INCREASED RATE OF LEVERAGE COULD AFFECT FUTURE PERFORMANCE" ON PAGE * . Subject to the prior approval of the general partner, Graham may, at any time, trade a portion of the partnership's assets pursuant to one or more of Graham's other systematic programs and/or the Discretionary Trading Group discretionary program, and at an increased or reduced rate of leverage. In consultation with Graham, the general partner may, from time to time, reallocate the assets of a partnership among the trading programs offered by the trading advisor for the partnership. As of May 31, 2002, Graham was managing approximately $256 million of client funds in the Global Diversified Program at Standard Leverage, approximately $129 million of client funds in the Global Diversified Program at 150% Leverage, approximately $217 million of client funds in the K4 Program at Standard Leverage, approximately $128 million of client funds in the K4 Program at 150% Leverage, and approximately $1.2 billion of client assets in all of its trading programs.


     The various futures, forwards, and options markets which are traded pursuant to each Graham systematic trading program are identified below under the description of that program. Each Graham systematic trading program generally entails a consistent approach to all futures, forwards, and options markets traded by that program. Graham conducts ongoing research regarding expanding the number of futures, forwards, and options markets each program trades to further the objective of portfolio diversification. Particular futures, forwards, and options markets may be added to, or deleted from, a program at any time without notice. Portfolios may be rebalanced with respect to the weighting of existing markets at any time without notice.

Additions, deletions and rebalancing decisions with respect to each program are made based on a variety of factors, including performance, risk, volatility, correlation, liquidity and price action, each of which factors may change at any time. In trading the various futures, forwards, and options markets pursuant to its systematic trading programs, Graham generally applies the systematic trading approach described above under " --Systematic Trading."

     Global Diversified Program

     The Global Diversified Program utilizes multiple computerized trading models, which are designed to participate in the potential profit opportunities of approximately 80 global markets. This program features broad diversification in both financial and non-financial markets.

     The strategies which are utilized are primarily long term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength, and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

     The Global Diversified Program will normally have weightings of approximately 25% in futures contracts based on short-term and long-term global interest rates (including U.S. and foreign bonds, notes and Eurodollars), 25% in currency forwards (including major and minor currencies), 17% in stock index futures (including all major indices), 15% in softs and agricultural futures (including grains, meats and softs), 8% in metal futures (including gold, aluminum and copper), and 10% in energy futures (including crude oil and natural gas). The actual weighting and leverage used in each market will change over time due to liquidity, price action, and risk considerations.

     Graham rebalances the weighting of each market in the portfolio on a monthly basis so as to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.

     K4 Program

     The K4 Program was developed in 1998 and commenced trading operations in January 1999. Similar to the Graham Selective Trading Program, the K4 Program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 Program differs from the Graham Selective Trading Program in many respects, including a tendency to enter markets at different times and it uses significantly different parameters. The K4 Program will normally enter or exit a position only when a significant price and volatility spike takes place and is designed to have a high percentage of winning trades. K4 will normally maintain a neutral position in 50% of the markets in the portfolio.

     The K4 Program will normally have weightings of approximately 27% in futures contracts based on short-term and long-term global interest rates (including U.S. and foreign bonds, notes and Eurodollars), 32% in currency forwards (including major and minor currencies), 14% in stock index futures (including all major indices), 11% in softs and agricultural futures (including grains, meats and softs), 8% in metal futures (including gold, aluminum, and copper), and 8% in energy futures (including crude oil and natural gas). The actual weighting and leverage used in each market will change over time due to liquidity, price action, and risk considerations.

     Graham Selective Trading Program

     The Graham Selective Trading Program was developed in 1997 and utilizes a completely different trading system than other Graham programs. The Graham Selective Trading Program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. Although the system does not trade against the market trend, it is not a true trend-following system inasmuch as it will only participate in very specific types of market moves that meet the very restrictive criteria of the model. In general, the Graham Selective Trading Program will participate only in significant market moves that are characterized by a substantial increase in volatility. As a result, it frequently will not participate in market trends in which virtually all trend-following systems would have a position. Due to the extremely selective criteria of the Graham Selective Trading model, the program will normally maintain a neutral position in approximately 50% to 60% of the markets in the portfolio.

     Discretionary Trading Group Program

     Unlike Graham's systematic trading programs, which are based almost entirely on computerized mathematical models, Graham's Discretionary Trading Group determines trades for the Discretionary Trading Group Program subjectively on the basis of personal judgment and trading experience. The Discretionary Trading Group Program generally utilizes fundamental information as well as certain technical data as the basis for its trading strategies. Fundamental considerations relate to the underlying economic and political forces that ultimately determine the true value of a particular financial instrument or commodity. Fundamental analysis of the Discretionary Trading Group may involve a short- or long-term time horizon. Technical data considered by the Discretionary Trading Group include price patterns, volatility, trading volumes and level of open interest.

     The Discretionary Trading Group Program trades global fixed income, foreign exchange and other futures and forward markets. The Discretionary Trading Group Program may trade call or put options in these markets.

MORGAN STANLEY CHARTER MILLBURN L.P.

     The trading advisor for Charter Millburn is Millburn Ridgefield Corporation. Millburn is a Delaware Corporation which was organized in May 1982. Millburn's main business address is 411 West Putnam Avenue, Greenwich, Connecticut 06830. Millburn has been registered with the CFTC as a commodity trading advisor since July 1982 and as a commodity pool operator since September 1984 and is a member of the National Futures Association in such capacities.

Principals

     Mr. Harvey Beker is Co-Chief Executive Officer and Co-Chairman of Millburn Ridgefield and The Millburn Corporation, and a partner of ShareInVest Research L.P. He received a Bachelor of Arts degree in economics from New York University in 1974 and a Master of Business Administration degree in finance from NYU in 1975. From June 1975 to July 1977, Mr. Beker was employed by Loeb Rhoades, Inc. where he developed and traded silver arbitrage strategies. From July 1977 to June 1978, Mr. Beker was a futures trader at Clayton Brokerage Co. of St. Louis. Mr. Beker has been employed by The Millburn Corporation since June 1978. During his tenure at Millburn, he has been instrumental in the development of the research, trading and operations areas. Mr. Beker became a principal of the firm in 1982.

     Mr. George E. Crapple is Co-Chief Executive Officer and Co-Chairman of Millburn Ridgefield and The Millburn Corporation and a partner of ShareInVest Research L.P. In 1966 he graduated with honors from the University of Wisconsin where his field of concentration was economics and he was elected to Phi Beta Kappa. In 1969 he graduated from Harvard Law School, magna cum laude, where he was a member of the Harvard Law Review. He was a lawyer with Sidley & Austin, Chicago, Illinois, from 1969 until April 1, 1983, as a partner since 1975, specializing in commodities, securities, corporate and tax law. He was first associated with Millburn Ridgefield in 1976 and joined Millburn Ridgefield Corporation on April 1, 1983 on a full-time basis. Mr. Crapple is a Director and Member of the Executive Committee, Chairman of the Appeals Committee and a former Chairman of the Eastern Regional Business Conduct Committee of the NFA, past Chairman of the Managed Funds Association, and a member of the Technology Advisory Committee of the CFTC.

     Mr. Gregg R. Buckbinder is a Senior Vice President and Chief Operating Officer of Millburn Ridgefield and The Millburn Corporation and a partner of ShareInVest Research L.P. He graduated cum laude from Pace University in 1980 with a B.B.A. in accounting and received an M.S. in taxation from Pace in 1988. He joined Millburn in January 1998 from Odyssey Partners, L.P.

where he was responsible for the operation, administration and accounting of the firm's merchant banking and managed account businesses from mid 1990 through December 1997. Mr. Buckbinder was employed by Tucker Anthony, a securities broker and dealer, from 1985 to 1990 where he was First Vice President and Controller, and from 1983 to 1984 where he designed and implemented various operations and accounting systems. He was with the public accounting firm of Ernst & Whinney from 1984 to 1985 as a manager in the tax department and from 1980 to 1983 as a senior auditor, with an emphasis on clients in the financial services business. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

     Mr. Mark B. Fitzsimmons is a Senior Vice-President of Millburn Ridgefield and The Millburn Corporation and a partner of ShareInVest Research L.P. His responsibilities include both marketing and investment strategy. He graduated summa cum laude from the University of Bridgeport, Connecticut in 1970 with a B.S. in economics. His graduate work was done at the University of Virginia, where he received a certificate of candidacy for a Ph.D. in economics in 1973. He joined Millburn Ridgefield in January 1990 from Morgan Stanley & Co. Incorporated where he was a Principal and Manager of institutional foreign exchange sales and was involved in strategic trading for the firm. From 1977 to 1987 he was with Chemical Bank New York Corporation, first as a Senior Economist in Chemical's Foreign Exchange Advisory Service and later as a Vice-President and Manager of Chemical's Corporate Trading Group. While at Chemical he also traded both foreign exchange and fixed income products. From 1973 to 1977 Mr. Fitzsimmons was employed by the Federal Reserve Bank of New York, dividing his time between the International Research Department and the Foreign Exchange Department.

     Mr. Barry Goodman is Executive Vice-President, Director of Trading and Co-Director of Research of Millburn Ridgefield and The Millburn Corporation and a partner of ShareInVest Research L.P. His responsibilities include overseeing the firm's trading operation and managing its trading relationships, as well as the design and implementation of trading systems. He graduated magna cum laude from Harpur College of the State University of New York in 1979 with a B.A. in economics. From 1980 through late 1982 he was a commodity trader for E. F. Hutton & Co., Inc. At Hutton he also designed and maintained various technical indicators and coordinated research projects pertaining to the futures markets. He joined Millburn Ridgefield in 1982 as Assistant Director of Trading.

     Mr. Dennis B. Newton is a Senior Vice-President of Millburn Ridgefield and The Millburn Corporation. His primary responsibilities are in administration and marketing. Prior to joining Millburn Ridgefield in September 1991, Mr. Newton was President of Phoenix Asset Management, Inc., a registered commodity pool operator from April 1990 to August 1991. Prior to his employment with Phoenix, Mr. Newton was a Director of Managed Futures with Prudential-Bache Securities Inc. from September 1987 to March 1990. Mr. Newton joined Prudential-Bache from Heinold Asset Management, Inc. where he was a member of the senior management team. Heinold was a pioneer and one of the largest sponsors of funds utilizing futures and currency forward trading.

     Mr. Grant N. Smith is Executive Vice-President and Co-Director of Research of Millburn Ridgefield and The Millburn Corporation and a partner of ShareInVest Research L.P. He is responsible for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm. He received a B.S. degree from the Massachusetts Institute of Technology in 1974 and an M.S. degree from M.I.T. in 1975. While at M.I.T. he held several teaching and research positions in the computer science field and participated in various projects relating to database management. He joined Millburn Ridgefield in 1975.

     During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Millburn or its principals.

     Millburn and its principals may, from time to time, trade futures, forwards, or options contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Millburn trading programs described below. Although Millburn maintains records of these trades, clients of Millburn are not entitled to inspect these records. Millburn maintains a written policy prohibiting employees from trading futures, forwards, or options contracts for their personal accounts without the prior approval of a co-Chief Executive Officer of Millburn. Employees authorized for this trading or who have access to certain information regarding trading decisions are required to deliver to Millburn certain documentation with respect to their personal accounts, which are then reviewed by Millburn to monitor compliance with Millburn's internal policies.

Multiple Trading Systems

     The objective of Millburn's trading method is to participate in all major sustained price moves in the markets traded. Millburn regards its approach as long-term in nature. Millburn makes trading decisions pursuant to its trading method, which includes technical trend analysis, certain non-trend-following technical systems, and the money management principles described below, which may be revised from time to time. Given trends in price of sufficient duration and magnitude, these trading systems may be profitable even though more than half of all individual trades are unprofitable. A period of time without such trends, however, may result in substantial losses.

     Millburn is engaged in a substantial ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products.

     Successful systematic futures trading depends primarily on two factors: development and selection of the trading systems used in each market, and allocation of portfolio risk among the markets available for trading.

     Market environments change over time, and particular systems may perform well in one environment but poorly in another. Likewise, portfolio sectors and individual markets go through periods where systematic trading is very profitable and other periods where no system makes any money.

     The goal of Millburn's research has been to develop an algorithm to select the optimal mix of systems in each market and an algorithm to dynamically determine optimum portfolio allocations, allocating risk to markets according to a forecast of profitability using a mix of systems.

     The first step in the trading methodology is developing intermediate- to long-term trading systems which generate buy or sell decisions in a particular market based on the direction of the price trend in the market. Over the last 30 years, Millburn has developed hundreds of trading systems. These `heritage' systems are augmented from time to time with the results of research. Millburn tests the full range of the systems in each market against five, ten or fifteen years of historical data to simulate the results the system would have achieved in the markets had the system been used to make trading decisions during the simulation period. It then calculates (i) the profitability of the systems and
(ii) a number of statistics designed to identify high quality profits such as
(a) the percentage of profitable trades, (b) the worst losses experienced, (c) the average giveback of maximum profits on profitable trades and (d) Sharpe ratio (risk adjusted returns).

     Since the early 1980's Millburn has selected up to four systems in each market after a review of statistical data for the heritage systems in an effort to diversify away from reliance on a single system in a market. Millburn has attempted to select systems with different characteristics to smooth the return stream from the market. Millburn then selects its portfolio weightings taking into account statistical data on the systems' returns in each market, liquidity constraints and Millburn's judgement and experience. Millburn has achieved a major improvement in this process through the recent implementation of its System Selection Algorithm and Portfolio Allocation Algorithm.

     Because there are hundreds of systems in Millburn's heritage universe, there are billions of potential combinations of systems for each market. The System Selection Algorithm simulates these potential combinations and searches for both an optimal number and combination of systems in each market. The number of systems ranges from 5 to 8, and the combination selected will maximize Sharpe Ratio, a risk adjusted measure of returns, subject to minimum levels of diversification among systems in the group.

     The System Allocation Algorithm will be rerun whenever new systems become available for inclusion in the system universe.

     The Portfolio Allocation Algorithm was designed to select a portfolio with what Millburn believes to be `optimal' risk/reward statistics -- Sharpe ratio, volatility and drawdown. It is designed to dynamically shift the portfolio risk allocations into the markets and sectors which offer the best potential for profit. There are currently over 30 markets included in the Portfolio Allocation Algorithm universe for potential allocation - markets deemed `tradable'. Using return streams for each market (generated by the system combination selected by the System Selection Algorithm), the Portfolio Allocation Algorithm simulates approximately 1 billion potential combinations of risk allocations. Each market and sector in the universe is constrained to a maximum allocation based on real-world considerations. In any single market, the constraints are based primarily on liquidity and market access. Sectors are constrained largely by externally imposed portfolio considerations, such as would occur in a `financial only', a `currency only' or a `commodity oriented' portfolio. No minimum allocation is specified, so markets can (and do) have allocations of zero. The Portfolio Allocation Algorithm reallocates the portfolio when called for changes exceed certain thresholds. Its proposed allocations are reviewed by Millburn's Asset Allocation Committee and the Committee may make adjustments in such allocations using its judgment and experience.

     The implementation of the System Selection Algorithm and the Portfolio Allocation Algorithm constitute a major advance which mines Millburn's 30 years of research achievements and extracts what Millburn believes to be significant additional value.

Risk Management

     Risk is a function of both price level and price volatility. For example, a 100,000 barrel crude oil position is worth more and is, therefore, more risky with oil at $30 per barrel than with oil at $10 per barrel. Similarly, oil would be more risky if prices are moving in a 5% daily range, than if prices are moving in a 1% daily range. In attempting to assess market volatility as a means of monitoring and evaluating risk, Millburn uses its volatility overlay as a part of individual market risk management. This system is designed to measure the risk in the portfolio's position in a market and signals a decrease in position size when risk increases and an increase in position size when risk decreases. Millburn's volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges. It is applied to the systematic strategies described above. A secondary benefit of the volatility overlay can be timely profit taking. Because markets tend to become more volatile after a profitable trend has been long underway, the volatility overlay often signals position reductions before trend reversals.

     In addition to the volatility overlay, Millburn's risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets. The first principle is portfolio diversification which attempts to improve the quality of profits by reducing volatility, as described in the discussion of the Portfolio Allocation Algorithm above.

     Additional money management principles applicable to the portfolio as a whole include:

          (1) limiting the assets committed as margin or collateral, generally within a range of 15% to 35% of an account's net assets, though the amount may any time be substantially higher;

          (2) prohibiting pyramiding -- that is, using unrealized profits in a particular market as margin for additional positions in the same market; and

          (3) changing the equity used for trading by an account solely on a controlled periodic basis, not automatically due to an increase in equity from trading profits.

     Another important risk management function is the careful control of leverage or portfolio size. Leverage levels are determined by simulating the entire portfolio -- all markets, all systems, all risk control overlays, the exact weightings of the markets in the portfolio and the proposed level of leverage -- over the past five or ten years to determine the worst case experienced by the portfolio in the simulation period. The worst case or peak-to-trough drawdown, is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high. If Millburn considers the drawdown too severe, it reduces the leverage or portfolio size. Subject to the prior approval of the general partner, there are, however, no restrictions on the amount of leverage that Millburn may use at any time.

     Decisions whether to trade a particular market require the exercise of judgment. The decision not to trade certain markets for certain periods, or to reduce the size of a position in a particular market, may result at times in missing significant profit opportunities.

     Millburn employs discretion in the execution of trades where trader expertise plays a role in timing of orders and, from time to time, may adjust the size of a position, long or short, in any given market indicated by its systematic trading strategies. This exercise of discretion generally occurs only in response to unusual market conditions that may not have been factored into the design of the trading systems and is generally intended to reduce risk exposure. Decisions to make such adjustments also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movements, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.

     With respect to the execution of trades, Millburn may rely to an extent upon the judgment of others, including dealers, bank traders and floor brokers. No assurance is given that it will be possible to execute trades regularly at or near the desired buy or sell point.

     The trading method, systems and money management principles utilized by Millburn are proprietary and confidential. The foregoing description is general and is not intended to be complete.

The Millburn Trading Programs

     The Millburn trading portfolios do not utilize different trading systems or programs. The portfolios may include all or some of the markets Millburn trades, and the weightings among the markets and the leverage employed will differ by portfolio. The same trading systems will be used to trade a market in all portfolios which include the market. There can be no assurance as to which markets will be included in each Millburn trading portfolio over time. Such markets may be changed without notice, in the discretion of Millburn. Moreover, Millburn does not maintain open positions in all portfolio markets at all times. At certain times, Millburn may entirely withdraw from one or more such markets.

     Portfolio markets and allocations among markets are under continuous review and are adjusted from time to time in response to specific market changes (e.g., the consolidation of European currencies) and Millburn's judgment of the prospects for successful systematic trading in a market.


     Millburn currently trades 100% of Charter Millburn's assets pursuant to its Diversified Portfolio, as described below, at standard leverage. Subject to the prior approval of the general partner, Millburn may, at any time, trade some or all of the partnership's assets among one or more of Millburn's other programs. As of May 31, 2002, Millburn was managing approximately $286 million pursuant to the Diversified Portfolio and approximately $727 million of client assets in all of its trading programs.


     Diversified Portfolio

     Millburn trades a broadly diversified portfolio of 30 to 50 or more markets in the following six sectors: currencies, precious and industrial metals, debt instruments, stock indices, agricultural commodities and energy. The Diversified Portfolio program has approximately 42% weighting in currencies, 23% in interest rates, 7% in softs and agricultural commodities, 10% in stock indices, 12% in energy products, and 6% in metals. Millburn trades its Diversified Portfolio at standard leverage and at 150% of standard leverage.

     The Diversified Portfolio markets currently include: agricultural commodities (including coffee, corn, cotton and sugar); metals (including aluminum, copper and gold); energy (including crude oil, gas oil, heating oil, natural gas and unleaded gas); currencies (forwards and options), including
(i) major currencies (including British Pound, Euro, Japanese Yen and Swiss Franc); (ii) secondary currencies (including Canadian dollar, Korean won, Norwegian Krone, Singapore dollar, Thai baht); (iii) crosses (including Euro--Pound, Euro--Yen, and Euro--Norwegian Krone); (iv) interest rates (futures and options) (including Short-term Eurodollar deposits, Short-term Euro Yen deposits, German 5 and 10-year Euro Bonds, Tokyo Yen Bonds, U.S. Treasury Bonds, and U.S. 5 and 10-year Treasury Notes); and (v) stock indices (including Hong Kong Hang Seng, S&P 500, Topix Index, NASDAQ 100, Japanese, and German DAX).

     Currency Portfolio

     Millburn trades approximately 20 different currencies in its Currency Portfolio, including "cross-rate" positions (positions in two different currencies other than the United States dollar). Millburn -- which had managed financially-oriented accounts since 1979 -- began managing currency-only accounts in November 1989. Millburn trades its Currency Portfolio at standard leverage and at 150% of standard leverage.

     Global Portfolio

     The Global Portfolio includes the currency markets as well as futures and options contracts on U.S. and non-U.S. interest rates and stock indices as well as precious and industrial metals. Millburn trades its Global Portfolio at standard leverage and at 150% of standard leverage.

     World Resource Portfolio

     The World Resource Portfolio is a variation of the Diversified Portfolio, but with a reduced emphasis on currency markets. Millburn began trading the World Resource Portfolio on a non-proprietary basis in September 1995.

MORGAN STANLEY CHARTER WELTON L.P.

     The trading advisor for Charter Welton is Welton Investment Corporation. Welton is a Delaware corporation merged in May 1997 from a California corporation originally formed in November 1988. Welton's main business address is The Eastwood Building, San Carlos between 5th and 6th, P.O. Box 6147, Carmel, California 93921-6147. Welton is registered, beginning January 4, 1989, as a commodity trading advisor and commodity pool operator with the CFTC, and is a member of the National Futures Association in such capacities.

Principals

     Dr. Patrick L. Welton is the Chief Executive Officer and Chairman of Welton. Dr. Welton developed the mathematical analysis techniques and systems software employed by Welton in its trading and portfolio management. Dr. Welton earned Bachelor's Degrees from the University of Wisconsin, completing a portion of his undergraduate studies at Harvard University. He then attended the UCLA School of Medicine, where he completed graduate biophysics and medical studies and earned an MD degree. Subsequently, he was a postgraduate physician and a chief resident at the Stanford University Medical Center. In addition to his full-time management of Welton, Dr. Welton is a principal of Welton Global Funds Management Corporation and a volunteer Clinical Professor of Medicine at Stanford University School of Medicine. He has engaged in futures and equities market research since 1981. During the past five years, Dr. Welton has spoken at domestic and international conferences, authored articles, participated in panel presentations on numerous trading and risk management issues, and served on committees for the Managed Funds Association and National Futures Association. He also served on the Board of Directors of the National Futures Association from 1997 to 2000. He is registered as an Associated Person with the National Futures Association.

     Ms. Annette L. Welton is a Co-founder of Welton, a Director, Chief Operational and Chief Financial Officer. Ms. Welton participated in the early development of the systems software employed by Welton in its trading and portfolio management methods. Since 1988, Ms. Welton has continued to participate in the research committee, the review process and the monitoring of trading for the company's clients. She also serves as a Principal to Welton Global Funds Management Corporation, a commodity pool operator affiliate. Ms. Welton earned a Bachelor of Science Degree from the University of California at Los Angeles. Since 1992, Ms. Welton has participated in the Managed Funds Association's Public Relations and Trading and Markets Committees. She has served on the National Futures Association's Nominating Committee in the Commodity Trading Advisor category and has authored and co-authored several articles published in various alternative investment trade publications. She is registered as an Associated Person with the National Futures Association.

     Mr. Jerry M. Harris is the Senior Vice President of Welton. He received a Bachelor of Science Degree in Aerospace Engineering at the University of Virginia. He then earned a Masters Degree in Information Systems from the University of Southern California. Subsequently, he was Vice President and Chief Operating Officer of Cresta Commodity Management, Inc. in San Diego, California. Beginning 1989 through 1990, he was Vice President of Marketing at Commodities Corporation in Princeton, New Jersey. From November 1988 through March 1998, he was a pilot with Delta Airlines. Mr. Harris is responsible for business development efforts and industry representation, as well as participating in strategic planning for Welton. Mr. Harris is a member of the Alternative Investments Management Association and serves on its International Development Committee as well as the Institutional Money Management Advisory Committee of the New York Mercantile Exchange. He frequently is a featured speaker to institutional and private investor groups on the topic of integrating skill-based alternative investment strategies to diversify investment portfolios. He has been associated with Welton since 1993 and is registered as an Associated Person with the National Futures Association.

     Mr. Brent M. Hankins is the Vice President of Trading Operations and Portfolio Manager of Welton. His responsibilities include all aspects of trading operations and portfolio management for the firm. Mr. Hankins earned a Bachelor of Arts Degree in Agricultural Business from California Polytechnic State University, San Luis Obispo in 1992. He has been associated with Welton since 1993 and is registered as an Associated Person with the National Futures Association.

     Mr. David S. Nowlin is the Vice President of Administrative Operations for Welton. His responsibilities include oversight of the performance accounting and compliance functions within the firm. Mr. Nowlin received a Bachelor of Arts degree in 1983 in Business Administration from Westmont College located in Santa Barbara, California. He earned a Masters of Business Administration in 1992 from Santa Clara University. Mr. Nowlin has been with Welton since 1993 and is registered as an Associated Person with the National Futures Association. Prior to that he held positions with Price Waterhouse and Dean Witter Reynolds.

     During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Welton or its principals.

     Welton and its principals trade futures options and securities for their own accounts and provide management services to other clients. Investments made on behalf of Welton, its principals, and its clients, as well as any policies related thereto, will remain confidential. In the course of such trading, Welton or its principals may take positions in their own accounts which are in the same market and in the same direction as positions advocated for clients. If Welton or its principals place the same trade orders for their accounts as they do for their clients in a single block order with a brokerage firm, the brokerage firm shall allocate the trade fill prices assigned to each account in a manner consistent with that firm's policy. This equalizes the likelihood of Welton or its principals receiving a superior or inferior price compared to any of their clients or, in the case of a partial fill of a block order, equalizes the likelihood of Welton or its principals receiving a trade that some customers will not receive or vice versa.

     As of the date of this prospectus, Patrick L. Welton, the Chief Executive Officer and Chairman of Welton, beneficially owns 1,000 units of each of Charter Graham, Charter Millburn, and Charter

Welton, which amounts represent less than 1% of the outstanding units of each partnership. Additionally, as of the date of this prospectus, Jerry M. Harris, a Senior Vice President of Welton, beneficially owns 829.8 units of Charter Graham and 1,000 units of Charter Welton, which amounts represent less than 1% of the outstanding units of each partnership. None of the directors or executive officers of Welton other than those named above beneficially own units of any partnership as of the date of this prospectus.

Welton Investment Philosophy and Risk Management Process

     Welton is committed to achieving attractive rates of return while successfully managing risk. This is pursued through the consistent application of the firm's primary trading principles:

        *  Market diversification

        *  Style diversification

        *  Portfolio allocation and management

        *  Trade execution analysis

        *  Formal monitoring and review systems

     These principles provide the basis for pursuing strong rates of return with controlled volatility and with low correlation to traditional fixed-income and equity investments as well as to other alternative investment strategies.

     Welton's investment process employs a variety of trading styles to diversify the basis of profitability by adding diversified sources of return with differing market dependencies, timing risks, and therefore, low to moderate correlation to traditional directional trading models of many alternative investment managers. This may provide the potential benefits of (1) increasing the actual level of portfolio diversification by increasing the number of methods pursuing different market conditions, (2) effectively moderating negative characteristics of other implemented models through diversification,
(3) requiring each method to be an effective, profitable, and efficient user of capital resources, (4) applying each method objectively across all applicable markets, and (5) providing diversification to the market impact of order types and market conditions during execution. Specifically, Welton organizes its trading approaches into two fundamentally diverse investment style return drivers as follows. All three investment styles are employed within Welton's Managed Futures product. The Market Neutral product with its focus on pursuing opportunities that have a low dependancy on correct directional positioning and the timing of those positions utilizes the "Non Directional" style of investment strategies.

      * Non Directional (Arbitrage)

      * Directional (Non Trend Following)

      * Trend Following (Timeframe Diversified)

     Welton considers its investment products to be in a constant cycle of review and improvement, centered on a stable process for enhancing their long term success. This paradigm for performance improvement encompasses all divisions of the firm. The continuous process involves regular review and analysis of:

      * All actual trading activity

      * New and existing global markets with the goal of increasing market diversification

      * Potential strategic approaches to various market conditions with the goal of increasing diversification

      * Trading costs and execution methods

      * Portfolio management models and techniques to best integrate all of the above

     This process implicitly recognizes that adaptation is essential in approaching the global markets and that adaptation is best implemented at even the most primary model levels.

     To implement these models, Welton has developed an advanced decision support platform capable of analyzing markets and combinations of markets around the world in real-time. This tool allows the implementation of Welton trading strategies independently or in complementary combinations across diverse global markets. Ongoing research and development continues to be Welton's largest single commitment of resources with the objective of improving the level, consistency, and quality of performance in its offered investment products.

     Although the trading of Welton investment products is guided by the consistent application of proprietary mathematical systems, there will always remain investment decisions requiring the discretion and judgment of Welton. These include, but are not limited to, contract month selection, analysis of portfolio balance, and capital requirements.

     In addition, Welton may at its sole discretion choose not to implement certain trades if they are judged to carry unacceptable risk to an account. Welton will reinvest trading profits unless withdrawn by the client. Welton may also stop trading certain markets should they become, in Welton's judgment, too illiquid or volatile to trade or their movement too correlated with other portfolio elements.

     For managed futures and market neutral products offered by Welton, assets committed to meet minimum exchange margin for all positions is expected to remain between 5% and 20% of the trading size of the account. These levels may from time to time be greater or less than this range. Actual margin requirements may also differ between client accounts based on the method upon which margin is being calculated and other terms negotiated between the client and their broker. All investments, including those offered by Welton, involve the risk of loss.

Welton Investment Products

     Welton Investment Corporation offers products in distinct alternative investment style classes to institutional, fund, corporate, and qualified individual clients. These include categories of products within the alternative investment style classes of Managed Futures and Market Neutral.

     The Managed Futures class offers an investment product, the Diversified Portfolio, that utilizes diversified trading styles and quantitative investment models across the global futures, options, and currency markets. It is designed to achieve attractive absolute rates of return with low correlation to the returns of traditional asset classes as well as other skill-based alternative investment strategies.

     The Market Neutral class offers the Alpha Portfolio, which utilizes a narrower group of trading styles on a much more limited group of highly liquid global futures, options, and currency markets. The focus of this product is upon trading styles with substantially lower dependency on correct directional positioning and the timing of those positions. The main goal of this product is to provide a source of significant, durable diversification to other skill-based alternative asset investments, managed futures allocations, and traditional asset allocations.


     Welton currently trades the assets of Charter Welton pursuant to its Diversified Portfolio at standard leverage and its Alpha Portfolio as an overlay to the Diversified Portfolio. Trading the Alpha Portfolio as an overlay to the Diversified Portfolio enables the partnership to gain exposure to both trading programs as if 100% of the assets of the partnership were traded in each program. Subject to the prior approval of the general partner, Welton may, at any time, trade some or all of the partnership's assets among one or more of Welton's other programs. As of May 31, 2002, Welton was managing approximately $32 million pursuant to the Diversified Portfolio and approximately $122 million of client assets in all of its trading programs.


     Managed Futures

     The Diversified Portfolio has the goal of achieving attractive rates of return from diversified sources of investment returns while continually managing risk. This portfolio employs a diverse set of investment styles applied over broad market and instrument sets. The Diversified Portfolio seeks to achieve investment style, timing, and market diversification unavailable from traditional managed investments. Market diversification is provided through various selected domestic and global interest rate, currency, equity index, precious and base metal, agricultural, and petroleum product markets. These markets are traded using futures, options, and forward contract instruments. The Diversified Portfolio trades in approximately 26 global futures, forwards, and options markets and will normally have weightings of approximately 29% in global interest rate futures, 20% in stock index futures, 20% in currencies, 17% in energy futures, 4% in softs and agricultural futures, and 10% in metal futures. The actual weightings and leverage used in each market may change over time.

     Market Neutral

     The Alpha Portfolio is highly specialized to provide clients with significant diversification of investment returns from both traditional asset classes and, in particular, from other managed futures and alternative investment portfolios. The Alpha Portfolio utilizes fewer trading styles on a more limited group of highly liquid global futures and options markets. Trading styles are specifically focused on opportunities that have a low dependency on correct directional positioning and the timing of those positions. The trading styles that comprise the Alpha Portfolio have been employed continuously with Welton's other portfolios since October 1996 and have been collectively described as non/limited price directional. This portfolio's source and pattern of potential return is designed to provide a durable pathway of diversification to those investors with significant style overlap across alternative investment managers utilizing long and short-term directional trading strategies. Utilization of the Alpha Portfolio alone or in combination with Welton's managed futures product may allow an investor to better achieve Welton's corporate investment philosophy of emphasizing meaningful diversification across investment styles, especially within multi-advisor portfolio combinations. The Alpha Portfolio trades in approximately 9 global futures, forwards, and options markets and will normally have weightings of approximately 25% in global interest rate futures, 50% in stock index futures, and 25% in currencies. The actual weightings and leverage used in each market may change over time.

MORGAN STANLEY CHARTER MSFCM L.P.

     The trading advisor for Charter MSFCM is Morgan Stanley Futures & Currency Management Inc. Morgan Stanley Futures & Currency Management is a Delaware corporation formed in June 1987 to provide long-term capital growth through participation in the global futures and futures-related markets. Morgan Stanley Futures & Currency Management's main business address is 825 Third Avenue, 8th Floor, New York, NY 10022. Morgan Stanley Futures & Currency Management has been registered with the CFTC as a commodity pool operator and commodity trading advisor since August 1987 and is a member of the National Futures Association in such capacities.

Principals


     Robert E. Murray is the Executive Director of the Morgan Stanley Managed Futures Department, a leading commodity pool operator with approximately $1.4 billion in assets across a variety of U.S. and international public and private managed futures funds. In this capacity, Mr. Murray is responsible for overseeing all aspects of the Morgan Stanley Managed Futures Department. Mr. Murray began at Dean Witter in 1984 and has been closely involved in the growth of managed futures at the firm over the last 17 years. He is also the chairman and president of Morgan Stanley Futures & Currency Management Inc. (formerly known as Dean Witter Futures & Currency Management Inc.), Morgan Stanley's internal CTA, and is chairman and president of Demeter Management Corporation, the entity which acts as a general partner for the Firm's managed futures funds. Mr. Murray has served as the Vice Chairman and a Director of the Board of the Managed Futures Association and is currently a member of the Board of Directors of the National Futures Association. Mr. Murray received a Bachelors Degree in Finance from Geneseo State University in 1983.

     Jeffrey A. Rothman, is Executive Director of Morgan Stanley's Managed Futures Department, a leading commodity pool operator of a variety of domestic and international public and private funds. In this capacity, Mr. Rothman is responsible for overseeing all aspects of the firm's Managed Futures Department. Jeff has been with the department for sixteen years and most recently held the position of National Sales Manager, assisting Branch Managers and Financial Advisors with their managed futures education, marketing and asset retention efforts. In his tenure with the department, Jeff has helped with the development, marketing, and administration of 33 funds. Jeff is an active member of the Managed Funds Association and serves on its Board of Directors. Mr. Rothman will become a director of Morgan Stanley Futures & Currency Management once he has registered as an associated person of Morgan Stanley Futures & Currency Management with the National Futures Association, which registration is currently pending.



     Raymond A. Harris, is a Director of the Demeter Management Corportion. Mr. Harris is currently Managing Director, Asset Management Services. He previously served as CAO of Morgan Stanley Dean Witter Asset Management. From July 1982 to July 1994, Mr. Harris served in financial, administrative, and other assignments at Dean Witter Reynolds, Inc. and Dean Witter, Discover & Co. From August 1994 to January 1999, he worked in Discover Financial Services and the firm's Credit Service business units. Mr. Harris has been with Morgan Stanley & Co. and its affiliates since July 1982. He has a B.A. degree from Boston College and an M.B.A. in Finance from the University of Chicago. Mr. Harris will become a director of Morgan Stanley Futures & Currency Management once he has registered as an associated person of Morgan Stanley Futures & Currency Management with the National Futures Association.


     Anthony J. DeLuca is a Director of Morgan Stanley Futures & Currency Management. Mr. DeLuca is also a Director of the general partner. Mr. DeLuca was appointed the Controller of Asset Management for Morgan Stanley Dean Witter in June, 1999. Prior to that, Mr. DeLuca was a partner at the accounting firm of Ernst & Young LLP, where he had Morgan Stanley Dean Witter as a major client. Mr. DeLuca had worked continuously at Ernst & Young LLP ever since 1984, after he graduated from Pace University with a B.B.A degree in Accounting.

     Maureen Kaelin is the Senior Portfolio Manager of Morgan Stanley Futures & Currency Management. Ms. Kaelin is currently a First Vice President of Morgan Stanley DW. Ms. Kaelin began her career at Morgan Stanley DW in 1989 as a trader for Morgan Stanley Futures & Currency Management and in her role as Senior Portfolio Manager she is responsible for direct management of the technically based trading systems of Morgan Stanley Futures & Currency Management. In addition, other responsibilities include risk management, portfolio diversification and performance evaluation. In response to the increasingly global nature of the portfolios, Ms. Kaelin initiated the establishment of a 24-hour trading desk. Ms. Kaelin graduated from Fordham University with a B.A. in Economics in 1989 and received her M.B.A. in Finance at Fordham University in December 1999.

     The principals of Morgan Stanley Futures & Currency Management are supported by a staff of approximately 10 professional trading and research associates.

     Morgan Stanley Futures & Currency Management and its principals may, from time to time, trade futures, forwards, or options contracts for their own proprietary accounts. Although Morgan Stanley Futures & Currency Management maintains records of these trades, its clients are not entitled to inspect these records at this time. This trading is subject to management approval and management's right to inspect and review the records of these trades.

     As of the date of this prospectus, Robert E. Murray, Chairman of the Board and President of Morgan Stanley Futures & Currency Management, owns only 200.3 units of Charter MSFCM, which amount represents less than 1% of the outstanding units of Charter MSFCM, and one unit of Charter Campbell, as the initial limited partner of the partnership. None of the other directors or executive officers of Morgan Stanley Futures & Currency Management beneficially own units of any partnership.

Trading Methodology

     Morgan Stanley Futures & Currency Management manages client accounts pursuant to technical trend-following trading systems and money management policies. The main objective of these systems is long-term capital growth through participation in the global futures and futures-related markets, including commodity futures and forward contracts, options on futures contracts and on physical commodities, and exchange of futures for physical transactions. Although futures trading can entail greater risk than many traditional investments, it also has the potential to produce significant returns.

     Morgan Stanley Futures & Currency Management's trading methodology is trend-following in nature, attempting to identify long-term trends that are beginning and taking positions that can potentially profit from a continuation of these trends. Positions are maintained until certain price objectives are reached or the trend is no longer detected in the data. Deciding when to enter or exit a position and how much exposure to maintain is made systematically utilizing a fixed set of technical rules and mathematical formulas that consider factors such as daily price activity, volatility, volume, and open interest. Investors should bear in mind that technical trend-following trading systems seldom direct market entry or exit at the most favorable price in the particular market trend. Rather, such trading systems seek to close losing positions relatively quickly and to maintain profitable positions, or portions thereof, for as long as the trading systems determine that the particular market trend is profitable or continues to exist.

     Although Morgan Stanley Futures & Currency Management's trading methodology is generally universal across all markets traded, variations are applied from sector to sector. In some sectors Morgan Stanley Futures & Currency Management will maintain either a long or short position at all times, but in other sectors a position will only be taken if a clear trend is determined. In addition, a longer term perspective may be applied in certain sectors when detecting rising versus declining trends.

     Morgan Stanley Futures & Currency Management may, at its sole discretion, add to or delete from its universe of markets traded, as well as adjust the level of risk exposure allocated thereto. Determining which markets to trade and how much risk to allocate to each market is accomplished using a combination of technical inputs and professional judgment. Factors employed to scrutinize the potential contribution each market can make to the overall portfolio include historical return, volatility and cross-correlations to other markets. Professional judgment is used in making the final determination as to which markets to trade and takes into account such things as market liquidity and cost of trading. With respect to the timing and execution of trades, Morgan Stanley Futures & Currency Management may also rely, to some extent, on the judgment of others, such as floor brokers.

     Investors should bear in mind that decisions concerning the management of client assets, including, but not limited to, decisions relating to the establishment or liquidation of positions, the markets traded, and the appropriate level of risk exposure allocated to each market, may result at times in clients, such as the partnership, missing significant profit opportunities which might otherwise have been captured. Furthermore, no assurance can be made that Morgan Stanley Futures & Currency Management will give consideration to any or all of the foregoing factors with respect to a particular trade for an account managed by Morgan Stanley Futures & Currency Management, or that consideration of any such factors in a particular situation will lessen the account's risk of loss.

     Over its thirteen year history, Morgan Stanley Futures & Currency Management has allocated significant resources to maintain an active research and development process. This ongoing commitment is maintained to improve the potential for strong future performance for Morgan Stanley Futures & Currency Management clients. From time to time, Morgan Stanley Futures & Currency Management may change or refine the trading systems employed to manage client assets. Additional trading systems entirely independent of, or materially different from, those employed by Morgan Stanley Futures & Currency Management on behalf of the partnership may be developed and employed by Morgan Stanley Futures & Currency Management to manage client assets. Morgan Stanley Futures & Currency Management consistently reviews and maintains discretion over all computer-generated trading parameters and may, at its sole discretion, choose not to establish certain positions if judged to present unacceptable risk to client assets.

     Morgan Stanley Futures & Currency Management generally has committed between 10% and 30% of an account's equity as margin, but may exceed such range at any given time. It is anticipated that Morgan Stanley Futures & Currency Management may cause certain trading systems or portfolios to commit a greater percentage of equity as margin than will be the case for other trading systems or portfolios. Accordingly, those accounts on whose behalf Morgan Stanley Futures & Currency Management employs such trading systems or portfolios may be more aggressively leveraged from time to time than will other accounts participating in other Morgan Stanley Futures & Currency Management trading systems and portfolios.


     Morgan Stanley Futures & Currency Management currently trades 100% of Charter MSFCM's assets pursuant to its Global Portfolio, as described below. Subject to the prior approval of the general partner, Morgan Stanley Futures & Currency Management may, at any time, trade some or all of the partnership's assets among one or more of its other programs. As of May 31, 2002, Morgan Stanley Futures & Currency Management was managing approximately $110 million of customer funds in the Global Portfolio and approximately $193 million of client assets in all of its trading programs.


The Global Portfolio

     Morgan Stanley Futures & Currency Management's Global Portfolio has been developed to concentrate participation in futures contracts traded on futures exchanges worldwide. Certain selected foreign currencies traded in the forward markets are also included in the Global Portfolio. Effective August 1, 1997, Morgan Stanley Futures & Currency Management combined its Global Portfolio with its Financial and Metals Portfolio. As of such date, certain markets previously included in the Financial and Metals Portfolio, but not previously included in the Global Portfolio, were added to the Global Portfolio. The Global Portfolio trades global futures, forwards, and options including, but not limited to, global interest rate and stock index futures, currencies, energy futures and certain precious and industrial metals. The Global Portfolio will normally have weightings of approximately 20% in global interest rate futures, 10% in stock index futures, 30% in currencies, 20% in energy futures, and 20% in metal futures. The actual weightings and leverage used in each market may change over time.

The Diversified Portfolio

     Morgan Stanley Futures & Currency Management's Diversified Portfolio offers diversification into futures, forwards, and options representing global financial and tangible assets. The Diversified Portfolio typically trades a portfolio of diverse futures and forward markets, including contracts on currencies, interest rates, energies, metals, soft commodities, agriculturals and stock indices.

The SIGMA Portfolio

     The objective of the SIGMA Portfolio is to outperform the S & P 500 Index (appreciation plus dividends) by achieving greater average rate of return with lower downside volatility. The portfolio is designed to achieve its objectives over the medium- to long-term. The components of a SIGMA Portfolio account's return consist of the performance of the S & P 500 stock index futures contracts and the performance of Morgan Stanley Futures & Currency Management's Global Portfolio, and interest income earned by the account.

     The SIGMA Portfolio operates by holding a position in S & P 500 index futures approximately equal to the account net assets, and rolling these contracts forward as they approach expiration. Additional exposure is maintained in Morgan Stanley Futures & Currency Management's Global Portfolio at approximately 1/2 of a standard Morgan Stanley Futures & Currency Management Global Portfolio account. Exposure to the S & P 500 index futures and the Global Portfolio is adjusted periodically as account values change.

     One of the objectives of the SIGMA Portfolio is lower overall performance volatility, resulting from a historical non-correlation between the Global Portfolio and the S & P 500 Index during periods of decline in the S & P 500 Index. There can be no assurance, however, that this objective will be met during any particular performance period, and there may be periods when the S & P 500 Index declines and account losses are exacerbated due to losses at the same time in the Global Portfolio. There can also be no assurance that either component of the SIGMA Portfolio will off-set losses in the other during any particular equity or other market decline, and SIGMA Portfolio accounts may receive little benefit from their exposure to the Global Portfolio, even if such portfolio's performance is positive, during a period of rapid and severe decline in the S & P 500 Index.

MORGAN STANLEY CHARTER CAMPBELL L.P.

     The trading advisor for Charter Campbell is Campbell & Company, Inc., a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Campbell has been registered with the CFTC as a commodity trading advisor since May 1978 and is a member of the National Futures Association in such capacity. Campbell's principal place of business is located at 210 W. Pennsylvania Ave., Suite 770, Towson, MD 21204.

     Principals

     Ms. Theresa D. Becks serves as the Chief Financial Officer, Treasurer, Secretary, and a Director. Ms. Becks joined Campbell in June 1991. In addition to her role as Chief Financial Officer, Ms. Becks also oversees administration and compliance at Campbell. From December 1987 to June 1991, she was employed by Bank of Maryland Corp, a publicly held company. When she left she was Vice-President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks is registered as an associated person of Campbell.

     Mr. Richard M. Bell serves as a Senior Vice-President--Trading. Mr. Bell began his employment with Campbell in May 1990. His duties include managing daily trade execution of the assets under Campbell's management. From September 1986 through May 1990 Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange and Philadelphia Board of Trade. From July 1975 through September 1986 Mr. Bell was a stockholder and Executive Vice-President of Tague Securities, Inc., a registered broker-dealer. Mr. Bell graduated from Lehigh University with a B.S. in Finance. Mr. Bell is registered as an associated person of Campbell.

     Mr. D. Keith Campbell has served as Chairman of the Board since it began operations and was President until January 1, 1994, and Chief Executive Officer until January 1, 1998. Mr. Campbell is the majority stockholder. From 1971 through June 1978 he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since January 1972 when, as general partner of Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of Campbell Fund. Since then he has applied various technical trading systems to numerous discretionary commodity trading accounts over which Campbell has discretionary trading authority. Mr. Campbell is registered with the CFTC as a commodity pool operator and is a member of the National Futures Association in such capacity. He is also registered as an associated person of Campbell.

     Mr. William C. Clarke, III joined Campbell in June 1977. He is an Executive Vice-President and a Director. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is registered as an associated person of Campbell.

     Bruce L. Cleland joined Campbell in January 1993 and presently serves as President, Chief Executive Officer and a Director. Mr. Cleland has worked in the international derivatives industry since 1973, and has owned and managed firms engaged in global clearing, floor brokerage, trading, and portfolio management. Mr. Cleland is currently a member of the Board of Directors of the Managed Funds Association, and he has previously served as a member of the Board of Governors of the Comex, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland is an associated person of Campbell.

     Phil Lindner serves as Vice President--Information Technology. Mr. Lindner has been employed by Campbell since October 1994, became the IT Director in March 1996, and Vice President in January 1998. Mr. Lindner oversees Campbell's computer and telecommunications systems, including a staff of programmers that program proprietary applications for Campbell's trading, fund administration, and accounting functions, and provides complete computer systems support to all Campbell employees. Prior to joining Campbell, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race-track computer systems.

     Mr. James M. Little serves as Executive Vice-President/Marketing and as a Director. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. Mr. Little joined Campbell in April 1990. From March 1989 through April 1990, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. Prior to that, from January 1984 through March 1989, he was Chief Executive Officer of James Little & Associates, Inc., a registered commodity pool operator and registered broker-dealer. Mr. Little is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little is registered as an associated person of Campbell.

     Mr. C. Douglas York has been employed by Campbell since November 1992. He is a Senior Vice President--Trading. His duties include managing daily trade execution for foreign exchange markets. From January 1991 through October 1992, Mr. York worked for Black & Decker as Global Foreign Exchange Manager. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an associated person of Campbell.

     Any principal of Campbell may trade futures interests for his or her own accounts. In addition, Campbell manages proprietary accounts for its deferred compensation plan and principals. Campbell has written procedures that govern proprietary trading by principals. These procedures include obtaining prior written permission for trades as well as the delivery of duplicate copies of all transaction confirmations and monthly statements to Campbell's personnel manager and compliance officer by the principal's clearing firm. Trading records for proprietary trading accounts are available for review by clients upon reasonable notice. Such trades may or may not be in accordance with the Campbell trading program described below.

     The Campbell Trading Program


     Campbell will initially trade Charter Campbell's assets pursuant to its Financial, Metal & Energy Small Portfolio, which trades exclusively in futures, options, and forward contracts, including foreign currencies, precious and base metals, energy products, stock market indices, and interest rate futures. Once Charter Campbell's assets equal at least $8 million, Campbell will trade the partnership's assets pursuant to its Financial, Metal & Energy Large Portfolio. As of May 31, 2002, Campbell was managing approximately $2.42 billion of client assets pursuant to the Financial, Metal & Energy Large Portfolio and approximately $2.75 billion in all of its programs.


     Campbell makes trading decisions using proprietary technical trading models, which analyze market statistics. There can be no assurance that the trading models currently being used will produce results similar to those produced in the past. Campbell's trading models are designed to detect and exploit medium-term to long-term price changes, while also applying proven risk management and portfolio management principles.

     Campbell believes that utilizing multiple trading models provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell's intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell's policy to follow trades signaled by each trading model independently of the other models.

     Over the course of a long-term trend, there are times when the risk of the market may not appear to be justified by the potential reward. In such circumstances some of Campbell's trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), Campbell's research indicates that this is well compensated for by the decreased volatility of performance which may result.

     Campbell's trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients' accounts. The trading models currently used by Campbell may be eliminated from use if Campbell ever believes such action is warranted.

     While Campbell normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the trading models, such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell's discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

     Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation, and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

     From time to time, Campbell may increase or decrease the total number of contracts held based on increases or decreases in an account's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

     Campbell estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in a client's account will range between 5% and 30% of the account's net assets. From time to time, margin commitments may be above or below this range.

     The number of contracts that Campbell believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases, a client's portfolio would be influenced by liquidity factors because the positions in such markets might be substantially smaller than the positions that would otherwise be taken.

     Financial, Metal & Energy Portfolios

     Campbell offers two versions of the Financial, Metal & Energy Portfolio -- the Financial, Metal & Energy Large Portfolio and the Financial, Metal & Energy Small Portfolio. The Financial, Metal & Energy Large Portfolio is appropriate for accounts greater than $8 million in size. Accounts in this portfolio trade certain contracts in the cash markets that do not have futures equivalents. The Financial, Metal & Energy Small Portfolio requires a minimum investment of $5 million. Both Large and Small Portfolios trade in foreign currencies, precious and base metals, energy products, stock market indices and interest rates. Prior to February 1995, all Financial, Metal & Energy accounts were traded together in the Large Portfolio. The Small Portfolio began in February 1995, when accounts smaller than $10 million were transferred from the Large to the Small Portfolio. The Small (Above $5 Million) Portfolio composite returns, prior to July 2000, reflects the performance of all accounts with balances both under and over $5 million. Those existing accounts in the Small Portfolio that fall below the $5 million minimum size have been split out into a separate composite performance table since July 2000, when the increased minimum for new accounts was initially imposed. This timing coincides with the addition of a new trading model that uses the same trend-following techniques that Campbell's other models use, but also uses other elements that may cause it to behave differently, including trading counter-trend. This change, in combination with Campbell's ongoing efforts to improve portfolio diversification, resulted in the increase to $5 million from the previous $500,000 account size minimum. The performance information in Capsules A through H (exclusive of Capsules A-1 and B-1) in these composite tables does not reflect the performance of any one account. An individual account may have realized more or less favorable results than the composite indicates.

Past Performance of Campbell

     Set forth below in Capsules A through H is the past performance history of Campbell and its principals for client accounts. Capsules A-1 and B-1 are pro formas of Capsules A and B, each adjusted for the brokerage, management, and incentive fees, interest income, and leverage applied to Charter Campbell. The footnotes following Capsule H are an integral part of each Capsule.

     You are cautioned that the information set forth in the following Capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results which may be attained by Campbell or Charter Campbell in the future, since past results are not a guarantee of future results. There can be no assurance that Campbell or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

                                                                       CAPSULE A

                            CAMPBELL & COMPANY, INC.
          FINANCIAL, METAL & ENERGY SMALL (ABOVE $5 MILLION) PORTFOLIO


       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: Financial, Metal & Energy Small (Above $5 Million) Portfolio
       Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: February 1995
       Number of open accounts: 12
       Aggregate assets overall: $2.750 billion
       Aggregate assets in program: $172.4 million
       Largest monthly drawdown: (9.94)% - (November 2001)
       Worst peak-to-valley drawdown: (15.41)% - (October 2001-April 2002)


      MONTH           2002        2001       2000       1999       1998       1997       1996        1995
      -----           ----        ----       ----       ----       ----       ----       ----        ----
                      %           %          %          %          %          %          %           %
January..........    (0.85)      (1.49)      3.23      (4.61)      2.80       3.85       8.80
February.........    (2.40)       0.48      (0.52)      1.34      (2.34)      1.63      (5.20)        4.92
March............    (1.86)       6.15      (2.03)      1.60       5.81      (1.75)      4.33         9.75
April............    (4.20)      (7.97)     (2.55)      5.20      (5.99)     (3.03)      2.57         1.01
May..............     3.25        0.92       2.47      (3.15)      4.21      (3.01)     (2.11)       (1.42)
June.............                (2.24)      0.77       4.95       1.51       3.62       1.41        (2.46)
July.............                 1.11      (2.56)     (0.64)     (4.04)      8.81      (1.71)       (2.76)
August...........                 1.29       3.04       1.18       9.95      (5.94)      3.52         7.12
September........                 6.68      (3.36)      1.55       3.68       4.53       1.92        (5.78)
October..........                 4.58       2.75      (3.85)      5.52       2.32      12.85         1.54
November.........                (9.94)      5.52       0.78      (0.91)      0.59      12.11         0.15
December.........                 3.22       2.36       2.80       1.10       5.41      (4.12)        7.81
Compound
  Annual/Period
  Rate of
  Return.........    (6.06)       1.33       9.02       6.80      22.16      17.30      37.83        20.34
                   (5 months)                                                                     (11 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE A-1

                                  PROFORMA OF
          FINANCIAL, METAL & ENERGY SMALL (ABOVE $5 MILLION) PORTFOLIO


       Largest monthly drawdown: (11.22)% - (November 2001)
       Worst peak-to-valley drawdown: (17.61)% - (October 2001-May 2002)


      MONTH           2002        2001       2000       1999       1998       1997       1996        1995
      -----           ----        ----       ----       ----       ----       ----       ----        ----
                      %            %         %          %          %          %          %           %
January..........    (1.08)       (1.55)     3.34      (4.86)      2.50       4.22       7.23
February.........    (2.68)        0.40     (0.71)      1.11      (2.95)      1.61      (5.47)        4.03
March............    (2.07)        6.40     (2.54)      1.45       6.04      (2.25)      4.59         7.93
April............    (4.50)       (8.44)    (2.73)      5.40      (6.34)     (3.38)      2.47         0.81
May..............     3.07         0.82      2.47      (3.80)      4.02      (3.19)     (2.48)       (1.50)
June.............                 (2.33)     0.76       5.40       1.42       3.41       1.34        (2.51)
July.............                  0.95     (2.81)     (0.71)     (4.34)      9.36      (1.89)       (2.87)
August...........                  1.18      3.12       1.25      10.04      (7.06)      3.47         7.05
September........                  6.91     (3.58)      1.65       3.53       4.95       2.17        (5.86)
October..........                  4.31      2.78      (4.18)      5.16       2.45      12.00         1.42
November.........                (11.22)     6.21       0.77      (1.41)      0.26      11.39        (0.06)
December.........                  3.08      2.45       2.84       1.13       5.54      (4.90)        7.67
Compound
  Annual/Period
  Rate of
  Return.........    (7.20)       (1.16)     8.54       5.83      19.10      15.79      31.74        16.11
                   (5 months)                                                                     (11 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE B

                            CAMPBELL & COMPANY, INC.
                   FINANCIAL, METAL & ENERGY LARGE PORTFOLIO


       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: Financial, Metal & Energy Large Portfolio Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: April 1983
       Number of open accounts: 15
       Aggregate assets overall: $2.750 billion
       Aggregate assets in program: $2.423 billion
       Largest monthly drawdown since inception: (17.68)% - (June 1986) Largest monthly drawdown past five years: (9.62)% - (November 2001) Worst peak-to-valley drawdown since inception: (41.94)% - (March 1986-November 1986)
       Worst peak-to-valley drawdown past five years: (13.92)% - (October 2001-April 2002)


      MONTH           2002        2001       2000       1999       1998       1997       1996       1995       1994       1993
      -----           ----        ----       ----       ----       ----       ----       ----       ----       ----       ----
                      %           %           %         %          %           %          %          %          %          %
January              (0.71)      (1.09)       3.70     (4.83)      3.25        5.26       5.46      (4.53)     (4.67)     (0.71)
February             (1.98)       0.71       (0.35)     1.45      (2.38)       2.26      (5.63)      5.85      (6.81)     13.74
March                (1.60)       6.97       (1.96)     0.87       4.95       (2.08)      5.62       9.58       7.00      (5.79)
April                (4.11)      (8.09)      (1.86)     5.60      (5.88)      (3.84)      3.49       2.08      (1.77)      2.99
May                   4.14        1.23        2.74     (3.25)      4.34       (1.84)     (1.71)      0.88      (2.78)      2.81
June                             (1.71)       1.96      4.63       2.04        2.23       1.29      (0.90)      5.24       2.55
July                              1.45       (1.72)    (0.15)     (3.68)       9.27       0.01      (4.05)     (4.36)      5.55
August                            2.10        3.08      1.22       9.23       (5.14)      1.78       5.83      (3.79)     (4.33)
September                         6.94       (3.23)     1.75       2.97        4.23       2.47      (3.47)      6.91      (4.83)
October                           4.97        3.19     (4.25)      4.41        2.39      12.06       1.20       0.36      (6.19)
November                         (9.62)       5.98      0.53      (0.50)       0.57      12.22      (0.24)     (7.02)      0.59
December                          3.71        2.38      3.64       0.64        4.95      (4.29)      6.82      (5.08)     (0.08)
Compound
  Annual/Period
  Rate of Return     (4.37)       6.20       14.32      6.81      20.07       18.75      35.96      19.46     (16.76)      4.68
                   (5 months)

    MONTH           1992        1991       1990       1989       1988       1987       1986       1985       1984       1983
    -----           ----        ----       ----       ----       ----       ----       ----       ----       ----       ----
                      %           %          %          %          %          %          %          %          %          %
January              (5.54)      (7.89)       3.00      7.90      (0.08)      33.71      (6.28)      3.63       1.27
February             (3.58)      (1.59)       0.59     (1.99)      2.39        3.23      17.84      11.59       2.12
March                 1.05       20.41        3.37     10.74      (1.88)      13.51       6.48       0.74       2.44
April                (2.78)      (1.87)       4.62      1.94      (5.12)      15.39      (7.87)      5.97       0.09      (0.40)
May                   1.14        2.81      (11.50)    13.72       1.63       (4.17)      5.01       2.92       9.78       0.18
June                 10.66        1.49        8.29      1.88       8.29       (3.21)    (17.68)     (2.18)     (5.50)     (3.71)
July                 10.40       (7.96)      10.04      0.55      (0.68)       9.80       5.21       5.48       6.86       3.27
August                4.99        3.79       12.30     (0.81)     (0.22)      (1.12)      7.61      (3.63)     (1.34)     (1.47)
September            (2.17)       6.07        2.59     (4.27)      4.80        2.71     (17.22)    (11.29)      8.32       0.83
October              (4.67)       0.63        1.25     (6.88)     (0.06)     (13.45)    (11.74)      3.95       2.79      (4.18)
November              6.26       (2.03)      (1.35)     2.46      (0.35)      (0.53)    (11.84)     10.45      (3.12)     (1.93)
December             (1.36)      17.45       (0.54)    12.88      (0.42)       2.11       1.84       3.40       1.49      (3.21)
Compound
  Annual/Period
  Rate of Return     13.47       31.12       35.24     42.23       7.96       64.38     (30.45)     33.05      26.96     (10.34)
                                                                                                                        (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE B-1

                                  PROFORMA OF
                   FINANCIAL, METAL & ENERGY LARGE PORTFOLIO


       Largest monthly drawdown since inception: (17.09)% - (June 1986) Largest monthly drawdown past five years: (10.99)% - (November 2001) Worst peak-to-valley drawdown since inception: (39.15)% - (March 1986-November 1986)
       Worst peak-to-valley drawdown past five years: (17.05)% - (October 2001-May 2002)


      MONTH           2002        2001       2000       1999       1998       1997       1996       1995       1994       1993
      -----           ----        ----       ----       ----       ----       ----       ----       ----       ----       ----
                      %            %          %         %          %           %          %          %          %         %
January..........     (1.15)      (1.54)      3.68     (5.32)      2.70        5.60       4.78      (5.01)     (5.15)    (1.25)
February.........     (2.43)       0.24      (0.93)     1.01      (3.30)       1.94      (6.26)      5.19      (7.20)    12.70
March............     (1.99)       6.76      (2.65)     0.48       5.05       (3.03)      5.04       8.97       6.64     (6.69)
April............     (4.54)      (8.61)     (2.31)     5.55      (6.43)      (4.59)      2.91       1.49      (2.18)     2.79
May..............      3.74        0.78       2.36     (4.02)      3.96       (2.42)     (2.29)      0.23      (3.17)     2.62
June.............                 (2.15)      1.77      4.75       1.59        1.64       0.72      (1.56)      4.89      2.82
July.............                  1.04      (2.16)    (0.48)     (4.18)       9.45      (0.41)     (4.72)     (4.77)     4.66
August...........                  1.71       2.76      0.89       9.04       (6.41)      1.22       5.17      (4.24)    (5.36)
September........                  6.73      (3.77)     1.59       2.47        4.14       1.93      (4.11)      6.52     (5.39)
October..........                  4.77       2.79     (4.72)      4.02        2.22      11.78       0.51      (0.05)    (6.68)
November.........                (10.99)      6.37      0.10      (1.15)       0.11      11.23      (0.87)     (7.47)     0.15
December.........                  3.27       2.04      3.24       0.24        4.65      (5.66)      6.18      (5.52)    (0.44)
Compound
  Annual/Period
  Rate of
  Return.........     (6.39)       0.31       9.84      2.42      13.77       12.84      25.93      10.83     (20.85)    (1.79)
                   (5 months)

     MONTH           1992        1991       1990       1989       1988       1987       1986       1985       1984       1983
     -----           ----        ----       ----       ----       ----       ----       ----       ----       ----       ----
                      %           %          %          %          %          %          %          %          %          %
January               (6.13)      (8.67)      2.49      7.74      (0.07)      36.21      (5.99)      3.69       1.51
February              (4.17)      (2.28)      0.19     (3.90)      1.67        3.83      18.05      10.72       2.49
March                  0.57       20.43       3.17     10.75      (2.79)      14.43       6.10       1.32       2.86
April                 (3.33)      (2.62)      4.02      1.14      (6.56)      14.74      (7.81)      5.11       0.14      0.79
May                    0.64        2.35     (12.65)    12.41       0.91       (4.08)      5.49       3.17       9.22      0.77
June                  10.36        1.18       6.89      1.01       8.02       (2.80)    (17.09)     (2.38)     (4.86)    (3.35)
July                   9.41       (8.56)     10.35      0.15      (1.24)      10.38       5.70       5.32       6.74      3.50
August                 4.10        3.22      11.35     (1.67)     (0.81)      (0.59)      8.12      (4.24)     (0.99)    (1.22)
September             (2.61)       5.56       1.49     (5.35)      4.27        4.89     (17.02)    (11.18)      8.74      1.73
October               (5.23)       0.05       0.25     (7.39)      0.01      (13.04)    (10.18)      6.12       2.16     (3.81)
November               5.88       (2.67)     (2.19)     1.76      (0.98)      (0.32)    (11.40)      7.51      (2.56)    (1.76)
December              (2.52)      16.62      (1.32)    11.93      (0.77)       2.79       2.71       3.63       1.19     (2.59)
Compound
  Annual/Period
  Rate of Return       5.39       22.64      24.15     29.47       0.97       77.54     (26.41)     30.42      28.90     (6.02)
                                                                                                                        (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE C

                            CAMPBELL & COMPANY, INC.
     FINANCIAL, METAL & ENERGY SMALL (BELOW $5 MILLION) PORTFOLIO COMPOSITE
                               PERFORMANCE TABLE
                   THIS PORTFOLIO IS CLOSED TO NEW INVESTORS.


       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: Financial, Metal & Energy Small (Below $5 Million) Portfolio
       Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: July 2000
       Number of open accounts: 10
       Aggregate assets overall: $2.750 billion
       Aggregate assets in program: $15.8 million
       Largest monthly drawdown: (11.84)% - (November 2001)
       Worst peak-to-valley drawdown: (17.19)% - (October 2001-April 2002) 2002 year-to-date return: (4.69)% (5 months)
       2001 annual return: (3.76)%
       2000 annual return: 13.12% (6 months)


                                                                       CAPSULE D

                            CAMPBELL & COMPANY, INC.
                       GLOBAL DIVERSIFIED LARGE PORTFOLIO


       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: Global Diversified Large Portfolio
       Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: February 1986
       Number of open accounts: 3
       Aggregate assets overall: $2.750 billion
       Aggregate assets in program: $115.8 million
       Largest monthly drawdown: (9.95)% - (November 2001)
       Worst peak-to-valley drawdown: (14.59)% - (October 2001-April 2002) 2002 year-to-date return: (5.02)% (5 months)
       2001 annual return: 5.89%
       2000 annual return: 11.18%
       1999 annual return: 4.57%
       1998 annual return: 12.47%
       1997 annual return: 14.95%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE E

                            CAMPBELL & COMPANY, INC.
                       GLOBAL DIVERSIFIED SMALL PORTFOLIO


       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: Global Diversified Small Portfolio
       Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: June 1997
       Number of open accounts: 1
       Aggregate assets overall: $2.750 billion
       Aggregate assets in program: $1.791 million
       Largest monthly drawdown: (12.47)% - (November 2001)
       Worst peak-to-valley drawdown: (17.60)% - (October 2001-April 2002) 2002 year-to-date return: (5.77)% (5 months)
       2001 annual return: (1.16)%
       2000 annual return: 17.59%
       1999 annual return: 2.51%
       1998 annual return: 17.50%
       1997 annual return: 13.85% (7 months)


                                                                       CAPSULE F

                            CAMPBELL & COMPANY, INC.
                           FOREIGN EXCHANGE PORTFOLIO


       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: Foreign Exchange Portfolio
       Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: November 1990
       Number of open accounts: 1
       Aggregate assets overall: $2.750 billion
       Aggregate assets in program: $18.5 million
       Largest monthly drawdown: (7.85)% - (February 1998)
       Worst peak-to-valley drawdown: (12.39)% - (December 1997-February 1998) 2002 year-to-date return: (2.74)% (5 months)
       2001 annual return: 15.92%
       2000 annual return: 11.39%
       1999 annual return: 7.19%
       1998 annual return: 4.25%
       1997 annual return: 18.19%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE G

                            CAMPBELL & COMPANY, INC.
             INTEREST RATES, STOCK INDICES & COMMODITIES PORTFOLIO


       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: Interest Rates, Stock Indices & Commodities Portfolio Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: February 1996
       Number of open accounts: 0
       Aggregate assets overall: $2.750 billion
       Aggregate assets in program: $0
       Largest monthly drawdown: (16.13)% - (November 2001)
       Worst peak-to-valley drawdown: (21.16)% - (October 2001-February 2002) 2002 year-to-date return: 0.48% (3 months)
       2001 annual return: (0.71)%
       2000 annual return: 18.12%
       1999 annual return: 6.85%
       1998 annual return: 27.08%
       1997 annual return: 20.15%
       *Portfolio closed on March 31, 2002


                                                                       CAPSULE H

                            CAMPBELL & COMPANY, INC.
                          THE ARK PORTFOLIO COMPOSITE


       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: The Ark Portfolio Composite
       Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: September 1996
       Number of open accounts: 6
       Aggregate assets overall: $2.750 billion
       Aggregate assets in program: $1.8 million
       Largest monthly drawdown: (11.86)% - (July 1998)
       Worst peak-to-valley drawdown: (21.62)% - (October 2001-April 2002) 2002 annual return: (6.22)% (5 months)
       2001 annual return: (4.35)%
       2000 annual return: 28.86%
       1999 annual return: 28.27%
       1998 annual return: 2.48%
       1997 annual return: 20.49%


* Performance has been calculated using the Fully-Funded Subset method in accordance with CFTC guidelines. See the discussion of this method in the introduction to the notes following this performance presentation.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

             FOOTNOTES TO CAMPBELL'S CAPSULE PERFORMANCE SUMMARIES

     "Inception of trading by commodity trading advisor" is the date on which Campbell began trading client accounts.

     "Inception of trading in program" is the date on which Campbell began trading client accounts pursuant to the program shown.

     "Number of open accounts" is the number of accounts directed by Campbell pursuant to the program shown as of May 31, 2002.



     "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of Campbell as of May 31, 2002.



     "Aggregate assets in program" is the aggregate amount of assets in the program specified as of May 31, 2002.


     "Drawdown" means losses experienced by the trading program over a specified period. A small number of accounts in the portfolio composites have experienced monthly drawdowns and peak-to-valley drawdowns that are materially larger than the largest composite monthly drawdown and peak-to-valley drawdown. These variances result from factors such as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, and investment restrictions imposed by the client.

     "Largest monthly drawdown" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month during the most recent five calendar years (and from inception to date in the case of Capsule A, A-1, B, and B-1).

     "Worst peak-to-valley drawdown" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the trading program during the most recent five calendar years (and from inception to date in the case of Capsule A, A-1, B, and B-1).

     "Compound annual and year-to-date/period rate of return" presented in the composite performance capsules are calculated based on the "Fully-Funded-Subset" method as prescribed by the CFTC. The rate of return is calculated by dividing the sum of net performance of the qualifying Fully-Funded Subset by the beginning net assets of the qualifying Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the qualifying Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return pursuant to the Fully-Funded Subset method. Returns are then compounded to arrive at the year-to-date rate of return.

   FOOTNOTES TO CAMPBELL'S CAPSULE A-1 AND CAPSULE B-1 PRO FORMA PERFORMANCE
                                   SUMMARIES

     Capsules A-1 and B-1 above reflect pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the Financial, Metal & Energy Small (Above $5 million) Portfolio and Financial, Metal & Energy Large Portfolio, respectively, the trading programs to be employed for Charter Campbell by Campbell. The pro forma adjustments are an attempt to approximately reflect Charter Campbell's brokerage, management, and incentive fees, interest income, and leverage, as opposed to the fees, expenses, interest income, and leverage applicable to the various accounts included in Capsules A and B above.

     Capsules A-1 and B-1 must be read in conjunction with the description of Campbell and its trading programs above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a new commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, leverage, and other factors applicable to Charter Campbell as compared to Campbell's actual trading. The general partner believes that the method used above provides a fair representation of the pro forma effect of the different fees, interest income, and leverage on the composite trading results.

     While the general partner believes that the information set forth in Capsules A-1 and B-1 are relevant to evaluating an investment in Charter Campbell, no representation is or could be made that the Capsules present what the results of Charter Campbell would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

                                 EXCHANGE RIGHT

     If the conditions described below are satisfied, you may redeem your units in any partnership as of the last day of any calendar month and use the proceeds to purchase units of any of the other Charter Series partnerships. However, a Charter Series exchange will only be permitted as of the sixth month-end after you first became an investor in a Charter Series partnership, and as of the last day of each month thereafter. Each unit you purchase in a Charter Series exchange will be issued and sold at a price per unit equal to 100% of the net asset value of a unit as of the close of business on the exchange date. Any units you redeem in a Charter Series exchange will not be subject to a redemption charge. Units you acquire in a Charter Series exchange will be subject to redemption charges, but will be deemed to have the same purchase date as the units you exchanged for purposes of determining the applicability of any redemption charges. Thus, for example, if you hold units of Charter Graham for twelve months, exchange those units for units of Charter Millburn, then redeem any of those units fifteen months later, you will not have to pay a redemption charge, because those units will be deemed to have been held for 27 months.

     When you request a Charter Series exchange, additional conditions must be satisfied. First, the partnership from which you are redeeming must have assets sufficient to discharge its liabilities and redeem units. In order to effect a Charter Series exchange, you must send a subscription agreement to a Morgan Stanley branch office, and that agreement must be received by the general partner at least five business days prior to the applicable exchange date. In that agreement you must acknowledge that you are still eligible to purchase units on the exchange date. You must exchange a minimum of 500 units in a Charter Series exchange into a partnership in which you do not already own units, unless you are liquidating your entire interest in a partnership. However, if you already own units in a partnership and would like to exchange into additional units of that partnership, you must exchange at least 100 units. A form of subscription agreement is annexed to this prospectus as Exhibit B, and additional copies of the subscription agreement may be obtained by written request to the general partner or from a local Morgan Stanley branch office.

     In order to effect a Charter Series exchange, each partnership must have a sufficient number of units registered and qualified for sale under federal and applicable state securities laws pursuant to a current prospectus. While the general partner intends to maintain a sufficient number of registered units to effect series exchanges, it is under no obligation to do so. Therefore, the general partner cannot assure you that any units will be available for sale on an exchange date. Furthermore, states may impose significant burdens on, or alter the requirements for, qualifying units for sale. In that event, the general partner may not continue qualifying units for sale in those states, and residents of those states would not be eligible for a Charter Series exchange. In addition, certain states may impose more restrictive suitability and/or investment requirements than those set forth in the form of subscription agreement. Any such restrictions may limit the ability of residents of those states to effect a Charter Series exchange. In the event that not all subscription agreements can be processed because an insufficient number of units is available for sale on an exchange date, the general partner will allocate units in a manner it determines in its sole discretion. The general partner has not yet determined how it will allocate units in the event there are an insufficient number of units available on an exchange date.

     Units of any new partnership in the Charter Series may be offered to investors pursuant to exercise of the Charter Series exchange right. Before purchasing units of a new partnership, you will be required to receive a copy of a prospectus and any supplement to this prospectus describing the new partnership and its units, and you will be required to execute a new subscription agreement to purchase units of that partnership.

     Since a Charter Series exchange is equivalent to a redemption and an immediate reinvestment of the proceeds of the redemption, you should carefully review the portions of this prospectus describing redemptions and the tax consequences before effecting a Charter Series exchange.

                                  REDEMPTIONS

     Once you are an investor in a Charter Series partnership for at least six months, you may redeem all or part of your units, regardless of when such units were purchased. Redemptions may only be made in whole units, with a minimum of 100 units required for each redemption, unless you are redeeming your entire interest in a partnership. The general partner will redeem your units in the order in which they were purchased.

     Redemptions will only be effective as of the last day of the month in which a request for redemption in proper form has been timely received by the general partner. A "request for redemption" is a letter in the form specified by the general partner that must be sent by you to a local Morgan Stanley branch office and received by the general partner at least five business days prior to the redemption date. A form of request for redemption is annexed to the limited partnership agreement, which agreement is annexed to this prospectus as Exhibit
A. Additional copies of the request for redemption may be obtained by written request to the general partner or a local Morgan Stanley branch office.

     If you redeem units, you will receive 100% of the net asset value of each unit redeemed as of the redemption date, less any applicable redemption charges. Since the general partner must receive your request for redemption at least five business days prior to the redemption date, you will not know the actual amount you are to receive prior to the redemption date. The "net asset value" of a unit is an amount equal to the partnership's net assets allocated to capital accounts represented by units, divided by the number of units outstanding. "Net Assets" means the total assets of a partnership, including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures, forwards, and options positions and other assets of the partnership, less the total liabilities of the partnership, including, but not limited to, all brokerage, management, and incentive fees, and ordinary administrative expenses, transaction fees and costs, if any, and extraordinary expenses, determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a futures contract traded on a U.S. exchange means the settlement price on the exchange on which that futures contract is traded on the day net assets are being determined. However, if a futures contract could not have been liquidated on that day because of the operation of daily limits or other rules of the exchange or otherwise, the settlement price on the first subsequent day on which the futures contract could be liquidated will be the market value of that futures contract for that day. The market value of a forward contract or a futures contract traded on a foreign exchange or market means its market value as determined by the general partner on a basis consistently applied for each different variety of forward contract or futures contract.

     If you redeem units on or prior to the last day of the twelfth month from the date of their purchase, those units will be subject to a redemption charge equal to 2% of their net asset value on the redemption date. If you redeem units after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of their purchase, those units will be subject to a redemption charge equal to 1% of their net asset value on the redemption date. If you redeem units after the last day of the twenty-fourth month from the date of purchase, those units will not be subject to a redemption charge. All redemption charges will be paid to Morgan Stanley DW and will not be shared with the financial advisor or additional selling agent who sold the units.

     Your units will be exempt from redemption charges under the following circumstances:

     * If you redeem units at the first redemption date following notice of an increase in brokerage, management, or incentive fees, those units will not be subject to redemption charges.

     * If you redeem units in a Charter Series exchange, the units you redeem will not be subject to redemption charges and, for purposes of determining the applicability of future redemption charges, the units you acquire will be deemed to have the same purchase date as the units you exchanged.

     * If you redeem units of any other partnerships for which Demeter serves as the general partner, the units you redeem from the other limited partnership in the exchange will be subject to any applicable redemption charges, but the Charter Series units you acquire will not be subject to redemption charges.

     * If you redeem units and have either paid a redemption charge with respect to the units or held the units for at least twenty-four months, you will not be subject to redemption charges with respect to any newly-purchased units, provided the new units are purchased within twelve months of and in an amount no greater than the net proceeds of the prior redemption, and the units are held for at least six months from the date of purchase. In that event, you will still be subject to the minimum purchase and suitability requirements.


     The general partner will endeavor to pay redemptions within ten business days after the redemption date. A partnership may be forced to liquidate open futures, forwards, and options positions to satisfy redemptions in the event it does not have sufficient cash on hand that is not required as margin on open positions, and may delay payment to limited partners requesting redemption of units of the proportionate part of the net asset value of the units represented by the sums for which sufficient cash is not available. SEE "RISK FACTORS--PARTNERSHIP AND OFFERING RISKS--RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS" ON PAGE * . When you redeem units, payment will be made by credit to your customer account with Morgan Stanley DW, or by check mailed to you if your account is closed. Absent written notice to the contrary, you may assume that any redemption of units by you will be paid in full on or about the 10th business day following the applicable redemption date, and you may confirm such payment by calling your Morgan Stanley financial advisor or, if your account is closed, you may call Morgan Stanley DW at (201) 209-8400. Your right to redeem units is contingent upon the redeeming partnership having assets sufficient to discharge its liabilities on the redemption date, and timely receipt by the general partner of your request for redemption as described above.


     The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the closing at which you first became an investor in a Charter Series partnership, and providing that redemptions may only be made as of the end of a calendar month, will also apply to redemptions effected on "special redemption dates." See "The Limited Partnership Agreements--Books and Records; Reports to Limited Partners" on page * .

                             THE COMMODITY BROKERS

MORGAN STANLEY DW INC., MORGAN STANLEY & CO. INCORPORATED, AND MORGAN STANLEY & CO. INTERNATIONAL LIMITED

     Morgan Stanley DW Inc., a Delaware corporation, acts as the partnerships' non-clearing commodity broker. Morgan Stanley DW, as the non-clearing commodity broker, holds each partnership's funds in customer segregated or secured accounts, and provides all required margin funds to the clearing commodity brokers. Morgan Stanley & Co. Incorporated, a Delaware corporation, acts as the partnerships' clearing commodity broker and foreign currency forward counterparty, and Morgan Stanley & Co. International Limited serves as the clearing commodity broker for trades that take place on the London Metal Exchange. Morgan Stanley DW monitors each partnership's futures positions that the clearing commodity brokers report they are carrying for any errors in trade prices or trade fill. Morgan Stanley DW also serves as the non-clearing commodity broker for all, and Morgan Stanley serves as the clearing commodity broker and foreign exchange counterparty for all but one, of the other commodity pools for which Demeter serves as general partner and commodity pool operator. Morgan Stanley International serves as the clearing commodity broker for the trades of such pools that take place on the London Metal Exchange.

     Morgan Stanley DW is a financial services company which provides to its individual, corporate, and institutional clients services as a broker in securities, futures, and options, a dealer in corporate, municipal and government securities, an investment adviser, and an agent in the sale of life insurance and various other products and services. Morgan Stanley DW has its main business office at 1585 Broadway, New York, New York 10036. Morgan Stanley DW is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, and other major securities exchanges. Morgan Stanley DW is registered with the CFTC as a futures commission merchant and is a member of the National Futures Association in such capacity. Morgan Stanley DW is also registered with the SEC as a broker-dealer and is a member of the NASD. Morgan Stanley DW is currently servicing its clients through a network of approximately 700 offices nationwide with approximately 15,000 financial advisors servicing individual and institutional client accounts.

     Morgan Stanley & Co. Incorporated is the clearing commodity broker for all trades for the partnerships, other than for those trades on the London Metal Exchange. Morgan Stanley has its main business office at 1585 Broadway, New York, New York 10036. Morgan Stanley is registered as a futures commission merchant, is a member of the National Futures Association, and is a member of most major U.S. and foreign commodity exchanges. Morgan Stanley is registered with the SEC as a broker-dealer and is a member of the NASD.

     Morgan Stanley International, a United Kingdom corporation, acts as the partnerships' clearing commodity broker solely with regard to any trading on the London Metal Exchange. Morgan Stanley International has its main business office at 25 Cabot Square, Canary Wharf, London E14 4QA, England, is regulated by the United Kingdom Securities and Futures Authority as a member firm, and is a member of the London Metal Exchange and other securities and commodities exchanges worldwide.


     Morgan Stanley & Co., the parent company of Morgan Stanley DW, Morgan Stanley, and Morgan Stanley International, is a worldwide financial services firm, employing, directly and through its subsidiaries, more than 45,000 people worldwide in offices throughout the United States and 20 foreign countries. Morgan Stanley & Co. is a publicly-traded company listed on the New York Stock Exchange; its common stock had a market value of approximately $63 billion at March 31, 2002. At that date, Morgan Stanley & Co. had leading market positions in its three primary businesses (securities, asset management and credit services), and it ranked among the top asset managers globally, with over $490 billion in assets under management.


BROKERAGE ARRANGEMENTS

     The partnerships' brokerage arrangements with Morgan Stanley DW, Morgan Stanley, and Morgan Stanley International are discussed in "Conflicts of Interest--The brokerage arrangements with affiliates of the general partner were not negotiated at arm's-length or reviewed by any independent party for fairness" on page * , "Conflicts of Interest--Customer agreements with the commodity brokers permit actions which could result in losses or lost profit opportunity" on page * , and "Description of Charges--Commodity Brokers" on page * .

     The general partner will review at least annually the brokerage arrangements of each partnership to ensure that those arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration:

     * the size of the partnership;

     * the futures, forwards, and options trading activity;

     * the services provided by the commodity broker or any affiliate thereof to the partnership;

     * the cost incurred by the commodity broker or its affiliates in organizing and operating the partnership and offering units;

     * the overall costs to the partnership;

     * any excess interest and compensating balance benefits to the commodity broker from assets held thereby; and

     * if the general partner does not receive any direct compensation from the partnership for its services as general partner, the risks incurred by the general partner as general partner of the partnership.

     Each customer agreement sets forth a standard of liability for the commodity broker and provides for indemnities of the commodity broker. See "Fiduciary Responsibility and Liability" on page * .

                                   LITIGATION

     At any given time, the commodity brokers are involved in numerous legal actions, some of which seek significant damages.


     On October 25, 1996, the Market Surveillance Committee of the NASD filed a formal complaint against Morgan Stanley and seven current and former traders, alleging violations of certain NASD rules relating to manipulative and deceptive practices, locked and crossed markets, and failure to supervise. On April 13, 1998 the Market Surveillance Committee ruled that Morgan Stanley and the seven traders had engaged in manipulative and deceptive practices and improperly locked or crossed markets, but not that Morgan Stanley had failed to supervise its traders. The Market Surveillance Committee levied a fine of $1,000,000 on Morgan Stanley, a fine of $100,000 and a 90-day suspension on one of its former traders, and fines of $25,000 and 30-day suspensions on each of the remaining current and former traders. On January 18, 2000 the National Adjudicatory Council, which heard the appeal, issued a ruling which upheld the Market Surveillance Committee's April 1998 decision, however, the National Adjudicatory Council reduced the firm's fine to $495,000, reversed all previously imposed suspensions against the traders, reduced the fine for each of six traders to $2,500 and dismissed all charges against the seventh trader.


     On January 11, 1999, the SEC brought an action against 28 NASDAQ market makers, including Morgan Stanley, and 51 individuals, including one current and one former trader employed by Morgan Stanley, for certain conduct during 1994. The core of the charges against Morgan Stanley concerns improper or undisclosed coordination of price quotes with other broker-dealers and related reporting, recordkeeping, and supervisory deficiencies in violation of Sections 15(b)(4)(E), 15(c)(1) and (2) and 17(a) of the Securities Exchange Act and Rules 15c1-2, 15c2-7 and 17a-3 promulgated thereunder. Without admitting or denying the charges, Morgan Stanley consented to the entry of a cease and desist order and to the payment of a civil penalty of $350,000, disgorgement of $4,170, and to submit certain of its procedures to an independent consultant for review. In addition, one current and one former trader employed by Morgan Stanley accepted suspensions of less than two months each and were fined $25,000 and $30,000, respectively.

     On April 6, 2000, Morgan Stanley, along with 16 other firms, entered into an industry-wide settlement with the SEC, IRS and the Department of Justice (intervening on behalf of a qui tam plaintiff) to resolve litigation and investigations relating to "yield burning" allegations. At the core of the "yield burning" litigation and investigations were allegations that, from 1990 to 1994, escrow providers excessively marked up securities sold to escrow accounts in connection with advance refunding transactions on behalf of municipal bond issuers. The practice was alleged to benefit the escrow provider to the detriment of either the United States Treasury or the municipal issuer. The industry-wide settlement required 17 firms to pay a total of over $139 million (over $120 million to the United States Treasury and over $18 million directly to municipal issuers). Without admitting or denying any wrongdoing, Morgan Stanley consented to the entry of an order directing that it cease and desist from violating Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and requiring it to pay $2.45 million to the United States Treasury. No payment to municipal issuers was required.

     During the five years preceding the date of this prospectus, other than as described above, there have been no material criminal, civil, or administrative actions pending, on appeal or concluded against the commodity brokers, the general partner, or any of their principals, which the general partner believes would be material to an investor's decision to invest in the partnerships.

                       THE LIMITED PARTNERSHIP AGREEMENTS

     This section of the prospectus summarizes all material provisions of the limited partnership agreement of each partnership that are not discussed elsewhere in the prospectus. A form of the limited partnership agreements is annexed to this prospectus as Exhibit A. Each limited partnership agreement is identical, except as noted otherwise below or in Exhibit A.

NATURE OF THE PARTNERSHIPS

     Each partnership was formed under Delaware law on July 15, 1998, except that Charter MSFCM was formed on October 22, 1993, and Charter Campbell was formed on March 26, 2002. The fiscal year of each partnership begins on January 1 of each year and ends on the following December 31.

     The units that you purchase and pay for in this offering will be fully paid and nonassessable. You may be liable to a partnership for liabilities that arose before the date of a redemption or Charter Series exchange. Your liability, however, will not exceed the sum of your unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon a redemption or deemed received on a Charter Series exchange, together with interest on any such amount. However, a partnership will not make a claim against you for any amounts received in connection with a redemption of units or a Charter Series exchange unless the net assets of the partnership are insufficient to discharge the liabilities of the partnership that arose before any distributions were made to you. The general partner will be liable for all obligations of a partnership to the extent that assets of the partnership are insufficient to pay those obligations.

MANAGEMENT OF PARTNERSHIP AFFAIRS

     You will not participate in the management or operations of a partnership. Under each limited partnership agreement, the general partner is solely responsible for managing the partnership.

     The general partner may use a partnership's funds only to operate the business of that partnership. The general partner may hire an affiliate to perform services for the partnership if the general partner determines that the affiliate is qualified to perform the services, and can perform those services under competitive terms that are fair and reasonable. Any agreement with an affiliate must be for a term not in excess of one year and be terminable by the partnership without penalty upon 60 days' prior written notice.

     Other responsibilities of the general partner include:

     * determining whether a partnership will make a distribution

     * administering redemptions and series exchanges;

     * preparing monthly and annual reports;

     * preparing and filing tax returns required for each partnership;

     * signing documents on behalf of each partnership and its limited partners pursuant to powers of attorney; and

     * supervising the liquidation of a partnership, if necessary.

SHARING OF PROFITS AND LOSSES

     You will have a capital account in each partnership in which you invest, with an initial balance equal to the amount you paid for units of the partnership. The general partner also has a capital account. Each partnership's net assets will be calculated monthly, and your capital account will be adjusted as necessary to reflect any increases or decreases that may have occurred since the preceding month. The general partner and limited partners will share profits and losses in proportion to the size of their respective capital accounts. For a description of the federal tax allocations, see "Material Federal Income Tax Considerations--Partnership Taxation--Allocation of Partnership Profits and Losses" on page * .

RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

     While you may transfer or assign your units, the transferee or assignee may not become a limited partner without the written consent of the general partner. You may only withdraw capital or profits from a partnership by redeeming units. The general partner may withdraw any portion of its interest in a partnership that exceeds the amount required under the limited partnership agreement without prior notice to or consent of the limited partners. In addition, the general partner may withdraw or assign its entire interest in a partnership if it gives 120 days' prior written notice to the limited partners. If a majority of limited partners elect a new general partner or partners to continue the business of the partnership, the withdrawing general partner must pay all reasonable expenses incurred by the partnership in connection with its withdrawal.

     Any transfer or assignment of units by you will take effect at the end of the month in which the transfer or assignment is made, subject to the following conditions. A partnership is not required to recognize a transfer or assignment until it has received at least 30 days' prior written notice from the limited partner. The notice must be signed by the limited partner and include the address and social security or taxpayer identification number of the transferee or assignee and the number of units transferred or assigned. A transfer or assignment of less than all units held by you cannot occur if as a result either party to the transfer or assignment would own fewer than the minimum number of units required for an investment in the partnership (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates). The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of Delaware law or applicable federal, state, or foreign securities laws; and notwithstanding such transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes, and any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective. The limited partner must pay all costs, including any attorneys' and accountants' fees, related to a transfer or assignment.

AMENDMENTS; MEETINGS

     Each limited partnership agreement may be amended by the general partner and by limited partners owning more than 50% of the units of that partnership. In addition, the general partner may make certain amendments to a limited partnership agreement without the consent of the limited partners, including any amendment that is not adverse to the limited partners or is required by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or to comply with applicable law. However, no amendment may be made to a limited partnership agreement without the consent of all partners affected if that amendment would reduce the capital account of any partner, modify the percentage of profits, losses, or distributions to which any partner is entitled, or change or alter the provisions of the limited partnership agreement relating to amendments requiring the consent of all partners.

     Upon written request to the general partner delivered either in person or by certified mail, you or your authorized attorney or agent may obtain a list of the names and addresses of, and units owned by, all limited partners in your partnership, provided that you pay reasonable duplicating and postage costs. Limited partners owning at least 10% of the units of a partnership may request a meeting to consider any matter upon which limited partners may vote. Upon receipt of such a request, the general partner must call a meeting of that partnership, by written notice sent by certified mail or delivered in person within 15 days of the request. The meeting must be held at least 30 but not more than 60 days after the mailing by the general partner of notice of the meeting. The notice must specify the date, a reasonable place and time, and the purpose of the meeting.

     At any meeting of the limited partners, the following actions may be taken upon the affirmative vote of limited partners owning more than 50% of the units:

     * amend the limited partnership agreement;

     * dissolve the partnership;

     * remove and replace the general partner;

     * elect a new general partner or general partners if the general partner terminates or liquidates or elects to withdraw from the partnership, or becomes insolvent, bankrupt or is dissolved;

     * terminate any contract with the general partner or any of its affiliates on 60 days' prior written notice; and

     * approve the sale of all or substantially all of the assets of the partnership.

     Any of the foregoing actions may also be taken by limited partners without a meeting, without prior notice, and without a vote, by means of written consents signed by limited partners owning the required number of units. Notice of any actions taken by written consent must be given to non-consenting limited partners within seven business days.

BOOKS AND RECORDS; REPORTS TO LIMITED PARTNERS

     The books and records of each partnership are maintained at its principal office for at least five years. You or your authorized attorney or agent will have the right during normal business hours to inspect and copy the books and records of each partnership of which you are a limited partner. Alternatively, you may request that copies of the books and records be sent to you, provided that you pay all reasonable reproduction and distribution costs. The partnership will retain copies of subscription documentation in connection with purchases and exchanges of units for at least six years.

     Within 30 days after the close of each calendar month, the general partner will provide such financial and other information with respect to each partnership as the CFTC and National Futures Association require, together with information concerning any material change in the brokerage commissions or fees payable by the partnerships to any commodity broker. You will also receive within 90 days after the close of each fiscal year an annual report containing audited financial statements for the partnerships. Annual reports will provide a detailed statement of any transactions with the general partner or its affiliates and of fees, commissions, and any compensation paid or accrued to the general partner or its affiliates. By March 15 of each year, the partnership will send you the tax information necessary for you to prepare your federal income tax return. The net asset value of each partnership's units, which is estimated daily by the general partner, will be promptly supplied to you upon written request.

     A written notice, including a description of limited partners' redemption and voting rights, will be mailed to the limited partners of a partnership within seven business days if any of the following events occur:

     * the net asset value of a unit decreases by at least 50% from the net asset value of that unit as of the end of the immediately preceding month;

     * the limited partnership agreement is materially amended;

     * there is any change in trading advisors or any material change in a management agreement.

     * there is any change in commodity brokers or any material change in the compensation arrangements with a commodity broker;

     * there is any change in general partners or any material change in the compensation arrangements with a general partner;

     * there is any change in the partnership's fiscal year;

     * there is any material change in the partnership's trading policies as specified in the limited partnership agreement; or

     * the partnership ceases to trade futures, forwards, and options.

     If you receive a notice as to a 50% decrease in net asset value per unit, that notice will also advise you that a "special redemption date" will take place when limited partners may redeem their units in the same manner as described under "Redemptions" on page * for regular redemption dates. Further, following the close of business on the date of the 50% decrease giving rise to that notice, the partnership will liquidate all existing positions as promptly as reasonably practicable, and will suspend all futures, forwards, and options trading through the special redemption date. The general partner will then determine whether to reinstitute futures, forwards, and options trading or to terminate the partnership.

     In addition, subject to limits imposed under certain state guidelines incorporated in the limited partnership agreements, no increase in any of the management, incentive, or brokerage fees payable by the partnerships, or any of the caps on fees, may take effect until the first business day following a redemption date. In the event of such an increase:

     * notice of the increase will be mailed to limited partners at least five business days prior to the last date on which a "request for redemption" must be received by the general partner with respect to the applicable redemption date;

     * the notice will describe the redemption and voting rights of limited partners; and

     * units redeemed at the first redemption date following the notice will not be subject to any redemption charges.

     Each limited partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate the furnishing of any inventory, accounting, or appraisal of the assets of the partnership and any right to an audit or examination of the books of the partnership.

                              PLAN OF DISTRIBUTION
GENERAL

     Morgan Stanley DW is offering units pursuant to a selling agreement with the partnerships and the general partner. This offering is being conducted in accordance with the provisions of Rule 2810 of the Conduct Rules of the NASD. With the approval of the general partner, Morgan Stanley DW may appoint additional selling agents to make offers and sales of the units. These additional selling agents may include any securities broker or dealer which is a member in good standing of the NASD, as well as any foreign bank, dealer, institution or person ineligible for membership in the NASD that agrees not to make any offers or sales of units within the U.S. or its territories, possessions, or areas subject to its jurisdiction, or to U.S. citizens or residents. Any such non-NASD member must also agree to comply with applicable provisions of the Conduct Rules of the NASD in making offers and sales of units.

     Morgan Stanley DW is offering the units on a "best efforts" basis without any agreement by Morgan Stanley DW to purchase units. The general partner may in the future register additional units of any partnership with the SEC. There is no maximum amount of funds which may be contributed to a partnership. The general partner may in the future subdivide or combine outstanding units of any partnership, in its discretion, provided that any subdivision or combination will not affect the net asset value of any limited partner's interest in the partnership.

     Each partnership has agreed to indemnify its trading advisors in connection with the offer and sale of units of any partnership with respect to any misleading or untrue statement or alleged misleading or untrue statement of a material fact or material omission or alleged omission unrelated to its trading advisor. Each partnership has also agreed to indemnify Morgan Stanley DW, the general partner and any additional sellers in connection with the offer and sale of units. See "Fiduciary Responsibility and Liability" on page * .

INITIAL OFFERING OF CHARTER CAMPBELL


     Units of Charter Campbell are being offered for sale at $10 per unit at its initial closing, which is currently scheduled to be held as of August 31, 2002. After the initial closing, unsold units will be sold in the continuing offering with units of the other partnerships in the manner described below.



     The period from the date of this prospectus through November 30, 2002 is the initial offering period for Charter Campbell. The initial offering period, however, may be extended to January 31, 2002, in the sole discretion of the general partner. In order for Charter Campbell to commence trading operations, the general partner must receive and accept subscriptions for at least 500,000 units during the initial offering period. If less than 500,000 units of Charter Campbell are subscribed for during the initial offering period, the offering will terminate and each subscriber's Morgan Stanley DW customer account will be credited for the full subscription amount, with interest, within five business days. The general partner, the commodity brokers, any additional sellers, and the trading advisors, and their respective affiliates may, but are not required to, subscribe for units in Charter Campbell. Units subscribed for by such entities will be counted for purposes of determining whether the 500,000 unit minimum subscription requirement has been satisfied. However, units subscribed for by such entities during the initial offering period will be for investment purposes only and not with a view towards redistribution, and may not be redeemed for a period of two years after the initial closing if the partnership would not have at least $5,000,000 in net assets remaining immediately following the redemption.


CONTINUING OFFERING

     Units of each partnership are being offered for sale at monthly closings held on the last day of each month. Units will be offered and sold at the net asset value of a unit of the partnership on the date of the monthly closing. Since you must subscribe for units prior to the month-end closing date, you will not know the actual per unit purchase price until after the monthly closing has occurred. The sale amount will be delivered to the partnership that sold the unit.

ESCROW ARRANGEMENTS

     During the continuing offering if your subscription is not immediately rejected by the general partner, your subscription funds will be transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York. The subscription funds held in escrow will be invested in the escrow agent's interest-bearing money market account, and will earn the interest rate then paid by the bank on that account. If the general partner accepts your subscription, at the applicable month-end closing the escrow agent will pay your subscription funds to the appropriate partnership and pay any interest earned on those funds to Morgan Stanley DW. Morgan Stanley DW in turn will credit your Morgan Stanley DW customer account with the interest. If the general partner rejects your subscription, the escrow agent will promptly pay the rejected subscription funds and any interest earned to Morgan Stanley DW, and Morgan Stanley DW will then credit your Morgan Stanley DW customer account with those amounts, and the funds will be immediately available for investment or withdrawal. If you closed your Morgan Stanley DW customer account, any subscription returned and interest earned will be paid by check. Interest will be earned on subscription funds from the day of deposit with the escrow agent to the day that funds are either paid to the appropriate partnerships in the case of accepted subscriptions or paid to Morgan Stanley DW in the case of rejected subscriptions. At all times during the continuing offering, and prior to each monthly closing, subscription funds will be in the possession of the escrow agent, and at no time will the general partner hold or take possession of the funds.

COMPENSATION TO MORGAN STANLEY DW EMPLOYEES AND ADDITIONAL SELLING AGENTS

     In the case of units purchased for cash, qualified employees of Morgan Stanley DW have the option to receive from Morgan Stanley DW (payable solely from its own funds) a gross sales credit equal to 4% of the net asset value per unit as of the monthly closing for each unit sold by them and issued at the monthly closing, plus a gross sales credit of up to 71% of the brokerage fees received by Morgan Stanley DW from the partnership each month that are attributable to outstanding units sold by them, commencing with the fifteenth month after the monthly closing at which a unit is issued. Alternatively, qualified employees of Morgan Stanley DW may forego the initial sales credit of 4% of the net asset value per unit and immediately commence receiving a gross sales credit of up to 71% of the brokerage fees received by Morgan Stanley DW from the partnership each month that are attributable to outstanding units sold by them.

     In the case of units purchased pursuant to a Charter Series exchange or non-Charter Series exchange, qualified employees of Morgan Stanley DW will not receive the initial gross sales credit of 4%. However, in the case of a Charter Series exchange or non-Charter Series exchange, Morgan Stanley DW employees will receive a gross sales credit of up to 71% of the brokerage fees received by Morgan Stanley DW from the partnership each month that are attributable to such outstanding units, as follows:

     * in the case of a Charter Series exchange where the Morgan Stanley DW employee elected to receive the initial gross sales credit of 4% in connection with the initial purchase of the units redeemed, the Morgan Stanley DW employee will receive the monthly gross sales credit commencing with the fifteenth month after the date the units being redeemed were purchased; and

     * in the case of a Charter Series exchange where the Morgan Stanley DW employee elected not to receive the initial gross sales credit of 4% in connection with the initial purchase of the units redeemed, or in the case of a non-Charter Series exchange, the Morgan Stanley DW employee will receive the monthly gross sales credit commencing with the first month after the units are issued.

     In the case of an investor who previously redeemed units in a Charter Series or non-Charter Series partnership and paid a redemption charge or held those units for at least 24 months, and invests in the Charter Series within 12 months of the redemption of old units, the Morgan Stanley DW employee will not receive the initial gross sales credit of 4% but will receive a monthly gross sales credit of up to 71% of the brokerage fees received by Morgan Stanley DW from the partnership each month that are attributable to such units commencing the first month after the units are issued.

     In all cases, qualified Morgan Stanley DW employees will receive continuing compensation until the applicable partnership terminates or the unit is redeemed, whichever comes first.

     No part of this compensation will be paid by a partnership and, accordingly, net assets will not be reduced as a result of such compensation.

     Each person receiving continuing compensation must be a Morgan Stanley DW employee at the time of receipt of payment and must be registered as an associated person with the CFTC and be a member of the National Futures Association in such capacity only after either having passed the Series 3 or Series 31 examination or having been "grandfathered" as an associated person qualified to do commodity brokerage under the Commodity Exchange Act and the CFTC's regulations. These employees must also perform additional services, including:

     * inquiring of the general partner from time to time, at the request of limited partners, as to the net asset value of each partnership's units;

     * inquiring of the general partner, at the request of limited partners, regarding the futures, forwards, and options markets and the activities of the partnerships;

     * responding to questions of limited partners with respect to the monthly account statements, annual reports, financial statements and annual tax information furnished periodically to limited partners;

     * providing advice to limited partners as to when and whether to make additional investments or to redeem or exchange units;

     * assisting limited partners in the redemption or exchange of units; and

     * providing such other services as limited partners from time to time may reasonably request.

     The additional compensation paid by Morgan Stanley DW may be deemed to be underwriting compensation. In addition, certain officers and directors of the general partner may receive compensation as employees of Morgan Stanley DW based, in part, on the amount of brokerage fees paid by the partnerships to Morgan Stanley DW. The selling agreement among Morgan Stanley DW, the general partner, and the partnerships provides that such compensation may only be paid by Morgan Stanley DW as long as these services are provided. Any limited partner may telephone, write or visit a financial advisor at a Morgan Stanley branch office to avail himself of these services.

     Morgan Stanley DW may at any time implement cash sales incentive and/or promotional programs for its employees who sell units. These programs will provide for Morgan Stanley DW, and not any partnership or the general partner, to pay Morgan Stanley DW's employees bonus compensation based on sales of units. Any sales or promotional program will be approved by the NASD prior to its start.

     The aggregate of all compensation paid to employees of Morgan Stanley DW from the initial 4% gross sales credit, the redemption charges received by Morgan Stanley DW, and any sales incentives will not exceed 10% of the proceeds of the sale of units.

     Morgan Stanley DW may compensate any qualified additional selling agent for each unit sold by it by paying a selling commission, from Morgan Stanley DW's own funds, as determined by Morgan Stanley DW and the additional selling agent, but not to exceed 4% of the net asset value of the unit sold. Additional selling agents who are properly registered as futures commission merchants or introducing brokers with the CFTC and are members of the National Futures Association in such capacity may also receive from Morgan Stanley DW, payable from Morgan Stanley DW's own funds, continuing compensation for providing to limited partners the continuing services described above. This additional compensation paid by Morgan Stanley DW may be up to 35% of the brokerage fees generated by outstanding units sold by additional selling agents and received by Morgan Stanley DW as commodity broker for the partnership (except for employees of affiliates of Morgan Stanley DW, who will be compensated at the same rate as employees of Morgan Stanley DW). Additional selling agents may pay all or a portion of this additional compensation to their employees who have sold units and provide continuing services to limited partners if the employees are properly registered with the CFTC and are members of the National Futures Association. Additional compensation paid by Morgan Stanley DW may be deemed to be underwriting compensation.

                             SUBSCRIPTION PROCEDURE

     The minimum subscription for most subscribers is $20,000. However, in the case of eligible subscribers purchasing units pursuant to a non-Charter Series exchange, the $20,000 minimum subscription will be satisfied if the proceeds of the redemption of the units redeemed would have equaled at least $20,000 as of the last day of the month immediately preceding the closing at which the units are purchased, irrespective of whether the actual proceeds from such redemption are less than $20,000 when the units are redeemed. You may subscribe for units of one partnership, or you may divide your investment among any of the partnerships, provided that the minimum subscription for any one partnership is:

     * in the case of a cash purchase, $5,000;

     * in the case of a non-Charter Series exchange, the proceeds from the redemption of five units from commodity pools other than the Spectrum Series of partnerships, or 500 units from one, or any combination, of the Spectrum Series of partnerships.

     If you already own units in a partnership and you wish to make an additional investment in that partnership, you may subscribe for additional units at a monthly closing with a minimum investment of:

     * in the case of a cash purchase, $1,000;

     * in the case of a non-Charter Series exchange, the proceeds from the redemption of one unit from commodity pools other than the Spectrum Series of partnerships, or 100 units from one, or any combination, of the Spectrum Series of partnerships.

     In order to make your first purchase of units of a partnership, other than by means of an exchange, you must complete, sign, and deliver to Morgan Stanley DW a subscription agreement which will authorize the general partner and Morgan Stanley DW to transfer the full subscription amount from your Morgan Stanley DW customer account to the partnerships' Escrow Account. If your subscription agreement is received by Morgan Stanley DW and not immediately rejected, you must have the appropriate amount in your Morgan Stanley DW customer account on the first business day following the date that your subscription agreement is received by Morgan Stanley DW. Morgan Stanley DW will deduct the subscription amount from your customer account and transfer funds into escrow with the escrow agent on that date. If you do not have a Morgan Stanley DW customer account or an account with an affiliate of Morgan Stanley DW, or do not have sufficient funds in your existing Morgan Stanley DW customer account, you should make appropriate arrangements with your Morgan Stanley financial advisor, or contact your local Morgan Stanley branch office. Do not mail any payment to the general partner, as it will be returned to you for proper placement with the Morgan Stanley branch office where your account is maintained.

     In the case of a Charter Series exchange or a non-Charter Series exchange, you must complete, sign, and deliver to your Morgan Stanley financial advisor a subscription agreement, which will authorize the general partner to redeem all or a portion of your interest in a partnership or another commodity pool for which the general partner serves as general partner and commodity pool operator, subject to terms of the applicable limited partnership agreement, and to use the proceeds, after deducting any applicable redemption charges, to purchase units in one or more of the partnerships.

     In accordance with an NASD rule, Morgan Stanley DW will not subscribe for units on your behalf if it has discretionary authority over your customer account, unless it gets prior written approval from you.

     If you subscribe by check, units will be issued subject to the collection of the funds represented by the check. If your check is returned unpaid, Morgan Stanley DW will notify the general partner, and the relevant partnership will cancel the units issued to you represented by the check. Any losses or profits sustained by the partnership allocable to the cancelled units will be allocated among the remaining partners. In the limited partnership agreements, each limited partner agrees to reimburse a partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any units issued to the limited partner.

     Subscriptions for units are generally irrevocable by subscribers. However, you may revoke your subscription agreement and receive a full refund of the subscription amount and any accrued interest, or revoke the redemption of units in the other commodity pool in the case of an exchange, within five business days after execution of the subscription agreement or no later than 3:00 P.M., New York City time, on the date of the applicable monthly closing, whichever comes first, by delivering written notice to your Morgan Stanley financial advisor. There may be other rescission rights under applicable federal and state securities laws. The general partner may reject any subscription, in whole or in part, in its sole discretion.

     A sample form of the subscription agreement is annexed to this prospectus as Exhibit B. A separate copy of the subscription agreement accompanies this prospectus or you may obtain one, after delivery of this prospectus, from a local Morgan Stanley branch office. You will not receive any certificate evidencing units, but you will be sent confirmations of purchases in Morgan Stanley DW's customary form.

     Once you are an investor in a partnership, you may make additional cash purchases of units of that partnership without executing a new subscription agreement by completing a subscription agreement update form, a sample of which is annexed to this prospectus as Exhibit C, and by contacting your Morgan Stanley financial advisor and authorizing your financial advisor to deduct the additional amount you want to invest from your Morgan Stanley DW customer account. Those amounts will be held in escrow and applied towards the purchase of units in the same manner as initial purchases described above. However, if a new prospectus has been issued since the date of your original subscription agreement you will be required to complete a new subscription update form. Further, your Morgan Stanley financial advisor will be required to confirm to the general partner that the information you provided, and the representations and warranties you made, in your original subscription agreement, including, in particular, that you satisfy applicable minimum financial suitability requirements, are still true and correct. You may not use the subscription procedure described in this paragraph to purchase additional units in a partnership by way of an exchange or to purchase units of a partnership in which you are not currently an investor; in either of those cases, you must execute a new subscription agreement.

          PURCHASES BY EMPLOYEE BENEFIT PLANS -- ERISA CONSIDERATIONS

     Units might or might not be a suitable investment for an employee benefit plan. If you are a person with investment discretion on behalf of an employee benefit plan, before proceeding with a purchase of units, you should determine whether the purchase of units is permitted under the governing instruments of the plan, and is appropriate for that particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the considerations discussed below.

     As used in this section, the term "employee benefit plans" refers to plans and accounts of various types, including their related trusts, which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, typically free from federal income tax until such time as funds are distributed from the plan. These plans include corporate pension and profit-sharing plans, so-called "401(k) plans," "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts, as described in Section 408 of the Internal Revenue Code of 1986, as amended.

     If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of

Title I of the Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code of 1986, as including an undivided interest in each of the underlying assets of a partnership, an investment in units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as a partnership. The regulation provides that the assets of an entity will not be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of the entity if the equity security is a "publicly-offered security." A "publicly-offered security" is one which is:

     * freely transferable;

     * held by more than 100 investors independent of the issuer and of each other; and

     * either registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of a public offering of the securities pursuant to an effective registration statement under the Securities Act of 1933, where the security is then timely registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934.

     The units currently meet, and the general partner expects that the units will continue to meet, the criteria of the Regulation.

     The general partner believes, based upon the advice of its legal counsel, that income earned by the partnerships will not constitute "unrelated business taxable income" under Section 512 of the Internal Revenue Code of 1986 to employee benefit plans and other tax-exempt entities. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. If you have investment discretion on behalf of an employee benefit plan, you should consult a professional tax adviser regarding the application of the foregoing matters to the purchase of units.

     Units may not be purchased with the assets of an employee benefit plan if the general partner, Morgan Stanley DW, any additional selling agent, any trading advisor or any of their respective affiliates either:

     * has investment discretion with respect to the investment of plan assets;

     * has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the plan assets and that the advice will be based on the particular investment needs of the plan; or

     * is an employer maintaining or contributing to the plan.

     Subscribing for units in a partnership does not create an IRA or other employee benefit plan. If you are considering the purchase of units on behalf of an IRA or other employee benefit plan, you must first ensure that the plan has been properly established in accordance with the Internal Revenue Code of 1986 and ERISA and the regulations and administrative rulings thereunder and that the plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for units in one or more of the partnerships, subject to the applicable minimum subscription requirement per partnership.

     Acceptance of subscriptions on behalf of IRAs or other employee benefit plans is in no respect a representation by the general partner, Morgan Stanley DW, any additional selling agent, any partnership, or any trading advisor that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that the investment is appropriate for plans generally or any particular plan.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
INTRODUCTION

     The general partner has been advised by counsel, Cadwalader, Wickersham & Taft, that in its opinion, the following summary correctly describes the material federal income tax consequences to a U.S. taxpayer who invests in a partnership. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft, except as otherwise specifically noted. The following summary is based upon the Internal Revenue Code of 1986, rulings thereon, regulations promulgated thereunder, and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary that follow, in general, relate only to the tax implications of an investment in the partnerships by individuals who are citizens or residents of the U.S. Except as indicated below or under "Purchases by Employee Benefit Plans-ERISA Considerations," the summaries do not address the tax implications of an investment in the partnerships by corporations, partnerships, trusts, or other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the partnerships may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. A complete discussion of all federal, state, and local tax aspects of an investment in each partnership is beyond the scope of the following summary, and prospective investors are urged to consult their own tax advisors on these matters.

PARTNERSHIP STATUS

     The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current federal income tax law, each partnership will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. This opinion is based upon the facts set forth in this prospectus, including that a principal activity of each partnership consists of buying and selling futures, options, and forward contracts, and at least 90% of the partnership's gross income during each year consists of gains from such trading and interest income. No ruling has been requested from the Internal Revenue Service with respect to classification of each partnership and the general partner does not intend to request such a ruling.

     If a partnership were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of the partnership would not be passed through to its partners, and the partnership would be subject to tax on its income at the rates applicable to corporations without deductions for any distributions to its partners. In addition, all or a portion of any distributions by such partnership to its partners could be taxable to the partners as dividends or capital gains. The discussion that follows assumes that each partnership will be treated as a partnership for federal income tax purposes.

PARTNERSHIP TAXATION

     Partners, rather than a Partnership, are Subject to Federal Income
Tax. None of the partnerships will pay federal income tax. Except as provided below with respect to certain nonresident aliens, each limited partner will report his distributive share of all items of partnership income, gain, loss, deduction, and credit for the partnership's taxable year ending within or with the partner's taxable year. A limited partner must report and pay tax on his share of partnership income for a particular year whether or not he has received any distributions from the partnership in that year. The characterization of an item of profit or loss will usually be determined at the partnership level.

     Syndication Expenses. None of the partnerships nor any partner thereof will be entitled to any deduction for syndication expenses (i.e., those amounts paid or incurred in connection with issuing and marketing units). There is a risk that some of the brokerage fees paid to Morgan

Stanley DW could be treated as a nondeductible payment by the partnerships of syndication expenses.

     Allocation of Partnership Profits and Losses. In general, each limited partnership agreement allocates items of ordinary income and expense pro rata among the partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net recognized capital gain or loss is generally allocated among all partners based upon their respective capital accounts. However, net recognized capital gain or loss is allocated first to partners who have redeemed units in the partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed units. Any remaining net recognized capital gain or loss is next allocated among all those partners whose capital accounts differ from their allocation accounts based on the respective differences for each partner.

     The special allocation of each partnership's net gain or loss upon a redemption of units, which retains the same character as in the hands of each partnership, may alter the character of a redeeming limited partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by such limited partner.

     These allocation provisions are designed to reconcile tax allocations to economic allocations. However, the general partner cannot assure you that the Internal Revenue Service will not challenge such allocations, including each partnership's tax allocations in respect of redeemed units.

     If the allocation provided by each limited partnership agreement is not respected by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the partners for federal income tax purposes may be increased or reduced or the character of the income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

     Because of the special allocation of partnership gain or loss upon a redemption of units, the amounts received upon the partial or complete redemption of a limited partner's units normally will not result in additional taxable income or loss to the limited partner. However, distributions by a partnership and amounts received upon the partial or complete redemption of a limited partner's units will be taxable to the limited partners to the extent cash distributions by a partnership or amounts received upon redemption by a limited partner exceed such partner's adjusted tax basis in his units. Such excess will be taxable to him as though it were a gain from a sale of the units. A loss will be recognized upon a redemption of units only if, following the redemption of all of a limited partner's units, the partner has any tax basis in his units remaining. In such case, the limited partner will recognize loss to the extent of the remaining basis. See "Redemptions." Generally, if a limited partner is not a "dealer" with respect to his interest in the partnership and he has held his interest in the partnership for more than one year, the gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY

     Nature of Partnership Income. Each partnership does not expect to hold its futures, forwards, or options for sale to customers. For federal income tax purposes substantially all of the profit and loss generated by each partnership from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term, or a combination thereof. Nevertheless, certain foreign currency transactions could result in ordinary gain or loss, as discussed below. Further, interest paid to a partnership will be taxable currently to the limited partners as ordinary income. Thus, during taxable years in which little or no profit is generated from trading activities, a limited partner may still have interest income.

     Mark-to-Market. Section 1256 contracts held at the end of a partnership's taxable year will be treated as having been sold for the fair market value on the last day of the taxable year, and gain or loss will be taken into account for the year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of the gain or loss, and long-term capital gain or loss to the extent of 60% of the gain and loss. Section 1256 contracts include regulated futures contracts which are futures contracts traded on regulated U.S. and certain foreign exchanges; foreign currency contracts that are traded in the interbank market and relate to currencies for which positions are also traded through regulated futures contracts; and U.S. and certain foreign exchange-traded options on commodities, including options on regulated futures contracts, debt securities, and stock indices. While the partnerships expect that a majority of their trading activities will be conducted in Section 1256 contracts, the partnerships also expect that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts, such as positions in futures contracts on most foreign exchanges and foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts.

     Section 988. Currency gain or loss with respect to foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts and futures contracts traded on most foreign exchanges may be treated as ordinary income or loss under Internal Revenue Code of 1986 Section 988. Each partnership has elected to treat these contracts as Section 1256 contracts (i.e., marked-to-market at year end). Pursuant to this election, gain or loss with respect to these contracts is treated as entirely short-term capital gain or loss.

     Subject to certain limitations, a limited partner, other than a corporation, estate, or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under
Section 1256, such as any non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than one year.

     Straddles. If a partnership incurs a loss upon the disposition of any position which is part of a "straddle" (i.e., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the partnership recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently. Certain modified "short sale" rules may apply to positions held by a partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss.

     For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a limited partner takes into account gain or loss with respect to a position held by the partnership, the limited partner will be treated as holding the partnership's position, except to the extent otherwise provided in regulations. Accordingly, positions held by a partnership may limit the deductibility of realized losses sustained by a limited partner with respect to positions held for his own account, and positions held by a limited partner for his own account may limit his ability to deduct realized losses sustained by a partnership. Thus, straddles may not be used to defer gain from one taxable year to the next. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a limited partner may be treated as holding partnership positions, may also apply to require a limited partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

     Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a partnership will be subject to the mixed straddle rules of the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections a partnership makes. Each partnership has elected to place all of its positions in a "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss.

TAXATION OF LIMITED PARTNERS

     Limitations on Deductibility of Partnership Losses. The amount of partnership loss, including capital loss, which a limited partner will be entitled to take into account for federal income tax purposes is limited to the tax basis of his units, except in the case of certain limited partners including individuals and closely-held C corporations, for which he is "at risk" with respect to the units as of the end of the partnership's taxable year in which such loss occurred.

     Generally, a limited partner's initial tax basis will be the amount paid for each unit. A limited partner's adjusted tax basis will be his initial tax basis reduced by the limited partner's share of partnership distributions, losses, and expenses and increased by his share of partnership income and gains. The amount for which a limited partner is "at risk" with respect to his units in a partnership is generally equal to his tax basis for the units, less: any amounts borrowed in connection with his acquisition of the units for which he is not personally liable and for which he has pledged no property other than his units; any amounts borrowed from persons who have a proprietary interest in the partnership; and any amounts borrowed for which the limited partner is protected against loss through guarantees or similar arrangements.

     Because of the limitations imposed upon the deductibility of capital losses referred to below, a limited partner's share of a partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a partnership might be deductible by a limited partner only as itemized deductions and, therefore, will not reduce the federal taxable income of a limited partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year may not realize any tax benefit from such itemized deductions.

     Limitations on Deductibility of Passive Losses. The partnerships' income will not be treated as a "passive activity" for purposes of the limitation on the deduction of passive activity losses.

     Limited Deduction of Certain Expenses. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust, or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of a certain threshold amount and (ii) 80% of such itemized deductions. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the current and contemplated activities of the partnerships, the general partner has been advised by its legal counsel that, in such counsel's opinion, expenses incurred by the partnerships in their futures, forwards, and options trading businesses should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, that advice is not binding on a court or the Internal Revenue Service, and the Internal Revenue Service could assert, and a court could agree, that such expenses of the partnerships (including incentive fees) are investment expenses which are subject to these limitations.

     Tax Liability Will Exceed Distributions. Under federal tax laws, a limited partner must report and pay tax on his share of any partnership income each year, even though the general partner does not intend to make any distributions from the partnerships.

     Tax on Capital Gains and Losses. In general, for individuals, trusts, and estates, "long-term capital gains" are currently taxed at a maximum marginal tax rate of 20%, and "short-term capital gains" and other income are currently taxed at a maximum marginal tax rate of 38.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.

     The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

     Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

     Alternative Minimum Tax. The alternative minimum tax for individuals is imposed on "alternative minimum taxable income" in excess of certain exemption amounts. Alternative minimum taxable income consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. Alternative minimum taxable income may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry units in the partnerships. Corporations are also subject to an alternative minimum tax. The extent to which the alternative minimum tax will be imposed will depend on the overall tax situation of each limited partner at the end of such taxable year.

     Limitation on Deductibility of Interest on Investment
Indebtedness. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A limited partner's distributive share of net partnership income and any gain from the disposition of units will be treated as investment income, except that a limited partner's net capital gain from the disposition of units is not investment income unless the limited partner waives the benefit of the preferential tax rate on such gain. It is not clear whether a limited partner's distributive share of partnership net capital gain constitutes investment income where such gain is taxed at the maximum rate for capital gains. Interest expense incurred by a limited partner to acquire his units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

     Taxation of Foreign Limited Partners. A nonresident alien individual, foreign corporation, or foreign partnership (a "foreign limited partner") generally should not be deemed to be engaged in a U.S. trade or business solely by virtue of an investment in the partnerships; provided that such foreign limited partner is not a "dealer" in commodities and, in the case of an individual, does not have certain present or former connections with the U.S. (e.g., is not present in the U.S. more than 182 days during his or her taxable year, or, in certain limited circumstances, a prior taxable year) and provided further, that such foreign limited partner is not engaged in a trade or business within the U.S. during the taxable year or, in certain limited circumstances, a prior taxable year to which income, gain, or loss from the partnerships is treated as "effectively connected." Capital gains earned by the partnerships and allocated to such a foreign limited partner will, as a general rule, not be subject to U.S. federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which the foreign limited partner is resident, organized or operating. In the event that a partnership were found to be engaged in a U.S. trade or business, a foreign limited partner would be required to file a U.S. federal income tax return for such year and pay tax at full U.S. rates. In the case of a foreign limited partner which is a foreign corporation, an additional 30% "branch profits" tax might be imposed. Furthermore, in such event the partnerships would be required to withhold taxes from the income or gain allocable to such a foreign limited partner under Section 1446 of the Code.

     A foreign limited partner is not subject to U.S. tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills that have a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such foreign limited partner is not engaged in a trade or business within the U.S. during a taxable year. Additionally, a foreign limited partner, not engaged in a trade or business within the U.S. is not subject to U.S. tax on interest income (other than certain so-called "contingent interest") attributable to obligations issued after July 18, 1984 that are in registered form if the foreign limited partner timely provides the relevant partnership with an IRS Form W-8BEN.

     Prospective foreign limited partners who are engaged in a U.S. trade or business or who act as dealers in commodities may be subject to U.S. income tax and should consult their tax advisors before investing in a partnership.

     The estate of a deceased foreign limited partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the units of such foreign limited partner.

     FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIPS.

     Tax Elections. The Internal Revenue Code of 1986 provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (Section 734) and transfers of units, including transfers by reason of death (Section 743), provided that a partnership election has been made pursuant to Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the general partner does not presently intend to make such an election for any of the partnerships. Therefore, any benefits which might be available to the partners by reason of such an election will be foreclosed.

     Tax Returns and Information. The partnerships will file their information returns using the accrual method of accounting. Within 75 days after the close of each partnership's taxable year, the partnership will furnish each limited partner, and any assignee of the units of any limited partner, copies of the partnership's Schedule K-1 indicating the limited partner's distributive share of tax items and any additional information as is reasonably necessary to permit the limited partners to prepare their own federal and state tax returns.

     Partnership's Taxable Year. Each partnership has the calendar year as its taxable year.

     Unrelated Business Taxable Income of Employee Benefit Plan Limited Partners and Other Tax-Exempt Investors. Income allocated to a limited partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Internal Revenue Code of 1986, provided that the units purchased by such plans and entities are not "debt-financed."

     However, if a partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, the gain would likely constitute unrelated business income. The partnerships are entitled to engage in such leveraged purchases of physical commodities. Tax exempt investors should see "Purchases by Employee Benefit Plans--ERISA Considerations" above.

TAX AUDITS

     All partners are required under the Internal Revenue Code of 1986 to report all the partnership items on their own returns consistently with the treatment by a partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to partnership items will be made at the partnership level. The general partner will represent each partnership during any audit and in any dispute with the Internal Revenue Service. Each limited partner will be informed by the general partner of the commencement of an audit of a partnership. In general, the general partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, limited partners owning less than a 1% profits interest if the partnership has more than 100 partners. However, prior to settlement, such a limited partner may file a statement with the Internal Revenue Service stating that the general partner does not have the authority to settle on behalf of the limited partner.

     The period for assessing a deficiency against a partner in a partnership with respect to a partnership item is the later of three years after the partnership files its return or, if the name and address of the partner does not appear on the partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the general partner may consent on behalf of each partnership to the extension of the period for assessing a deficiency with respect to a partnership item. As a result, a limited partner's federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a partnership item more than three years after it has been filed.

                            ------------------------

     All of the foregoing statements are based upon the existing provisions of the Internal Revenue Code of 1986 and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. The general partner cannot assure you that legislative, administrative, or judicial changes will not occur which will modify such statements.

     The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing units may not be the same for all taxpayers. The partnerships' tax returns could be audited by the Internal Revenue Service and adjustments to the returns could be made as a result of such audits. If an audit results in adjustment, limited partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of units are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local, and foreign laws before subscribing for units.

                       STATE AND LOCAL INCOME TAX ASPECTS

     In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the partnerships and their limited partners may be subject to various state and local taxes. Certain of these taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the partnerships. A limited partner's distributive share of the realized profits of a partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and, therefore, may be inconsistent with the federal income treatment of gains and losses arising from the partnerships' transactions in Section 1256 contracts. Accordingly, prospective limited partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the partnerships.

     The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in such counsel's opinion, the partnerships should not be liable for New York City unincorporated business tax. Limited partners who are nonresidents of New York State will not be liable for New York State personal income tax on such partners' income from the partnerships, but may be liable for such tax to the extent such limited partners' allocable share of income attributable to the partnerships' transactions involves tangible personal property. Likewise, limited partners who are nonresidents of New York City will not be liable for New York City earnings tax on such partners' income from the partnerships. New York City residents may be subject to New York City personal income tax on the partners' income from the partnerships. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

                                 LEGAL MATTERS

     Legal matters in connection with the units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership, and disposition of units, have been passed upon for each partnership and the general partner by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also has acted as counsel for Morgan Stanley DW in connection with the offering of units. Cadwalader, Wickersham & Taft may advise the general partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the partnerships.

                                    EXPERTS


     The statements of financial condition of Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., and Morgan Stanley Charter Welton L.P. as of December 31, 2001 and 2000, including the Schedules of Investments as of December 31, 2001 and the related statements of operations, changes in partners' capital, and cash flows for the period from March 1, 1999 (commencement of operations) to December 31, 1999 and for the years ended December 31, 2001 and 2000 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., and Morgan Stanley Charter Welton L.P. and for each of the three years in the period ended December 31, 2001 for Morgan Stanley Charter MSFCM L.P., as well as the statements of financial condition of Morgan Stanley Charter Campbell L.P. as of March 26, 2002 and of Demeter Management Corporation as of November 30, 2001 and 2000 included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for Morgan Stanley Dean Witter & Co.


                      WHERE YOU CAN FIND MORE INFORMATION

     The partnerships filed registration statements relating to the units registered with the SEC. This prospectus is part of the registration statements, but the registration statements include additional information.

     You may read any of the registration statements, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statements are also available to the public from the SEC's Web site at "http://www.sec.gov."

                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION

     THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER AND MAY NOT BE DISTRIBUTED SEPARATELY.

                   THE FUTURES, OPTIONS, AND FORWARDS MARKETS
FUTURES CONTRACTS

     Futures contracts are standardized contracts made on a domestic or foreign exchange that call for the future delivery of specified quantities of various commodities at a specified price, time, and place. The following are some of the commodities traded on an exchange:

*  agricultural and tropical (soft) commodities        *  currencies                    *  metals
*  industrial goods                                    *  financial instruments         *  energy products

     The futures markets have undergone dramatic changes during the past three decades. According to statistics provided by the Futures Industry Association, in 1980 and 2001 activity in futures markets was divided as follows:

                                        IN 1980                                         2001*
                                       ---------                                      ---------
                                           %                                              %
Agricultural Products                     64      Interest Rates                         57
Metals                                    16      Stock Indices                          18
Interest Rates                            14      Energy Products                         8
Currencies                                 5      Agricultural Products                   8
Lumber and Energy Products                 1      Metals                                  6
                                                  Currencies                              3

------------------
     * Data as of December 31, 2001.

     A market participant can make a futures contract to buy or sell a commodity. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

     For example, if we sell one contract of December 2002 wheat on a commodity exchange, we may fulfill the contract at any time prior to the December 2002 delivery date by purchasing one contract of December 2002 wheat on the same exchange.

     The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

OPTIONS ON FUTURES

     An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position of a specified amount at a specified price of a specific commodity (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity.

     The buyer of a "call" option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

     The buyer of a "put" option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

     The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in the underlying futures contract) at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in the underlying futures contract) at the striking price.

     A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.

     Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and market values is referred to as the "time value" of the option. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--OPTIONS TRADING CAN BE MORE VOLATILE THAN FUTURES TRADING" ON PAGE * .

FORWARD CONTRACTS

     Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, it is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS-- THE UNREGULATED NATURE OF THE FORWARD MARKETS CREATES COUNTERPARTY RISKS THAT DO NOT EXIST IN FUTURES TRADING ON EXCHANGES" ON PAGE * .

HEDGERS AND SPECULATORS

     The two broad classes of persons who trade futures, forwards, and options contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies, and stocks, which are exposed to currency, interest rate, and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures, forwards, and options contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures, forwards, and options contracts. Since the speculator may take either a long or short position in the futures, forwards, and options markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. The partnerships will trade for speculative rather than for hedging purposes.

FUTURES EXCHANGES

     Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the U.S. are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

     Each futures exchange in the U.S. has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse.

     Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. SEE "REGULATIONS" ON PAGE * AND "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES" ON PAGE * .

SPECULATIVE POSITION LIMITS

     The CFTC and U.S. futures exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the partnerships are not) may hold, own, or control in certain futures or options contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each U.S. exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. However, position limits do not apply to many currency futures contracts. Position limits do not apply to forward contract trading or generally to trading on foreign commodity exchanges. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS" ON PAGE * .

DAILY LIMITS

     Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures or options contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a futures or options contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures or options market, no trades may be made at a price beyond the limit. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--MARKET ILLIQUIDITY MAY CAUSE LESS FAVORABLE TRADE PRICES" ON PAGE * .

REGULATIONS

     Futures exchanges in the U.S. are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

     The CFTC also regulates the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. The CFTC requires a commodity pool operator (such as the general partner) to keep accurate, current, and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations thereunder and in certain other circumstances. Suspension, restriction, or termination of the general partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the partnerships. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the trading advisors. If the registration of a trading advisor as a commodity trading advisor were to be terminated, restricted, or suspended, the trading advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant partnership. The partnerships themselves are not registered with the CFTC in any capacity.

     The Commodity Exchange Act requires all "futures commission merchants," such as Morgan Stanley DW and Morgan Stanley, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The partnerships have no present intention of using any introducing brokers in their trading.

     The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

     You are afforded certain rights for reparations under the Commodity Exchange Act. You may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

     Pursuant to authority in the Commodity Exchange Act, the National Futures Association has been formed and registered with the CFTC as a "registered futures association." At the present time, the National Futures Association is the only non-exchange self-regulatory organization for commodities professionals. National Futures Association members are subject to National Futures Association standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the National Futures Association promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the National Futures Association responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. Morgan Stanley DW, the general partner, Morgan Stanley, and the trading advisors are all members of the National Futures Association (the partnerships themselves are not required to become members of the National Futures Association).

     The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES" ON PAGE * .

MARGINS


     "Initial" or "original" margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader's performance of the futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE PARTNERSHIPS' TRADING IS HIGHLY LEVERAGED" ON PAGE * .


     Brokerage firms, such as Morgan Stanley DW, Morgan Stanley, and Morgan Stanley International, carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. The commodity brokers presently intend to require each partnership to make margin deposits equal to the exchange minimum levels for all futures contracts.

     Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since each partnership's trading will be conducted through a commodity broker, each partnership will be able to take advantage of the commodity brokers' credit lines with several participants in the interbank market. The commodity broker will require margin with respect to a partnership's trading of currency forward contracts.

     Margin requirements are computed each day by a trader's commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to a partnership's trading, that partnership, and not its limited partners personally or any other partnership, will be subject to margin calls.

                              POTENTIAL ADVANTAGES

     Developing a comprehensive financial plan entails evaluating options and acting upon those options. In this fast-paced and ever-changing financial environment, selecting from the broad array of investments available can be difficult and time-consuming. Astute investors often turn to professional money managers for the expertise and guidance needed to map out a successful investment strategy. Morgan Stanley, a global leader in financial management, has developed the Charter Series of partnerships to provide professional money management in the futures, options, and forward markets.

     An investment in a partnership is speculative and involves a high degree of risk. The general partner and Morgan Stanley DW believe that managed futures investments (such as the partnerships) can provide you with the potential for long-term capital appreciation (with commensurate risk), but are appropriate only for the aggressive growth portion of an investor's comprehensive financial plan. SEE "RISK FACTORS" BEGINNING ON PAGE * . Taking the risks into consideration, this investment does offer the following potential advantages.

INVESTMENT DIVERSIFICATION

     If you are not prepared to make a significant investment or spend substantial time trading various futures, forwards, and options , you may still participate in these markets through an investment in a Charter Series partnership, obtaining diversification from more traditional investments in stocks, bonds, and real estate. The general partner believes, on the basis of past experience, that the profit potential of a partnership does not depend upon favorable general economic conditions, and that a partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, a partnership may be unprofitable during periods of generally favorable economic conditions.

     Managed futures investments can serve to diversify your portfolio and smooth overall portfolio volatility. This concept has been explored in Modern Portfolio Theory, which was originally developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of Modern Portfolio Theory in a study about portfolio diversification. Specifically, Modern Portfolio Theory was utilized to evaluate the addition of a managed futures component to a diversified portfolio comprised of 60% stocks and 40% bonds. The results of Lintner's work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio, an investor may lower the portfolio's overall volatility or risk. Lintner's findings were further supported by the works of Dr. Thomas Schneeweis of the University of Massachusetts, Amherst, in his 1999 study, "The Benefits of Managed Futures." Dr. Schneeweis concluded that "while . . . the correlation between managed futures and most traditional investments is approximately zero, when asset returns are segmented according to whether the traditional asset rose or fell, managed futures are often negatively correlated in months when traditional asset returns are negative while being positively correlated when traditional asset returns are positive."

     The partnerships' combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce the overall volatility of your portfolio, while increasing profits. By combining asset classes, you may create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. Whether you are able to lower the overall volatility of your portfolio with managed futures investments will depend in part on the characteristics of your portfolio. Depending on these characteristics, the addition of a managed futures investment could increase or decrease the overall volatility and risk of your portfolio. While past performance is no guarantee of future results, managed futures investments, such as the partnerships, may profit (with commensurate risk) from futures, forwards, and options market moves, with the potential to enhance your overall portfolio.

     The trading advisor's speculative trading techniques will be the primary factor in a partnership's success or failure. You should note that there are always two parties to a futures, forward, or option contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered. Therefore, due to the nature of futures, forwards, and options trading, only 50% of contract interests held by all market participants can experience gain at any one time. Brokerage commissions and other costs of trading may reduce or eliminate any gain that would otherwise be achieved.

     The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements, and investment preferences, your Morgan Stanley financial advisor can help you determine the combination of asset classes as well as the type of trading advisor that most suits your investment profile.

     Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes in order to reduce overall volatility through portfolio diversification, while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth, and aggressive growth investments.

     Managed futures investments are designed to fit into a total financial plan as aggressive growth vehicles with the potential for long-term capital appreciation (with commensurate risk). As part of a well-balanced and fully diversified portfolio, managed futures can offer significant benefits.


                 [CHART]


     The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

                                                                                                        PUBLIC
                                                                                                        MANAGED
                                                                                                     FUTURES FUNDS
                     U.S. TREASURY                                                                      (ZURICH
            U.S.     BONDS (LEHMAN    U.S. CORPORATE    NON-U.S.      GLOBAL                            CAPITAL
           STOCKS       BROTHERS      BONDS (SALOMON     STOCKS       STOCKS          MANAGED           MARKETS
          (S&P 500      TREASURY        CORPORATE      (MSCI EAFE   (MSCI WORLD   FUTURES (BARCLAY      PUBLIC
           INDEX)     BOND INDEX)      BOND INDEX)       INDEX)       INDEX)         CTA INDEX)       FUND INDEX)
          --------   --------------   --------------   ----------   -----------   ----------------   -------------
            %            %                %               %            %              %                  %
1980....    32.5           N/A             (2.7)          24.4          27.7            63.7               N/A
1981....    (4.9)          1.1             (1.2)          (1.0)         (3.3)           23.9               N/A
1982....    21.5          41.1             42.5           (0.8)         11.3            16.7               N/A
1983....    22.6           1.8              6.3           24.6          23.3            23.8               N/A
1984....     6.3          14.7             16.9            7.9           5.8             8.7               1.4
1985....    31.7          32.0             30.1           56.7          41.8            25.5              21.9
1986....    18.7          24.2             19.9           69.9          42.8             3.8             (14.4)
1987....     5.3          (2.7)            (0.3)          24.9          16.8            57.3              43.1
1988....    16.6           9.1             10.7           28.6          23.9            21.8               7.3
1989....    31.7          18.9             16.2           10.8          17.2             1.8               4.7
1990....    (3.1)          4.6              6.8          (23.2)        (16.5)           21.0              14.2
1991....    30.5          17.9             19.9           12.5          19.0             3.7              10.0
1992....     7.6           7.8              9.4          (11.8)         (4.7)           (0.9)             (1.4)
1993....    10.1          16.4             13.2           32.9          23.1            10.4              10.7
1994....     1.3          (6.9)            (5.8)           8.1           5.6            (0.7)             (7.7)
1995....    37.6          30.7             27.2           11.6          21.3            13.7              13.9
1996....    23.0          (0.4)             1.3            6.4          14.0             9.1               9.8
1997....    33.4          14.9             11.6            2.1          16.2            10.9               7.6
1998....    28.6          13.5             12.5           20.3          24.8             7.0               7.9
1999....    21.0          (8.7)            (6.6)          27.3          25.3            (1.2)             (1.4)
2000....    (9.1)         20.1             10.5          (13.8)        (12.9)            7.9               4.7
2001....   (11.8)          4.6             10.7          (21.5)        (16.5)            0.8              (0.1)
2002*...    (6.5)         (2.5)             2.2            2.7          (2.7)           (0.9)             (3.9)

---------------

* Through May 31, 2002


Returns for the S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index are provided by Thomson Financial Sofware Solutions (Boston, MA).

Returns for the Lehman Brothers Treasury Bond Index and Barclay CTA Index are provided by Barclay Trading Group (Fairfield, IA).

Returns for the MSCI World Index are provided by Morgan Stanley Capital International Inc. (New York, NY).

Returns for the MAR Public Fund Index are provided by Managed Account Reports (New York, NY).

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to "Annual Returns of Various Asset Classes Over Time" Table:

     For the analyses used in this table, the performance of independent indices has been used to represent the seven asset classes: U.S. stocks, U.S. Treasury bonds, U.S. corporate bonds, international stocks, global stocks, managed futures, and public managed futures funds. The respective indices used are the Standard and Poor's 500 Stock Index, the Lehman Brothers Treasury Bond Index, the Salomon Corporate Bond Index, the Morgan Stanley Capital International ("MSCI") EAFE Index, the MSCI World Index, the Barclay CTA Index, and the Zurich Capital Markets Public Fund Index.

     The S&P 500 Stock Index and the Salomon Corporate Bond Index are compiled assuming dividends and interest are re-invested.

     The S&P 500 Index is based on a portfolio of 500 stocks (consisting of 24 energy, 38 materials, 68 industrials, 87 consumer discretionary, 34 consumer staples, 45 healthcare, 74 financials, 79 information technology, 13 telecom services, and 38 utilities). The weights of the stocks in the portfolio at a given time reflect the stocks' total market capitalization. The S&P 500 Index accounts for approximately 80% of the market capitalization of all stocks listed on the New York Stock Exchange.

     The Lehman Brothers Treasury Bond Index consists of all existing U.S. Treasury bond issues.

     The Salomon Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The corporate issues encompass such industry sectors as Manufacturing, Service, Energy, Consumer, Transportation, Industrial-Other, Utility, and Finance.

     The MSCI EAFE Index is comprised of approximately 1,000 companies, representing a market structure of 21 European and Pacific based countries covering 59 industries. The index is used to represent international equities.

     The MSCI World Index is comprised of more than 1,500 companies, representing a market structure of 23 countries around the world. The index is used to represent global equities, including U.S. and Canadian markets.

     The Barclay CTA Index provides a benchmark of performance of commodity trading advisors. In order to qualify for inclusion in the Barclay CTA Index, a commodity trading advisor must meet the following criteria: (1) the commodity trading advisor must have four years of prior performance history; and (2) in cases where a commodity trading advisor who is in the Barclay CTA Index introduces an additional program, this additional program is added to the Index only after its second year of trading. In 2002, there are 317 commodity trading advisor programs included in the calculation of the Barclay CTA Index.


     The Zurich Index averages managed futures fund performance for public funds. Zurich indices are dollar, or equity, weighted to reflect performance. To qualify for inclusion in Zurich's fund indices, an investment product must appear in Zurich's fund performance tables. Zurich imposes no minimum size restriction on the funds and/or pools that it tracks. As of May 31, 2002, there were 77 public funds included in the calculation of the Zurich Index.


     The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MSCI World Index performance data for global stocks are provided by Morgan Stanley Capital International Inc., New York, NY. The Lehman Brothers Treasury Bond Index and the Barclay CTA Index performance data for U.S. Treasury bonds and managed futures, respectively, are provided by the Barclay Trading Group Ltd., Fairfield, IA. The Zurich Index performance data for public managed futures funds was provided by Zurich Capital Markets Inc., New York, NY. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.

     The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index and the Zurich Index reflect results net of actual fees and expenses, the Barclay CTA Index includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships), and the Zurich Index includes funds with trading advisors and fee structures that differ from the partnerships. Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index and the public managed futures funds included in the Zurich Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, and the Zurich Index is believed to be representative of public managed futures funds in general, the performance of the partnerships may differ from the performance reflected in such indices.

CORRELATION TO TRADITIONAL INVESTMENTS

     Managed futures have historically demonstrated the ability to perform independently of traditional investments, such as stocks and bonds. This is referred to as non-correlation, or the potential for managed futures to perform when traditional markets such as stocks and bonds may experience difficulty performing. Of course, managed futures funds will not automatically be profitable during unfavorable periods for these traditional investments, and vice versa. The degree of non-correlation of any given managed futures fund will vary, particularly as a result of market conditions, and some funds will have a significantly lesser degree of non-correlation (i.e., greater correlation) with stocks and bonds than others. To the extent the performance of managed futures and the performance of traditional markets are non-correlated, managed futures may or may not perform as well when the traditional markets are performing well.

     The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees. In this connection, an article in the June 8, 1998 issue of Business Week, "Commodities Are Cheap--Time to Leap?" discusses the risks and potential rewards of investing in managed futures funds, noting the low correlation of their performance to stocks and bonds.

     Correlation measures how closely related two data series are, in this case, returns on asset classes. More specifically, the correlation coefficient measures the direction and extent of the linear relationship between two data series. Correlation coefficient values range from 1 to -1. A value greater than 0 implies a positive linear relationship (positive correlation). A value less than 0 implies an inverse linear relationship (negative correlation). A value of 0 implies no linear relationship (no correlation). The following tables and charts were prepared by the general partner to illustrate the correlation coefficient of each partnership's performance results to those of the S&P 500 Index and the Salomon Corporate Bond Index for the periods specified. The charts also show the number of months the monthly returns of the partnerships were positive or negative with, or different from, the monthly returns of these two indices. A pro forma of the trading program for Charter Campbell was used because that partnership has not yet commenced trading and does not have any performance history. The performance results of the pro forma used for Charter Campbell were based on the composite performance results of the trading advisor in trading assets pursuant to the Financial, Metal & Energy Large Portfolio to be used in Charter Campbell. The pro forma reflects adjustments made for the leverage, interest income, brokerage, management, and incentive fees payable by Charter Campbell, and was made in the same manner as the pro forma performance results of Charter Campbell on pages * and * in Capsules A-1 and B-1. Investors are cautioned that the performance information set forth in the following charts is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by a partnership in the future.

                                 CHARTER GRAHAM
                              CORRELATION ANALYSIS




                                                   S&P 500      Salomon Corp.
                               Charter Graham       Index        Bond Index
                               ---------------     -------      -------------
Charter Graham                      1.00            -0.34           0.24
S&P 500 Index                                        1.00          -0.12
Salomon Corp. Bond Index                                            1.00

              During the 39 months of trading since March 1999,
                        the monthly returns of ...

.... Charter Graham and            ... Charter Graham and the
    the S&P 500 Index were:           Salomon Corp. Bond Index were:

Both          10 of 39                Both            14 of 39
Positive       months                 Positive         months

Different     18 of 39                Different       18 of 39
               months                                   months

Both          11 of 39                Both             7 of 39
Negative       months                 Negative          months

Data: 39 months of trading from March 1999 through May 2002.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).


                                CHARTER MILLBURN
                              CORRELATION ANALYSIS





                                                   S&P 500      Salomon Corp.
                              Charter Millburn      Index        Bond Index
                              ----------------     -------      -------------
Charter Millburn                    1.00            -0.18            0.14
S&P 500 Index                                        1.00           -0.123
Salomon Corp. Bond Index                                             1.00

              During the 39 months of trading since March 1999,
                        the monthly returns of ...

.... Charter Millburn and          ... Charter Millburn and the
    the S&P 500 Index were:           Salomon Corp. Bond Index were:

Both         11 of 39                 Both             13 of 39
Positive       months                 Positive         months

Different    16 of 39                 Different        21 of 39
               months                                   months

Both         12 of 39                 Both              5 of 39
Negative       months                 Negative          months

Data: 39 months of trading from March 1999 through May 2002.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER WELTON
                              CORRELATION ANALYSIS



                                                   S&P 500      Salomon Corp.
                               Charter Welton       Index        Bond Index
                               ---------------     -------      -------------
Charter Welton                      1.00             0.01           0.19
S&P 500 Index                                        1.00          -0.12
Salomon Corp. Bond Index                                            1.00

              During the 39 months of trading since March 1999,
                        the monthly returns of ...

.... Charter Welton and            ... Charter Welton and the
    the S&P 500 Index were:           Salomon Corp. Bond Index were:

Both          9 of 39                 Both             12 of 39
Positive       months                 Positive         months

Different    16 of 39                 Different        18 of 39
               months                                   months

Both         14 of 39                 Both              9 of 39
Negative       months                 Negative          months

Data: 39 months of trading from March 1999 through May 2002.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).


                                 CHARTER MSFCM
                              CORRELATION ANALYSIS





                                                   S&P 500      Salomon Corp.
                               Charter MSFCM        Index        Bond Index
                               -------------       -------      -------------
Charter MSFCM                      1.00             -0.03           0.20
S&P 500 Index                                        1.00           0.25
Salomon Corp. Bond Index                                            1.00

              During the 99 months of trading since March 1994,
                        the monthly returns of ...

.... Charter MSFCM and             ... Charter MSFCM and the
    the S&P 500 Index were:           Salomon Corp. Bond Index were:

Both         36 of 99                 Both            37 of 99
Positive       months                 Positive         months

Different    45 of 99                 Different       47 of 99
               months                                   months

Both         18 of 99                 Both            15 of 99
Negative       months                 Negative          months

Data: 99 months of trading from March 1994 through May 2002.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 PRO FORMA FOR
                                CHARTER CAMPBELL
                              CORRELATION ANALYSIS





                               Pro Forma for       S&P 500      Salomon Corp.
                               Charter Campbell     Index        Bond Index
Pro Forma for                  ---------------     -------      -------------
Charter Campbell                    1.00             0.16           0.09
S&P 500 Index                                        1.00           0.32
Salomon Corp. Bond Index                                            1.00

              During the 230 months of trading since April 1983,
                        the monthly returns of the ...

    ... Pro Forma for                  ... Pro Forma for
   Charter Campbell and              Charter Campbell and the
    the S&P 500 Index were:           Salomon Corp. Bond Index were:

Both          85 of 230               Both            94 of 230
Positive       months                Positive         months

Different    109 of 230               Different      105 of 230
               months                                   months

Both          36 of 230               Both            31 of 230
Negative       months                Negative          months

Data: 230 months of trading from April 1983 through May 2002.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     The following chart was prepared by the general partner to illustrate the performance of managed futures against that of stocks from January 1980 through May 31, 2002, using the recognized market indices of each asset. The notes below are an integral part of the following chart.






                           S&P 500 Index                   12-month        BARCLAY'S CTA INDEX             12-month
                         (STOCKS)                          holding         (MANAGED FUTURES)               holding
                                                                                                           periods
                 Source: Thomson Financial Software Solutions, Boston, MA    Source: Barclay Trading Group, Fairfield, IA

                             ROR           QTRLY   ANNUAL                    ROR           QTRLY   ANNUAL
           12/79                  1,000.00                                         1,000.00
    1980    1/80           6.20%  1,062.00                                  29.26% 1,292.60
            2/80           0.00%  1,062.00                                   1.41% 1,310.83
            3/80          -9.70%    958.99  -4.10%                           4.43% 1,368.90 36.89%
            4/80           4.60%  1,003.10                                  -2.13% 1,339.74
            5/80           5.10%  1,054.26                                   3.48% 1,386.36
            6/80           3.20%  1,087.99  13.45%                           3.05% 1,428.64  4.36%
            7/80           7.00%  1,164.15                                  11.44% 1,592.08
            8/80           1.00%  1,175.79                                   0.94% 1,607.05
            9/80           2.90%  1,209.89  11.20%                           0.67% 1,617.81 13.24%
           10/80           2.00%  1,234.09                                   1.19% 1,637.07
           11/80          10.70%  1,366.14                                  -0.25% 1,632.97
           12/80          -3.00%  1,325.15   9.53%  32.52%  32.52%           0.24% 1,636.89  1.18%  63.69%  63.69%
    1981    1/81          -4.20%  1,269.50                  19.54%           5.25% 1,722.83                 33.28%
            2/81           1.70%  1,291.08                  21.57%           0.78% 1,736.27                 32.46%
            3/81           4.00%  1,342.72   1.33%          40.01%          -3.98% 1,667.16  1.85%          21.79%
            4/81          -1.90%  1,317.21                  31.31%           1.22% 1,687.50                 25.96%
            5/81           0.30%  1,321.16                  25.32%           3.56% 1,747.58                 26.06%
            6/81          -0.60%  1,313.24  -2.20%          20.70%          16.46% 2,035.23 22.08%          42.46%
            7/81           0.20%  1,315.86                  13.03%          -2.73% 1,979.67                 24.34%
            8/81          -5.80%  1,239.54                   5.42%           3.05% 2,040.05                 26.94%
            9/81          -4.90%  1,178.80 -10.24%          -2.57%          -2.57% 1,987.62 -2.34%          22.86%
           10/81           5.40%  1,242.46                   0.68%          -2.25% 1,942.90                 18.68%
           11/81           4.10%  1,293.40                  -5.32%           6.71% 2,073.27                 26.96%
           12/81          -2.60%  1,259.77   6.87%  -4.93%  -4.93%          -2.18% 2,028.07  2.04%  23.90%  23.90%
    1982    1/82          -1.30%  1,243.40                  -2.06%           1.67% 2,061.94                 19.68%
            2/82          -5.60%  1,173.76                  -9.09%           3.05% 2,124.83                 22.38%
            3/82          -0.50%  1,167.90  -7.29%         -13.02%           7.34% 2,280.79 12.46%          36.81%
            4/82           4.50%  1,220.45                  -7.35%          -0.74% 2,263.91                 34.16%
            5/82          -3.40%  1,178.96                 -10.76%           3.16% 2,335.45                 33.64%
            6/82          -1.50%  1,161.27  -0.57%         -11.57%           6.82% 2,494.73  9.38%          22.58%
            7/82          -1.80%  1,140.37                 -13.34%          -9.12% 2,267.21                 14.52%
            8/82          12.10%  1,278.35                   3.13%           4.30% 2,364.70                 15.91%
            9/82           1.20%  1,293.69  11.40%           9.75%           9.39% 2,586.74  3.69%          30.14%
           10/82          11.50%  1,442.47                  16.10%          -3.09% 2,506.81                 29.02%
           11/82           4.00%  1,500.17                  15.99%          -4.91% 2,383.73                 14.97%
           12/82           1.90%  1,528.67  18.16%  21.34%  21.34%          -0.73% 2,366.33 -8.52%  16.68%  16.68%
    1983    1/83           3.70%  1,585.23                  27.49%          18.37% 2,801.02                 35.84%
            2/83           2.30%  1,621.69                  38.16%          -9.05% 2,547.53                 19.89%
            3/83           3.70%  1,681.69  10.01%          43.99%           2.04% 2,599.50  9.85%          13.97%
            4/83           7.90%  1,814.55                  48.68%          -0.82% 2,578.18                 13.88%
            5/83          -0.90%  1,798.22                  52.53%           9.82% 2,831.36                 21.23%
            6/83           3.90%  1,868.35  11.10%          60.89%          -8.50% 2,590.70 -0.34%           3.85%
            7/83          -3.00%  1,812.30                  58.92%           3.12% 2,671.53                 17.83%
            8/83           1.50%  1,839.48                  43.89%           9.06% 2,913.57                 23.21%
            9/83           1.40%  1,865.23  -0.17%          44.18%           0.19% 2,919.10 12.68%          12.85%
           10/83          -1.20%  1,842.85                  27.76%           1.83% 2,972.52                 18.58%
           11/83           2.10%  1,881.55                  25.42%          -4.17% 2,848.57                 19.50%
           12/83          -0.50%  1,872.14   0.37%  22.47%  22.47%           2.80% 2,928.33  0.32%  23.75%  23.75%
    1984    1/84          -0.60%  1,860.91                  17.39%           1.60% 2,975.18                  6.22%
            2/84          -3.50%  1,795.78                  10.73%          -0.96% 2,946.62                 15.67%
            3/84           1.70%  1,826.31  -2.45%           8.60%           1.97% 3,004.67  2.61%          15.59%
            4/84           0.90%  1,842.74                   1.55%          -2.53% 2,928.65                 13.59%
            5/84          -5.50%  1,741.39                  -3.16%           4.12% 3,049.31                  7.70%
            6/84           2.20%  1,779.70  -2.55%          -4.74%          -9.81% 2,750.17 -8.47%           6.16%
            7/84          -1.20%  1,758.35                  -2.98%          21.33% 3,336.78                 24.90%
            8/84          11.00%  1,951.77                   6.10%          -8.00% 3,069.84                  5.36%
            9/84           0.00%  1,951.77   9.67%           4.64%           3.98% 3,192.02 16.07%           9.35%
           10/84           0.40%  1,959.57                   6.33%          -4.20% 3,057.96                  2.87%
           11/84          -1.10%  1,938.02                   3.00%          -2.98% 2,966.83                  4.15%
           12/84           2.60%  1,988.41   1.88%   6.21%   6.21%           7.33% 3,184.30 -0.24%   8.74%   8.74%
    1985    1/85           7.80%  2,143.50                  15.19%           2.57% 3,266.13                  9.78%
            2/85           1.20%  2,169.22                  20.80%           4.67% 3,418.66                 16.02%
            3/85           0.10%  2,171.39   9.20%          18.90%          -1.06% 3,382.42  6.22%          12.57%
            4/85          -0.10%  2,169.22                  17.72%          -1.98% 3,315.45                 13.21%
            5/85           5.80%  2,295.04                  31.79%           1.34% 3,359.88                 10.18%
            6/85           1.60%  2,331.76   7.39%          31.02%          -4.83% 3,197.60 -5.46%          16.27%
            7/85          -0.10%  2,329.42                  32.48%          13.96% 3,643.98                  9.21%
            8/85          -0.90%  2,308.46                  18.28%          -1.62% 3,584.95                 16.78%
            9/85          -3.10%  2,236.90  -4.07%          14.61%          -7.69% 3,309.27  3.49%           3.67%
           10/85           4.60%  2,339.79                  19.40%           6.61% 3,528.01                 15.37%
           11/85           6.90%  2,501.24                  29.06%           4.69% 3,693.47                 24.49%
           12/85           4.80%  2,621.30  17.18%  31.83%  31.83%           8.20% 3,996.34 20.76%  25.50%  25.50%
    1986    1/86           0.60%  2,637.03                  23.02%           1.87% 4,071.07                 24.64%
            2/86           7.50%  2,834.81                  30.68%          14.14% 4,646.72                 35.92%
            3/86           5.60%  2,993.55  14.20%          37.86%           5.62% 4,907.86 22.81%          45.10%
            4/86          -1.10%  2,960.63                  36.48%          -6.23% 4,602.10                 38.81%
            5/86           5.30%  3,117.54                  35.84%          -3.92% 4,421.70                 31.60%
            6/86           1.70%  3,170.54   5.91%          35.97%          -1.46% 4,357.14-11.22%          36.26%
            7/86          -5.60%  2,992.99                  28.49%           3.25% 4,498.75                 23.46%
            8/86           7.40%  3,214.47                  39.25%           5.11% 4,728.64                 31.90%
            9/86          -8.30%  2,947.67  -7.03%          31.77%          -5.56% 4,465.73  2.49%          34.95%
           10/86           5.80%  3,118.63                  33.29%          -4.40% 4,269.23                 21.01%
           11/86           2.40%  3,193.48                  27.68%          -2.20% 4,175.31                 13.05%
           12/86          -2.60%  3,110.45   5.52%  18.66%  18.66%          -0.63% 4,149.01 -7.09%   3.82%   3.82%
    1987    1/87          13.50%  3,530.36                  33.88%          10.51% 4,585.07                 12.63%
            2/87           4.00%  3,671.57                  29.52%           0.61% 4,613.04                 -0.72%
            3/87           2.90%  3,778.05  21.46%          26.21%           3.37% 4,768.50 14.93%          -2.84%
            4/87          -0.90%  3,744.05                  26.46%          22.07% 5,820.90                 26.48%
            5/87           0.90%  3,777.74                  21.18%          -1.81% 5,715.54                 29.26%
            6/87           5.00%  3,966.63   4.99%          25.11%          -3.24% 5,530.36 15.98%          26.93%
            7/87           5.10%  4,168.93                  39.29%           4.73% 5,791.95                 28.75%
            8/87           3.70%  4,323.18                  34.49%          -1.69% 5,694.06                 20.42%
            9/87          -2.20%  4,228.07   6.59%          43.44%           0.72% 5,735.06  3.70%          28.42%
           10/87         -21.50%  3,319.03                   6.43%           0.33% 5,753.99                 34.78%
           11/87          -8.20%  3,046.87                  -4.59%           8.60% 6,248.83                 49.66%
           12/87           7.60%  3,278.43 -22.46%   5.40%   5.40%           4.42% 6,525.03 13.77%  57.27%  57.27%
    1988    1/88           4.20%  3,416.13                  -3.24%          -1.88% 6,402.36                 39.63%
            2/88           4.70%  3,576.69                  -2.58%           0.70% 6,447.17                 39.76%
            3/88          -3.10%  3,465.81   5.72%          -8.26%          -3.43% 6,226.03 -4.58%          30.57%
            4/88           1.10%  3,503.93                  -6.41%          -3.95% 5,980.11                  2.74%
            5/88           0.90%  3,535.47                  -6.41%           8.95% 6,515.33                 13.99%
            6/88           4.60%  3,698.10   6.70%          -6.77%          27.40% 8,300.52 33.32%          50.09%
            7/88          -0.40%  3,683.31                 -11.65%          -8.23% 7,617.39                 31.52%
            8/88          -3.40%  3,558.08                 -17.70%           0.54% 7,658.52                 34.50%
            9/88           4.30%  3,711.07   0.35%         -12.23%           0.80% 7,719.79 -7.00%          34.61%
           10/88           2.80%  3,814.98                  14.94%           1.37% 7,825.55                 36.00%
           11/88          -1.40%  3,761.57                  23.46%           2.62% 8,030.58                 28.51%
           12/88           1.70%  3,825.52   3.08%  16.69%  16.69%          -1.07% 7,944.66  2.91%  21.76%  21.76%
    1989    1/89           7.30%  4,104.78                  20.16%           1.48% 8,062.24                 25.93%
            2/89          -2.50%  4,002.16                  11.90%          -3.47% 7,782.48                 20.71%
            3/89           2.30%  4,094.21   7.02%          18.13%           3.65% 8,066.54  1.53%          29.56%
            4/89           5.20%  4,307.11                  22.92%          -2.50% 7,864.87                 31.52%
            5/89           4.00%  4,479.40                  26.70%          11.92% 8,802.37                 35.10%
            6/89          -0.60%  4,452.52   8.75%          20.40%           1.28% 8,915.04 10.52%           7.40%
            7/89           9.00%  4,853.25                  31.76%          -1.74% 8,759.92                 15.00%
            8/89           2.00%  4,950.31                  39.13%          -5.83% 8,249.21                  7.71%
            9/89          -0.40%  4,930.51  10.74%          32.86%          -3.04% 7,998.44-10.28%           3.61%
           10/89          -2.30%  4,817.11                  26.27%          -5.99% 7,519.33                 -3.91%
           11/89           2.00%  4,913.45                  30.62%           2.30% 7,692.28                 -4.21%
           12/89           2.40%  5,031.37   2.05%  31.52%  31.52%           5.14% 8,087.66  1.12%   1.80%   1.80%
    1990    1/90          -6.70%  4,694.27                  14.36%           1.54% 8,212.21                  1.86%
            2/90           1.30%  4,755.30                  18.82%           0.79% 8,277.08                  6.36%
            3/90           2.60%  4,878.94  -3.03%          19.17%           3.02% 8,527.05  5.43%           5.71%
            4/90          -2.50%  4,756.96                  10.44%           4.54% 8,914.18                 13.34%
            5/90           9.80%  5,223.14                  16.60%          -5.49% 8,424.79                 -4.29%
            6/90          -0.70%  5,186.58   6.31%          16.49%           1.23% 8,528.42  0.02%          -4.34%
            7/90          -0.30%  5,171.02                   6.55%           5.62% 9,007.71                  2.83%
            8/90          -9.00%  4,705.63                  -4.94%           6.69% 9,610.33                 16.50%
            9/90          -4.90%  4,475.05 -13.72%          -9.24%           2.78% 9,877.50 15.82%          23.49%
           10/90          -0.40%  4,457.15                  -7.47%           1.15% 9,991.09                 32.87%
           11/90           6.50%  4,746.87                  -3.39%          -0.47% 9,944.13                 29.27%
           12/90           2.80%  4,879.78   9.04%  -3.01%  -3.01%          -1.57% 9,788.01 -0.91%  21.02%  21.02%
    1991    1/91           4.40%  5,094.49                   8.53%          -4.90% 9,308.40                 13.35%
            2/91           7.20%  5,461.30                  14.85%          -0.83% 9,231.14                 11.53%
            3/91           2.40%  5,592.37  14.60%          14.62%           4.28% 9,626.23 -1.65%          12.89%
            4/91           0.20%  5,603.55                  17.80%          -1.89% 9,444.29                  5.95%
            5/91           4.30%  5,844.50                  11.90%          -1.61% 9,292.24                 10.30%
            6/91          -4.60%  5,575.66  -0.30%           7.50%           2.66% 9,539.41 -0.90%          11.85%
            7/91           4.70%  5,837.71                  12.89%          -3.36% 9,218.89                  2.34%
            8/91           2.40%  5,977.82                  27.04%          -1.92% 9,041.89                 -5.91%
            9/91          -1.70%  5,876.20   5.39%          31.31%           2.72% 9,287.83 -2.64%          -5.97%
           10/91           1.30%  5,952.59                  33.55%          -0.91% 9,203.31                 -7.88%
           11/91          -4.00%  5,714.48                  20.38%           0.26% 9,227.24                 -7.21%
           12/91          11.40%  6,365.93   8.33%  30.46%  30.46%          10.03% 10,152.73 9.31%   3.73%   3.73%
    1992    1/92          -1.90%  6,244.98                  22.58%          -4.53% 9,692.81                  4.13%
            2/92           1.30%  6,326.17                  15.84%          -2.61% 9,439.83                  2.26%
            3/92          -1.90%  6,205.97  -2.51%          10.97%          -1.81% 9,268.97 -8.70%          -3.71%
            4/92           2.90%  6,385.94                  13.96%          -0.80% 9,194.81                 -2.64%
            5/92           0.50%  6,417.87                   9.81%          -0.73% 9,127.69                 -1.77%
            6/92          -1.50%  6,321.60   1.86%          13.38%           4.44% 9,532.96  2.85%          -0.07%
            7/92           4.10%  6,580.79                  12.73%           4.31% 9,943.83                  7.86%
            8/92          -2.00%  6,449.17                   7.89%           2.30% 10,172.54                12.50%
            9/92           1.20%  6,526.56   3.24%          11.07%          -1.61% 10,008.76 4.99%           7.76%
           10/92           0.30%  6,546.14                   9.97%           0.19% 10,027.78                 8.96%
           11/92           3.40%  6,768.71                  18.45%           1.19% 10,147.11                 9.97%
           12/92           1.20%  6,849.94   4.95%   7.60%   7.60%          -0.86% 10,059.84 0.51%  -0.91%  -0.91%
    1993    1/93           0.80%  6,904.74                  10.56%          -1.81% 9,877.76                  1.91%
            2/93           1.40%  7,001.40                  10.67%           5.47% 10,418.07                10.36%
            3/93           2.10%  7,148.43   4.36%          15.19%          -0.50% 10,365.98 3.04%          11.84%
            4/93          -2.40%  6,976.87                   9.25%           3.20% 10,697.70                16.34%
            5/93           2.70%  7,165.24                  11.65%           0.62% 10,764.02                17.93%
            6/93           0.30%  7,186.74   0.54%          13.69%           0.98% 10,869.51 4.86%          14.02%
            7/93          -0.40%  7,157.99                   8.77%           3.71% 11,272.77                13.36%
            8/93           3.80%  7,430.00                  15.21%          -3.11% 10,922.18                 7.37%
            9/93          -0.80%  7,370.56   2.56%          12.93%          -0.85% 10,829.35-0.37%           8.20%
           10/93           2.10%  7,525.34                  14.96%          -0.58% 10,766.54                 7.37%
           11/93          -1.00%  7,450.09                  10.07%           0.15% 10,782.68                 6.26%
           12/93           1.20%  7,539.49   2.29%  10.07%  10.07%           2.97% 11,102.93 2.53%  10.37%  10.37%
    1994    1/94           3.40%  7,795.83                  12.91%          -3.30% 10,736.53                 8.69%
            2/94          -2.70%  7,585.34                   8.34%          -1.44% 10,581.93                 1.57%
            3/94          -4.40%  7,251.59  -3.82%           1.44%           2.03% 10,796.74-2.76%           4.16%
            4/94           1.30%  7,345.86                   5.29%          -1.77% 10,605.64                -0.86%
            5/94           1.60%  7,463.39                   4.16%           2.78% 10,900.48                 1.27%
            6/94          -2.50%  7,276.81   0.35%           1.25%           2.50% 11,172.99 3.48%           2.79%
            7/94           3.30%  7,516.94                   5.01%          -1.04% 11,056.79                -1.92%
            8/94           4.10%  7,825.14                   5.32%          -3.11% 10,712.92                -1.92%
            9/94          -2.40%  7,637.33   4.95%           3.62%           1.68% 10,892.90-2.51%           0.59%
           10/94           2.20%  7,805.35                   3.72%           0.08% 10,901.61                 1.25%
           11/94          -3.60%  7,524.36                   1.00%           1.68% 11,084.76                 2.80%
           12/94           1.50%  7,637.23   0.00%   1.30%   1.30%          -0.49% 11,030.45 1.26%  -0.65%  -0.65%
    1995    1/95           2.60%  7,835.79                   0.51%          -1.79% 10,833.00                 0.90%
            2/95           3.90%  8,141.39                   7.33%           3.40% 11,201.32                 5.85%
            3/95           3.00%  8,385.63   9.80%          15.64%           6.42% 11,920.45 8.07%          10.41%
            4/95           2.90%  8,628.81                  17.47%           1.17% 12,059.92                13.71%
            5/95           4.00%  8,973.97                  20.24%           0.51% 12,121.42                11.20%
            6/95           2.30%  9,180.37   9.48%          26.16%          -1.29% 11,965.06 0.37%           7.09%
            7/95           3.30%  9,483.32                  26.16%          -1.23% 11,817.89                 6.88%
            8/95           0.30%  9,511.77                  21.55%           2.33% 12,093.24                12.88%
            9/95           4.20%  9,911.27   7.96%          29.77%          -0.14% 12,076.31 0.93%          10.86%
           10/95          -0.40%  9,871.62                  26.47%          -0.03% 12,072.69                10.74%
           11/95           4.40% 10,305.97                  36.97%           1.04% 12,198.24                10.05%
           12/95           1.90% 10,501.79   5.96%  37.51%  37.51%           2.76% 12,534.92 3.80%  13.64%  13.64%
    1996    1/96           3.40% 10,858.85                  38.58%           2.64% 12,865.84                18.77%
            2/96           0.90% 10,956.58                  34.58%          -4.77% 12,252.14                 9.38%
            3/96           1.00% 11,066.14   5.37%          31.97%           0.59% 12,324.43-1.68%           3.39%
            4/96           1.50% 11,232.13                  30.17%           5.96% 13,058.96                 8.28%
            5/96           2.60% 11,524.17                  28.42%          -1.96% 12,803.01                 5.62%
            6/96           0.40% 11,570.27   4.56%          26.03%          -0.35% 12,758.19 3.52%           6.63%
            7/96          -4.40% 11,061.17                  16.64%          -1.64% 12,548.96                 6.19%
            8/96           2.10% 11,293.46                  18.73%          -0.82% 12,446.06                 2.92%
            9/96           5.60% 11,925.89   3.07%          20.33%           2.22% 12,722.36-0.28%           5.35%
           10/96           2.80% 12,259.82                  24.19%           5.49% 13,420.82                11.17%
           11/96           7.60% 13,191.56                  28.00%           3.47% 13,886.52                13.84%
           12/96          -2.00% 12,927.73   8.40%  23.10%  23.10%          -1.50% 13,678.22 7.51%   9.12%   9.12%
    1997    1/97           6.20% 13,729.25                  26.43%           3.86% 14,206.20                10.42%
            2/97           0.80% 13,839.09                  26.31%           3.49% 14,702.00                20.00%
            3/97          -4.10% 13,271.68   2.66%          19.93%          -0.59% 14,615.26 6.85%          18.59%
            4/97           6.00% 14,067.98                  25.25%          -1.38% 14,413.57                10.37%
            5/97           6.10% 14,926.13                  29.52%           0.32% 14,459.69                12.94%
            6/97           4.50% 15,597.81  17.53%          34.81%           0.08% 14,471.26-0.99%          13.43%
            7/97           8.00% 16,845.63                  52.30%           5.69% 15,294.67                21.88%
            8/97          -5.60% 15,902.28                  40.81%          -4.00% 14,682.89                17.97%
            9/97           5.50% 16,776.90   7.56%          40.68%           1.01% 14,831.18 2.49%          16.58%
           10/97          -3.30% 16,223.26                  32.33%          -1.60% 14,593.88                 8.74%
           11/97           4.60% 16,969.53                  28.64%           1.42% 14,801.12                 6.59%
           12/97           1.70% 17,258.02   2.87%  33.50%  33.50%           2.48% 15,168.19 2.27%  10.89%  10.89%
    1998    1/98           1.10% 17,447.85                  27.09%           0.58% 15,256.16                 7.39%
            2/98           7.20% 18,704.10                  35.15%          -0.99% 15,105.12                 2.74%
            3/98           5.10% 19,658.01  13.91%          48.12%           0.54% 15,186.69 0.12%           3.91%
            4/98           1.00% 19,854.59                  41.13%          -3.39% 14,671.86                 1.79%
            5/98          -1.70% 19,517.06                  30.76%           0.76% 14,783.37                 2.24%
            6/98           4.10% 20,317.26   3.35%          30.26%           0.36% 14,836.59-2.31%           2.52%
            7/98          -1.10% 20,093.77                  19.28%          -0.29% 14,793.56                -3.28%
            8/98         -14.50% 17,180.17                   8.04%           5.92% 15,669.34                 6.72%
            9/98           6.40% 18,279.70 -10.03%           8.96%           3.16% 16,164.49 8.95%           8.99%
           10/98           8.10% 19,760.36                  21.80%          -0.75% 16,043.26                 9.93%
           11/98           6.10% 20,965.74                  23.55%          -0.93% 15,894.06                 7.38%
           12/98           5.80% 22,181.76  21.35%  28.53%  28.53%           2.12% 16,231.01 0.41%   7.01%   7.01%
    1999    1/99           4.20% 23,113.39                  32.47%          -1.50% 15,987.55                 4.79%
            2/99          -3.10% 22,396.87                  19.74%           2.62% 16,406.42                 8.61%
            3/99           4.00% 23,292.75   5.01%          18.49%          -1.22% 16,206.26-0.15%           6.71%
            4/99           3.90% 24,201.17                  21.89%           1.81% 16,499.60                12.46%
            5/99          -2.40% 23,620.34                  21.02%          -1.43% 16,263.65                10.01%
            6/99           5.50% 24,919.46   6.98%          22.65%           1.55% 16,515.74 1.91%          11.32%
            7/99          -3.10% 24,146.95                  20.17%          -0.52% 16,429.86                11.06%
            8/99          -0.50% 24,026.22                  39.85%          -0.32% 16,377.28                 4.52%
            9/99          -2.70% 23,377.51  -6.19%          27.89%           0.05% 16,385.47-0.79%           1.37%
           10/99           6.30% 24,850.29                  25.76%          -4.21% 15,695.64                -2.17%
           11/99           2.00% 25,347.30                  20.90%           1.96% 16,003.28                 0.69%
           12/99           5.90% 26,842.79  14.82%  21.01%  21.01%           0.22% 16,038.48-2.12%  -1.19%  -1.19%
    2000    1/00          -5.00% 25,500.65                  10.33%           1.41% 16,264.63                 1.73%
            2/00          -1.90% 25,016.14                  11.69%          -0.44% 16,193.06                -1.30%
            3/00           9.80% 27,467.72   2.33%          17.92%          -0.83% 16,058.66 0.13%          -0.91%
            4/00          -3.00% 26,643.69                  10.09%          -1.61% 15,800.11                -4.24%
            5/00          -2.10% 26,084.17                  10.43%           0.80% 15,926.51                -2.07%
            6/00           2.50% 26,736.28  -2.66%           7.29%          -0.95% 15,775.21-1.77%          -4.48%
            7/00          -1.60% 26,308.50                   8.95%          -1.20% 15,585.91                -5.14%
            8/00           6.20% 27,939.62                  16.29%           2.56% 15,984.91                -2.40%
            9/00          -5.30% 26,458.82  -1.04%          13.18%          -1.49% 15,746.73-0.18%          -3.90%
           10/00          -0.40% 26,352.99                   6.05%           0.88% 15,885.31                 1.21%
           11/00          -7.90% 24,271.10                  -4.25%           2.74% 16,320.56                 1.98%
           12/00           0.50% 24,392.46  -7.81%  -9.13%  -9.13%           6.00% 17,299.80 9.86%   7.86%   7.86%
    2001    1/01           3.50% 25,246.19                  -1.00%          -0.02% 17,296.34                 6.34%
            2/01          -9.10% 22,948.79                  -8.26%          -0.63% 17,187.37                 6.14%
            3/01          -6.30% 21,503.01 -11.85%         -21.72%           4.42% 17,947.05 3.74%          11.76%
            4/01           7.80% 23,180.25                 -13.00%          -3.83% 17,259.68                 9.24%
            5/01           0.70% 23,342.51                 -10.51%           0.60% 17,363.24                 9.02%
            6/01          -2.40% 22,782.29   5.95%         -14.79%          -1.04% 17,182.66-4.26%           8.92%
            7/01          -1.00% 22,554.47                 -14.27%          -0.66% 17,069.25                 9.52%
            8/01          -6.30% 21,133.54                 -24.36%           1.49% 17,323.59                 8.37%
            9/01          -8.10% 19,421.72 -14.75%         -26.60%           1.80% 17,635.41 2.63%          11.99%
           10/01           1.90% 19,790.73                 -24.90%           2.57% 18,088.64                13.87%
           11/01           7.70% 21,314.62                 -12.18%          -4.52% 17,271.03                 5.82%
           12/01           0.90% 21,506.45  10.73%         -11.83%           1.00% 17,443.75-1.09%           0.83%
    2002    1/02          -1.50% 21,183.85                 -16.09%          -0.88% 17,289.94                -0.04%
            2/02          -1.90% 20,781.36                  -9.44%          -2.13% 16,921.63                -1.55%
            3/02           3.80% 21,571.05   0.30%           0.32%           0.54% 17,012.76-2.47%          -5.21%
            4/02          -6.10% 20,255.22                 -12.62%          -0.88% 16,863.13                -2.30%
            5/02          -0.70% 20,113.43                 -13.83%           2.17% 17,229.06                -0.77%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to "Managed Futures vs. Stocks" Table:

     Stocks are represented by the S&P 500 Index, provided by Thomson Financial Software Solutions, Boston, MA; managed futures are represented by the Barclay CTA Index, provided by Barclay Trading Group Ltd., Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, i.e., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.) Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.


     By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional and alternative investments. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 35 periods when managed futures showed negative returns, while stocks experienced 46 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart illustrates the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.


     The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

                            ------------------------


     The following chart was prepared by the general partner to illustrate the risk/return characteristics of a portfolio consisting of different combinations of domestic stocks, corporate bonds, international equities, and/or managed futures, based on the performance of recognized market indices of each asset over the period January 1980 through May 2002. The notes below are an integral part of the following chart.

                         IMPROVED PORTFOLIO EFFICIENCY
                         JANUARY 1980 THROUGH MAY 2002









Risk/Return Analysis
January 1980 through May 2002
Stocks/Bonds/International Equities/Managed Futures
(Risk/Return Chart Data Points)


                                                         Standard      Average
                                                         Deviation   Monthly ROR
                                                         (x-axis)      (Y-axis)
--------------------------------------------------------------------------------
100% Stocks (S&P 500 Index)                               4.4386%      1.2212%
100% Bonds (Salomon Corporate Bond Index)                 2.7314%      0.8840%
100% International Equities (MSCI EAFE Index)             5.0024%      1.0155%
100% Managed Futures (Barclay CTA Index)                  5.0203%      1.1812%
50% Stocks/50% Bonds                                      2.9416%      1.0526%
50% Stocks/30% Bonds/10% Int'l Eqs./10%
   Mgd. Futures                                           2.9282%      1.0955%
50% Stocks/40% Bonds/10% Mgd. Futures                     2.8093%      1.0823%
60% Stocks/40% Bonds                                      3.1740%      1.0863%
60% Stocks/30% Bonds/10% Mgd. Futures                     3.0668%      1.1160%
70% Stocks/30% Bonds                                      3.4481%      1.1200%
70% Stocks/20% Bonds/10% Mgd. Futures                     3.3635%      1.1498%




        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to "Improved Portfolio Efficiency":

     Stocks are represented by the S&P 500 Index, corporate bonds are represented by the Salomon Corporate Bond Index, and international equities are represented by the MSCI EAFE Index, each provided by Thomson Financial Software Solutions, Boston, MA; managed futures are represented by the Barclay CTA Index, provided by the Barclay Trading Group Ltd., Fairfield, IA. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.

     The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

                      ------------------------------------

PROFESSIONAL MANAGEMENT

     Professional money management is one of the most significant benefits a managed futures investment can offer. A professional trading advisor has several advantages over an individual investor.

     * Capitalization -- Trading advisors are well capitalized, and capable of managing market volatility.

     * Discipline -- Trading advisors employ established, disciplined approaches to futures trading, as well as strict money management policies and techniques.

     * Planned Strategy -- Trading advisors research and design trading strategies that seek to provide long-term profit potential.

     * Risk Control -- Trading advisors offer a full time commitment to risk control, based upon calculated risk management strategies and years of research and experience.

     * Research and Development -- Trading advisors are committed to ongoing research and development, in an effort to continuously improve upon existing systems and technology in order to keep pace with industry developments and potentially capitalize on market opportunities as they occur.

     In considering the advantages of utilizing a professional trading advisor, you also should consider the fees a trading advisor will be paid to manage a partnership's account. The monthly management fee for each partnership is 1/12 of 2.0% of the partnership's average month-end net assets, except for Charter Campbell, which pays a monthly management fee of 1/12 of 2.75% of that partnership's average month end net assets and the monthly incentive fee is 20.0% of trading profits, except for Charter MSFCM, which pays a quarterly incentive fee of 20% of trading profits.

THE TRADING ADVISOR SELECTION PROCESS

     The trading advisor for each partnership was chosen by the general partner based upon a strict selection process, including such criteria as performance history, experience, personnel, and due diligence. The performance history and trading experience of the trading advisors chosen for each partnership span a range of six to thirty years, and each trading advisor employs experienced personnel. Additionally, the general partner monitors daily each trading advisor's activities on behalf of a partnership and periodically conducts on-site due diligence visits to remain abreast of each trading advisor's continuing efforts toward research and development. This selection process is described below.

     In order for a trading advisor to be selected by the general partner, a qualitative and quantitative due diligence process is undertaken, considering the factors described below. The general partner's primary objective in the selection process is to allocate assets to trading advisors with well-established performance histories and whom it believes have the potential to continue to be successful in the future.

     Monitoring is an important second phase in the due diligence process. The general partner has invested significant resources into its proprietary Fund Management System, a comprehensive computerized management system. This sophisticated system produces daily control reports generated from actual trading data and enables the general partner to closely monitor the activity and performance of trading advisors relative to their historical profile.

     Monitoring also occurs on a periodic basis by discussing with the trading advisors their performance relative to profile and peer trading advisors, recent market conditions, and trading opportunities. Ongoing research and development, and continued on-site due diligence visits are conducted. While the due diligence process cannot guarantee future success, the general partner believes the process can provide the basis for sound decision-making and can increase the potential for future success.

                    Trading Advisor Evaluation and Selection

Screening           Trading advisors are screened from a pool of
                    approximately 400.
Evaluation          Trading advisors are categorized and evaluated based
                    on quantitative and qualitative factors.
Selection           Trading advisors are selected based on quantitative
                    and qualitative analysis.
Monitoring          Daily and periodic monitoring and reporting takes
                    place on an ongoing basis.

     Trading advisors are analyzed by a combination of quantitative measures and qualitative factors, including:

Quantitative Measures

* Review of historic performance returns

* Review of performance versus managed futures industry

* Review of risk, including standard deviation of monthly returns and worst decline periods

* Scrutiny of performance in key periods

* Leverage policies of trading advisors

* Correlation analysis of trading advisor returns versus managed futures industry indices and other asset class indices

Qualitative Factors

* Experience of staff responsible for development and management of trading approach

* Development of trading advisor's profile

* Consistency of trading approach

* On-site office visit to trading advisor headquarters

* Ongoing commitment to research and
   development

* Flexibility to expand in order to meet demands of growth in assets

FUTURES, FORWARDS, AND OPTIONS TRADED

     Adding managed futures investments to a traditional portfolio of stocks and bonds can provide qualified investors with access to major world economic markets. At any given time, managed futures investments can participate in a broad array of markets, selected from among approximately 75 global futures and forward markets on approximately 20 exchanges worldwide.


--------------------------------------------------------------------------------
UNITED STATES          UNITED KINDOM     FRANCE            GERMANY
--------------------------------------------------------------------------------
Bonds, Bills & Notes   Long Gilt         Notional Bond     Bund
Dollar                 Short Sterling    Pibor             Mark
S&P 500                Pound             Franc             DAX
                       FTSE 100          CAC 40

--------------------------------------------------------------------------------
RUSSIA                 CHINA             JAPAN             AUSTRALIA
--------------------------------------------------------------------------------
Ruble                  Han Seng Index    Government Bonds  3-year &
                                         Yen                  10-year bonds
                                         Nikkei 225        Dollar
                                                           All Ordinaries Index

  MAJOR FUTURES MARKETS TRADED

     Markets traded may include, but are not limited to, the following:

AGRICULTURALS             FOREIGN EXCHANGE          STOCK INDICES                 INTEREST RATES
------------------------  ------------------------  ----------------------------  ----------------------------
Cocoa                     Australian dollar         All Ordinaries                Australian Bank Bill
Coffee                    British pound             CAC 40                        Australian T-Bonds
Corn                      Canadian dollar           DAX                           British Long Gilt
Cotton                    Czech koruna              Dow Jones                     British Short Sterling
Feeder cattle             Danish kronor               Industrial                  Canadian Bankers
Lean hogs                 Euro                      FT-SE 100                       Acceptances
Live cattle               Hong Kong dollar          Hang Seng                     Canadian Government
Lumber                    Japanese yen              IBEX-35 PLUS                    Bond
Oats                      Korean won                MIB 30                        Euro Bonds
Orange juice              Mexican peso              NASDAQ 100                    Eurodollar
Pork bellies              New Zealand dollar        Nikkei 225                    Euribor
Rubber                    Norwegian krone           NYSE Composite                Euroyen
Soybean meal              Philippine peso           Russell 2000                  Japanese Government
Soybean oil               Singapore dollar          S&P Canada 60                 Bond
Soybeans                  South African rand        S&P 500                       Muni Bond Index
Sugar                     Swedish krona             Taiwan Stock Index            New Zealand Bill
Wheat                     Swiss franc               Topix Stock Index             Spanish Government
METALS                    U.S. dollar                                               Bond
Aluminum                  ENERGIES                                                Swiss Government
Copper                    Brent crude oil                                           Bond
Gold                      Crude oil                                               U.S. T-Bonds
Lead                      Gas oil                                                 U.S. T-Notes
Nickel                    Heating oil
Palladium                 Natural gas
Platinum                  Unleaded gas
Silver
Tin
Zinc

     Each partnership normally trades a portfolio of diverse futures, forwards, and options, but may trade a greater or lesser number of futures, forwards, and options from time to time. Each limited partner will obtain greater diversification in futures, forwards, and options traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures, forwards, and options markets.

EXCHANGE RIGHT

     At the sixth month-end after a person first becomes a limited partner in any Charter Series partnership, and each calendar month thereafter, a limited partner may shift his investment among the partnerships. This permits a limited partner to select one or more partnerships which best suit his investment needs and objectives, which may change from time to time. A limited partner is not required to pay any redemption charges in connection with a Charter Series exchange.

DIVERSIFIED PROFESSIONAL TRADING MANAGEMENT

     Trading decisions for each partnership will be made by a trading advisor retained by the general partner. The trading approaches employed on behalf of each partnership by its trading advisor are not available for investments as small as the required minimum investment in each partnership. A limited partner can diversify his professional trading management by dividing his investment among two or all five of the partnerships. For example, an investor owning units of all five partnerships in the Charter Series would have the benefit of having his investment managed by five different trading advisors.

LIMITED LIABILITY

     Unlike an individual who invests directly in futures, forwards, and options, an investor in a partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an exchange of units, and interest thereon.

INTEREST INCOME

     Many commodity brokers permit accounts above a certain size to deposit margin for futures, forwards, and options in the form of interest-bearing obligations, such as U.S. Treasury bills, rather than cash, thus enabling the account to earn interest on funds being used for futures trading, or such brokers pay interest at U.S. Treasury bill rates on a portion of the cash deposited in the account. Each partnership deposits its assets in separate commodity trading accounts with the commodity brokers. Morgan Stanley DW credits each partnership at each month-end with interest income as if 100% of each partnership's average daily net assets for the month were invested at a prevailing rate on U.S. Treasury bills. Generally, an individual trader would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment required for the partnerships. While the partnerships are credited with interest by Morgan Stanley DW on the respective percentage of their assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury bills), does not reduce the risks inherent in the trading of futures, forwards, and options.

ADMINISTRATIVE CONVENIENCE

     The partnerships are structured so as to provide limited partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures, forwards, and options trading, including monthly and annual financial reports (showing, among other things, the net asset value of a unit, trading profits or losses, and expenses), and all tax information relating to the partnerships necessary for limited partners to complete their federal income tax returns.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

     The tables on the following pages contain summary performance information and certain other data for each partnership, supplementing the information in
Part I of this prospectus. A pro forma of the trading program for Charter Campbell was used because that partnership has not yet commenced trading and does not have an operating history. The performance results of the pro forma used for Charter Campbell were based on the composite performance results of the trading advisor in trading assets pursuant to the Financial, Metal & Energy Large Portfolio to be used in Charter Campbell. The pro forma reflects adjustments made for the brokerage, management, and incentive fees, interest income, and leverage of Charter Campbell, and was made in the same manner as the pro forma performance results of Charter Campbell on pages * and * in Capsules A-1 and B-1.

--------------------------------------------------------------------------------
                                 CHARTER GRAHAM


All of the performance data below is as of May 31, 2002.


---------------------------------------------------
                           CHARTER GRAHAM STATISTICS

Trading Advisor:                                 Graham Capital Management, L.P.
Began Trading:                                                     March 1, 1999

Net Assets in Fund:                                                $55.3 million

Minimum Investment:                                                      $20,000
Monthly Management Fee:                            1/12 of 2% of Beg. Net Assets
Monthly Brokerage Fee:                          1/12 of 6.75% of Beg. Net Assets
Monthly Incentive Fee:                            20% of Monthly Trading Profits
Investment Style:                                                      Technical

---------------------------------------------------
                                 RISK ANALYSIS

Compounded Annual Rate of Return:                                          7.60%


Standard Deviation of Monthly Returns:                                     6.76%


Annualized Standard Deviation:                                            23.41%


Sharpe Ratio:                                                               0.11


Largest Decline Period (11/01 - 4/02):                                  (28.83)%

Average Recovery (No. of months):                                           3.50

Average Monthly Loss:                                                    (4.88)%


Standard Deviation of Monthly Loss:                                        3.44%


% of Losing Months:                                                       46.15%


Average Monthly Gain:                                                      5.73%


Standard Deviation of Monthly Gain:                                        4.72%


% of Winning Months:                                                      53.85%

---------------------------------------------------
                         AVERAGE SECTOR PARTICIPATION






        Foreign Exchange      26%
        Interest Rates        28%
        Stock Indices         15%
        Energies              14%
        Metals                 9%


------------------------------------------------------------
                                TRADING STRATEGY

Graham relies on technical information as the basis for its systematic trading decisions. Graham believes that it can, over time, anticipate market events using multiple quantitative mathematical models to determine its systematic trading activities. The objective of the trading system is to identify positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to mathematically analyze the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of a particular market. As a result of this analysis, the programs will utilize proprietary risk management and trade filter strategies which are intended to enable the system to benefit from sustained price trends while protecting the account from unacceptable levels of risk and volatility exposure. One of the most important objectives of Graham's programs is to strategically reduce leverage in markets where it has achieved significant profits prior to substantial price reversal using proprietary techniques designed to reduce volatility, without diluting net returns. The owners and employees of Graham have a significant amount invested in Graham's trading programs.

------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include, but are not limited to, the following:

AGRICULTURALS           METALS               STOCK
Cocoa                   Aluminum             INDICES
Coffee                  Copper               CAC 40
Corn                    Gold                 DAX
Cotton                  Lead                 FT-SE 100
Lean Hogs               Nickel               Hang Seng
Live Cattle             Palladium            IBEX-35 PLUS
Soybean Meal            Zinc                 NASDAQ 100
Soybean                 FOREIGN              Nikkei 225
Soybean Oil             EXCHANGE             Russell 1000
Sugar                   Australian dollar    S&P 500
Wheat                   British pound        Topix
ENERGIES                Canadian dollar      INTEREST
Crude Oil               Euro                 RATES
Gas Oil                 Japanese yen         Australian Bank
Natural Gas             Korean won             Bills
Unleaded Gas            Mexican peso         Australian T-bonds
                        New Zealand          British Long Gilt
                          dollar             British Short
                        Singapore dollar       Sterling
                        South African rand   Euro bonds
                        Swedish krona        Japanese
                        Swiss franc            government bond
                        U.S. dollar          Swiss government
                        Cross rates            bond
                                             U.S. T-bonds
                                             U.S. T-notes

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                           CHARTER GRAHAM PERFORMANCE

    1999         2000         2001         2002
    2.90%       21.96%        9.72%       (7.84)%
(10 months)                              (5 months)

--------------------------------------------------------------------------------
                 ROLLING 12-MONTH PERFORMANCE VS. ZURICH INDEX







                                   [CHART]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (2/28/99 = $10)







                                   [CHART]

--------------------------------------------------------------------------------
                       CORRELATION ANALYSIS (3/99 - 5/02)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                                       Charter
                                                       Graham         ZURICH         S&P         SAL        EAFE
Charter Graham                                          1.00            0.88       (0.34)       0.24       (0.26)
Zurich Index                                                            1.00       (0.25)       0.23       (0.14)
S & P 500 Index                                                                     1.00       (0.12)       0.78
Salomon Corporate Bond Index                                                                    1.00       (0.10)
MSCI EAFE Index                                                                                             1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The Zurich Index performance data for managed futures is provided by Zurich Capital Markets, Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                                CHARTER MILLBURN


All of the performance data below is as of May 31, 2002.


---------------------------------------------------
                          CHARTER MILLBURN STATISTICS

Trading Advisor:                                 Millburn Ridgefield Corporation
Began Trading:                                                     March 1, 1999
Total Assets in Fund                                               $30.3 million
Minimum Investment:                                                      $20,000
Monthly Management Fee:                            1/12 of 2% of Beg. Net Assets
Monthly Brokerage Fee:                          1/12 of 6.75% of Beg. Net Assets
Monthly Incentive Fee:                            20% of Monthly Trading Profits
Investment Style:                                                      Technical

---------------------------------------------------
                                 RISK ANALYSIS


Compounded Annual Rate of Return:                                        (3.35)%


Standard Deviation of Monthly Returns:                                     5.24%
Annualized Standard Deviation:                                            18.13%

Sharpe Ratio:                                                             (0.46)

Largest Decline Period (4/02 - 4/02):                                   (23.46)%

Average Recovery (No. of Months):                                           3.33

Average Monthly Loss:                                                    (4.39)%


Standard Deviation of Monthly Loss:                                        3.07%


% of Losing Months:                                                       46.15%


Average Monthly Gain:                                                      3.49%


Standard Deviation of Monthly Gain:                                        3.74%


% of Winning Months:                                                      53.85%


---------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION








Foreign Exchange      31%
Interest Rates        28%
Stock Indices         14%
Agriculturals          5%
Energies              16%
Metals                 6%


------------------------------------------------------------
                                TRADING STRATEGY

Millburn's trading methodology includes technical trend analysis, certain non-trend-following technical systems, and risk management principles. The first step in the trading methodology is the development of intermediate- to long-term trading systems which generate buy or sell decisions in a particular market based on the direction of the price trend in the market. Millburn then tests the full range of the systems in each market traded against five, ten or fifteen years of historical data to simulate the results the system would have achieved in the markets had the system been used to make trading decisions during the simulation period. Millburn applies a System Selection Algorithm to simulate potential combinations of systems and searches for both an optimal number and combination of systems in each market. The number of systems ranges from 5 to 8, and the combination selected is designed to maximize Sharpe ratio, subject to minimum levels of diversification among systems in the group. Millburn also employs a Portfolio Allocation Algorithm designed to select a portfolio with what Millburn believes to be `optimal' risk/reward statistics and to dynamically shift the portfolio risk allocations into the markets and sectors which offer the best potential for profit.

In attempting to assess market volatility as a means of monitoring and evaluating risk, Millburn uses a volatility overlay as a part of individual market risk management. This system is designed to measure the risk in a portfolio's position in a market and signals a decrease in position size when risk increases and an increase in position size when risk decreases. Millburn's volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges. In addition to the volatility overlay, Millburn's risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets and the careful control of leverage or portfolio size.

Millburn is engaged in a substantial ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products.
------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include, but are not limited to, the following:

AGRICULTURALS           FOREIGN              STOCK
Cocoa                   EXCHANGE             INDICES
Coffee                  British pound        All Ordinaries
Corn                    Canadian dollar      DAX
Cotton                  Euro                 FT-SE 100
Sugar                   Japanese yen         Hang Seng
Wheat                   Mexican peso         NASDAQ 100
ENERGIES                Norwegian krone      Nikkei 225
Crude Oil               Singapore dollar     S&P 500
Gas Oil                 Swiss franc          Topix
Heating Oil             Exotic currencies    INTEREST
Natural Gas             Cross rates          RATES
Unleaded Gas                                 British Long Gilt
METALS                                       British Short
Aluminum                                       Sterling
Copper                                       Euro bonds
Gold                                         Japanese
Zinc                                           government bond
                                             U.S. T-bonds
                                             U.S. T-notes

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                          CHARTER MILLBURN PERFORMANCE

   1999         2000         2001         2002
  (7.20)%      12.07%      (11.25)%      (3.03)%
(10 months)                             (5 months)

--------------------------------------------------------------------------------
                 ROLLING 12-MONTH PERFORMANCE VS. ZURICH INDEX





                                   [CHART]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (2/28/99 = $10)





                                   [CHART]


--------------------------------------------------------------------------------


                       CORRELATION ANALYSIS (3/99 - 5/02)


                                                       Charter
                                                      Millburn        ZURICH         S&P         SAL        EAFE
Charter Millburn                                        1.00            0.87       (0.18)       0.14       (0.08)
Zurich Index                                                            1.00       (0.25)       0.23       (0.14)
S & P 500 Index                                                                     1.00       (0.12)       0.78
Salomon Corporate Bond Index                                                                    1.00       (0.10)
MSCI EAFE Index                                                                                             1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The Zurich Index performance data for managed futures is provided by Zurich Capital Markets Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                                 CHARTER WELTON


All of the performance data below is as of May 31, 2002.


---------------------------------------------------
                           CHARTER WELTON STATISTICS

Trading Advisor:                                   Welton Investment Corporation
Began Trading:                                                     March 1, 1999

Total Assets in Fund:                                              $14.0 million

Minimum Investment:                                                      $20,000
Monthly Management Fee:                            1/12 of 2% of Beg. Net Assets
Monthly Brokerage Fee:                          1/12 of 6.75% of Beg. Net Assets
Monthly Incentive Fee:                            20% of Monthly Trading Profits
Investment Style:                                                      Technical

---------------------------------------------------
                                 RISK ANALYSIS


Compounded Annual Rate of Return:                                       (12.78)%


Standard Deviation of Monthly Returns:                                     5.65%


Annualized Standard Deviation:                                            19.56%


Sharpe Ratio:                                                             (0.91)

Largest Decline Period (3/99 - 2/02):                                   (38.60)%
Average Recovery (No. of Months):                                            N/A

Average Monthly Loss:                                                    (5.09)%


Standard Deviation of Monthly Loss:                                        2.97%


% of Losing Months:                                                       56.41%


Average Monthly Gain:                                                      4.34%


Standard Deviation of Monthly Gain:                                        3.31%


% of Winning Months:                                                      43.59%


---------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION






Foreign Exchange      18%
Interest Rates        26%
Stock Indices         43%
Agriculturals          1%
Energies               9%
Metals                 3%


------------------------------------------------------------
                                TRADING STRATEGY

Welton's Diversified Portfolio seeks to add value to investors' portfolios through goals of absolute performance, controlled downside volatility, and non-correlation to traditional equity and fixed income investments. Multiple non-directional (volatility and statistical arbitrage) as well as price directional (trend following) based technical models utilizing both options and futures are employed to diversify the basis of profitability and to balance return expectation with associated risk exposure across markets and trading methods in a variety of economic conditions.

Welton's Alpha Portfolio utilizes fewer trading styles on a more limited group of highly liquid global futures and options markets. Trading styles are specifically focused on opportunities that have a low dependency on correct directional positioning and the timing of those positions.

Ongoing research and development is a focused commitment of resources to improve the consistency and quality of performance. It is Welton's position that no single type of market movement, trading time frame, overall macroeconomic environment, or any instrument of market mispricings that a trader may take advantage of will be present at any given time. Although the trading of Welton's portfolios is guided by the consistent application of proprietary mathematical models, there will always remain the potential for investment decisions requiring the discretion and judgment of Welton. These include, but are not limited to, contract month selection, analysis of portfolio balance, and capital requirements. Some principals of Welton have a significant amount of their personal capital invested in the Diversified Portfolio.
------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include, but are not limited to, the following:

AGRICULTURALS          METALS              STOCK INDICES
Coffee                 Aluminum            CAC 40
Corn                   Gold                DAX
ENERGIES               Nickel              Hang Seng
Crude Oil              FOREIGN             NASDAQ 100
Heating Oil            EXCHANGE            Nikkei 225
Natural Gas            British pound       S&P 500
                       Euro                INTEREST
                       Japanese yen        RATES
                       Swiss franc         Euribor
                                           Euro bonds
                                           Eurodollar
                                           Euroyen
                                           Japanese government
                                             bond
                                           U.S. T-bonds
                                           U.S. T-notes

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                           CHARTER WELTON PERFORMANCE

  1999         2000         2001         2002
(10.70)%      (8.17)%     (13.05)%     (10.10)%
(10 months)                            (5 months)

--------------------------------------------------------------------------------
                 ROLLING 12-MONTH PERFORMANCE VS. ZURICH INDEX







                                   [CHART]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (2/28/99 = $10)







                                   [CHART]


--------------------------------------------------------------------------------


                       CORRELATION ANALYSIS (3/99 - 5/02)


                                                       Charter
                                                       Welton         Zurich         S&P         SAL        EAFE
Charter Welton                                          1.00            0.65        0.01        0.19        0.15
Zurich Public Pool Index                                                1.00       (0.25)       0.23       (0.14)
S & P 500 Index                                                                     1.00       (0.12)       0.78
Salomon Corporate Bond Index                                                                    1.00       (0.10)
MSCI EAFE Index                                                                                             1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The Zurich Index performance data for managed futures is provided by Zurich Capital Markets Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                                 CHARTER MSFCM


Morgan Stanley Futures & Currency Management Inc. will initially trade 100% of Charter MSFCM's assets pursuant to its Global Portfolio. All of the information below pertains to the Global Portfolio, with risk analysis statistics based on the actual performance on MSFCM International Access Fund, except where otherwise noted. All of the data below is as of May 31, 2002.


---------------------------------------------------
                            CHARTER MSFCM STATISTICS

Trading Advisor:  Morgan Stanley Futures & Currency
                                                                      Mgmt. Inc.
Began Trading:                                                     March 1, 1994

Total Assets in Fund:                                              $50.6 Million

Minimum Investment:                                                      $20,000
Monthly Management Fee:                                         1/12 of 2.00% of
                                                                 Beg. Net Assets
Monthly Brokerage Fee:                                          1/12 of 6.75% of
                                                                 Beg. Net Assets
Quarterly Incentive Fee:                                     20.00% of Quarterly
                                                                 Trading Profits
Investment Style:                                                      Technical

---------------------------------------------------
                                 RISK ANALYSIS


Compounded Annual Rate of Return:                                          7.47%


Standard Deviation of Monthly Returns:                                     6.28%


Annualized Standard Deviation:                                            21.75%


Sharpe Ratio:                                                               0.11

Largest Decline Period (7/94 - 1/95):                                   (22.84)%

Average Recovery (No. of Months):                                           2.71

Average Monthly Loss:                                                    (4.13)%
Standard Deviation of Monthly Loss:                                        3.04%

% of Losing Months:                                                       45.45%


Average Monthly Gain:                                                      4.89%


Standard Deviation of Monthly Gain:                                        5.25%


% of Winning Months:                                                      54.55%


---------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION






Foreign Exchange      43%
Interest Rates        26%
Stock Indices          2%
Energies              18%
Metals                11%


------------------------------------------------------------
                                TRADING STRATEGY

Morgan Stanley Futures & Currency Management's trading methodology is trend following in nature, attempting to identify long-term trends that are beginning and taking positions that can potentially profit from a continuation of these trends. Positions are maintained until certain price objectives are reached or the trend is no longer detected in the data. Deciding when to enter and exit a position, and how much exposure to maintain, is made systematically utilizing a fixed set of technical rules and mathematical formulas that consider factors such as daily price activity, volatility, volume, and open interest. Although Morgan Stanley Futures & Currency Management's trading methodology is generally universal across all markets traded, variations are applied from sector to sector. In some sectors Morgan Stanley Futures & Currency Management will maintain either a long or short position at all times, but in other sectors a position will only be taken if a clear trend is determined. In addition, a longer term perspective may be applied in certain market sectors when detecting rising versus declining trends.

Determining which markets to trade and how much risk to allocate to each market is accomplished using a combination of technical inputs and professional judgment. Factors employed to scrutinize the potential contribution each market can make to the overall portfolio include historical return, volatility, and cross-correlations to other markets. Professional judgment is used in making the final determination as to which markets to trade and takes into account such things as market liquidity and cost of trading.

Over its thirteen year history, Morgan Stanley Futures & Currency Management has allocated significant resources to maintain an active research and development process. This ongoing commitment is maintained to improve the potential for strong future performance for Morgan Stanley Futures & Currency Management clients.

------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include, but are not limited, to the following:

INTEREST RATES         FOREIGN EXCHANGE    STOCK INDICES
Australian T-bonds     Australian dollar   Nikkei 225
Euro bonds             British pound       S&P 500
Eurodollars            Euro
Japanese gov't         Japanese yen
  bond                 South African rand
U.S. T-bonds           Swedish krona
U.S. T-notes           Swiss franc
ENERGIES               METALS
Brent Crude Oil        Aluminum
Crude Oil              Copper
Natural Gas            Gold

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                           CHARTER MSFCM PERFORMANCE

  1994        1995        1996        1997        1998        1999        2000        2001        2002
 (7.32)%     21.88%       3.97%      26.22%       5.07%      (9.21)%     23.77%      (3.31)%      7.09%
(10 months)                                                                                     (5 months)

--------------------------------------------------------------------------------
                 ROLLING 12-MONTH PERFORMANCE VS. ZURICH INDEX







                                   [CHART]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (2/28/94 = $10)







                                   [CHART]


--------------------------------------------------------------------------------


                       CORRELATION ANALYSIS (3/94 - 5/02)


                                                       Charter
                                                        MSFCM         Zurich         S&P         SAL        EAFE
Charter MSFCM                                           1.00            0.82       (0.03)       0.20        0.03
Zurich Index                                                            1.00       (0.09)       0.28       (0.07)
S & P 500 Index                                                                     1.00        0.25        0.73
Salomon Corporate Bond Index                                                                    1.00        0.02
MSCI EAFE Index                                                                                             1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The Zurich Index performance data for managed futures is provided by Zurich Capital Markets Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                           CHARTER CAMPBELL PRO FORMA


All of the information below pertains to Campbell's Financial, Metal & Energy Large Portfolio. The performance information contained in "Pro Forma Risk Analysis" and the charts on the following page were based on a pro forma, prepared by the general partner of Campbell's Financial, Metal & Energy Large Portfolio, adjusted for the brokerage, management, and incentive fees, interest income, and leverage of Charter Campbell. All of the performance data below is as of May 31, 2002.


---------------------------------------------------
                            CAMPBELL & COMPANY, INC.

Trading Advisor:                                        Campbell & Company, Inc.
Began Trading:                                                        April 1983

Total Assets Under Management:                                    $2.750 billion

Minimum Investment:                                                      $20,000
Monthly Management Fee:                                         1/12 of 2.75% of
                                                                 Beg. Net Assets
Monthly Brokerage Fee:                                          1/12 of 6.75% of
                                                                 Beg. Net Assets
Monthly Incentive Fee:                                            20% of Monthly
                                                                 Trading Profits
Investment Style:                                                      Technical

---------------------------------------------------
                            PRO FORMA RISK ANALYSIS


Compounded Annual Rate of Return:                                         10.14%

Standard Deviation of Monthly Returns:                                     6.25%
Annualized Standard Deviation:                                            21.64%

Sharpe Ratio:                                                               0.24


Largest Decline Period (4/86 - 11/86):                                  (39.15)%


Average Recovery (No. of Months):                                           3.77


Average Monthly Loss:                                                    (4.31)%

Standard Deviation of Monthly Loss:                                        3.46%

% of Losing Months:                                                       41.74%


Average Monthly Gain:                                                      4.80%

Standard Deviation of Monthly Gain:                                        4.88%

% of Winning Months:                                                      58.26%


---------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION






Foreign Exchange      46%
Interest Rates        24%
Stock Indices         13%
Energies              16%
Metals                 1%

------------------------------------------------------------
                                TRADING STRATEGY

Campbell makes trading decisions for all clients' accounts using proprietary technical trading models which analyze market statistics. Campbell's trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. Campbell believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell's intention to offset these signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell's policy to follow trades signaled by each trading model independently of the other models. Campbell's trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all.

Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation, and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

------------------------------------------------------------
                             FUTURES MARKETS TRADED

INTEREST RATES         METALS              STOCK INDICES
German Bobl            Aluminum            DAX
German Bond            Copper              FTSE
Japanese               Gold                Hang Seng
  Government           Nickel              IBEX
  Bond                 Zinc                MSCI
US T-Bonds             FOREIGN EXCHANGE    NASDAQ 100
US T-Notes             Australian dollar   Nikkei
British Long Gilt      British pound       OMLX
French Notional        Canadian dollar     S&P 500
Eurodollar             Euro
Euroswiss              Japanese yen
Euroyen                Mexican peso
Euribor                New Zealand
Schatz                 dollar
Short Sterling         Singapore dollar
ENERGIES               South African
Brent Crude              rand
Gas Oil                Swiss franc
Heating Oil
Natural Gas
Unleaded Gas
WII Crude

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                     CHARTER CAMPBELL PRO FORMA PERFORMANCE

  1983        1984        1985        1986        1987        1988        1989        1990        1991        1992
 (6.02)%     28.90%      30.42%     (26.41)%     77.54%       0.97%      29.47%      24.15%      22.64%       5.39%
(9 months)
  1993        1994        1995        1996        1997        1998        1999        2000        2001        2002
 (1.79)%    (20.85)%     10.83%      25.93%      12.84%      13.77%       2.42%       9.84%       0.31%      (6.39)%
                                                                                                            (5 months)

--------------------------------------------------------------------------------
                 ROLLING 12-MONTH PERFORMANCE VS. ZURICH INDEX







                                   [CHART]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (12/83 = $1,000)







                                   [CHART]


--------------------------------------------------------------------------------


                       CORRELATION ANALYSIS (1/84 - 5/02)


                                                       Charter
                                                      Campbell
                                                      Pro Forma      Zurich        S&P        SAL       EAFE
Charter Campbell Pro Forma                              1.00           0.74       0.16       0.09       0.03
Zurich Index                                                           1.00       0.07       0.20       0.02
S & P 500 Index                                                                   1.00       0.32       0.54
Salomon Corporate Bond Index                                                                 1.00       0.15
MSCI EAFE Index                                                                                         1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The Zurich Index performance data for managed futures is provided by Zurich Capital Markets Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     The following charts were prepared by the general partner to illustrate the change in fund assets from their inception of trading through May 31, 2002 to reflect each partnership's performance and net additions of capital.


                                 CHARTER GRAHAM
                               FUND ASSET HISTORY








Feb-99    Dec-99    Dec-00    Dec-01    May-02
$4.363    $20.661   $28.771   $47.941   $55.278


                                CHARTER MILLBURN
                               FUND ASSET HISTORY





Mar-99    Dec-99    Dec-00     Dec-01    May-02
$7.656    $23.304   $29.783    $30.219   $30.267


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER WELTON
                               FUND ASSET HISTORY








Mar-99    Dec-99    Dec-00    Dec-01    May-02
$8.106    $23.077   $22.309   $16.653   $13.974


                                 CHARTER MSFCM
                               FUND ASSET HISTORY





Feb-94   Dec-94    Dec-95    Dec-96    Dec-97    Dec-98    Dec-99    Dec-00    Dec-01    May-02
$20.265  $60.366   $53.645   $44.794   $48.003   $45.472   $36.185   $37.382   $42.400   $50.579


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     The following charts were prepared by the general partner to illustrate the monthly performance, on a net asset value per unit basis, of each partnership versus that of the Zurich Index, from inception of trading through May 31, 2002. The Zurich Index represents the dollar-weighted average performance of public managed futures funds. To qualify for inclusion in the Zurich Index, an investment product must appear in Zurich's fund performance tables. Zurich imposes no minimum size restrictions on the public managed futures funds that it tracks. As of May 31, 2002 there were 77 public managed futures funds included in the calculation of the Zurich Index.


                               CHARTER GRAHAM VS.
                                  ZURICH INDEX
                       HISTORICAL PERFORMANCE COMPARISON








               ZURICH PUBLIC            Charter Graham
                 FUND INDEX
                     NAV                      NAV

       Feb-99       10.00                    10.00
       Mar-99        9.90                     9.20
       Apr-99       10.31                     9.59
       May-99        9.99                     9.02
       Jun-99       10.24                     9.62
       Jul-99        9.98                     9.37
       Aug-99       10.04                     9.81
       Sep-99       10.09                     9.93
       Oct-99        9.58                     9.33
       Nov-99        9.76                     9.50
       Dec-99        9.89                    10.29
       Jan-00        9.96                    10.55
       Feb-00        9.73                    10.30
       Mar-00        9.64                    10.33
       Apr-00        9.48                     9.82
       May-00        9.49                     9.43
       Jun-00        9.29                     8.91
       Jul-00        9.04                     8.75
       Aug-00        9.22                     9.37
       Sep-00        8.84                     9.22
       Oct-00        8.97                     9.49
       Nov-00        9.53                    11.06
       Dec-00       10.35                    12.55
       Jan-01       10.32                    12.30
       Feb-01       10.22                    12.72
       Mar-01       10.90                    13.79
       Apr-01       10.22                    12.32
       May-01       10.31                    12.42
       Jun-01       10.07                    12.34
       Jul-01        9.95                    11.90
       Aug-01       10.18                    12.62
       Sep-01       10.60                    14.49
       Oct-01       11.12                    15.82
       Nov-01       10.05                    13.65
       Dec-01       10.34                    13.77
       Jan-02       10.24                    13.99
       Feb-02        9.95                    13.54
       Mar-02        9.86                    13.11
       Apr-02        9.60                    12.05
       May-02        9.94                    12.69



                              CHARTER MILLBURN VS.
                                  ZURICH INDEX
                       HISTORICAL PERFORMANCE COMPARISON





                    ZURICH PUBLIC       Charter Millburn
                     FUND INDEX
                        NAV                   NAV

       Feb-99          10.00                  10.00
       Mar-99           9.90                   9.95
       Apr-99          10.31                  10.45
       May-99           9.99                  10.08
       Jun-99          10.24                  10.60
       Jul-99           9.98                  10.20
       Aug-99          10.04                  10.30
       Sep-99          10.09                  10.32
       Oct-99           9.58                   9.01
       Nov-99           9.76                   9.14
       Dec-99           9.89                   9.28
       Jan-00           9.96                   9.48
       Feb-00           9.73                   9.31
       Mar-00           9.64                   8.82
       Apr-00           9.48                   8.88
       May-00           9.49                   8.68
       Jun-00           9.29                   8.27
       Jul-00           9.04                   8.15
       Aug-00           9.22                   8.40
       Sep-00           8.84                   8.21
       Oct-00           8.97                   8.54
       Nov-00           9.53                   8.92
       Dec-00          10.35                  10.40
       Jan-01          10.32                  10.46
       Feb-01          10.22                  10.22
       Mar-01          10.90                  11.21
       Apr-01          10.22                  10.46
       May-01          10.31                  10.63
       Jun-01          10.07                  10.31
       Jul-01           9.95                   9.67
       Aug-01          10.18                   9.93
       Sep-01          10.60                   9.59
       Oct-01          11.12                  10.04
       Nov-01          10.05                   9.02
       Dec-01          10.34                   9.23
       Jan-02          10.24                   9.35
       Feb-02           9.95                   8.93
       Mar-02           9.86                   8.99
       Apr-02           9.60                   8.58
       May-02           9.94                   8.95



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               CHARTER WELTON VS.
                                  ZURICH INDEX
                       HISTORICAL PERFORMANCE COMPARISON





                     ZURICH PUBLIC         Charter Welton
                     FUND INDEX
                         NAV                  NAV

       Feb-99           10.00                 10.00
       Mar-99            9.90                  9.23
       Apr-99           10.31                  9.26
       May-99            9.99                  8.94
       Jun-99           10.24                  9.21
       Jul-99            9.98                  8.83
       Aug-99           10.04                  8.55
       Sep-99           10.09                  8.36
       Oct-99            9.58                  7.78
       Nov-99            9.76                  8.28
       Dec-99            9.89                  8.93
       Jan-00            9.96                  8.39
       Feb-00            9.73                  8.54
       Mar-00            9.64                  8.86
       Apr-00            9.48                  8.29
       May-00            9.49                  8.04
       Jun-00            9.29                  7.83
       Jul-00            9.04                  7.45
       Aug-00            9.22                  7.65
       Sep-00            8.84                  7.09
       Oct-00            8.97                  7.24
       Nov-00            9.53                  7.38
       Dec-00           10.35                  8.20
       Jan-01           10.32                  7.76
       Feb-01           10.22                  7.54
       Mar-01           10.90                  8.05
       Apr-01           10.22                  7.17
       May-01           10.31                  6.92
       Jun-01           10.07                  6.56
       Jul-01            9.95                  6.70
       Aug-01           10.18                  6.96
       Sep-01           10.60                  7.00
       Oct-01           11.12                  7.73
       Nov-01           10.05                  7.29
       Dec-01           10.34                  7.13
       Jan-02           10.24                  7.09
       Feb-02            9.95                  6.14
       Mar-02            9.86                  6.57
       Apr-02            9.60                  6.70
       May-02            9.94                  6.41




                               CHARTER MSFCM VS.
                                  ZURICH INDEX
                       HISTORICAL PERFORMANCE COMPARISON





                   ZURICH PUBLIC                MSFCM
                    FUND INDEX

                       NAV                          NAV
       Mar-94         $10.00                       10.00
       Mar-94         $10.23                       10.23
       Apr-94         $10.01                        9.99
       May-94         $10.18                       10.24
       Jun-94         $10.52                       10.46
       Jul-94         $10.23                        9.99
       Aug-94          $9.90                        9.46
       Sep-94         $10.00                        9.33
       Oct-94         $10.01                        9.79
       Nov-94         $10.04                        9.96
       Dec-94          $9.90                        9.27
       Jan-95          $9.48                        8.07
       Feb-95          $9.98                        9.00
       Mar-95         $11.02                       11.59
       Apr-95         $11.31                       12.10
       May-95         $11.55                       12.25
       Jun-95         $11.39                       11.93
       Jul-95         $11.04                       11.99
       Aug-95         $11.10                       12.41
       Sep-95         $10.87                       11.80
       Oct-95         $10.75                       11.59
       Nov-95         $10.84                       11.11
       Dec-95         $11.27                       11.30
       Jan-96         $11.59                       11.62
       Feb-96         $10.74                       10.27
       Mar-96         $10.80                       10.36
       Apr-96         $11.25                       10.76
       May-96         $10.90                       10.26
       Jun-96         $11.00                       10.10
       Jul-96         $10.83                       10.70
       Aug-96         $10.80                       10.44
       Sep-96         $11.20                       10.95
       Oct-96         $12.00                       11.92
       Nov-96         $12.68                       12.82
       Dec-96         $12.38                       11.74
       Jan-97         $12.82                       12.92
       Feb-97         $13.14                       13.71
       Mar-97         $13.05                       12.61
       Apr-97         $12.80                       11.86
       May-97         $12.60                       11.91
       Jun-97         $12.70                       11.96
       Jul-97         $13.52                       13.77
       Aug-97         $13.00                       13.33
       Sep-97         $13.14                       13.93
       Oct-97         $12.94                       13.29
       Nov-97         $13.06                       14.19
       Dec-97         $13.32                       14.82
       Jan-98         $13.34                       14.58
       Feb-98         $13.23                       14.26
       Mar-98         $13.25                       14.16
       Apr-98         $12.71                       13.32
       May-98         $13.14                       14.21
       Jun-98         $13.19                       14.10
       Jul-98         $13.05                       13.46
       Aug-98         $14.07                       15.52
       Sep-98         $14.66                       15.78
       Oct-98         $14.57                       16.02
       Nov-98         $14.12                       15.20
       Dec-98         $14.37                       15.57
       Jan-99         $14.09                       14.74
       Feb-99         $14.33                       14.93
       Mar-99         $14.18                       14.45
       Apr-99         $14.78                       14.85
       May-99         $14.32                       14.20
       Jun-99         $14.68                       14.28
       Jul-99         $14.30                       14.21
       Aug-99         $14.39                       14.92
       Sep-99         $14.46                       14.94
       Oct-99         $13.73                       13.49
       Nov-99         $13.98                       13.82
       Dec-99         $14.17                       14.14
       Jan-00         $14.27                       14.04
       Feb-00         $13.95                       13.95
       Mar-00         $13.82                       14.61
       Apr-00         $13.58                       14.92
       May-00         $13.60                       15.27
       Jun-00         $13.31                       14.61
       Jul-00         $12.95                       13.48
       Aug-00         $13.21                       13.93
       Sep-00         $12.67                       13.74
       Oct-00         $12.85                       13.92
       Nov-00         $13.65                       14.52
       Dec-00         $14.83                       17.50
       Jan-01         $14.79                       16.75
       Feb-01         $14.65                       16.82
       Mar-01         $15.62                       18.01
       Apr-01         $14.65                       16.62
       May-01         $14.77                       17.61
       Jun-01         $14.43                       17.24
       Jul-01         $14.26                       17.08
       Aug-01         $14.59                       17.88
       Sep-01         $15.19                       17.65
       Oct-01         $15.93                       18.98
       Nov-01         $14.40                       17.50
       Dec-01         $14.81                       16.92
       Jan-02         $14.67                       17.20
       Feb-02         $14.26                       16.81
       Mar-02         $14.13                       16.80
       Apr-02         $13.76                       16.98
       May-02         $14.24                       18.12




       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     The following charts were prepared by the general partner to illustrate the performance, on a rate of return basis, of each partnership versus that of the Zurich Index, from each partnership's inception of trading through May 31, 2002.


                               CHARTER GRAHAM VS.
                                  ZURICH INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)








                 Inception-to-date    3 Year      1 Year    Year-to-date     Quarter-to-date
Charter Graham          7.60%         12.05%       2.17%      (7.84)%           (3.20)%
Zurich Index          (0.20)%        (0.19)%     (3.61)%      (3.90)%             0.76%

Data: March 1999 Through May 2002.
All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.


                              CHARTER MILLBURN VS.
                                  ZURICH INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)





                 Inception-to-date    3 Year      1 Year    Year-to-date    Quarter-to-date
Charter Millburn       (3.35)%        (3.89)%     (15.80)%     (3.03)%           (0.44)%
Zurich Index           (0.20)%        (0.19)%      (3.61)%     (3.90)%             0.76%

Data: March 1999 Through May 2002.
All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               CHARTER WELTON VS.
                                  ZURICH INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)








                 Inception-to-date    3 Year      1 Year    Year-to-date    Quarter-to-date
Charter Welton       (12.78)%       (10.50)%      (7.37)%     (10.10)%          (2.44)%
Zurich Index          (0.20)%        (0.19)%      (3.61)%      (3.90)%            0.76%

Data: March 1999 Through May 2002.
All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.


                               CHARTER MSFCM VS.
                                  ZURICH INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)





                 Inception-to-date     5 Year      3 Year      1 Year     Year-to-date     Quarter-to-date
Charter MSFCM          7.47%           8.76%        8.46%       2.90%         7.09%             7.86%
Zurich Index           4.37%           2.47%       (0.19)%     (3.61)%       (3.90)%            0.76%

Data: March 1999 Through May 2002.
All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     The following charts were prepared by the general partner to illustrate certain period performance and statistical information relating to the partnerships, from their inception of trading through May 31, 2002. The "Restated NAV/Unit" column in the Charter MSFCM chart reflects the 100-for-1 unit conversion in connection with Charter MSFCM becoming part of the Charter Series of partnerships.


                                 CHARTER GRAHAM
                             HISTORICAL PERFORMANCE

                                                                      12 Mo.       24 Mo.
                 Monthly                    Qrtly        Annual      Holding      Holding
    Month         Return      NAV/Unit      Return       Return       Period       Period
     Feb-99                    10.00
     Mar-99       (8.00)%       9.20        (8.00)%
     Apr-99        4.24%        9.59
     May-99       (5.94)%       9.02
     Jun-99        6.65%        9.62         4.57%
     Jul-99       (2.60)%       9.37
     Aug-99        4.70%        9.81
     Sep-99        1.22%        9.93         3.22%
     Oct-99       (6.04)%       9.33
     Nov-99        1.82%        9.50
     Dec-99        8.32%       10.29         3.63%        2.90%
     Jan-00        2.53%       10.55
     Feb-00       (2.37)%      10.30                                   3.00%
     Mar-00        0.29%       10.33         0.39%                    12.28%
     Apr-00       (4.94)%       9.82                                   2.40%
     May-00       (3.97)%       9.43                                   4.55%
     Jun-00       (5.51)%       8.91       (13.75)%                   (7.38)%
     Jul-00       (1.80)%       8.75                                  (6.62)%
     Aug-00        7.09%        9.37                                  (4.49)%
     Sep-00       (1.60)%       9.22         3.48%                    (7.15)%
     Oct-00        2.93%        9.49                                   1.71%
     Nov-00       16.54%       11.06                                  16.42%
     Dec-00       13.47%       12.55        36.12%       21.96%       21.96%
     Jan-01       (1.99)%      12.30                                  16.59%
     Feb-01        3.41%       12.72                                  23.50%       27.20%
     Mar-01        8.41%       13.79         9.88%                    33.49%       49.89%
     Apr-01      (10.66)%      12.32                                  25.46%       28.47%
     May-01        0.81%       12.42                                  31.71%       37.69%
     Jun-01       (0.64)%      12.34       (10.51)%                   38.50%       28.27%
     Jul-01       (3.57)%      11.90                                  36.00%       27.00%
     Aug-01        6.05%       12.62                                  34.69%       28.64%
     Sep-01       14.82%       14.49        17.42%                    57.16%       45.92%
     Oct-01        9.18%       15.82                                  66.70%       69.56%
     Nov-01      (13.72)%      13.65                                  23.42%       43.68%
     Dec-01        0.88%       13.77        (4.97)%       9.72%        9.72%       33.82%
     Jan-02        1.60%       13.99                                  13.74%       32.61%
     Feb-02       (3.22)%      13.54                                   6.45%       31.46%
     Mar-02       (3.18)%      13.11        (4.79)%                   (4.93)%      26.91%
     Apr-02       (8.09)%      12.05                                  (2.19)%      22.71%
     May-02        5.31%       12.69        (3.20)%      (7.84)%       2.17%       34.57%
    COMPOUNDED ANNUAL ROR:                   7.60%

    STANDARD DEVIATION
      OF MONTHLY RETURNS:                    6.76%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                CHARTER MILLBURN
                             HISTORICAL PERFORMANCE

                                                                      12 Mo.       24 Mo.
                 Monthly                    Qrtly        Annual      Holding      Holding
    Month         Return      NAV/Unit      Return       Return       Period       Period
     Feb-99                    10.00
     Mar-99       (0.50)%       9.95        (0.50)%
     Apr-99        5.03%       10.45
     May-99       (3.54)%      10.08
     Jun-99        5.16%       10.60         6.53%
     Jul-99       (3.77)%      10.20
     Aug-99        0.98%       10.30
     Sep-99        0.19%       10.32        (2.64)%
     Oct-99      (12.69)%       9.01
     Nov-99        1.44%        9.14
     Dec-99        1.53%        9.28       (10.08)%      (7.20)%
     Jan-00        2.16%        9.48
     Feb-00       (1.79)%       9.31                                  (6.90)%
     Mar-00       (5.26)%       8.82        (4.96)%                  (11.36)%
     Apr-00        0.68%        8.88                                 (15.02)%
     May-00       (2.25)%       8.68                                 (13.89)%
     Jun-00       (4.72)%       8.27        (6.24)%                  (21.98)%
     Jul-00       (1.45)%       8.15                                 (20.10)%
     Aug-00        3.07%        8.40                                 (18.45)%
     Sep-00       (2.26)%       8.21        (0.73)%                  (20.45)%
     Oct-00        4.02%        8.54                                  (5.22)%
     Nov-00        4.45%        8.92                                  (2.41)%
     Dec-00       16.59%       10.40        26.67%       12.07%       12.07%
     Jan-01        0.58%       10.46                                  10.34%
     Feb-01       (2.29)%      10.22                                   9.77%        2.20%
     Mar-01        9.69%       11.21         7.79%                    27.10%       12.66%
     Apr-01       (6.69)%      10.46                                  17.79%        0.10%
     May-01        1.63%       10.63                                  22.47%        5.46%
     Jun-01       (3.01)%      10.31        (8.03)%                   24.67%       (2.74)%
     Jul-01       (6.21)%       9.67                                  18.65%       (5.20)%
     Aug-01        2.69%        9.93                                  18.21%       (3.59)%
     Sep-01       (3.42)%       9.59        (6.98)%                   16.81%       (7.07)%
     Oct-01        4.69%       10.04                                  17.56%       11.43%
     Nov-01      (10.16)%       9.02                                   1.12%       (1.31)%
     Dec-01        2.33%        9.23        (3.75)%     (11.25)%     (11.25)%      (0.54)%
     Jan-02        1.30%        9.35                                 (10.61)%      (1.37)%
     Feb-02       (4.49)%       8.93                                 (12.62)%      (4.08)%
     Mar-02        0.67%        8.99        (2.60)%                  (19.80)%       1.93%
     Apr-02       (4.56)%       8.58                                 (17.97)%      (3.38)%
     May-02        4.31%        8.95        (0.44)%      (3.03)%     (15.80)%       3.11%
    COMPOUNDED ANNUAL ROR:                  (3.35)%

    STANDARD DEVIATION
      OF MONTHLY RETURNS:                    5.24%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER WELTON
                             HISTORICAL PERFORMANCE

                                                                      12 Mo.       24 Mo.
                 Monthly                    Qrtly        Annual      Holding      Holding
    Month         Return      NAV/Unit      Return       Return       Period       Period
     Feb-99                    10.00
     Mar-99       (7.70)%       9.23        (7.70)%
     Apr-99        0.33%        9.26
     May-99       (3.46)%       8.94
     Jun-99        3.02%        9.21        (0.22)%
     Jul-99       (4.13)%       8.83
     Aug-99       (3.17)%       8.55
     Sep-99       (2.22)%       8.36        (9.23)%
     Oct-99       (6.94)%       7.78
     Nov-99        6.43%        8.28
     Dec-99        7.85%        8.93         6.82%      (10.70)%
     Jan-00       (6.05)%       8.39
     Feb-00        1.79%        8.54                                 (14.60)%
     Mar-00        3.75%        8.86        (0.78)%                   (4.01)%
     Apr-00       (6.43)%       8.29                                 (10.48)%
     May-00       (3.02)%       8.04                                 (10.07)%
     Jun-00       (2.61)%       7.83       (11.63)%                  (14.98)%
     Jul-00       (4.85)%       7.45                                 (15.63)%
     Aug-00        2.68%        7.65                                 (10.53)%
     Sep-00       (7.32)%       7.09        (9.45)%                  (15.19)%
     Oct-00        2.12%        7.24                                  (6.94)%
     Nov-00        1.93%        7.38                                 (10.87)%
     Dec-00       11.11%        8.20        15.66%       (8.17)%      (8.17)%
     Jan-01       (5.37)%       7.76                                  (7.51)%
     Feb-01       (2.84)%       7.54                                 (11.71)%     (24.60)%
     Mar-01        6.76%        8.05        (1.83)%                   (9.14)%     (12.78)%
     Apr-01      (10.93)%       7.17                                 (13.51)%     (22.57)%
     May-01       (3.49)%       6.92                                 (13.93)%     (22.60)%
     Jun-01       (5.20)%       6.56       (18.51)%                  (16.22)%     (28.77)%
     Jul-01        2.13%        6.70                                 (10.07)%     (24.12)%
     Aug-01        3.88%        6.96                                  (9.02)%     (18.60)%
     Sep-01        0.57%        7.00         6.71%                    (1.27)%     (16.27)%
     Oct-01       10.43%        7.73                                   6.77%       (0.64)%
     Nov-01       (5.69)%       7.29                                  (1.22)%     (11.96)%
     Dec-01       (2.19)%       7.13         1.86%      (13.05)%     (13.05)%     (20.16)%
     Jan-02       (0.56)%       7.09                                  (8.63)%     (15.49)%
     Feb-02      (13.40)%       6.14                                 (18.57)%     (28.10)%
     Mar-02        7.00%        6.57        (7.85)%                  (18.39)%     (25.85)%
     Apr-02        1.98%        6.70                                  (6.56)%     (19.18)%
     May-02       (4.33)%       6.41        (2.44)%     (10.10)%      (7.37)%     (20.27)%
    COMPOUNDED ANNUAL ROR:                 (12.78)%

    STANDARD DEVIATION
    OF MONTHLY RETURNS:                      5.65%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER MSFCM
                             HISTORICAL PERFORMANCE

                                                                     12 Mo.       24 Mo.
                 Monthly                    Qrtly        Annual      Holding      Holding
    Month         Return      NAV/Unit      Return       Return       Period       Period
      Feb-94                    10.00
     Mar-94        2.28%       10.23         2.28%
     Apr-94       (2.36)%       9.99
     May-94        2.58%       10.24
     Jun-94        2.15%       10.46         2.31%
     Jul-94       (4.57)%       9.99
     Aug-94       (5.22)%       9.46
     Sep-94       (1.44)%       9.33       (10.86)%
     Oct-94        4.96%        9.79
     Nov-94        1.72%        9.96
     Dec-94       (6.95)%       9.27        (0.65)%      (7.32)%
     Jan-95      (12.87)%       8.07
     Feb-95       11.47%        9.00                                  (9.99)%
     Mar-95       28.77%       11.59        25.06%                    13.32%
     Apr-95        4.41%       12.10                                  21.18%
     May-95        1.21%       12.25                                  19.56%
     Jun-95       (2.60)%      11.93         2.92%                    14.00%
     Jul-95        0.48%       11.99                                  20.03%
     Aug-95        3.58%       12.41                                  31.17%
     Sep-95       (4.93)%      11.80        (1.06)%                   26.53%
     Oct-95       (1.79)%      11.59                                  18.39%
     Nov-95       (4.17)%      11.11                                  11.54%
     Dec-95        1.68%       11.30        (4.30)%      21.88%       21.88%
     Jan-96        2.85%       11.62                                  43.87%
     Feb-96      (11.64)%      10.27                                  14.05%        2.65%
     Mar-96        0.89%       10.36        (8.31)%                  (10.65)%       1.25%
     Apr-96        3.90%       10.76                                 (11.08)%       7.75%
     May-96       (4.67)%      10.26                                 (16.24)%       0.14%
     Jun-96       (1.55)%      10.10        (2.48)%                  (15.34)%      (3.49)%
     Jul-96        5.97%       10.70                                 (10.71)%       7.18%
     Aug-96       (2.48)%      10.44                                 (15.93)%      10.27%
     Sep-96        4.88%       10.95         8.38%                    (7.26)%      17.34%
     Oct-96        8.88%       11.92                                   2.82%       21.72%
     Nov-96        7.53%       12.82                                  15.37%       28.68%
     Dec-96       (8.37)%      11.74         7.29%        3.97%        3.97%       26.71%
     Jan-97       10.03%       12.92                                  11.23%       60.02%
     Feb-97        6.10%       13.71                                  33.56%       52.32%
     Mar-97       (8.05)%      12.61         7.34%                    21.72%        8.76%
     Apr-97       (5.89)%      11.86                                  10.25%       (1.97)%
     May-97        0.37%       11.91                                  16.07%       (2.78)%
     Jun-97        0.41%       11.96        (5.15)%                   18.38%        0.23%
     Jul-97       15.17%       13.77                                  28.65%       14.88%
     Aug-97       (3.21)%      13.33                                  27.70%        7.36%
     Sep-97        4.51%       13.93        16.50%                    27.25%       18.01%
     Oct-97       (4.59)%      13.29                                  11.50%       14.64%
     Nov-97        6.81%       14.19                                  10.75%       27.77%
     Dec-97        4.43%       14.82         6.42%       26.22%       26.22%       31.23%
     Jan-98       (1.65)%      14.58                                  12.82%       25.49%
     Feb-98       (2.21)%      14.26                                   3.98%       38.88%
     Mar-98       (0.69)%      14.16        (4.49)%                   12.31%       36.70%
     Apr-98       (5.90)%      13.32                                  12.29%       23.80%
     May-98        6.70%       14.21                                  19.38%       38.57%
     Jun-98       (0.81)%      14.10        (0.41)%                   17.92%       39.60%
     Jul-98       (4.53)%      13.46                                  (2.24)%      25.77%
     Aug-98       15.33%       15.52                                  16.48%       48.74%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER MSFCM
                       HISTORICAL PERFORMANCE (CONTINUED)

                                                                      12 Mo.       24 Mo.
                 Monthly                    Qrtly        Annual      Holding      Holding
    Month         Return      NAV/Unit      Return       Return       Period       Period
     Sep-98        1.62%       15.78        11.89%                    13.26%       44.12%
     Oct-98        1.57%       16.02                                  20.58%       34.45%
     Nov-98       (5.12)%      15.20                                   7.11%       18.62%
     Dec-98        2.44%       15.57        (1.28)%       5.07%        5.07%       32.62%
     Jan-99       (5.38)%      14.74                                   1.08%       14.04%
     Feb-99        1.34%       14.93                                   4.76%        8.93%
     Mar-99       (3.27)%      14.45        (7.25)%                    2.04%       14.60%
     Apr-99        2.78%       14.85                                  11.45%       25.15%
     May-99       (4.36)%      14.20                                  (0.10)%      19.26%
     Jun-99        0.54%       14.28        (1.17)%                    1.26%       19.41%
     Jul-99       (0.47)%      14.21                                   5.56%        3.19%
     Aug-99        5.00%       14.92                                  (3.89)%      11.95%
     Sep-99        0.14%       14.94         4.66%                    (5.29)%       7.27%
     Oct-99       (9.69)%      13.49                                 (15.79)%       1.54%
     Nov-99        2.39%       13.82                                  (9.12)%      (2.66)%
     Dec-99        2.35%       14.14        (5.36)%      (9.21)%      (9.21)%      (4.60)%
     Jan-00       (0.68)%      14.04                                  (4.69)%      (3.66)%
     Feb-00       (0.66)%      13.95                                  (6.58)%      (2.13)%
     Mar-00        4.72%       14.61         3.33%                     1.14%        3.20%
     Apr-00        2.15%       14.92                                   0.52%       12.03%
     May-00        2.34%       15.27                                   7.56%        7.45%
     Jun-00       (4.32)%      14.61         0.03%                     2.37%        3.65%
     Jul-00       (7.75)%      13.48                                  (5.12)%       0.16%
     Aug-00        3.32%       13.93                                  (6.64)%     (10.28)%
     Sep-00       (1.33)%      13.74        (5.96)%                   (8.02)%     (12.89)%
     Oct-00        1.29%       13.92                                   3.16%      (13.13)%
     Nov-00        4.31%       14.52                                   5.10%       (4.49)%
     Dec-00       20.52%       17.50        27.34%       23.77%       23.77%       12.37%
     Jan-01       (4.29)%      16.75                                  19.27%       13.67%
     Feb-01        0.42%       16.82                                  20.56%       12.63%
     Mar-01        7.07%       18.01         2.91%                    23.27%       24.68%
     Apr-01       (7.72)%      16.62                                  11.36%       11.94%
     May-01        5.96%       17.61                                  15.30%       24.01%
     Jun-01       (2.10)%      17.24        (4.28)%                   17.97%       20.76%
     Jul-01       (0.93)%      17.08                                  26.69%       20.21%
     Aug-01        4.68%       17.88                                  28.37%       19.84%
     Sep-01       (1.29)%      17.65         2.38%                    28.43%       18.13%
     Oct-01        7.54%       18.98                                  36.36%       40.67%
     Nov-01       (7.80)%      17.50                                  20.52%       26.67%
     Dec-01       (3.31)%      16.92        (4.14)%      (3.31)%      (3.31)%      19.66%
     Jan-02        1.65%       17.20                                   2.69%       22.47%
     Feb-02       (2.27)%      16.81                                  (0.06)%      20.49%
     Mar-02       (0.06)%      16.80        (0.71)%                   (6.72)%      14.99%
     Apr-02        1.07%       16.98                                   2.17%       13.77%
     May-02        6.71%       18.12         7.86%        7.09%        2.90%       18.64%
    COMPOUNDED ANNUAL ROR:                   7.74%

    STANDARD DEVIATION
    OF MONTHLY RETURNS:                      6.28%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                 (This page has been left blank intentionally.)

                               GLOSSARY OF TERMS

     The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

     Charter Series exchange. A redemption of units in a Charter Series partnership with the proceeds used to purchase units of one or more of the other partnerships in the Charter Series.

     Clearing broker. The entity responsible for assuring that futures and options trades are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trades took place.

     Commodity broker. The entity responsible for holding the client's funds deposited with it as margin for trades and, if the commodity broker is also a clearing broker, for assuring that futures and options trades for a client are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trade took place. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

     Commodity pool. A partnership, trust or similar form of collective investment vehicle which consolidates funds from investors for the purpose of trading in commodity futures, forward, and options contracts.

     Commodity pool operator. Any person or entity that solicits funds in connection with the sale of interests in a commodity pool or that manages the operations of a commodity pool. A commodity pool operator must register under the Commodity Exchange Act.

     Cross rate. The trading of one foreign currency against another foreign currency.

     Daily price fluctuation limit. The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed on option contracts or outside the U.S.

     Delivery. The process of satisfying a futures contract or a forward contract by transferring ownership of a specified quantity and grade of a commodity, product or instrument to the purchaser of the contract.

     Forward contract. A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity, product, instrument or currency for delivery at some future time under such terms and conditions as the two may agree upon.

     Fundamental analysis. The analysis of fundamental market information such as supply and demand levels, weather, economic indicators and geopolitical events.

     Futures contract. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity, product, instrument, or indices at a specified price and delivery point, or for cash settlement. A market participant can make a futures contract to buy or sell the underlying commodity, product, instrument, or index. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of the commodity, product, instrument, or index or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

     Long contract or long position. A contract to accept delivery (i.e., to buy) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.

     Margin. A good faith deposit with a broker to assure fulfillment of a purchase or sale of a futures, forward or options contract. Margins on these contracts do not usually involve the payment of interest.

     Margin call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

     Non-Charter Series exchange. The use of proceeds from the redemption of interests from another commodity pool for which Demeter acts as general partner and commodity pool operator to acquire units in one or more of the Charter Series partnerships.

     Open position. A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

     Option on a futures contract. A contract that gives the purchaser of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract, if the option is exercised, at the specified price within the specified period of time.

     Parameters. A value that can be freely assigned in a trading system in order to vary the timing of signals.

     Short contract or short position. A contract to make delivery of (sell) a specified amount of a commodity, product, instrument or index at a future date at a specified price.

     Speculative position limit. The maximum number of speculative futures or option contracts in any one commodity (on one exchange), imposed by the CFTC or a U.S. commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

     Support. A previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.

     Trading advisor. Any person or entity that provides advice as to the purchase or sale of futures or options contracts. A commodity trading advisor must register under the Commodity Exchange Act.

                              FINANCIAL STATEMENTS

                                     INDEX

                                                                    PAGE
MORGAN STANLEY CHARTER SERIES

Independent Auditors' Report................................         F-2

Statements of Financial Condition as of March 31, 2002
  (unaudited) and as of December 31, 2001 and 2000..........         F-3

Statements of Operations for the three months ended March
  31, 2002 and 2001 (unaudited), for the years ended
  December 31, 2001 and 2000 and for the period from March
  1, 1999 to December 31, 1999 (for Morgan Stanley Charter
  MSFCM L.P., for the three months ended March 31, 2002 and
  2001 (unaudited) and for the years ended December 31,
  2001, 2000 and 1999)......................................         F-7

Statements of Changes in Partners' Capital for the three
  months ended March 31, 2002 (unaudited), for the years
  ended December 31, 2001 and 2000 and for the period from
  March 1, 1999 to December 31, 1999 (for Morgan Stanley
  Charter MSFCM L.P., for the three months ended March 31,
  2002 (unaudited) and for the years ended December 31,
  2001, 2000 and 1999)......................................        F-11

Statements of Cash Flows for the three months ended March
  31, 2002 and 2001 (unaudited), for the years ended
  December 31, 2001 and 2000 and for the period from March
  1, 1999 to December 31, 1999 (for Morgan Stanley Charter
  MSFCM L.P., for the three months ended March 31, 2002 and
  2001 (unaudited) and for the years ended December 31,
  2001, 2000 and 1999)......................................        F-13

Schedules of Investments as of December 31, 2001............        F-17

Notes to Financial Statements...............................        F-19

MORGAN STANLEY CHARTER CAMPBELL L.P.

Independent Auditors' Report................................        F-27

Statement of Financial Condition as of March 26, 2002.......        F-28

Notes to Statement of Financial Condition...................        F-29

DEMETER MANAGEMENT CORPORATION

Independent Auditors' Report................................        F-31

Statements of Financial Condition as of May 31, 2002
  (unaudited) and as of November 30, 2001 and 2000..........        F-32

Notes to Statements of Financial Condition..................        F-33

                          INDEPENDENT AUDITORS' REPORT

The Limited Partners and the General Partner of
  Morgan Stanley Charter MSFCM L.P.
    (formerly, Morgan Stanley Dean Witter Charter DWFCM L.P.), Morgan Stanley Charter Graham L.P.
    (formerly, Morgan Stanley Dean Witter Charter Graham L.P.), Morgan Stanley Charter Millburn L.P.
    (formerly, Morgan Stanley Dean Witter Charter Millburn L.P.), Morgan Stanley Charter Welton L.P.
    (formerly, Morgan Stanley Dean Witter Charter Welton L.P.):

We have audited the accompanying statements of financial condition of Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P. and Morgan Stanley Charter Welton L.P. (collectively, the "Partnerships") as of December 31, 2001 and 2000, including the schedules of investments as of December 31, 2001, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2001 for Morgan Stanley Charter MSFCM L.P., and for the years ended December 31, 2001 and 2000 and the period from March 1, 1999 (commencement of operations) to December 31, 1999 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., and Morgan Stanley Charter Welton L.P. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., and Morgan Stanley Charter Welton L.P. as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 for Morgan Stanley Charter MSFCM L.P., and for the years ended December 31, 2001 and 2000 and the period from March 1, 1999 (commencement of operations) to December 31, 1999 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., and Morgan Stanley Charter Welton L.P. in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
February 15, 2002

                       MORGAN STANLEY CHARTER MSFCM L.P.
           (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.)

                       STATEMENTS OF FINANCIAL CONDITION

                                                                              DECEMBER 31,
                                                         MARCH 31,     ---------------------------
                                                           2002           2001             2000
                                                        -----------    ----------       ----------
                                                             $             $                $
                                                        (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash..............................................    47,284,959     43,273,083       34,507,098
  Net unrealized gain (loss) on open contracts
     (Morgan Stanley)...............................    (2,978,842)        47,467        4,714,032
  Net unrealized loss on open contracts
     (Morgan Stanley International).................      (186,738)    (1,148,932)        (842,031)
                                                        ----------     ----------       ----------
  Total net unrealized gain (loss) on open
     contracts......................................    (3,165,580)    (1,101,465)       3,872,001
                                                        ----------     ----------       ----------
     Total Trading Equity...........................    44,119,379     42,171,618       38,379,099
Subscriptions receivable............................     1,350,426      1,275,759          193,359
Interest receivable (Morgan Stanley DW).............        65,930         66,817          182,914
                                                        ----------     ----------       ----------
     Total Assets...................................    45,535,735     43,514,194       38,755,372
                                                        ==========     ==========       ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Accrued brokerage fees (Morgan Stanley DW)........       255,951        252,816          184,421
  Redemptions payable...............................       193,609        789,197          930,780
  Accrued management fees
     (Morgan Stanley Futures & Currency
     Management)....................................        73,129         72,233           52,692
  Accrued incentive fees (Morgan Stanley Futures &
     Currency Management)...........................        --             --              205,168
                                                        ----------     ----------       ----------
     Total Liabilities..............................       522,689      1,114,246        1,373,061
                                                        ----------     ----------       ----------
PARTNERS' CAPITAL
Limited Partners (2,646,337.243, 2,471,774.794 and
  2,102,258.734 Units, respectively)................    44,449,460     41,832,302       36,795,254
General Partner (33,540.900 Units)..................       563,586        567,646          587,057
                                                        ----------     ----------       ----------
  Total Partners' Capital...........................    45,013,046     42,399,948       37,382,311
                                                        ----------     ----------       ----------
  Total Liabilities and Partners' Capital...........    45,535,735     43,514,194       38,755,372
                                                        ==========     ==========       ==========
NET ASSET VALUE PER UNIT (NOTE 1)...................         16.80          16.92            17.50
                                                        ==========     ==========       ==========

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER GRAHAM L.P.
           (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.)

                       STATEMENTS OF FINANCIAL CONDITION

                                                                              DECEMBER 31,
                                                         MARCH 31,     ---------------------------
                                                           2002           2001             2000
                                                        -----------    ----------       ----------
                                                             $             $                $
                                                        (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash..............................................    49,014,157     45,247,504       26,570,361
  Net unrealized gain on open contracts (Morgan
     Stanley).......................................     1,031,277      1,617,509        3,586,880
  Net unrealized gain (loss) on open contracts
     (Morgan Stanley International).................       137,341       (751,401)        (160,517)
  Net unrealized loss on open contracts (Carr)......        --             --              (10,863)
                                                        ----------     ----------       ----------
  Total net unrealized gain on open contracts.......     1,168,618        866,108        3,415,500
                                                        ----------     ----------       ----------
     Total Trading Equity...........................    50,182,775     46,113,612       29,985,861
Subscriptions receivable............................     2,958,154      2,428,001          252,518
Interest receivable (Morgan Stanley DW).............        72,031         69,554          142,031
                                                        ----------     ----------       ----------
     Total Assets...................................    53,212,960     48,611,167       30,380,410
                                                        ==========     ==========       ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Redemptions payable...............................       497,639        329,746          556,261
  Accrued brokerage fees (Morgan Stanley DW)........       300,506        264,953          149,461
  Accrued management fees...........................        85,859         75,700           42,703
  Accrued incentive fees payable....................        --             --              860,827
                                                        ----------     ----------       ----------
     Total Liabilities..............................       884,004        670,399        1,609,252
                                                        ----------     ----------       ----------
PARTNERS' CAPITAL
Limited Partners (3,946,732.707, 3,443,452.290 and
  2,265,759.190 Units, respectively)................    51,745,130     47,429,838       28,446,182
General Partner (44,529.890, 37,094.046 and
  25,884.600 Units, respectively)...................       583,826        510,930          324,976
                                                        ----------     ----------       ----------
  Total Partners' Capital...........................    52,328,956     47,940,768       28,771,158
                                                        ----------     ----------       ----------
  Total Liabilities and Partners' Capital...........    53,212,960     48,611,167       30,380,410
                                                        ==========     ==========       ==========
NET ASSET VALUE PER UNIT............................         13.11          13.77            12.55
                                                        ==========     ==========       ==========

   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY CHARTER MILLBURN L.P.
          (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.)

                       STATEMENTS OF FINANCIAL CONDITION

                                                                              DECEMBER 31,
                                                         MARCH 31,     ---------------------------
                                                           2002           2001             2000
                                                        -----------    ----------       ----------
                                                             $             $                $
                                                        (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash..............................................    30,885,307     28,407,799       25,080,303
  Net unrealized gain (loss) on open contracts
     (Morgan Stanley)...............................      (535,056)     1,741,218        5,085,160
  Net unrealized loss on open contracts
     (Morgan Stanley International).................       (85,456)      (306,488)        (114,319)
                                                        ----------     ----------       ----------
  Total net unrealized gain (loss) on open
     contracts......................................      (620,512)     1,434,730        4,970,841
                                                        ----------     ----------       ----------
     Total Trading Equity...........................    30,264,795     29,842,529       30,051,144
Subscriptions receivable............................       775,943        812,001          402,325
Interest receivable (Morgan Stanley DW).............        43,728         46,476          141,550
                                                        ----------     ----------       ----------
     Total Assets...................................    31,084,466     30,701,006       30,595,019
                                                        ==========     ==========       ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Redemptions payable...............................       605,829        264,713          619,297
  Accrued brokerage fees (Morgan Stanley DW)........       174,322        169,316          150,207
  Accrued management fees...........................        49,807         48,376           42,916
                                                        ----------     ----------       ----------
     Total Liabilities..............................       829,958        482,405          812,420
                                                        ----------     ----------       ----------
PARTNERS' CAPITAL
Limited Partners (3,328,410.877, 3,239,320.452 and
  2,833,265.854 Units, respectively)................    29,927,825     29,883,431       29,457,979
General Partner (36,331.944, 36,331.944 and
  31,221.881 Units, respectively)...................       326,683        335,170          324,620
                                                        ----------     ----------       ----------
  Total Partners' Capital...........................    30,254,508     30,218,601       29,782,599
                                                        ----------     ----------       ----------
  Total Liabilities and Partners' Capital...........    31,084,466     30,701,006       30,595,019
                                                        ==========     ==========       ==========
NET ASSET VALUE PER UNIT............................          8.99           9.23            10.40
                                                        ==========     ==========       ==========

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER WELTON L.P.
           (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.)

                       STATEMENTS OF FINANCIAL CONDITION

                                                                              DECEMBER 31,
                                                         MARCH 31,     ---------------------------
                                                           2002           2001             2000
                                                        -----------    ----------       ----------
                                                             $             $                $
                                                        (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash..............................................    14,654,641     17,326,697       19,614,103
  Net unrealized gain on open contracts (Morgan
     Stanley).......................................       938,666        602,122        3,456,472
  Net unrealized loss on open contracts (Morgan
     Stanley International).........................       (91,807)      (476,077)        (155,033)
                                                        ----------     ----------       ----------
  Total net unrealized gain on open contracts.......       846,859        126,045        3,301,439
  Net option premiums...............................      (532,051)      (185,228)         (55,994)
                                                        ----------     ----------       ----------
     Total Trading Equity...........................    14,969,449     17,267,514       22,859,548
Subscriptions receivable............................       215,450         75,500          265,050
Interest receivable (Morgan Stanley DW).............        22,849         28,300          110,806
                                                        ----------     ----------       ----------
     Total Assets...................................    15,207,748     17,371,314       23,235,404
                                                        ==========     ==========       ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Redemptions payable...............................       401,318        586,655          771,830
  Accrued brokerage fees (Morgan Stanley DW)........        81,176        102,343          119,881
  Accrued management fees...........................        23,193         29,240           34,252
                                                        ----------     ----------       ----------
     Total Liabilities..............................       505,687        718,238          925,963
                                                        ----------     ----------       ----------
PARTNERS' CAPITAL
Limited Partners (2,205,379.902, 2,303,418.240 and
  2,688,816.221 Units, respectively)................    14,489,247     16,422,138       22,043,879
General Partner (32,392.072 Units)..................       212,814        230,938          265,562
                                                        ----------     ----------       ----------
  Total Partners' Capital...........................    14,702,061     16,653,076       22,309,441
                                                        ----------     ----------       ----------
  Total Liabilities and Partners' Capital...........    15,207,748     17,371,314       23,235,404
                                                        ==========     ==========       ==========
NET ASSET VALUE PER UNIT............................          6.57           7.13             8.20
                                                        ==========     ==========       ==========

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER MSFCM L.P.
           (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.)

                            STATEMENTS OF OPERATIONS

                                                     FOR THE THREE MONTHS                   FOR THE YEARS ENDED
                                                       ENDED MARCH 31,                          DECEMBER 31,
                                                  --------------------------    --------------------------------------------
                                                     2002           2001           2001             2000             1999
                                                  -----------    -----------    ----------       ----------       ----------
                                                       $              $             $                $               $
                                                  (UNAUDITED)    (UNAUDITED)
REVENUES
Trading profit (loss):
  Realized....................................     2,536,736      3,058,691      5,807,007        5,655,002       (3,118,414)
  Net change in unrealized....................    (2,064,115)    (1,460,600)    (4,973,466)       3,263,304        1,054,886
                                                  ----------     ----------     ----------       ----------       ----------
     Total Trading Results....................       472,621      1,598,091        833,541        8,918,306       (2,063,528)
Interest income (Morgan Stanley DW)...........       185,665        503,637      1,431,775        1,611,060        1,492,539
                                                  ----------     ----------     ----------       ----------       ----------
     Total....................................       658,286      2,101,728      2,265,316       10,529,366         (570,989)
                                                  ----------     ----------     ----------       ----------       ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)............       757,897        641,924      2,759,119        1,821,573        2,089,386
Management fees (Morgan Stanley Futures &
  Currency Management)........................       216,543        183,407        788,319          982,932        1,194,754
Incentive fees (Morgan Stanley Futures &
  Currency Management)........................        --            148,065        148,065          205,168           --
Transaction fees and costs....................        --             --             --               83,748          134,354
Administrative expenses.......................        --             --             --               66,000           72,000
                                                  ----------     ----------     ----------       ----------       ----------
     Total....................................       974,440        973,396      3,695,503        3,159,421        3,490,494
                                                  ----------     ----------     ----------       ----------       ----------
NET INCOME (LOSS).............................      (316,154)     1,128,332     (1,430,187)       7,369,945       (4,061,483)
                                                  ==========     ==========     ==========       ==========       ==========
Net Income (loss) Allocation:
  Limited Partners............................      (312,094)     1,111,324     (1,410,776)       7,257,147       (4,013,384)
  General Partner.............................        (4,060)        17,008        (19,411)         112,798          (48,099)
Net Income (loss) per Unit (Note 1):
  Limited Partners............................         (0.12)          0.51          (0.58)            3.36            (1.43)
  General Partner.............................         (0.12)          0.51          (0.58)            3.36            (1.43)

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER GRAHAM L.P.
           (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.)

                            STATEMENTS OF OPERATIONS

                                                                                                                FOR THE PERIOD
                                                                                                                     FROM
                                                                                                                 MARCH 1, 1999
                                                     FOR THE THREE MONTHS           FOR THE YEARS ENDED          (COMMENCEMENT
                                                       ENDED MARCH 31,                 DECEMBER 31,            OF OPERATIONS) TO
                                                  --------------------------    ---------------------------      DECEMBER 31,
                                                     2002           2001           2001             2000             1999
                                                  -----------    -----------    ----------       ----------    -----------------
                                                       $              $             $                $                 $
                                                  (UNAUDITED)    (UNAUDITED)
REVENUES
Trading profit (loss):
  Realized....................................    (1,890,969)     4,032,864      9,678,296        4,638,274          839,458
  Net change in unrealized....................       302,510       (205,643)    (2,549,392)       2,344,969        1,070,531
                                                  ----------     ----------     ----------       ----------       ----------
     Total Trading Results....................    (1,588,459)     3,827,221      7,128,904        6,983,243        1,909,989
Interest income (Morgan Stanley DW)...........       207,772        409,042      1,250,516        1,242,395          444,815
                                                  ----------     ----------     ----------       ----------       ----------
     Total....................................    (1,380,687)     4,236,263      8,379,420        8,225,638        2,354,804
                                                  ----------     ----------     ----------       ----------       ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)............       874,970        511,471      2,476,549        1,517,906          723,042
Management fees...............................       249,992        146,135        707,585          433,688          206,583
Incentive fees................................            --        632,043      1,936,526          950,165         --
                                                  ----------     ----------     ----------       ----------       ----------
     Total....................................     1,124,962      1,289,649      5,120,660        2,901,759          929,625
                                                  ----------     ----------     ----------       ----------       ----------
NET INCOME (LOSS).............................    (2,505,649)     2,946,614      3,258,760        5,323,879        1,425,179
                                                  ==========     ==========     ==========       ==========       ==========
Net Income (loss) Allocation:
  Limited Partners............................    (2,478,545)     2,914,628      3,223,806        5,265,407        1,408,675
  General Partner.............................       (27,104)        31,986         34,954           58,472           16,504
Net Income (loss) per Unit:
  Limited Partners............................         (0.66)          1.24           1.22             2.26              .29
  General Partner.............................         (0.66)          1.24           1.22             2.26              .29

   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY CHARTER MILLBURN L.P.
          (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.)

                            STATEMENTS OF OPERATIONS

                                                                                                                FOR THE PERIOD
                                                                                                                     FROM
                                                                                                                 MARCH 1, 1999
                                                     FOR THE THREE MONTHS           FOR THE YEARS ENDED          (COMMENCEMENT
                                                       ENDED MARCH 31,                 DECEMBER 31,            OF OPERATIONS) TO
                                                  --------------------------    ---------------------------      DECEMBER 31,
                                                     2002           2001           2001             2000             1999
                                                  -----------    -----------    ----------       ----------    -----------------
                                                       $              $             $                $                 $
                                                  (UNAUDITED)    (UNAUDITED)
REVENUES
Trading profit (loss):
  Realized....................................     1,850,816      3,760,990      1,548,568           76,367       (2,134,562)
  Net change in unrealized....................    (2,055,242)    (1,039,701)    (3,536,111)       4,050,018          920,823
                                                  ----------     ----------     ----------       ----------       ----------
     Total Trading Results....................      (204,426)     2,721,289     (1,987,543)       4,126,385       (1,213,739)
Interest income (Morgan Stanley DW)...........       125,422        403,358      1,143,337        1,404,756          559,942
                                                  ----------     ----------     ----------       ----------       ----------
     Total....................................       (79,004)     3,124,647       (844,206)       5,531,141         (653,797)
                                                  ----------     ----------     ----------       ----------       ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)............       529,036        528,493      2,168,012        1,699,726          912,182
Management fees...............................       151,153        150,998        619,432          485,636          260,624
Incentive fees................................        --             --             --               --              103,350
                                                  ----------     ----------     ----------       ----------       ----------
     Total....................................       680,189        679,491      2,787,444        2,185,362        1,276,156
                                                  ----------     ----------     ----------       ----------       ----------
NET INCOME (LOSS).............................      (759,193)     2,445,156     (3,631,650)       3,345,779       (1,929,953)
                                                  ==========     ==========     ==========       ==========       ==========
Net Income (loss) Allocation:
  Limited Partners............................      (750,706)     2,419,664     (3,592,200)       3,310,250       (1,909,044)
  General Partner.............................        (8,487)        25,492        (39,450)          35,529          (20,909)
Net Income (loss) per Unit:
  Limited Partners............................         (0.24)          0.81          (1.17)            1.12             (.72)
  General Partner.............................         (0.24)          0.81          (1.17)            1.12             (.72)

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER WELTON L.P.
           (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.)

                            STATEMENTS OF OPERATIONS

                                                                                                                FOR THE PERIOD
                                                                                                                     FROM
                                                                                                                 MARCH 1, 1999
                                                     FOR THE THREE MONTHS           FOR THE YEARS ENDED          (COMMENCEMENT
                                                       ENDED MARCH 31,                 DECEMBER 31,            OF OPERATIONS) TO
                                                  --------------------------    ---------------------------      DECEMBER 31,
                                                     2002           2001           2001             2000             1999
                                                  -----------    -----------    ----------       ----------    -----------------
                                                       $              $             $                $                 $
                                                  (UNAUDITED)    (UNAUDITED)
REVENUES
Trading profit (loss):
  Realized....................................    (1,723,839)     1,400,749      1,237,257       (2,859,783)      (1,636,293)
  Net change in unrealized....................       720,814     (1,595,700)    (3,175,394)       1,578,590        1,722,849
                                                  ----------     ----------     ----------       ----------       ----------
     Total Trading Results....................    (1,003,025)      (194,951)    (1,938,137)      (1,281,193)          86,556
Interest income (Morgan Stanley DW)...........        69,032        299,214        764,243        1,274,899          521,699
                                                  ----------     ----------     ----------       ----------       ----------
     Total....................................      (933,993)       104,263     (1,173,894)          (6,294)         608,255
                                                  ----------     ----------     ----------       ----------       ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)............       272,675        377,037      1,369,546        1,547,098          852,522
Management fees...............................        77,908        107,725        391,300          442,028          243,578
                                                  ----------     ----------     ----------       ----------       ----------
     Total....................................       350,583        484,762      1,760,846        1,989,126        1,096,100
                                                  ----------     ----------     ----------       ----------       ----------
NET LOSS......................................    (1,284,576)      (380,499)    (2,934,740)      (1,995,420)        (487,845)
                                                  ==========     ==========     ==========       ==========       ==========
Net Loss Allocation:
  Limited Partners............................    (1,266,452)      (375,706)    (2,900,116)      (1,972,281)        (481,546)
  General Partner.............................       (18,124)        (4,793)       (34,624)         (23,139)          (6,299)
Net Loss per Unit:
  Limited Partners............................         (0.56)         (0.15)         (1.07)           (0.73)           (1.07)
  General Partner.............................         (0.56)         (0.15)         (1.07)           (0.73)           (1.07)

   The accompanying notes are an integral part of these financial statements.

                         MORGAN STANLEY CHARTER SERIES
             (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER SERIES)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
           For the Three Months Ended March 31, 2002 (unaudited) and
              for the Years Ended December 31, 2001, 2000 and 1999

                                               UNITS OF
                                              PARTNERSHIP         LIMITED          GENERAL
                                               INTEREST           PARTNERS         PARTNER          TOTAL
                                             -------------       ----------       ---------       ----------
                                               (NOTE 1)              $                $               $
]
MORGAN STANLEY CHARTER
  MSFCM L.P. (FORMERLY, MORGAN STANLEY DEAN WITTER DWFCM L.P.)
Partners' Capital, December 31, 1998.....    2,919,789.900       44,949,810         522,358       45,472,168
Net loss.................................         --             (4,013,384)        (48,099)      (4,061,483)
Redemptions..............................     (360,673.500)      (5,225,471)         --           (5,225,471)
                                             -------------       ----------       ---------       ----------
Partners' Capital, December 31, 1999.....    2,559,116.400       35,710,955         474,259       36,185,214
Offering of Units........................       21,412.187          343,831          --              343,831
Net income...............................         --              7,257,147         112,798        7,369,945
Redemptions..............................     (444,728.953)      (6,516,679)         --           (6,516,679)
                                             -------------       ----------       ---------       ----------
Partners' Capital, December 31, 2000.....    2,135,799.634       36,795,254         587,057       37,382,311
Offering of Units........................      619,493.785       10,799,873          --           10,799,873
Net loss.................................         --             (1,410,776)        (19,411)      (1,430,187)
Redemptions..............................     (249,977.725)      (4,352,049)         --           (4,352,049)
                                             -------------       ----------       ---------       ----------
Partners' Capital, December 31, 2001.....    2,505,315.694       41,832,302         567,646       42,399,948
Offering of Units........................      249,499.976        4,226,055          --            4,226,055
Net loss.................................         --               (312,094)         (4,060)        (316,154)
Redemptions..............................      (75,937.527)      (1,296,803)         --           (1,296,803)
                                             -------------       ----------       ---------       ----------
Partners' Capital, March 31, 2002........    2,678,878.143       44,449,460         563,586       45,013,046
                                             =============       ==========       =========       ==========

             For the Three Months Ended March 31, 2002 (unaudited),
                 for the Years Ended December 31, 2001 and 2000
       and for the Period from March 1, 1999 (commencement of operations)
                              to December 31, 1999

                                              UNITS OF
                                             PARTNERSHIP          LIMITED         GENERAL
                                              INTEREST           PARTNERS         PARTNER           TOTAL
                                            -------------       -----------       --------       -----------
                                                                     $               $                $
MORGAN STANLEY CHARTER
  GRAHAM L.P. (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.)
Partners' Capital,
  Initial Offering......................      436,313.664         4,303,136         60,000         4,363,136
Offering of Units.......................    1,612,075.766        15,122,352        160,000        15,282,352
Net income..............................         --               1,408,675         16,504         1,425,179
Redemptions.............................      (41,053.445)         (409,555)         --             (409,555)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 1999....    2,007,335.985        20,424,608        236,504        20,661,112
Offering of Units.......................      768,712.178         7,657,343         30,000         7,687,343
Net income..............................         --               5,265,407         58,472         5,323,879
Redemptions.............................     (484,404.373)       (4,901,176)         --           (4,901,176)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 2000....    2,291,643.790        28,446,182        324,976        28,771,158
Offering of Units.......................    1,560,633.916        20,661,938        151,000        20,812,938
Net income..............................         --               3,223,806         34,954         3,258,760
Redemptions.............................     (371,731.370)       (4,902,088)         --           (4,902,088)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 2001....    3,480,546.336        47,429,838        510,930        47,940,768
Offering of Units.......................      639,732.200         8,546,926        100,000         8,646,926
Net loss................................         --              (2,478,545)       (27,104)       (2,505,649)
Redemptions.............................     (129,015.939)       (1,753,089)         --           (1,753,089)
                                            -------------       -----------       --------       -----------
Partners' Capital, March 31, 2002.......    3,991,262.597        51,745,130        583,826        52,328,956
                                            =============       ===========       ========       ===========

   The accompanying notes are an integral part of these financial statements.

                         MORGAN STANLEY CHARTER SERIES
             (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER SERIES)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
             For the Three Months Ended March 31, 2002 (unaudited),
                 for the Years Ended December 31, 2001 and 2000
       and for the Period from March 1, 1999 (commencement of operations)
                              to December 31, 1999

                                              UNITS OF
                                             PARTNERSHIP          LIMITED         GENERAL
                                              INTEREST           PARTNERS         PARTNER           TOTAL
                                            -------------       -----------       --------       -----------
                                                                     $               $                $
MORGAN STANLEY CHARTER
  MILLBURN L.P. (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.)
Partners' Capital,
  Initial Offering......................      483,488.295         4,774,883         60,000         4,834,883
Offering of Units.......................    2,079,748.071        20,678,854        225,000        20,903,854
Net loss................................         --              (1,909,044)       (20,909)       (1,929,953)
Redemptions.............................      (53,025.935)         (505,064)         --             (505,064)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 1999....    2,510,210.431        23,039,629        264,091        23,303,720
Offering of Units.......................      993,751.374         8,793,482         25,000         8,818,482
Net income..............................         --               3,310,250         35,529         3,345,779
Redemptions.............................     (639,474.070)       (5,685,382)         --           (5,685,382)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 2000....    2,864,487.735        29,457,979        324,620        29,782,599
Offering of Units.......................      905,670.879         9,005,536         50,000         9,055,536
Net loss................................         --              (3,592,200)       (39,450)       (3,631,650)
Redemptions.............................     (494,506.218)       (4,987,884)         --           (4,987,884)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 2001....    3,275,652.396        29,883,431        335,170        30,218,601
Offering of Units.......................      286,766.589         2,599,076          --            2,599,076
Net loss................................         --                (750,706)        (8,487)         (759,193)
Redemptions.............................     (197,676.164)       (1,803,976)         --           (1,803,976)
                                            -------------       -----------       --------       -----------
Partners' Capital, March 31, 2002.......    3,364,742.821        29,927,825        326,683        30,254,508
                                            =============       ===========       ========       ===========

             For the Three Months Ended March 31, 2002 (unaudited),
                 for the Years Ended December 31, 2001 and 2000
       and for the Period from March 1, 1999 (commencement of operations)
                              to December 31, 1999

                                              UNITS OF
                                             PARTNERSHIP          LIMITED         GENERAL
                                              INTEREST           PARTNERS         PARTNER           TOTAL
                                            -------------       -----------       --------       -----------
                                                                     $               $                $
MORGAN STANLEY CHARTER
  WELTON L.P. (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.)
Partners' Capital, Initial Offering.....      580,145.052         5,731,450         70,000         5,801,450
Offering of Units.......................    2,067,456.248        18,109,078        200,000        18,309,078
Net loss................................         --                (481,546)        (6,299)         (487,845)
Redemptions.............................      (63,501.129)         (545,322)         --             (545,322)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 1999....    2,584,100.171        22,813,660        263,701        23,077,361
Offering of Units.......................      866,731.444         7,100,282         25,000         7,125,282
Net loss................................         --              (1,972,281)       (23,139)       (1,995,420)
Redemptions.............................     (729,623.322)       (5,897,782)         --           (5,897,782)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 2000....    2,721,208.293        22,043,879        265,562        22,309,441
Offering of Units.......................      409,666.930         2,990,346          --            2,990,346
Net loss................................         --              (2,900,116)       (34,624)       (2,934,740)
Redemptions.............................     (795,064.911)       (5,711,971)         --           (5,711,971)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 2001....    2,335,810.312        16,422,138        230,938        16,653,076
Offering of Units.......................       96,073.763           640,987          --              640,987
Net loss................................         --              (1,266,452)       (18,124)       (1,284,576)
Redemptions.............................     (194,112.101)       (1,307,426)         --           (1,307,426)
                                            -------------       -----------       --------       -----------
Partners' Capital, March 31, 2002.......    2,237,771.974        14,489,247        212,814        14,702,061
                                            =============       ===========       ========       ===========

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER MSFCM L.P.
           (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.)
                            STATEMENTS OF CASH FLOWS

                                       FOR THE THREE MONTHS                     FOR THE YEARS ENDED
                                         ENDED MARCH 31,                           DECEMBER 31,
                                    --------------------------       -----------------------------------------
                                       2002           2001              2001           2000           1999
                                    -----------    -----------       -----------    -----------    -----------
                                         $              $                 $              $              $
                                    (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM
  OPERATING ACTIVITIES
Net income (loss)...............       (316,154)     1,128,332        (1,430,187)     7,369,945     (4,061,483)
Noncash item included in net
  income (loss):
    Net change in unrealized....      2,064,115      1,460,600         4,973,466     (3,263,304)    (1,054,886)
(Increase) decrease in operating
  assets:
    Interest receivable (Morgan
      Stanley DW)...............            887         17,377           116,097        (52,908)         8,818
Increase (decrease) in operating
  liabilities:
    Accrued brokerage fees
      (Morgan Stanley DW).......          3,135         28,748            68,395        184,421        --
    Accrued management fees
      (Morgan Stanley Futures &
      Currency Management)......            896          8,214            19,541        (39,318)       (22,557)
    Accrued incentive fees
      (Morgan Stanley Futures &
      Currency Management)......        --             (56,820)         (205,168)       205,168        --
    Accrued administrative
      expenses..................        --             --                --             (70,250)        (7,619)
                                    -----------    -----------       -----------    -----------    -----------
Net cash provided by (used for)
  operating activities..........      1,752,879      2,586,451         3,542,144      4,333,754     (5,137,727)
                                    -----------    -----------       -----------    -----------    -----------

CASH FLOWS FROM
  FINANCING ACTIVITIES
Offering of Units...............      4,226,055      1,464,894        10,799,873        343,831        --
Increase (decrease) in
  subscriptions receivable......        (74,667)      (183,376)       (1,082,400)      (193,359)       --
Increase (decrease) in
  redemptions payable...........       (595,588)      (297,213)         (141,583)       404,024        286,839
Redemptions of Units............     (1,296,803)    (1,103,053)       (4,352,049)    (6,516,679)    (5,225,471)
                                    -----------    -----------       -----------    -----------    -----------
Net cash provided by (used for)
  financing activities..........      2,258,997       (118,748)        5,223,841     (5,962,183)    (4,938,632)
                                    -----------    -----------       -----------    -----------    -----------
Net increase (decrease) in
  cash..........................      4,011,876      2,467,703         8,765,985     (1,628,429)   (10,076,359)
Balance at beginning of
  period........................     43,273,083     34,507,098        34,507,098     36,135,527     46,211,886
                                    -----------    -----------       -----------    -----------    -----------
Balance at end of period........     47,284,959     36,974,801        43,273,083     34,507,098     36,135,527
                                    ===========    ===========       ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER GRAHAM L.P.
           (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.)

                            STATEMENTS OF CASH FLOWS

                                                                                                 FOR THE PERIOD
                                                                                                      FROM
                                                                                                  MARCH 1, 1999
                                      FOR THE THREE MONTHS           FOR THE YEARS ENDED          (COMMENCEMENT
                                        ENDED MARCH 31,                 DECEMBER 31,            OF OPERATIONS) TO
                                   --------------------------    ---------------------------      DECEMBER 31,
                                      2002           2001           2001             2000             1999
                                   -----------    -----------    ----------       ----------    -----------------
                                        $              $             $                $                 $
                                   (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM
  OPERATING ACTIVITIES
Net income (loss)..............    (2,505,649)     2,946,614      3,258,760        5,323,879        1,425,179
Noncash item included in net
  income (loss):
    Net change in unrealized...      (302,510)       205,643      2,549,392       (2,344,969)      (1,070,531)
(Increase) decrease in
  operating assets:
    Interest receivable (Morgan
      Stanley DW)..............        (2,477)         5,116         72,477          (63,257)         (78,774)
Increase (decrease) in
  operating liabilities:
    Accrued brokerage fees
      (Morgan Stanley DW)......        35,553         27,654        115,492           41,311          108,150
    Accrued management fees....        10,159         79,202         32,997           11,803           30,900
    Accrued incentive fees.....            --       (254,022)      (860,827)         860,827         --
                                   ----------     ----------     ----------       ----------       ----------
Net cash provided by (used for)
  operating activities.........    (2,764,924)     2,938,907      5,168,291        3,829,594          414,924
                                   ----------     ----------     ----------       ----------       ----------

CASH FLOWS FROM FINANCING
  ACTIVITIES
Initial offering                           --             --         --               --            4,363,136
Offering of Units..............     8,646,926      2,484,416     20,812,938        7,687,343       15,282,352
(Increase) decrease in
  subscriptions receivable.....      (530,153)      (465,229)    (2,175,483)         558,682         (811,200)
Increase (decrease) in
  redemptions payable..........       167,893       (344,028)      (226,515)         328,118          228,143
Redemptions of Units...........    (1,753,089)      (769,931)    (4,902,088)      (4,901,176)        (409,555)
                                   ----------     ----------     ----------       ----------       ----------
Net cash provided by financing
  activities...................     6,531,577        905,228     13,508,852        3,672,967       18,652,876
                                   ----------     ----------     ----------       ----------       ----------
Net increase in cash...........     3,766,653      3,844,135     18,677,143        7,502,561       19,067,800
Balance at beginning of
  period.......................    45,247,504     26,570,361     26,570,361       19,067,800         --
                                   ----------     ----------     ----------       ----------       ----------
Balance at end of period.......    49,014,157     30,414,496     45,247,504       26,570,361       19,067,800
                                   ==========     ==========     ==========       ==========       ==========

   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY CHARTER MILLBURN L.P.
          (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.)

                            STATEMENTS OF CASH FLOWS

                                                                                                 FOR THE PERIOD
                                                                                                      FROM
                                                                                                  MARCH 1, 1999
                                      FOR THE THREE MONTHS           FOR THE YEARS ENDED          (COMMENCEMENT
                                        ENDED MARCH 31,                 DECEMBER 31,            OF OPERATIONS) TO
                                   --------------------------    ---------------------------      DECEMBER 31,
                                      2002           2001           2001             2000             1999
                                   -----------    -----------    ----------       ----------    -----------------
                                        $              $             $                $                 $
                                   (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM
  OPERATING ACTIVITIES
Net income (loss)..............      (759,193)     2,445,156     (3,631,650)       3,345,779       (1,929,953)
Noncash item included in net
  income (loss):
    Net change in unrealized...     2,055,242      1,039,701      3,536,111       (4,050,018)        (920,823)
(Increase) decrease in
  operating assets:
    Interest receivable (Morgan
      Stanley DW)..............         2,748         10,223         95,074          (45,348)         (96,202)
Increase in operating
  liabilities:
    Accrued brokerage fees
      (Morgan Stanley DW)......         5,006         27,532         19,109           20,836          129,371
    Accrued management fees....         1,431          7,867          5,460            5,953           36,963
                                   ----------     ----------     ----------       ----------       ----------
Net cash provided by (used for)
  operating activities.........     1,305,234      3,530,479         24,104         (722,798)      (2,780,644)
                                   ----------     ----------     ----------       ----------       ----------

CASH FLOWS FROM FINANCING
  ACTIVITIES
Initial offering...............        --             --             --               --            4,834,883
Offering of Units..............     2,599,076      2,160,970      9,055,536        8,818,482       20,903,854
(Increase) decrease in
  subscriptions receivable.....        36,058       (120,704)      (409,676)         610,910       (1,013,235)
Increase (decrease) in
  redemptions payable..........       341,116       (229,472)      (354,584)         381,322          237,975
Redemptions of Units...........    (1,803,976)      (827,920)    (4,987,884)      (5,685,382)        (505,064)
                                   ----------     ----------     ----------       ----------       ----------
Net cash provided by financing
  activities...................     1,172,274        982,874      3,303,392        4,125,332       24,458,413
                                   ----------     ----------     ----------       ----------       ----------
Net increase in cash...........     2,477,508      4,513,353      3,327,496        3,402,534       21,677,769
Balance at beginning of
  period.......................    28,407,799     25,080,303     25,080,303       21,677,769         --
                                   ----------     ----------     ----------       ----------       ----------
Balance at end of period.......    30,885,307     29,593,656     28,407,799       25,080,303       21,677,769
                                   ==========     ==========     ==========       ==========       ==========

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER WELTON L.P.
           (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.)

                            STATEMENTS OF CASH FLOWS

                                                                                                 FOR THE PERIOD
                                                                                                      FROM
                                                                                                  MARCH 1, 1999
                                      FOR THE THREE MONTHS           FOR THE YEARS ENDED          (COMMENCEMENT
                                        ENDED MARCH 31,                 DECEMBER 31,            OF OPERATIONS) TO
                                   --------------------------    ---------------------------      DECEMBER 31,
                                      2002           2001           2001             2000             1999
                                   -----------    -----------    ----------       ----------    -----------------
                                        $              $             $                $                 $
                                   (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM
  OPERATING ACTIVITIES

Net loss.......................    (1,284,576)      (380,499)    (2,934,740)      (1,995,420)        (487,845)

Noncash item included in net
  loss:

    Net change in unrealized...      (720,814)     1,595,700      3,175,394       (1,578,590)      (1,722,849)

(Increase) decrease in
  operating assets:

    Net option premiums........       346,823        101,918        129,234          459,306         (403,312)

    Interest receivable (Morgan
      Stanley DW)..............         5,451         15,587         82,506          (27,259)         (83,547)

Increase (decrease) in
  operating liabilities:

    Accrued brokerage fees
      (Morgan Stanley DW)......       (21,167)         2,363        (17,538)            (967)         120,848

    Accrued management fees....        (6,047)           675         (5,012)            (276)          34,528
                                   ----------     ----------     ----------       ----------       ----------

Net cash provided by (used for)
  operating activities.........    (1,680,330)     1,335,744        429,844       (3,143,206)      (2,542,177)
                                   ----------     ----------     ----------       ----------       ----------

CASH FLOWS FROM FINANCING
  ACTIVITIES

Initial offering...............        --             --             --               --            5,801,450

Offering of Units..............       640,987      1,304,765      2,990,346        7,125,282       18,309,078

(Increase) decrease in
  subscriptions receivable.....      (139,950)       (48,585)       189,550          683,374         (948,424)

Increase (decrease) in
  redemptions payable..........      (185,337)      (437,012)      (185,175)         549,196          222,634

Redemptions of Units...........    (1,307,426)      (883,165)    (5,711,971)      (5,897,782)        (545,322)
                                   ----------     ----------     ----------       ----------       ----------

Net cash provided by (used for)
  financing activities.........      (991,726)       (63,997)    (2,717,250)       2,460,070       22,839,416
                                   ----------     ----------     ----------       ----------       ----------

Net increase (decrease) in
  cash.........................    (2,672,056)     1,271,747     (2,287,406)        (683,136)      20,297,239

Balance at beginning of
  period.......................    17,326,697     19,614,103     19,614,103       20,297,239         --
                                   ----------     ----------     ----------       ----------       ----------

Balance at end of period.......    14,654,641     20,885,850     17,326,697       19,614,103       20,297,239
                                   ==========     ==========     ==========       ==========       ==========

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER MSFCM L.P.
           (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.)
                            SCHEDULE OF INVESTMENTS

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2001: $42,399,948

                                                                       NET                          NUMBER OF
                                          LONG          SHORT      UNREALIZED    PERCENTAGE OF     CONTRACTS/
   FUTURES AND FORWARD CONTRACTS:      GAIN/(LOSS)   GAIN/(LOSS)   GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNT
   ------------------------------      -----------   -----------   -----------   -------------   ---------------
                                            $             $             $              %
Foreign currency.....................  (1,557,847)    1,193,718      (364,129)       (0.86)       2,268,192,000
Interest rate........................          --       311,908       311,908         0.74                  792
Commodity............................  (1,148,932)      183,470      (965,462)       (2.28)                 467
                                       ----------     ---------    ----------        -----
     Grand Total:....................  (2,706,779)    1,689,069    (1,017,683)       (2.40)
                                       ==========     =========                      =====
     Unrealized Currency Loss........                                 (83,782)
                                                                   ----------
     Net Unrealized Loss per
       Statement of Financial
       Condition.....................                              (1,101,465)
                                                                   ==========

                       MORGAN STANLEY CHARTER GRAHAM L.P.
           (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.)
                            SCHEDULE OF INVESTMENTS

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2001: $47,940,768

                                                                       NET                          NUMBER OF
                                          LONG          SHORT      UNREALIZED    PERCENTAGE OF     CONTRACTS/
   FUTURES AND FORWARD CONTRACTS:      GAIN/(LOSS)   GAIN/(LOSS)   GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNT
   ------------------------------      -----------   -----------   -----------   -------------   ---------------
                                            $             $             $              %
Foreign currency.....................    934,741      1,007,431     1,942,172         4.05        2,398,800,974
Interest rate........................    (55,801)       (92,474)     (148,275)       (0.31)               3,454
Commodity............................   (633,879)       (36,080)     (669,959)       (1.40)               1,241
Equity...............................     14,300        (40,973)      (26,673)       (0.05)                  62
                                        --------      ---------     ---------        -----
     Grand Total:....................    259,361        837,904     1,097,265         2.29
                                        ========      =========                      =====
     Unrealized Currency Loss........                                (231,157)
                                                                    ---------
     Net Unrealized Gain per
       Statement of Financial
       Condition.....................                                 866,108
                                                                    =========

   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY CHARTER MILLBURN L.P.
          (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.)
                            SCHEDULE OF INVESTMENTS

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2001: $30,218,601

                                                                       NET                          NUMBER OF
                                          LONG          SHORT      UNREALIZED    PERCENTAGE OF     CONTRACTS/
   FUTURES AND FORWARD CONTRACTS:      GAIN/(LOSS)   GAIN/(LOSS)   GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNT
   ------------------------------      -----------   -----------   -----------   -------------   ---------------
                                            $             $             $              %
Foreign currency.....................    537,188      1,119,535     1,656,723         5.48*       3,503,740,000
Interest rate........................    (42,624)       150,141       107,517         0.36                  704
Commodity............................   (312,108)       100,695      (211,413)       (0.70)                 263
Equity...............................       (737)         4,219         3,482         0.01                   57
                                        --------      ---------     ---------        -----
     Grand Total:....................    181,719      1,374,590     1,556,309         5.15
                                        ========      =========                      =====
     Unrealized Currency Loss........                                (121,579)
                                                                    ---------
     Net Unrealized Gain per
       Statement of Financial
       Condition.....................                               1,434,730
                                                                    =========

* No single contract's value exceeds 5% of Net Assets.

                       MORGAN STANLEY CHARTER WELTON L.P.
           (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.)
                            SCHEDULE OF INVESTMENTS

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2001: $16,653,076

                                                                       NET                          NUMBER OF
                                          LONG          SHORT      UNREALIZED    PERCENTAGE OF     CONTRACTS/
   FUTURES AND FORWARD CONTRACTS:      GAIN/(LOSS)   GAIN/(LOSS)   GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNT
   ------------------------------      -----------   -----------   -----------   -------------   ---------------
                                            $             $             $              %
Commodity............................   (370,424)        17,838      (352,586)       (2.12)             621
Interest rate........................     14,100        101,428       115,528         0.69              481
Foreign currency.....................         --        300,875       300,875         1.81              398
Equity...............................     39,687        (10,150)       29,537         0.18              222
                                        --------      ---------     ---------        -----
     Grand Total:....................   (316,637)       409,991        93,354         0.56
                                        ========      =========                      =====
     Unrealized Currency Gain........                                  32,691
                                                                    ---------
     Net Unrealized Gain per
       Statement of Financial
       Condition.....................                                 126,045
                                                                    =========

   The accompanying notes are an integral part of these financial statements.

                         MORGAN STANLEY CHARTER SERIES
             (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER SERIES)

                         NOTES TO FINANCIAL STATEMENTS

     (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 2002 AND
                          MARCH 31, 2001 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION -- Morgan Stanley Charter MSFCM L.P. (formerly, Morgan Stanley Dean Witter Charter DWFCM L.P.) ("Charter MSFCM"), Morgan Stanley Charter Graham L.P. (formerly, Morgan Stanley Dean Witter Charter Graham L.P.) ("Charter Graham"), Morgan Stanley Charter Millburn L.P. (formerly, Morgan Stanley Dean Witter Charter Millburn L.P.) ("Charter Millburn"), and Morgan Stanley Charter Welton L.P. (formerly, Morgan Stanley Dean Witter Charter Welton L.P.) ("Charter Welton") (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including foreign currencies, financial instruments, metals, energy and agricultural products (collectively, "futures interests").

The general partner for each Partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Morgan Stanley DW Inc. ("Morgan Stanley DW"). The clearing commodity brokers are Morgan Stanley & Co., Inc. ("Morgan Stanley") and Morgan Stanley & Co. International Limited ("Morgan Stanley International"). The trading advisor for Charter MSFCM is Morgan Stanley Futures & Currency Management Inc. ("Morgan Stanley Futures & Currency Management"). Prior to November 2000, Carr Futures Inc. ("Carr") provided clearing and execution services to the Partnerships. Demeter, Morgan Stanley DW, Morgan Stanley, Morgan Stanley International and Morgan Stanley Futures & Currency Management are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.

On October 11, 2000, DWFCM International Access Fund L.P. changed its name to Morgan Stanley Dean Witter Charter DWFCM L.P. and became one of the Charter Series of funds effective December 1, 2000. Each outstanding unit of limited partnership interest ("Unit(s)") in DWFCM International Access Fund L.P. was converted to 100 Units of Charter MSFCM. The number of Units outstanding, net income or loss per Unit and Net Asset Value per Unit have been adjusted for all prior reporting periods to reflect this conversion.

Effective April 2, 2001, Dean Witter Reynolds Inc. changed its name to Morgan Stanley DW Inc.

Effective November 1, 2001, Morgan Stanley Dean Witter Charter DWFCM L.P., Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P. and Morgan Stanley Dean Witter Charter Welton L.P. were renamed Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P. and Morgan Stanley Charter Welton L.P., respectively.

Effective November 8, 2001, Dean Witter Futures & Currency Management Inc. changed its name to Morgan Stanley Futures & Currency Management Inc.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the Limited Partners based on their proportional ownership interests.

USE OF ESTIMATES -- The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

                         MORGAN STANLEY CHARTER SERIES
             (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER SERIES)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 2002 AND
                          MARCH 31, 2001 IS UNAUDITED)

REVENUE RECOGNITION -- The partnerships trade contracts which are accounted for on a trade-date basis and marked-to-market on a daily basis. The resulting net change in unrealized gains and losses is reflected in the change in unrealized profit (loss) on open contracts from one period to the next in the statements of operations. Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized profit (loss) on open contracts from one period to the next in the statement of operations. Monthly, Morgan Stanley DW credits each Partnership with interest income on 100% of its average daily funds held at Morgan Stanley DW. In addition, Morgan Stanley DW credits each Partnership with 100% of the interest income Morgan Stanley DW receives from Morgan Stanley and Morgan Stanley International with respect to such Partnership's assets deposited as margin. The interest rates used are equal to that earned by Morgan Stanley DW on its U.S. Treasury bill investments. Prior to December 1, 2000, Charter MSFCM was credited with interest income based on 80% of the average daily Net Assets for the month at a rate equal to the average yield on 13-week U.S. Treasury bills. For purposes of such interest payments Net Assets do not include monies due the Partnerships on forward contracts and other futures interests, but not actually received.

NET INCOME (LOSS) PER UNIT -- Net income (loss) per Unit is computed using the weighted average number of Units outstanding during the period.

CONDENSED SCHEDULE OF INVESTMENTS -- In March 2001, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee issued Statement of Position ("SOP") 01-1, "Amendment to the Scope of Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to Include Commodity Pools" effective for fiscal years ending after December 15, 2001. Accordingly, commodity pools are now required to include a condensed schedule of investments identifying those investments which constitute more than 5% of net assets, taking long and short positions into account separately.

EQUITY IN FUTURES INTERESTS TRADING ACCOUNTS -- The Partnerships' asset "Equity in futures interests trading accounts," reflected in the statements of financial condition, consists of (A) cash on deposit with Morgan Stanley DW, Morgan Stanley and Morgan Stanley International to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market, and calculated as the difference between original contract value and market value, and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums. The market value of contracts is based on closing prices quoted by the exchange, bank, or clearing firm through which the contracts are traded.

The Partnerships, in their normal course of business, enter into various contracts with Morgan Stanley and Morgan Stanley International acting as their commodity brokers. Pursuant to brokerage agreements with Morgan Stanley and Morgan Stanley International, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis in the Partnerships' statements of financial condition.

The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under terms of the master netting agreements with Morgan Stanley and Morgan Stanley International, the sole counterparties on such contracts. The Partnerships have consistently applied their right to offset.

                         MORGAN STANLEY CHARTER SERIES
             (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER SERIES)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 2002 AND
                          MARCH 31, 2001 IS UNAUDITED)


BROKERAGE AND RELATED TRANSACTION FEES AND COSTS -- Each Partnership pays a flat-rate monthly brokerage fee of 1/12 of 6.75% of the Partnership's Net Assets as of the first day of each month (a 6.75% annual rate). Such fees currently cover all brokerage commissions, transaction fees and costs and ordinary administrative and offering expenses.


Prior to December 1, 2000, Charter MSFCM accrued brokerage commissions on a half-turn basis at 80% of Morgan Stanley DW's published non-member rates and transaction fees and costs were accrued on a half-turn basis. Brokerage commissions and transaction fees chargeable to the Partnership were capped at 13/20 of 1% per month (a maximum 7.8% annual rate) of the Partnership's adjusted month-end Net Assets.

OPERATING EXPENSES -- Each of the Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses, including legal, auditing, accounting, filing fees and other related expenses, are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.

Prior to December 1, 2000, Charter MSFCM paid all operating expenses related to its trading activities, to a maximum 1/4 of 1% annually of its average month-end Net Assets. Charter MSFCM's operating expenses included filing fees, legal, auditing, accounting, mailing, printing and other incidental expenses as permitted by the Limited Partnership Agreement.

INCOME TAXES -- No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS -- Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

CONTINUING OFFERING -- Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit at monthly closings held as of the last day of each month. No selling commissions or charges related to the continuing offering of Units will be paid by the Limited Partners or the Partnerships. Morgan Stanley DW will pay all such costs.

REDEMPTIONS -- Limited Partners may redeem some or all of their Units as of the last day of the sixth month following the closing at which a person first becomes a Limited Partner. Redemptions may only be made in whole Units, with a minimum of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in the Partnerships.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW.

EXCHANGES -- On the last day of the first month which occurs more than 180 days after a person first becomes a Limited Partner in any of the Partnerships, and at the end of each month thereafter, Limited Partners may transfer their investment among the Partnerships (subject to

                         MORGAN STANLEY CHARTER SERIES
             (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER SERIES)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 2002 AND
                          MARCH 31, 2001 IS UNAUDITED)
certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

DISSOLUTION OF THE PARTNERSHIPS -- Charter MSFCM will terminate on December 31, 2025 and Charter Graham, Charter Millburn and Charter Welton will terminate on December 31, 2035 or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

2. RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage fees to Morgan Stanley DW as described in Note
1. Each Partnership's cash is on deposit with Morgan Stanley DW, Morgan Stanley and Morgan Stanley International in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

Demeter, on behalf of Charter MSFCM and itself, entered into a management agreement with Morgan Stanley Futures & Currency Management to make all trading decisions for the Partnership. Charter MSFCM pays management and incentive fees (if any) to Morgan Stanley Futures & Currency Management.

3. TRADING ADVISORS

Demeter, on behalf of Charter MSFCM, Charter Graham, Charter Millburn, and Charter Welton, retains certain commodity trading advisors to make all trading decision for the Partnerships. The trading advisors for each Partnership at December 31, 2001 were as follows:

Morgan Stanley Charter MSFCM L.P.
  Morgan Stanley Futures & Currency Management Inc.

Morgan Stanley Charter Graham L.P.
  Graham Capital Management, L.P.

Morgan Stanley Charter Millburn L.P.
  Millburn Ridgefield Corporation

Morgan Stanley Charter Welton L.P.
  Welton Investment Corporation

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE -- Each Partnership pays a flat-rate monthly fee of 1/12 of 2% of the Net Assets under management by each trading advisor as of the first day of each month (a 2% annual rate).

Prior to December 1, 2000, Charter MSFCM paid a monthly management fee equal to 1/4 of 1% (a 3% annual rate) of the Partnership's adjusted Net Assets, as defined in the management agreement, as of the last day of each month.

INCENTIVE FEE -- Each Partnership's incentive fee is equal to 20% of trading profits, which is paid on a quarterly basis for Charter MSFCM, and paid on a monthly basis for Charter Graham, Charter Millburn, and Charter Welton.

                         MORGAN STANLEY CHARTER SERIES
             (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER SERIES)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 2002 AND
                          MARCH 31, 2001 IS UNAUDITED)

Prior to December 1, 2000, Charter MSFCM paid a quarterly incentive fee equal to 15% of the trading profits earned by the Partnership as of the end of each calendar quarter.

Trading profits represent the amount by which profits from futures, forwards and options trading exceed losses after brokerage and management fees are deducted. When a trading advisor experiences losses with respect to Net Assets as of the end of a calendar month, quarterly with respect to Charter MSFCM, the trading advisor must earn back such losses before that trading advisor is eligible for an incentive fee in the future.

4. FINANCIAL INSTRUMENTS

The Partnerships trade futures contracts, options on futures contracts and forward contracts on physical commodities and other commodity interests, including foreign currencies, financial instruments, metals, energy and agricultural products. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

Each Partnership accounts for its derivative investments in accordance with the provisions of Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1) One or more underlying notional amounts or payment provisions;

(2) Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3) Terms require or permit net settlement.

Generally derivatives include futures, forward, swaps or options contracts, or other financial instruments with similar characteristics such as caps, floors and collars.

The net unrealized gains (losses) on open contracts at the dates indicated below reported as a component of "Equity in futures interests trading accounts" on the statements of financial condition, and their longest contract maturities were as follows:

CHARTER MSFCM

                          NET UNREALIZED GAINS/
                       (LOSSES) ON OPEN CONTRACTS            LONGEST MATURITIES
                   -----------------------------------   --------------------------
                                  OFF-                                      OFF-
                   EXCHANGE-   EXCHANGE-                   EXCHANGE-     EXCHANGE-
      DATE          TRADED       TRADED       TOTAL         TRADED         TRADED
      ----         ---------   ---------      -----        ---------     ---------
                       $           $            $
March 31, 2002     1,224,874   (4,390,454)  (3,165,580)  December 2002    June 2002
December 31, 2001   (737,333)    (364,132)  (1,101,465)      June 2003   April 2002
December 31, 2000  2,307,848    1,564,153    3,872,001       June 2002   March 2001

                         MORGAN STANLEY CHARTER SERIES
             (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER SERIES)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 2002 AND
                          MARCH 31, 2001 IS UNAUDITED)

CHARTER GRAHAM

                          NET UNREALIZED GAINS/
                       (LOSSES) ON OPEN CONTRACTS            LONGEST MATURITIES
                   -----------------------------------   ---------------------------
                                  OFF-                                       OFF-
                   EXCHANGE-   EXCHANGE-                   EXCHANGE-      EXCHANGE-
      DATE          TRADED       TRADED       TOTAL          TRADED         TRADED
      ----         ---------   ---------      -----        ---------      ---------
                       $           $            $
March 31, 2002     1,113,971       54,647    1,168,618   September 2003    June 2002
December 31, 2001  1,017,777     (151,669)     866,108        June 2003   March 2002
December 31, 2000  3,043,579      371,921    3,415,500        June 2002   March 2001

CHARTER MILLBURN

                          NET UNREALIZED GAINS/
                       (LOSSES) ON OPEN CONTRACTS          LONGEST MATURITIES
                   -----------------------------------   -----------------------
                                  OFF-                                   OFF-
                   EXCHANGE-   EXCHANGE-                 EXCHANGE-    EXCHANGE-
      DATE          TRADED       TRADED       TOTAL        TRADED       TRADED
      ----         ---------   ---------      -----      ---------    ---------
                       $           $            $
March 31, 2002       896,073   (1,516,585)    (620,512)   July 2002    June 2002
December 31, 2001   (221,988)   1,656,718    1,434,730   March 2002   March 2002
December 31, 2000  2,734,201    2,236,640    4,970,841    June 2001   March 2001

CHARTER WELTON

                          NET UNREALIZED GAINS/
                       (LOSSES) ON OPEN CONTRACTS            LONGEST MATURITIES
                   -----------------------------------   ---------------------------
                                  OFF-                                       OFF-
                   EXCHANGE-   EXCHANGE-                   EXCHANGE-      EXCHANGE-
      DATE          TRADED       TRADED       TOTAL          TRADED         TRADED
      ----         ---------   ---------      -----        ---------      ---------
                       $           $            $
March 31, 2002       846,859       --          846,859    December 2002       --
December 31, 2001    126,045       --          126,045   September 2002       --
December 31, 2000  3,301,439       --        3,301,439   September 2001       --

The Partnerships have credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnerships are involved is limited to the amounts reflected in the Partnerships' statements of financial condition.

The Partnerships also have credit risk because Morgan Stanley DW, Morgan Stanley and Morgan Stanley International act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures and futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Morgan Stanley DW, Morgan Stanley and Morgan Stanley International, each as a futures commission merchant for each Partnership's exchange-traded futures and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open futures and futures-styled options contracts, which funds, in the aggregate, totaled $48,509,833, $42,535,750, and $36,814,946 for Charter MSFCM,
$50,128,128, $46,265,281, and $29,613,940 for Charter Graham, $31,781,380,
$28,185,811, and $27,814,504 for Charter Millburn, and $15,501,500, $17,452,742,
and

                         MORGAN STANLEY CHARTER SERIES
             (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER SERIES)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 2002 AND
                          MARCH 31, 2001 IS UNAUDITED)

$22,915,542 for Charter Welton, at March 31, 2002 and December 31, 2001 and 2000, respectively. With respect to each Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gains (losses) on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of Morgan Stanley, the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with Morgan Stanley. These agreements, which seek to reduce both the Partnerships' and Morgan Stanley's exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships' credit risk in the event of Morgan Stanley's bankruptcy or insolvency.

5. FINANCIAL HIGHLIGHTS

CHARTER MSFCM

                                                             PER UNIT:
                                                             ---------
NET ASSET VALUE, JANUARY 1, 2001:........................     $17.50
                                                              ------
NET OPERATING RESULTS:
     Realized Profit.....................................       2.60
     Unrealized Loss.....................................      (2.19)
     Interest Income.....................................       0.63
     Expenses............................................      (1.62)
                                                              ------
     Net Loss............................................      (0.58)
                                                              ------
NET ASSET VALUE, DECEMBER 31, 2001:......................     $16.92
                                                              ======
     Expense Ratio.......................................        9.3%
     Net Loss Ratio......................................       (3.6%)
TOTAL RETURN:............................................       (3.3%)

CHARTER GRAHAM

                                                             PER UNIT:
                                                             ---------
NET ASSET VALUE, JANUARY 1, 2001:........................     $12.55
                                                              ------
NET OPERATING RESULTS:
     Realized Profit.....................................       3.56
     Unrealized Loss.....................................      (0.93)
     Interest Income.....................................       0.45
     Expenses............................................      (1.86)
                                                              ------
     Net Income..........................................       1.22
                                                              ------
NET ASSET VALUE, DECEMBER 31, 2001:......................     $13.77
                                                              ======
     Expense Ratio.......................................       13.8%
     Net Income Ratio....................................        8.8%
TOTAL RETURN:............................................        9.7%

                         MORGAN STANLEY CHARTER SERIES
             (FORMERLY, MORGAN STANLEY DEAN WITTER CHARTER SERIES)

                  NOTES TO FINANCIAL STATEMENTS -- (CONCLUDED)

     (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 2002 AND
                          MARCH 31, 2001 IS UNAUDITED)

CHARTER MILLBURN

                                                             PER UNIT:
                                                             ---------
NET ASSET VALUE, JANUARY 1, 2001:........................     $10.40
                                                              ------
NET OPERATING RESULTS:
     Realized Profit.....................................       0.52
     Unrealized Loss.....................................      (1.15)
     Interest Income.....................................       0.37
     Expenses............................................      (0.91)
                                                              ------
     Net Loss............................................      (1.17)
                                                              ------
NET ASSET VALUE, DECEMBER 31, 2001:......................     $ 9.23
                                                              ======
     Expense Ratio.......................................        9.0%
     Net Loss Ratio......................................      (11.7%)
TOTAL RETURN:............................................      (11.3%)

CHARTER WELTON

                                                             PER UNIT:
                                                             ---------
NET ASSET VALUE, JANUARY 1, 2001:........................     $ 8.20
                                                              ------
NET OPERATING RESULTS:
     Realized Profit.....................................       0.51
     Unrealized Loss.....................................      (1.20)
     Interest Income.....................................       0.29
     Expenses............................................      (0.67)
                                                              ------
     Net Loss............................................      (1.07)
                                                              ------
NET ASSET VALUE, DECEMBER 31, 2001:......................     $ 7.13
                                                              ======
     Expense Ratio.......................................        9.2%
     Net Loss Ratio......................................      (15.4%)
TOTAL RETURN:............................................      (13.0%)

6. LEGAL MATTERS

In April 2001, the Appellate Division of New York State dismissed the class action previously disclosed in the Partnership's Annual Report for the year ended December 31, 2000. Because plaintiffs did not exercise their right to appeal any further, this dismissal constituted a final resolution of the case.

                          INDEPENDENT AUDITORS' REPORT

The Limited Partners and the General Partner of
  Morgan Stanley Charter Campbell L.P.:

We have audited the accompanying statement of financial condition of Morgan Stanley Charter Campbell L.P. (the "Partnership") as of March 26, 2002. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such statement of financial condition presents fairly, in all material respects, the financial position of Morgan Stanley Charter Campbell L.P. at March 26, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

March 27, 2002
New York, New York

                      MORGAN STANLEY CHARTER CAMPBELL L.P.

 (LIMITED PARTNERS SHOULD NOTE THAT THEIR OWNERSHIP OF UNITS IN THE PARTNERSHIP
    DOES NOT RESULT IN THE OWNERSHIP OF ANY INTEREST IN THE GENERAL PARTNER)

                        STATEMENT OF FINANCIAL CONDITION
                                 MARCH 26, 2002

ASSETS
Equity in Commodity Interest Trading Account:
  Subscription Receivable (received March 27, 2002).........    $     20
                                                                ========

PARTNERS' CAPITAL
  Limited Partner--1 Unit Outstanding.......................    $     10
  General Partner--1 Unit Outstanding.......................          10
                                                                --------
                                                                $     20
                                                                ========

    The accompanying notes are an integral part of this financial statement.

                      MORGAN STANLEY CHARTER CAMPBELL L.P.
            NOTES TO STATEMENT OF FINANCIAL CONDITION -- (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--Morgan Stanley Charter Campbell L.P. (the "Partnership") is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act on March 26, 2002 to engage in the speculative trading of futures interests in global currency markets. Demeter Management Corporation, as the general partner of the Partnership (the "General Partner"), and Robert E. Murray, President of the General Partner, acting as initial Limited Partner, each made initial capital contributions of $10 to facilitate the filing of a Certificate of Limited Partnership under the Delaware Revised Uniform Limited Partnership Act.

The Partnership will offer 3,000,000 Units of Limited Partnership Interest ("Units") for sale to the public at an initial price of $10 per Unit. The minimum subscription for most subscribers will be $20,000, as described in the Partnership's Prospectus. If at least 500,000 Units of the Partnership are subscribed for during the "Initial Offering Period" (defined in the Prospectus as the period ending October 31, 2002, subject to earlier termination or extension to no later than December 31, 2002) the General Partner may accept such subscriptions at the "Initial Closing" (currently scheduled for July 31, 2002) and commence operations of such Partnership. Thereafter, Units of the Partnership will be sold at Monthly Closings at a price equal to 100% of the Net Asset Value per Unit (as described in the Partnership's Prospectus). If it appears that subscriptions will be received in excess of the Units available for sale, the General Partner may register additional Units for sale.

The Partnership's cash is on deposit with Morgan Stanley DW Inc., an affiliate of the General Partner, in a futures interest trading account. At each Monthly Closing, the General Partner will contribute, in $1,000 increments, to the Partnership, the additional amount in cash that is necessary for it at all times to own, for its account, Units of General Partnership Interest at least equal to the greater of $25,000 or 1% of aggregate capital contributions. The General Partner and each Limited Partner will share in the profits and losses of the Partnership in proportion to the amount of Partnership interest owned by each.

Both the General Partner and Morgan Stanley DW Inc. are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.

The Partnership will terminate on December 31, 2035 or at an earlier date if certain conditions occur as defined in the Partnership's Limited Partnership Agreement.

2. ORGANIZATION AND OFFERING EXPENSES

The Partnership is not liable for any organizational and offering expenses in connection with the issuance and distribution of the Units. Morgan Stanley DW Inc. has agreed to pay the organizational expenses of the Partnership and the expenses of offering the Units to the public.

The proceeds from the subscription of Units will be held in escrow and invested in an interest-bearing money market account. The pro-rata share of interest earned on accepted or rejected subscription funds while such funds are held in escrow will be credited to subscribers' customer accounts with Morgan Stanley DW Inc.

3. OTHER AGREEMENTS

The proceeds from the Initial and each Monthly Closing will be used to establish a futures interests trading account with Morgan Stanley DW Inc. for the Partnership's Trading Advisor, Campbell & Company, Inc.

                      MORGAN STANLEY CHARTER CAMPBELL L.P.
            NOTES TO STATEMENT OF FINANCIAL CONDITION -- (CONTINUED)

The Partnership will pay a monthly management fee to Campbell & Company, Inc. equal to 1/12 of 2.75% per month (a 2.75% annual rate) of the Partnership's Net Assets (as described in the Prospectus) as of the first day of each month.

The Partnership will also pay a monthly incentive fee to the Trading Advisor equal to 20% of "Trading profits" as to the Trading Advisor's allocated net assets as of the end of each calendar month. If the Trading Advisor has losses with respect to Net Assets at the end of each calendar month, the Trading Advisor must earn back such losses before the Trading Advisor is eligible for an incentive fee.

Under the Customer Agreement with Morgan Stanley DW Inc., the Partnership will pay Morgan Stanley DW Inc. a flat-rate monthly brokerage fee of 1/12 of 6.75% of Net Assets as of the first day of each month (a 6.75% annual rate).

Under the Customer Agreement with Morgan Stanley & Co., Inc., Morgan Stanley DW Inc. will pay or reimburse the Partnership for all fees and costs of Morgan Stanley & Co., Inc. for executing trades by the Partnership.

Morgan Stanley DW Inc. will credit the Partnership with interest income at month end at the rate earned by Dean Witter on its U.S. Treasury bills investments with customer segregated funds as if 100% of the Partnership's average daily assets for the month were invested at a prevailing rate on U.S. Treasury bills.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors of
  Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the "Company"), a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co., as of November 30, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
January 11, 2002

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

          PURCHASERS OF UNITS IN A CHARTER SERIES PARTNERSHIP WILL NOT
                     RECEIVE ANY INTEREST IN THIS COMPANY.


                       STATEMENTS OF FINANCIAL CONDITION
            MAY 31, 2002 (UNAUDITED) AND NOVEMBER 30, 2001 AND 2000


                                                                            NOVEMBER 30,
                                                  MAY 31,          -------------------------------
                                                    2002               2001               2000
                                                ------------       ------------       ------------
                                                     $                  $                  $
                                                (UNAUDITED)
ASSETS
Investments in affiliated partnerships......      24,339,947         23,969,483         22,094,121
Income taxes receivable.....................         103,839            603,715            578,533
Receivable from affiliated partnerships.....             641                680                723
                                                ------------       ------------       ------------
     Total Assets...........................      24,444,427         24,573,878         22,673,377
                                                ============       ============       ============

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Payable to Parent...........................      17,615,626         17,968,119         17,082,188
Accrued expenses............................          33,600             21,600                451
                                                ------------       ------------       ------------
  Total Liabilities.........................      17,649,226         17,989,719         17,082,639
                                                ------------       ------------       ------------

STOCKHOLDER'S EQUITY:
Common stock, no par value:
  Authorized 1,000 shares; outstanding 100
     shares at stated value of $500 per
     share..................................          50,000             50,000             50,000
Additional paid-in capital..................     123,170,000        123,170,000        123,170,000
Retained earnings...........................       6,645,201          6,434,159          5,440,738
                                                ------------       ------------       ------------
                                                 129,865,201        129,654,159        128,660,738
Less: Notes receivable from Parent..........    (123,070,000)      (123,070,000)      (123,070,000)
                                                ------------       ------------       ------------

  Total Stockholder's Equity................       6,795,201          6,584,159          5,590,738
                                                ------------       ------------       ------------

  Total Liabilities and Stockholder's
     Equity.................................      24,444,427         24,573,878         22,673,377
                                                ============       ============       ============

   The accompanying notes are an integral part of these financial condition.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)
                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
            MAY 31, 2002 (UNAUDITED) AND NOVEMBER 30, 2001 AND 2000


1. INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW>" or "Parent").

Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Morgan Stanley Spectrum Currency L.P. (formerly, Morgan Stanley Dean Witter Spectrum Currency L.P.), Morgan Stanley Spectrum Commodity L.P. (formerly, Morgan Stanley Dean Witter Spectrum Commodity L.P.), Morgan Stanley Spectrum Global Balanced L.P. (formerly, Morgan Stanley Dean Witter Spectrum Global Balanced L.P.), Morgan Stanley Spectrum Strategic L.P. (formerly, Morgan Stanley Dean Witter Spectrum Strategic L.P.), Morgan Stanley Spectrum Technical L.P. (formerly, Morgan Stanley Dean Witter Spectrum Technical L.P.), Morgan Stanley Spectrum Select L.P. (formerly, Morgan Stanley Dean Witter Spectrum Select L.P.), Morgan Stanley Dean Witter/Chesapeake L.P., Morgan Stanley Dean Witter/ JWH Futures Fund L.P., Morgan Stanley/Market Street Futures Fund L.P. (formerly, Morgan Stanley Dean Witter/Market Street Futures Fund L.P.), Morgan Stanley Charter MSFCM L.P. (formerly, Morgan Stanley Dean Witter Charter DWFCM L.P.) ("Charter MSFCM"), Morgan Stanley Charter Graham L.P. (formerly, Morgan Stanley Dean Witter Charter Graham L.P.) ("Charter Graham"), Morgan Stanley Charter Millburn L.P. (formerly, Morgan Stanley Dean Witter Charter Millburn L.P.) ("Charter Millburn"), Morgan Stanley Charter Welton L.P. (formerly, Morgan Stanley Dean Witter Charter Welton L.P.) ("Charter Welton"), Morgan Stanley Dean Witter Strategic Alternatives Fund L.P. ("SAFLP") and Morgan Stanley Dean Witter/Mark J. Walsh & Company, L.P.

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

The statements of financial condition are prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

On April 30, 1999, Dean Witter Spectrum Global Balanced L.P. changed its name to Morgan Stanley Dean Witter Spectrum Global Balanced L.P. On November 1, 2001, Morgan Stanley Dean Witter Spectrum Global Balanced L.P. changed its name to Morgan Stanley Spectrum Global Balanced L.P.

On April 30, 1999, Dean Witter Spectrum Select L.P. changed its name to Morgan Stanley Dean Witter Spectrum Select L.P. On November 1, 2001, Morgan Stanley Dean Witter Spectrum Select L.P. changed its name to Morgan Stanley Spectrum Select L.P.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)
           NOTES TO STATEMENTS OF FINANCIAL CONDITION -- (CONTINUED)
            MAY 31, 2002 (UNAUDITED) AND NOVEMBER 30, 2001 AND 2000


On April 30, 1999, Dean Witter Spectrum Strategic L.P. changed its name to Morgan Stanley Dean Witter Spectrum Strategic L.P. On November 1, 2001, Morgan Stanley Dean Witter Spectrum Strategic L.P. changed its name to Morgan Stanley Spectrum Strategic L.P.

On April 30, 1999, Dean Witter Spectrum Technical L.P. changed its name to Morgan Stanley Dean Witter Spectrum Technical L.P. On November 1, 2001, Morgan Stanley Dean Witter Spectrum Technical L.P. changed its name to Morgan Stanley Spectrum Technical L.P.

On May 4, 1999, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Dean Witter Strategic Alternatives L.P. ("SAFLP"). SAFLP is the domestic vehicle for investment of client assets. Morgan Stanley Dean Witter Strategic Alternatives Fund ("SAFF1"), is an umbrella unit trust, which is the offshore investment vehicle for client assets. Together SAFLP and SAFF1 are members of and invest 100% of their capital into Morgan Stanley Dean Witter Strategic Alternatives L.L.C. an investment vehicle organized to engage in the speculative trading of futures interests which commenced trading on May 4, 2000.

On July 6, 1999, DWR/Market Street Futures Fund L.P. changed its name to Morgan Stanley Dean Witter/Market Street Futures Fund L.P. On November 28, 2001, Morgan Stanley Dean Witter/ Market Street Futures Fund L.P. changed its name to Morgan Stanley/Market Street Futures Fund L.P.

On March 6, 2000, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency") and registered 12,000,000 Units to be offered to investors in a continuing public offering. Spectrum Currency commenced trading on July 5, 2000. On November 1, 2001, Morgan Stanley Dean Witter Spectrum Currency L.P. changed its name to Morgan Stanley Spectrum Currency L.P.

On March 7, 2000, Morgan Stanley Tangible Asset Fund L.P. changed its name to Morgan Stanley Dean Witter Spectrum Commodity L.P. On November 1, 2001, Morgan Stanley Dean Witter Spectrum Commodity L.P. changed its name to Morgan Stanley Spectrum Commodity L.P. ("Spectrum Commodity"). Spectrum Commodity registered 7,000,000 Units on March 6, 2000 and became open to new investment on a continuous basis as of that date. Effective March 6, 2000, Spectrum Commodity became part of the Morgan Stanley Spectrum Series of Funds.

On March 27, 2000, the Charter Series individually registered additional Units with the SEC: 6,000,000 Units of Charter Graham, 6,000,000 Units of Charter Millburn and 6,000,000 Units of Charter Welton, to be offered to investors in a continuing public offering.

Effective with the April 30, 2000 monthly closing, the exchange privilege among the Cornerstone Funds (a "Series Exchange") was terminated.

On June 7, 2000, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Dean Witter/Mark J. Walsh & Company, L.P. ("Walsh"). Walsh commenced trading on May 1, 2001.

On October 11, 2000, DWFCM International Access Fund L.P. changed its name to Morgan Stanley Dean Witter Charter DWFCM L.P. On November 1, 2001, Morgan Stanley Dean Witter Charter DWFCM L.P. changed its name to Morgan Stanley Charter MSFCM L.P. Charter MSFCM registered 1,750,000 Units on October 11, 2000 and became open to new investment on a continuous basis starting November 1, 2000. Effective December 1, 2000, Charter MSFCM became part of the Morgan Stanley Charter Series.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)
           NOTES TO STATEMENTS OF FINANCIAL CONDITION -- (CONTINUED)
            MAY 31, 2002 (UNAUDITED) AND NOVEMBER 30, 2001 AND 2000


On November 1, 2001, Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P. changed their names to Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., and Morgan Stanley Charter Welton L.P., respectively.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES -- The results of operations of Demeter are included in the consolidated federal income tax return of MSDW. Income taxes are computed on a separate company basis and are due to MSDW.

3. INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than 1 percent of the aggregate capital contributed to the partnership by all partners.


The total assets, liabilities and partners' capital of all the funds managed by Demeter at May 31, 2002 and November 30, 2001 and 2000 were as follows:


                                                                   NOVEMBER 30,
                                         MAY 31,         --------------------------------
                                          2002               2001               2000
                                      -------------      -------------      -------------
                                            $
                                       (UNAUDITED)             $                  $
Total assets......................    1,392,000,311      1,345,947,554      1,244,513,096
Total liabilities.................       25,895,175         21,606,995         27,380,688
Total partners' capital...........    1,366,105,136      1,324,340,559      1,217,132,408

Demeter's investments in such limited partnerships are carried at market value.

4. PAYABLE TO PARENT

The payable to Parent is primarily for amounts due for the purchase of partnership investments, income tax payments made by MSDW on behalf of Demeter and the cumulative results of operations.

5. NET WORTH REQUIREMENT


At May 31, 2002 and November 30, 2001 and 2000, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $123,070,000 at May 31, 2002 and November 30, 2001 and 2000.


The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)
           NOTES TO STATEMENTS OF FINANCIAL CONDITION -- (CONCLUDED)
            MAY 31, 2002 (UNAUDITED) AND NOVEMBER 30, 2001 AND 2000


6. LITIGATION

In April 2001, the Appellate Division of New York State dismissed the class action previously disclosed in Demeter's annual report for the year ended November 30, 2000. Because plaintiffs did not exercise their rights to appeal any further, this dismissal constituted a final resolution of the case.

                                                                       EXHIBIT A


                          TABLE OF CONTENTS TO FORM OF
             AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT FOR
        MORGAN STANLEY DEAN WITTER CHARTER [GRAHAM] [MILLBURN] [WELTON]
   [MSFCM] L.P. AND FORM OF LIMITED PARTNERSHIP AGREEMENT FOR MORGAN STANLEY
                             CHARTER CAMPBELL L.P.


                                                                         PAGE
      1.  Formation; Name.............................................   A-2
      2.  Office......................................................   A-3
      3.  Business....................................................   A-3
      4.  Term; Dissolution; Fiscal Year..............................   A-3
          (a)  Term...................................................   A-3
          (b)  Dissolution............................................   A-4
          (c)  Fiscal Year............................................   A-4
      5.  Net Worth of General Partner................................   A-4
          Capital Contributions and Offering of Units of Limited
      6.  Partnership Interest........................................   A-5
          Allocation of Profits and Losses; Accounting; Other
      7.  Matters.....................................................   A-8
          (a)  Capital Accounts.......................................   A-8
          (b)  Monthly Allocations....................................   A-8
          (c)  Allocation of Profit and Loss for Federal Income Tax
               Purposes...............................................   A-8
          (d)  Definitions; Accounting................................   A-10
          (e)  Expenses and Limitations Thereof.......................   A-10
          (f)  Limited Liability of Limited Partners..................   A-11
          (g)  Return of Limited Partner's Capital Contribution.......   A-11
          (h)  Distributions..........................................   A-11
          (i)  Interest on Assets.....................................   A-12
      8.  Management and Trading Policies.............................   A-12
          (a)  Management of the Partnership..........................   A-12
          (b)  The General Partner....................................   A-12
          (c)  General Trading Policies...............................   A-13
          (d)  Changes to Trading Policies............................   A-14
          (e)  Miscellaneous..........................................   A-14
      9.  Audits; Reports to Limited Partners.........................   A-16
     10.  Transfer; Redemption of Units; Exchange Privilege...........   A-17
          (a)  Transfer...............................................   A-17
          (b)  Redemption.............................................   A-18
          (c)  Exchange Privilege.....................................   A-19
     11.  Special Power of Attorney...................................   A-21
     12.  Withdrawal of Partners......................................   A-21
     13.  No Personal Liability for Return of Capital.................   A-21
     14.  Standard of Liability; Indemnification......................   A-22
          (a)  Standard of Liability..................................   A-22
          (b)  Indemnification by the Partnership.....................   A-22
          (c)  Affiliate..............................................   A-22
          (d)  Indemnification by Partners............................   A-23
     15.  Amendments; Meetings........................................   A-23
          (a)  Amendments with Consent of the General Partner.........   A-23
          (b)  Meetings...............................................   A-24
          (c)  Amendments and Actions without Consent of the General
               Partner................................................   A-24
          (d)  Action Without Meeting.................................   A-24
          (e)  Amendments to Certificate of Limited Partnership.......   A-24
     16.  Index of Defined Terms......................................   A-25
     17.  Governing Law...............................................   A-26
     18.  Miscellaneous...............................................   A-26
          (a)  Priority among Limited Partners........................   A-26
          (b)  Notices................................................   A-26
          (c)  Binding Effect.........................................   A-26
          (d)  Captions...............................................   A-26
Annex A --Request for Redemption......................................   A-27

FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT FOR
MORGAN STANLEY CHARTER [GRAHAM] [MILLBURN] [WELTON] [MSFCM] L.P. AND FORM OF LIMITED PARTNERSHIP AGREEMENT FOR MORGAN STANLEY CHARTER CAMPBELL L.P.


     BOLDFACED CAPTIONS AND BRACKETED TEXT REFLECT DIFFERENCES IN LIMITED PARTNERSHIP AGREEMENTS


CHARTER GRAHAM, CHARTER MILLBURN, AND CHARTER WELTON ONLY:


     This Agreement of Limited Partnership, made as of July 15, 1998, by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

CHARTER MSFCM ONLY:

     This Agreement of Limited Partnership, made as of October 22, 1993, as amended and restated as of October 31, 2000 by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.


CHARTER CAMPBELL ONLY:



     This Agreement of Limited Partnership, made as of March 26, 2002, by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.


                                  WITNESSETH:

     WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of futures interests.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  FORMATION; NAME.


     The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is Morgan Stanley Charter [Graham] [Millburn] [Welton] [MSFCM] [Campbell] L.P. (the "Partnership"). The General Partner may, without the approval of the Limited Partners, change the name of the Partnership, or cause the Partnership to transact business under another name. The General Partner shall notify all Limited Partners (or any assignees thereof) of any such change. The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act, and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.


2.  OFFICE.

     The principal office of the Partnership shall be 825 Third Avenue, 8th Floor, New York, New York 10022, or such other place as the General Partner may designate from time to time.

     The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.  BUSINESS.

     The Partnership's business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (which may include foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading) domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot
(cash) commodities and currencies, and any rights pertaining thereto (collectively, "Futures Interests"), and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided, that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.  TERM; DISSOLUTION; FISCAL YEAR.


[CHARTER GRAHAM, CHARTER MILLBURN, CHARTER WELTON, AND CHARTER CAMPBELL ONLY:


     (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units, which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (v) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership's Net Assets as of the close of business (as determined by the General Partner) on any day to $250,000 or less; (vii) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (viii) a determination by the General Partner upon 120 days' notice to the Limited Partners to terminate the Partnership; or (ix) a determination by the General Partner to terminate the Partnership following a Special Redemption Date.]

[CHARTER MSFCM ONLY:

     (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2025; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units, which notice shall be sent by registered mail to the General Partner at least 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50;
(v) a decline in the Partnership's Net Assets as of the close of business (as determined by the General Partner) on any day to $250,000 or less; (vi) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (vii) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date.]

     (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

     Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the laws of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

     (c) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  NET WORTH OF GENERAL PARTNER.

     The General Partner agrees that at all times, as long as it remains a general partner of the Partnership, it shall maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all such partnership's partners; provided, however, that if the total contributions to the Partnership by all Partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all such partnership's partners or $250,000, whichever is the lesser; and, provided, further, that in no event shall the General Partner's net worth be less than $50,000. For the purposes of this Section 5, "net worth" shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an "affiliate" (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")) of the General Partner or letters of credit may be included.

     The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this Section 5.

     The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner's net worth may not be reduced below the lesser of (A) the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September, 1993 (the "NASAA Guidelines"), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.  CAPITAL CONTRIBUTIONS AND OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.


[CHARTER GRAHAM, CHARTER MILLBURN, CHARTER WELTON, AND CHARTER MSFCM ONLY:



     The General Partner shall contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000. Such additional contribution by the General Partner need not exceed the amount described above and shall be evidenced by units of general partnership interest (a "Unit(s) of General Partnership Interest"). Thereafter, the General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. Interests in the Partnership, other than the Units of General Partnership Interest, shall be Units of Limited Partnership Interest ("Units" or, individually, a "Unit"). The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.]



[CHARTER CAMPBELL ONLY:



     The General Partner is herewith contributing $10 in cash to the Partnership, for which it is receiving one unit of general partnership interest (a "Unit of General Partnership Interest"). At the initial closing (the "Initial Closing"), if any, for the acceptance of subscriptions for Units of Limited Partnership Interest of the Partnership ("Units" or, individually, a "Unit") during the initial offering of Units (the "Initial Offering"), the General Partner shall contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General

Partner's capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000. Such additional contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest. Thereafter, the General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.]



[CHARTER GRAHAM, CHARTER MILLBURN, CHARTER WELTON, AND CHARTER CAMPBELL ONLY:


     The General Partner's minimum investment requirements of the preceding paragraph of this Section 6 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that:
(a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the Partnership's ability to meet the administrative requirements applicable to partnerships under the federal income tax laws, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner's minimum investment in the Partnership may not be reduced below the lesser of (A) the minimum investment required by Section II.C of the NASAA Guidelines, and (B) the minimum investment required by such Guidelines as in effect on the date of such proposed modification.]

     Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units.


[CHARTER CAMPBELL ONLY:



     The initial Limited Partner named at the end of this Agreement is herewith contributing $10 in cash to the capital of the Partnership in consideration for receiving one Unit. The initial Limited Partner agrees to withdraw as a Limited Partner at the Initial Closing, and the remaining Partners hereby consent to such withdrawal. The $10 capital contribution of the Initial Limited Partner shall be returned to him, without interest, and he shall have no further rights or obligations as a Limited Partner with respect to such contribution.]


     The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, provided that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.


     The Partnership, directly and/or through Morgan Stanley DW Inc. ("Morgan Stanley DW"), Morgan Stanley & Co. Incorporated ("MS & Co."), or such other selling agent or agents (each, a "Selling Agent") as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any offering shall be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last day of a calendar month and a closing for subscriptions received during such offering shall be held as of such date; provided, however, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; provided, however, that the offering price per Unit at the [CHARTER CAMPBELL ONLY: Initial Closing shall be $10 per Unit, and the offering price per Unit at any subsequent] closing during any offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which such Unit shall be issued and sold, unless the newly offered Units' participation in the Partnership's profits and losses is proportionately reduced. During any offering, Units may be subscribed for by the General Partner, Morgan Stanley DW, MS & Co., Morgan Stanley Dean Witter & Co. ("MSDW"), any trading advisor to the Partnership (each, a "Trading Advisor"), any commodity broker for the Partnership (each, a "Commodity Broker"), and such persons' respective shareholders, directors, officers, partners, employees, principals, and Affiliates. [CHARTER CAMPBELL ONLY: Notwithstanding Section 10(b), Units purchased at the Initial Closing by the General Partner, Morgan Stanley DW, any Additional Seller and any Trading Advisor, or any Affiliate of the foregoing (for purposes of this provision, the term "Affiliate" shall not include any natural persons) may not be redeemed for a period of two years after the Initial Closing if such redemption would cause the Partnership to have less than $5,000,000 in Net Assets.] Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any offering of Units shall become a Limited Partner until the General Partner shall: (a) accept such subscriber's subscription at a closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the subscription agreement executed by the subscriber in connection with such offering; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.


     In connection with any offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more disclosure documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association ("NFA"), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term "Prospectus" shall mean the most recent version of the Prospectus issued by the Partnership, or the most recent version of the disclosure document or other offering memorandum prepared, in connection with the particular offering of Units), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and NASD Regulation, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging Morgan Stanley DW, MS & Co., or any other firm as Selling Agent and entering into a selling agreement with Morgan Stanley DW, MS & Co., or such other Selling Agent; and (d) take such action with respect to and in order to effectuate the matters described in clauses
(a) through (c) as it shall deem advisable or necessary.

     The Partnership shall not pay the costs of any offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.

     All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to Morgan Stanley DW, MS & Co., or another Selling Agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.  ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; OTHER MATTERS.

     (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.

     (b) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

            (1) The Net Assets of the Partnership, before accrual of any monthly management fee and any incentive fee shall be determined.

            (2) The accrued monthly management fee shall then be charged against Net Assets.

            (3) The accrued incentive fee, if any, shall then be charged against Net Assets.

            (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the Initial Closing), shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

            (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on a Series Exchange of Units pursuant to Section 10(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

     (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year of the Partnership, the Partnership's recognized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

            (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

            (2) Net recognized gain or loss from the Partnership's trading activities shall be allocated as follows (with any allocation of recognized gain or loss consisting of pro rata shares of capital or ordinary gain or loss):

                   (aa) For the purpose of allocating the Partnership's net
              recognized gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

                          (i) Each allocation account shall be increased by the
                     amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph
                     (c)(2)(cc) below.

                          (ii) Each allocation account shall be decreased by the
                     amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph
                     (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

                          (iii) When a Unit is redeemed or exchanged in a Series
                     Exchange, the allocation account with respect to such Unit shall be eliminated.

                   (bb) Net recognized gain shall be allocated first to each
              Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units over the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange.

                   (cc) Net recognized gain remaining after the allocation
              thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph
              (c)(2)(cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

                   (dd) Net recognized loss shall be allocated first to each
              Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange over the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units.

                   (ee) Net recognized loss remaining after the allocation
              thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph
              (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

            (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this
       Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit-equivalent basis.

            (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in
       Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code").

     (d) DEFINITIONS; ACCOUNTING.

            (1) NET ASSETS. The Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership's open Futures Interests positions (if charged on a "roundturn" basis), or brokerage fees (if charged on a "flat rate" basis), management fees, incentive fees, ordinary administrative expenses, Transaction Fees and Costs, if any, and extraordinary expenses), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall be determined using the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could have been liquidated shall be the market value of such Futures Interest for such day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or off an exchange shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

            (2) NET ASSET VALUE. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units divided by the aggregate number of Units.

     (e) EXPENSES AND LIMITATIONS THEREOF. Morgan Stanley DW shall pay all of the organizational, Initial Offering and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor. Any such offering expenses in connection with a subsequent offering of Units shall not be paid by the Partnership.

     Subject to the limits set forth below, and except to the extent that Morgan Stanley DW or an affiliate has agreed to pay any such fees, costs, or expenses as provided in the Prospectus, the Partnership shall pay its operational expenses. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions and Series Exchanges of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

     The Partnership's assets held by any Commodity Broker, as provided in
Section 7(i), may be used as margin solely for the Partnership's trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" fees, any third party clearing costs incurred by a Commodity Broker, costs associated with the taking of delivery of

Futures Interests, fees for the execution of forward contract transactions, and fees for the execution of cash transactions relating to the exchange of futures for physical transactions (collectively, "Transaction Fees and Costs")), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions and Series Exchanges.

     The following special limits shall apply to the Partnership's fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the Trading Advisor(s), and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions or fees, Transaction Fees and Costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), if such expenses are being paid directly by the Partnership, shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the incentive fees payable by the Partnership to any Trading Advisor shall not exceed 15% of the Partnership's "Trading Profits" (as defined in the Prospectus) attributable to such Trading Advisor for the applicable calculation period [CHARTER MSFCM ONLY: which shall be quarterly with regard to any portion of the Partnership's Net Assets which are traded by a Trading Advisor which is an Affiliate of the General Partner, Morgan Stanley DW or any other Commodity Broker, unless the NASAA Guidelines are amended to permit use of a different calculation period for such a Trading Advisor], provided that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (e.g., if such fees and expenses are 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) any "roundturn" brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Commodity Broker shall not exceed 80% of such Commodity Broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any Commodity Broker, (ii) any Transaction Fees and Costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any Commodity Broker (after crediting the Partnership with interest), shall not exceed 14% annually of the Partnership's average monthly Net Assets as of the last day of each month during each calendar year. The General Partner or an Affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

     (f) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units or deemed received on a Series Exchange of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units or deemed received upon a Series Exchange of Units, unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

     (g) RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption or Series Exchange of Units in accordance with Section 10(b) or (c), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

     (h) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption or Series Exchange of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner's account with Morgan Stanley DW or by check if such account is closed.

     (i) INTEREST ON ASSETS. The Partnership shall deposit all of its assets with such Commodity Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities permitted by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and such Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners. [CHARTER MSFCM ONLY: If the Partnership invests in securities permitted by the CFTC for investment of customer funds, the Partnership will receive the interest on such securities.]

8.  MANAGEMENT AND TRADING POLICIES.

     (a) MANAGEMENT OF THE PARTNERSHIP. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership's Commodity Broker(s) for the purpose of trading in Futures Interests.

     The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

     (b) THE GENERAL PARTNER. The General Partner, on behalf of the Partnership, shall retain one or more Trading Advisors to make all trading decisions for the Partnership, and shall delegate complete trading discretion to such Trading Advisor(s); provided, however, that the General Partner may override any trading instructions: (i) that the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership within five days of such request, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and provided, further, that the General Partner may make trading decisions at any time at which a Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

     The Partnership shall not enter into any agreement with the General Partner, Morgan Stanley DW, MS & Co., MSDW, or their respective Affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days' prior written notice by the Partnership; provided, however, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

     Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, a "Management Agreement") with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each such Trading Advisor the management and incentive fees provided for in the applicable Management Agreement, as described in the Prospectus.

     The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Management Agreement in its sole discretion in accordance with the terms of such Management Agreement and to employ from time to time other Trading Advisors pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which shall be based on any trading profits which shall be earned by such Trading Advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a "Customer Agreement") with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to such Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and
(c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate any Customer Agreement in its sole discretion in accordance with the terms of such agreement and to employ from time to time other Commodity Brokers pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, provided, however, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided by the Commodity Broker or any Affiliate thereof to the Partnership; (iv) the costs incurred by the Commodity Broker or any Affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner is an Affiliate of the Commodity Broker, the risks incurred by and the obligations of the General Partner as such. Any modifications to any of the foregoing compensation arrangements shall be subject to the limits described in the fourth paragraph of
Section 7(e) and the notice requirements of Section 9.

     The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

     (c) GENERAL TRADING POLICIES. The General Partner shall require any Trading Advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.

            1. The Trading Advisor will trade only in those Futures Interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a Futures Interest for any one contract month or option if such additional positions would result in a net long or short position for that Futures Interest requiring as margin or premium more than 15% of the Partnership's Net Assets. [CHARTER MSFCM
       ONLY: In addition, the Partnership will, except under extraordinary circumstances, maintain positions in Futures Interests in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.]

            2. The Partnership will not acquire additional positions in any Futures Interest if such additional positions would result in the aggregate net long or short positions for all Futures Interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisor will reduce its open positions to comply with the foregoing limit before initiating new positions.

            3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with Morgan Stanley DW, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and Morgan Stanley DW will consult with the Corporate Credit Department of Morgan Stanley DW.

            4. The Trading Advisor will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

            5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

            6. The Partnership will not under any circumstances lend money to Affiliates or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

            7. The Partnership will not permit "churning" of the Partnership's assets.

            8. The Partnership will not purchase, sell, or trade securities (except securities permitted by the CFTC for investment of customer funds). The Partnership may, however, trade in futures contracts on securities and securities indexes, options on such futures contracts, and other commodity options.

     (d) CHANGES TO TRADING POLICIES. The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining prior written approval of Limited Partners owning more than 50% of the Units then outstanding.

     (e) MISCELLANEOUS. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

     The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

     The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner's behalf.

     If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may, but is not required to, pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

     The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the CFTC's rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

     The Partnership's books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units, Series Exchange or Non-Series Exchange, as applicable, shall be retained by the Partnership for not less than six years.

     Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker shall not constitute commingling.

     The General Partner shall devote such time and resources to the Partnership's business and affairs as it, in its sole discretion, shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; provided, however, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days' prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

     No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  AUDITS; REPORTS TO LIMITED PARTNERS.

     The Partnership's books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

     In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in Trading Advisors or any material change in the Management Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership's fiscal year; (g) any material change in the Partnership's trading policies; or (h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used herein, "material change in the Partnership's trading policies" shall mean any material change in those trading policies specified in
Section 8(c).

     The Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

     In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive, or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, provided that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and
(iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in Section 10(b).

     In addition, following each Closing, the General Partner shall send written notice to any Limited Partner which has acquired of record more than five percent of the outstanding Units of the Partnership, so that such Limited Partner may comply with the reporting requirements of Section 13(d) and (g) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G promulgated thereunder.

10.  TRANSFER; REDEMPTION OF UNITS; EXCHANGE PRIVILEGE.

     (a) TRANSFER. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may not be unreasonably withheld. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; provided, however, that the foregoing restriction shall not apply to transfers or assignments of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family,
(iii) resulting from divorce, annulment, separation or similar proceedings, or
(iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term "Affiliate" also includes any partnership, corporation, association, or other legal entity for which such Limited Partner acts as an officer, director or partner). No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits, shall have that right of redemption, and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment of his Units.

     In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

     (b) REDEMPTION. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a "Redemption"). Redemptions may only be made in whole Units, with a minimum amount of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in the Partnership.

     Except as otherwise provided in Section 6, Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which the Limited Partner first becomes a Limited Partner of the Partnership or a limited partner of any other partnership offering Units pursuant to the Prospectus (all such partnerships shall be defined collectively as the "Charter Series Partnerships" or individually as a "Charter Series Partnership"). Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at or prior to the end of the twelfth or twenty-fourth full month following the closing at which such Unit was issued will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to Morgan Stanley DW. A Limited Partner who purchased Units pursuant to a Non-Series Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges with respect to such Units. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing
(a) the dollar amount used in a Non-Series Exchange to purchase Units by (b) the total investment in the Partnership. Limited Partners who redeem units of limited partnership interest in a Charter Series Partnership and have either paid a redemption charge with respect to such units, or have held such units for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of the units of limited partnership in the other Charter Series Partnership, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. In addition, redemption charges may not be imposed for certain large purchasers of units of limited partnership interest in the Charter Series Partnerships, as provided in the Prospectus. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Furthermore, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the fourth paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

     Redemption of a Limited Partner's Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ("Redemption Date"); provided, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (New York City time) at least five business days prior to the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.


     Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. If the General Partner determines that the Partnership will be unable to pay any Redemption in full within 30 days after the applicable Redemption Date, the General Partner will send written notice to each redeeming Limited Partner, within 10 business days after the Redemption Date, of such inability to pay, the reason(s) therefor, and the anticipated date of payment, if known. Redemptions will be made by credit to the Limited Partner's customer account with Morgan Stanley DW or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.


     The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on "Special Redemption Dates" held in accordance with Section 9.

     The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

     (c) EXCHANGE PRIVILEGE. Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase units of limited partnership interest of another Charter Series Partnership (such a transfer between Charter Series Partnerships being herein referred to as a "Series Exchange"). Series Exchanges shall only be permitted by a Limited Partner beginning as of, but not before, the sixth month-end following the closing at which a Limited Partner first became a limited partner of a Charter Series Partnership. The minimum amount of any Series Exchange is 500 Units, unless a Limited Partner is liquidating his entire interest in the other Charter Series Partnership; provided, however, that the minimum amount of a Series Exchange for Limited Partners that already own Units in the Charter Series Partnership being purchased and desire to make an additional investment in such Partnership is 100 Units.

     A Series Exchange shall be effective as of the last business day of the month ending after an Exchange Agreement and Power of Attorney in proper form has been received by the General Partner ("Exchange Date"), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, "Exchange Agreement and Power of Attorney" shall mean the form annexed to the Prospectus as Exhibit B (or such other form as permitted by the General Partner), sent by a Limited Partner (or any assignee thereof) to a Morgan Stanley branch office and received by the General Partner at least 5 business days prior to the Exchange Date. Additional forms of the Exchange Agreement and Power of Attorney may be obtained by written request to the General Partner or from a local Morgan Stanley branch office. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem the number of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of units of limited partnership interest of one or more other Charter Series Partnerships as specified in the Exchange Agreement and Power of Attorney. The General Partner shall cause the net proceeds of the redemption to be delivered to the Charter Series Partnership(s) issuing and selling units of limited partnership interest to the redeeming Limited Partner, and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.

     As of each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of other Charter Series Partnerships requesting Units on a Series Exchange, provided, that the General Partner, in its capacity as the general partner of each of the Charter Series Partnerships, has (i) timely received a properly executed Exchange Agreement and Power of Attorney verifying that such units of limited partnership interest in the other Charter Series Partnership(s) subject to such Series Exchange are owned by the person requesting such Series Exchange and acknowledging that the limited partner thereof remains eligible to purchase Units, and (ii) caused the net proceeds from units of limited partnership interest in the other Charter Series Partnership(s) being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of units of limited partnership interest from another Charter Series Partnership shall be issued and sold by the Partnership at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the relevant Exchange Date.

     Each Limited Partner understands that its ability to effect a Series Exchange in another Charter Series Partnership is conditioned upon units of limited partnership interest of other Charter Series Partnerships being registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have units of limited partnership interest in other Charter Series Partnerships registered under federal, state or foreign securities laws, and may withdraw or terminate such registrations at any time. In the event that not all Exchange Agreements and Powers of Attorney can be processed because an insufficient number of units of limited partnership interest are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such units of limited partnership interest to new subscribers for Units.

     The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 10(c).

11.  SPECIAL POWER OF ATTORNEY.

     Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead,
(a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.  WITHDRAWAL OF PARTNERS.

     The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days' prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners pursuant to Section 15(c) which elect(s) to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

     The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

     Subject to Section 14, neither the General Partner, Morgan Stanley DW, nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.  STANDARD OF LIABILITY; INDEMNIFICATION.

     (a) STANDARD OF LIABILITY. The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

     (b) INDEMNIFICATION BY THE PARTNERSHIP. The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), provided that (1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

     Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions and deemed received on Series Exchanges, together with interest thereon. All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

     The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

     (c) AFFILIATE. As used in this Agreement, the term "Affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person;
(ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term "Affiliate" shall include only those persons performing services for the Partnership.

     (d) INDEMNIFICATION BY PARTNERS. In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Partnership for such loss, liability, damage, cost, and expense to which the Partnership shall become subject (including attorneys' and accountants' fees and expenses).

15.  AMENDMENTS; MEETINGS.


     (a) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership or cause the Partnership to transact business under another name;
(ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement, provided that such amendment is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible and to the extent necessary to comply with the Code or the interpretations thereof affecting such allocations, as same may be amended from time to time; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income (or relevant state income or franchise) tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete, add or modify any provision of or to this Agreement required to be deleted, added or modified by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) [CHARTER GRAHAM, CHARTER MILLBURN, CHARTER WELTON, AND CHARTER CAMPBELL ONLY: make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the net worth and minimum investment requirements applicable to the General Partner and any other general partner, as contemplated by Sections 5 and 6 hereof] [CHARTER MSFCM
ONLY: make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the net worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner is informed that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.


     (b) MEETINGS. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

     Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.


     (c) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; provided, however, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved. Notwithstanding the foregoing, no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses (iii) and (v) above or on any matter described in clauses (i), (ii), (iv), or (vi), if it entails a transaction between the Partnership and the General Partner or any Affiliate thereof; and, in determining the percentage of outstanding Units voting on any matter described above, any Units owned by the General Partner or any Affiliate thereof shall not be included. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.


     (d) ACTION WITHOUT MEETING. Notwithstanding contrary provisions of this
Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

     (e) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.  INDEX OF DEFINED TERMS.

       DEFINED TERM                                       SECTION
       1940 Act....................................       15(a)
       Act.........................................       1
       Advisers Act................................       15(a)
       Affiliate...................................       14(c)
       Agreement...................................       Preamble
       CEAct.......................................       8(e)
       Certificate of Limited Partnership..........       1
       CFTC........................................       3
       Charter Series Partnership(s)...............       10(b)
       Code........................................       7(c)(4)
       Commodity Broker............................       6
       Customer Agreement..........................       8(b)
       Determination Date..........................       7(b)
       Exchange Agreement and Power of Attorney....       10(c)
       Exchange Date...............................       10(c)
       Futures Interests...........................       3
       General Partner.............................       Preamble
       Initial Closing.............................       6
       Initial Offering............................       6
       Limited Partners............................       Preamble
       Management Agreement........................       8(b)
       MS & Co.....................................       6
       Morgan Stanley DW...........................       6
       NASAA Guidelines............................       5
       Net Asset Value.............................       7(d)(2)
       Net Assets..................................       7(d)(1)
       NFA.........................................       6
       Non-Series Exchange.........................       10(b)
       Partners....................................       Preamble
       Partnership.................................       1
       Prospectus..................................       6
       Pyramiding..................................       8(c)(5)
       Redemption..................................       10(b)
       Redemption Date.............................       10(b)
       Request for Redemption......................       10(b)
       SEC.........................................       5
       Selling Agent...............................       6
       Series Exchange.............................       10(c)
       Special Redemption Date.....................       9
       Trading Advisor.............................       6
       Trading Profits.............................       7(e)
       Transaction Fees and Costs..................       7(e)
       Unit(s) of General Partnership Interest.....       6
       Unit(s).....................................       6

17.  GOVERNING LAW.

     THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, INCLUDING, SPECIFICALLY, THE ACT (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 17.

18.  MISCELLANEOUS.

     (a) PRIORITY AMONG LIMITED PARTNERS. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

     (b) NOTICES. All notices and requests to the General Partner under this Agreement (other than Subscriptions, Requests for Redemption, Series Exchanges, and notices of assignment or transfer, of Units) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at 825 Third Avenue, 8th Floor, New York, New York 10022 (or such other address as the General Partner shall have notified the Limited Partners), upon the deposit of such notice in the United States mail. Requests for Redemption, Series Exchanges, and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner.

     (c) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights that they may have under Section 15.

     (d) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ADDITIONAL LIMITED PARTNERS:                   GENERAL PARTNER:
By: Demeter Management Corporation,
     General Partner, as Authorized Agent      DEMETER MANAGEMENT
     and Attorney-in-Fact                        CORPORATION

By: .....................................      By: .............................
    President                                  President

                                S P E C I M E N

                                        ANNEX A TO LIMITED PARTNERSHIP AGREEMENT

MF Use only:                                   Closing Date:

          REQUEST FOR REDEMPTION: MORGAN STANLEY MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL MORGAN STANLEY BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER (DEMETER MANAGEMENT CORPORATION, HARBORSIDE FINANCIAL CENTER, PLAZA II, 7TH FLOOR, JERSEY CITY, NJ 07311) AT LEAST 5 BUSINESS DAYS PRIOR TO THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE. THIS FORM CANNOT BE FAXED.

_______________, 20___        / / / /-/ / / / / / /
     (DATE)                   (PRINT OR TYPE MORGAN STANLEY DW ACCOUNT NUMBER)

    I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("Units"), less any amounts specified in the Limited Partnership Agreement.

             COMPLETE ONLY ONE SECTION -- A, B, C, OR D -- PER FORM
--------------------------------------------------------------------------------

                                   SECTION A

SPECTRUM SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 50 UNITS, UNLESS
                                   A LIMITED
    PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH PARTNERSHIP.

/ /  [DWSF] Spectrum Select              / /  Entire Interest    / /  Units    /       /
/ /  [DWST] Spectrum Technical           / /  Entire Interest    / /  Units    /       /
/ /  [DWSS] Spectrum Strategic           / /  Entire Interest    / /  Units    /       /
/ /  [DWSB] Spectrum Global Balanced     / /  Entire Interest    / /  Units    /       /
/ /  [DWSX] Spectrum Currency            / /  Entire Interest    / /  Units    /       /
/ /  [DWSC] Spectrum Commodity           / /  Entire Interest    / /  Units    /       /

--------------------------------------------------------------------------------

                                   SECTION B

      CORNERSTONE FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

/ /  [CFCFB] Cornerstone Fund II     / /  Entire Interest    / /  Units    /       /   / /  $    /       / ,000
/ /  [CFCFC] Cornerstone Fund III    / /  Entire Interest    / /  Units    /       /   / /  $    /       / ,000
/ /  [CFCFD] Cornerstone Fund IV     / /  Entire Interest    / /  Units    /       /   / /  $    /       / ,000

--------------------------------------------------------------------------------

                                   SECTION C

    CHARTER SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 100 UNITS, UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

/ /  [MSCG] Charter Graham          / /  Entire Interest    / /  Units    /       /
/ /  [MSCM] Charter Millburn        / /  Entire Interest    / /  Units    /       /
/ /  [MSCW] Charter Welton          / /  Entire Interest    / /  Units    /       /
/ /  [MSCD] Charter MSFCM           / /  Entire Interest    / /  Units    /       /
/ /  [MSCC] Charter Campbell        / /  Entire Interest    / /  Units    /       /

--------------------------------------------------------------------------------

                                   SECTION D

 OTHER MANAGED FUTURES FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS
  UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

MARK ONE FUND ONLY (USE ONE FORM PER FUND):

/ /  [CFF] Columbia Futures Fund            / /  [PGF] Multi-Market Portfolio           / /  Entire Interest
/ /  [DFF] Diversified Futures Fund         / /  [PPF] Principal Plus Fund
/ /  [DFF2] Diversified Futures Fund II     / /  [PSF] Portfolio Strategy Fund          / /  Units /       /
/ /  [DFF3] Diversified Futures Fund III    / /  [WCF] World Currency Fund
/ /  [GPP] Global Perspective Portfolio                                                 / /  $ /      / ,000

                                S P E C I M E N

                       ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

     SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED
                      TYPE OR PRINT ALL INFORMATION BELOW

--------------------------------------------------------------------------------
1. ACCOUNT INFORMATION
--------------------------------------------------------------------------------

...........................................         ..........................................
        (Name of Limited Partner)                      (Morgan Stanley DW Account Number)

Address.........................................................................

                                    (Street)

.................................................................................
        (City)        (State or Province)              (Zip Code or Postal Code)

--------------------------------------------------------------------------------
2.A. SIGNATURE(S) OF INDIVIDUAL PARTNER(S) OR ASSIGNEE(S) INCLUDING IRAS
--------------------------------------------------------------------------------

X.........................................         ..........................................
               (Signature)                                           (Date)

X.........................................         ..........................................
               (Signature)                                           (Date)

--------------------------------------------------------------------------------
2.B. SIGNATURE OF ENTITY PARTNER OR ASSIGNEE
--------------------------------------------------------------------------------

...........................................         By: X.....................................
             (Name of Entity)                      (Authorized officer, partner, trustee, or
                                                      custodian. If a corporation, include
                                                   certified copy of authorized resolution.)

--------------------------------------------------------------------------------
3. BRANCH MANAGER AND FINANCIAL ADVISOR USE ONLY
--------------------------------------------------------------------------------

We, the undersigned Financial Advisor and Branch Manager, represent that the above signature(s) is/are true and correct.

X.........................................         By: X.....................................
      (Financial Advisor MUST sign)                        (Branch Manager MUST sign)

...........................................
        (Branch Telephone Number)                  Please enter a SELL order upon receipt of
                                                      a completed Request for Redemption.

                                S P E C I M E N

                                                                       EXHIBIT B

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
                         MORGAN STANLEY CHARTER SERIES
  UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS

    If you wish to purchase units of one or more or of the Morgan Stanley Charter Series partnerships, please follow the instructions below. Instructions relating to "Cash Subscribers" should be followed only if you are purchasing units for cash. Instructions relating to "Exchange Subscribers" should be followed only if you are redeeming units in another commodity pool for which Demeter Management Corporation serves as the general partner and commodity pool operator in a Non-Charter Series Exchange, or if you are redeeming units in a Morgan Stanley Charter Series partnership pursuant to a Charter Series Exchange.

                           SUBSCRIPTION INSTRUCTIONS

    YOU SHOULD CAREFULLY READ AND REVIEW THE MORGAN STANLEY CHARTER SERIES PROSPECTUS, DATED APRIL 25, 2002 (THE "PROSPECTUS"), AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY. IN READING THE PROSPECTUS, PAY PARTICULAR ATTENTION TO THE MATTERS DISCUSSED UNDER "RISK FACTORS," "CONFLICTS OF INTEREST" AND "DESCRIPTION OF CHARGES." BY SIGNING THE AGREEMENT, YOU WILL BE DEEMED TO MAKE EACH APPLICABLE REPRESENTATION AND WARRANTY, AND SATISFY ANY APPLICABLE SPECIAL STATE SUITABILITY REQUIREMENT, SET FORTH IN THIS AGREEMENT ON PAGES B-2-B-4, SO PLEASE MAKE SURE THAT YOU SATISFY ALL APPLICABLE PROVISIONS IN THOSE SECTIONS BEFORE SIGNING THIS AGREEMENT.

    CASH SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-7 AND B-8, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-9 AND B-10, USING BLACK INK, AS FOLLOWS:

Item 1 For Cash Subscribers (pages          --Enter your Morgan Stanley DW Inc. Account Number.
       B-7-B-8) and Exchange Subscribers
       (pages B-9-B-10)

                                            --Enter your Social Security Number or Taxpayer ID Number. If the Units are to
                                                be owned by joint tenants, either person's Social Security Number may be used.

                                            --Check box if you are a non-resident alien that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.

Item 1 For Cash Subscribers (page B-7)      --Enter the dollar amount of the subscription for each partnership whose units you wish to purchase.

Item 1 For Exchange Subscribers             --Enter the symbol(s) of the limited partnership(s) from which you are
       (page B-9)                               redeeming units; specify the quantity to be redeemed (entire interest or number of whole units).

Item 2 For Cash Subscribers (page B-8) and  --Enter the exact name in which your units are to be held based on ownership
       Exchange Subscribers                     type.
       (page B-10)
                                            --You and any co-subscriber must execute the Signature Page of this Agreement on page B-8 (for Cash Subscribers) or page B-10 (for Exchange Subscribers).

Item 3 For Cash Subscribers (page B-8) and  --A Morgan Stanley Financial Advisor and Branch Manager must complete the
       Exchange Subscribers                     required information.
       (page B-10)

MORGAN STANLEY FINANCIAL ADVISOR: This Agreement must be mailed to Demeter Management Corporation at Harborside Financial Center, Plaza II, 7th Floor, Jersey City, New Jersey 07311. This form cannot be faxed.

                                S P E C I M E N

                         MORGAN STANLEY CHARTER SERIES
                            ------------------------

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY


    If you are subscribing for units of limited partnership interest in the Morgan Stanley Charter Series, consisting of five commodity pool limited partnerships, Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter Welton L.P., Morgan Stanley Charter MSFCM L.P., and Morgan Stanley Charter Campbell L.P., you should carefully read and review the Prospectus.


    For Cash Subscribers: By executing the Cash Subscription Signature Page of this Subscription and Exchange Agreement and Power of Attorney, you will irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.

    For Exchange Subscribers: By executing the Exchange Subscription Signature Page of this Agreement, you will irrevocably redeem the units of limited partnership interest of the limited partnership indicated on the signature page of this Agreement and, with the proceeds of that redemption, irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.

    NOTWITHSTANDING THE FOREGOING, YOU MAY REVOKE THIS AGREEMENT, AND RECEIVE A FULL REFUND OF THE SUBSCRIPTION AMOUNT YOU PAID, PLUS ANY ACCRUED INTEREST THEREON (OR REVOKE THE REDEMPTION OF UNITS IN THE OTHER LIMITED PARTNERSHIP IN THE CASE OF AN EXCHANGE), WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING, WHICHEVER COMES FIRST, BY DELIVERING WRITTEN NOTICE TO YOUR MORGAN STANLEY FINANCIAL ADVISOR. If this Agreement is accepted, you agree to: (i) contribute your subscription to each partnership designated on the Signature Page of this Agreement; and (ii) be bound by the terms of each such partnership's Amended and Restated Limited Partnership Agreement, included as Exhibit A to the Prospectus (the "Limited Partnership Agreement"). BY EXECUTING THE SIGNATURE PAGE OF THIS AGREEMENT, YOU SHALL BE DEEMED TO HAVE EXECUTED THIS AGREEMENT AND THE LIMITED PARTNERSHIP AGREEMENT (INCLUDING THE POWERS OF ATTORNEY IN BOTH AGREEMENTS).

--------------------------------------------------------------------------------
PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------

    For Cash Subscribers: You must pay your subscription amount by charging your customer account with Morgan Stanley DW (the "Customer Account"). In the event that you do not have a Customer Account or do not have sufficient funds in your existing Customer Account, you must make appropriate arrangements with your Morgan Stanley financial advisor. If you don't have a financial advisor, contact your local Morgan Stanley branch office. Payment must NOT be mailed to the general partner at its offices in New York City. Any such payment will not be accepted by the general partner and will be returned to you for proper placement with the Morgan Stanley branch office where your Customer Account is maintained. By executing the Signature Page of this Agreement, you authorize and direct the general partner and Morgan Stanley DW to transfer the appropriate amount from your Customer Account to the escrow account.

    For Exchange Subscribers: You must pay your subscription amount by applying the proceeds from the redemption of your limited partnership units in one of the partnerships or another commodity pool which Demeter Management Corporation serves as the general partner and commodity pool operator. You may only redeem units at such times as are specified in the limited partnership agreement for that commodity pool, and under certain circumstances described in that agreement you may be subject to a redemption charge.

--------------------------------------------------------------------------------
REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

    By executing the Signature Page of this Agreement, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the general partner and each partnership whose units you are purchasing, as follows (AS USED BELOW, THE TERMS "YOU" AND "YOUR" REFER TO YOU AND YOUR CO-SUBSCRIBER, IF ANY, OR IF YOU ARE SIGNING ON BEHALF OF AN ENTITY, THAT ENTITY):

        (1) You have received a copy of the Prospectus, including the Limited Partnership Agreement.

        (2) You are of legal age to execute this Agreement and are legally competent to do so.

        (3) You satisfy the applicable financial suitability and minimum investment requirements, as set forth below under the caption "State Suitability Requirements" (or in a special Supplement to the Prospectus) for residents of the state in which you reside. You agree to provide any additional documentation requested by the general partner, as may be required by the securities administrators of certain states, to confirm that you meet the applicable minimum financial suitability standards to invest in the partnerships.

                                S P E C I M E N

        (4) All the information that you have provided on the Signature Page is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to your admission as a limited partner, you will immediately furnish such revised or corrected information to the general partner.

        (5) If you are representing an employee benefit plan, to the best of your knowledge, neither the general partner, Morgan Stanley DW, any additional selling agent, any trading advisor, nor any of their respective affiliates: (a) has investment discretion with respect to the investment of your plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or
    (c) is an employer maintaining or contributing to that plan. For purposes of this representation (5), an "employee benefit plan" includes plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals, and individual retirement accounts ("IRAs").

        (6) Unless representation (7) or (8) below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

        (7) If you are subscribing as custodian for a minor, either (a) the subscription is a gift you have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to you, as the custodian; or (b) if the subscription is not a gift, the representations as to net worth and annual income below apply only to that minor.

        (8) If you are subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of that plan or IRA, the representations herein apply only to the beneficiary of that plan or IRA.

        (9) If you are subscribing in a representative capacity, you have full power and authority to purchase units and enter into and be bound by this Agreement on behalf of the entity for which you are purchasing the units, and that entity has full right and power to purchase the units and enter into and be bound by this Agreement and become a Limited Partner pursuant to each applicable Limited Partnership Agreement.

        (10) You either: (a) are not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"); or (b) if so required, you are duly registered with the CFTC and are a member in good standing of the NFA. It is an NFA requirement that the general partner attempt to verify that any person or entity that seeks to purchase units be duly registered with the CFTC and a member of the NFA, if required. You agree to supply the general partner with such information as the general partner may reasonably request in order to attempt such verification. Certain entities that acquire units may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

        Additional Representation and Warranty for Exchange Subscribers:

        (11) You are the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of units. The units of limited partnership interest (or fractions thereof) which you are redeeming are not subject to any pledge or are otherwise encumbered in any fashion.

    By making the representations and warranties set forth above, you should be aware that you have not waived any rights of action which you may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. You should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a partnership, the general partner, Morgan Stanley DW, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, any additional selling agent, any trading advisor, or others in any subsequent litigation or other proceeding.

                                S P E C I M E N

--------------------------------------------------------------------------------
STATE SUITABILITY REQUIREMENTS
--------------------------------------------------------------------------------

    Except as indicated below, you must have a net worth (exclusive of home, furnishings, and automobiles) of at least $150,000 or, failing that standard, have both a net worth (same exclusions) of at least $45,000 and an annual gross income of at least $45,000. If you are subscribing with your spouse as joint owners, you may count your joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. You must also make a minimum aggregate investment of $20,000, and you must invest at least $5,000 in any one partnership. See "Subscription Procedure" in the Prospectus as to special rules if you are purchasing units in a Non-Charter Series Exchange. However, the states listed below (or in certain cases, in special Supplements to the Prospectus attached hereto) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)

ALASKA: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

CALIFORNIA: (a) $150,000 NW, or (b) $75,000 NW and $50,000 AI.


IOWA: (1) Solely with respect to subscriptions for Charter Graham, Charter Millburn, Charter Welton, or Charter MSFCM, (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI; and (2) solely with respect to subscriptions for Charter Campbell, (a) $225,000 NW and investment may not exceed 10% of NW, or (b) $60,000 NW and $60,000 TI and investment may not exceed 10% of NW.


MAINE: (a) $200,000 NW, or (b) $50,000 NW and $50,000 AI.

MASSACHUSETTS: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

MICHIGAN: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

MISSOURI: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

NORTH CAROLINA: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

OHIO: (a) $150,000 NW and investment may not exceed 10% of NW, or (b) $45,000 NW and $45,000 AI and investment may not exceed 10% of NW.

PENNSYLVANIA: (a) $175,000 NW and investment may not exceed 10% of NW, or (b) $100,000 NW and $50,000 TI and investment may not exceed 10% of NW.

TENNESSEE: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

TEXAS: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

--------------------------------------------------------------------------------
ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS
--------------------------------------------------------------------------------

    You agree that as of the date that your name is entered on the books of a partnership, you shall become a limited partner of that partnership. You also agree to each and every term of the Limited Partnership Agreement of that partnership as if you signed that agreement. You further agree that you will not be issued a certificate evidencing the units that you are purchasing, but that you will receive a confirmation of purchase in Morgan Stanley DW's customary form.

                                S P E C I M E N

--------------------------------------------------------------------------------
POWER OF ATTORNEY AND GOVERNING LAW
--------------------------------------------------------------------------------

    You hereby irrevocably constitute and appoint Demeter Management Corporation, the general partner of each partnership, as your true and lawful Attorney-in-Fact, with full power of substitution, in your name, place, and stead: (1) to do all things necessary to admit you as a limited partner of each partnership requested below, and such other partnership(s) of the Morgan Stanley Charter Series as you may request from time to time; (2) to admit others as additional or substituted limited partners to such partnership(s) so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto; (3) to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each partnership in connection with any claim, demand, or liability asserted or threatened by or against any partnership; and (4) to execute, acknowledge, swear to, deliver, file, and record on your behalf and as necessary in the appropriate public offices, and publish: (a) each Limited Partnership Agreement and each Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the general partner deems necessary or appropriate to reflect any amendment, change, or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the general partner deems necessary or appropriate to qualify or maintain the qualification of each partnership to do business as a foreign limited partnership in other jurisdictions. You agree to be bound by any representation made by the general partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

    The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive your death, incapacity, dissolution, liquidation, or termination.

    THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION YOU MAY HAVE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAW.

--------------------------------------------------------------------------------
RECEIPT OF DOCUMENTATION
--------------------------------------------------------------------------------

    The regulations of the CFTC require that you be given a copy of the Prospectus (which includes the most current annual report for each partnership), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months prior to the date that you first received the Prospectus, and (b) the most current monthly account statement (report) for the partnerships. You hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any.

                 (This page has been left blank intentionally.)

CASH SUBSCRIPTION SIGNATURE PAGE                     BUY

                                S P E C I M E N


                         MORGAN STANLEY CHARTER SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                        CASH SUBSCRIPTION SIGNATURE PAGE
                                  MAY * , 2002

                 ---------------------------------------------
A
         PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.

     PAGES B-7 AND B-8, THE CASH SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO YOUR LOCAL MORGAN STANLEY BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT HARBORSIDE FINANCIAL CENTER, PLAZA II, 7TH FLOOR, JERSEY CITY, NEW JERSEY 07311, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE CLOSING. THIS FORM CANNOT BE FAXED.

     By execution and delivery of this Cash Subscription Signature Page and by payment of the purchase price for units of limited partnership interest of one or more partnerships in the Morgan Stanley Charter Series you hereby subscribe for units in the partnership(s) specified below at a price equal to 100% of the net asset value per unit of the applicable partnership(s) as of the close of business on the date of the applicable monthly closing.


     BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE MORGAN STANLEY CHARTER SERIES PROSPECTUS DATED MAY * , 2002, INCLUDING THE LIMITED PARTNERSHIP AGREEMENTS AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.


--------------------------------------------------------------------------------
 ITEM 1 -- SUBSCRIBER
--------------------------------------------------------------------------------

                                     CHARTER FUND                                            AMOUNT OF
                                     SYMBOL                                                 SUBSCRIPTION
  / / / /-/ / / / / / /              M S C G       MORGAN STANLEY CHARTER GRAHAM L.P.       $ /        /
  MORGAN STANLEY DW ACCOUNT NO.
  / / / /-/ / /-/ / / / /            M S C M       MORGAN STANLEY CHARTER MILLBURN L.P.     $ /        /
  SOCIAL SECURITY NUMBER
  OR                                 M S C W       MORGAN STANLEY CHARTER WELTON L.P.       $ /        /
  / / /-/ / / / / / / /
  TAXPAYER ID NUMBER                 M S C D       MORGAN STANLEY CHARTER MSFCM L.P.        $ /        /

                                     M S C C       MORGAN STANLEY CHARTER CAMPBELL L.P.     $ /        /

--------------------------------------------------------------------------------

You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley DW account referenced on this Subscription Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership's books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley DW account, and that you will promptly notify Morgan Stanley DW of any change in your address, which change shall also be effective for all partnership purposes.

/ / Check here if you are a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a partnership would be treated as effectively connected.

                                S P E C I M E N

--------------------------------------------------------------------------------
ITEM 2 -- SIGNATURE(S) -- YOU MUST SIGN BELOW
--------------------------------------------------------------------------------

INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

Full Name of Account............................................................
       Your Full Name or Name of Trust or Custodial Account--do not use initials

X ___________________________________   _______________     X ___________________________   _______________
  Signature of Subscriber               Date                  Signature of Co-Subscriber    Date

.......................................................      ................................................
 Print Full Name of Subscriber                              Print Full Name of Co-Subscriber

ENTITY SUBSCRIPTION

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY DW THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to (i) complete, execute, and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and
(ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

......................................................  X _____________________________________      ________________
Print Full Name of Entity                                Signature                                  Date

......................................................  Title ...........................
Print Full Name of Person Signing for Entity


--------------------------------------------------------------------------------
ITEM 3 -- BRANCH MANAGER AND FINANCIAL ADVISOR USE ONLY
(COMPLETE IN FULL AND IN BLACK INK)
--------------------------------------------------------------------------------


THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct;

(2) s/he has informed the Subscriber about the liquidity and marketability of the units as set forth in the Prospectus;

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, s/he reasonably believes that:

   (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Prospectus;

   (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and

   (c) each partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber received the Prospectus at least five business days prior to the applicable monthly closing.

THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X ______________________________________________________________________________
  Signature of Financial Advisor

.................................................................................
Print Full Name of Financial Advisor

Telephone Number (..................) ..........................................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct.

(2) the above client(s) is/are suitable.

X ______________________________________________________________________________
  Signature of Branch Manager

.................................................................................
Print Full Name of Branch Manager

Please enter a BUY order upon receipt of a completed Subscription Agreement.

EXCHANGE SUBSCRIPTION SIGNATURE PAGE                               EXG

                                S P E C I M E N

                         MORGAN STANLEY CHARTER SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST
B                     EXCHANGE SUBSCRIPTION SIGNATURE PAGE



                                  MAY * , 2002

                 ---------------------------------------------

         PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.

    PAGES B-9 AND B-10, THE EXCHANGE SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO YOUR LOCAL MORGAN STANLEY BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT HARBORSIDE FINANCIAL CENTER, PLAZA II, 7TH FLOOR, JERSEY CITY, NEW JERSEY 07311, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE CLOSING. THIS FORM CANNOT BE FAXED.

    By execution and delivery of this Exchange Subscription Signature Page, you hereby redeem the units of limited partnership interest of the limited partnership(s) named in Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for units of limited partnership interest in one or more partnerships in the Morgan Stanley Charter Series you hereby subscribe for units in the partnership(s) specified below at a price equal to 100% of the net asset value per unit of the applicable partnership(s) as of the close of business on the date of the applicable monthly closing.
 Redemption of units of any partnership for an exchange must be in whole units, unless you are redeeming your entire interest in such partnership.


    BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE MORGAN STANLEY CHARTER SERIES PROSPECTUS DATED MAY * , 2002, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.


--------------------------------------------------------------------------------
 ITEM 1 -- SUBSCRIBER
--------------------------------------------------------------------------------

/ / / /-/ / / / / / /               / / / /-/ / /-/ / / / /    OR    / / /-/ / / / / / / /
MORGAN STANLEY DW ACCOUNT NO.       SOCIAL SECURITY NUMBER           TAXPAYER ID NUMBER

  SYMBOL(S) FOR FUND(S)
  FROM WHICH UNITS ARE   SPECIFY QUANTITY OF UNITS TO BE REDEEMED                          CHARTER SERIES
  TO BE REDEEMED         (CHECK BOX IF ENTIRE INTEREST; INSERT NUMBER IF WHOLE UNITS)      FUND SYMBOL
  / / / / / /            / /       Entire Interest   OR   /        /    Whole Units   TO   / / / / /
  / / / / / /            / /       Entire Interest   OR   /        /    Whole Units   TO   / / / / /
  / / / / / /            / /       Entire Interest   OR   /        /    Whole Units   TO   / / / / /
  / / / / / /            / /       Entire Interest   OR   /        /    Whole Units   TO   / / / / /
  / / / / / /            / /       Entire Interest   OR   /        /    Whole Units   TO   / / / / /

 You hereby authorize Demeter Management Corporation to redeem the quantity of units of limited partnership interest set forth opposite the symbol for each partnership identified on the left above at the "Net Asset Value" thereof, as defined in the limited partnership agreement of each such partnership, less any redemption charges, and to utilize the net proceeds of that redemption to purchase units in the applicable Charter Series partnership as indicated on the right above. Redemptions for an exchange must meet the applicable minimum investment requirements described under "Subscription Procedure" in the prospectus.

--------------------------------------------------------------------------------

You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley DW account referenced on this Subscription Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership's books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley DW account, and that you will promptly notify Morgan Stanley DW of any change in your address, which change shall also be effective for all partnership purposes.

/ / Check here if you are a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a partnership would be treated as effectively connected.

                                S P E C I M E N

--------------------------------------------------------------------------------
ITEM 2 -- SIGNATURE(S) -- YOU MUST SIGN BELOW
--------------------------------------------------------------------------------

INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

Full Name of Account: ..........................................................
Your Full Name or Full Name of Trust or Custodial Account -- Do Not Use Initials

X ___________________________________   _______________     X ___________________________   _______________
  Signature of Subscriber               Date                  Signature of Co-Subscriber    Date

.......................................................      ...............................................
 Print Full Name of Subscriber                              Print Full Name of Co-Subscriber

ENTITY SUBSCRIPTION

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY DW THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members (i) to complete, execute and deliver this Subscription Agreement and Power of Attorney on their behalf; and (ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

.........................................................     X______________________________________     ______________
Print Full Name of Entity                                    Signature of Person Signing for Entity      Date

.........................................................     Title ................................
Print Full Name of Person Signing for Entity


--------------------------------------------------------------------------------
ITEM 3 -- FINANCIAL ADVISOR AND BRANCH MANAGER USE ONLY
(COMPLETE IN FULL AND IN BLACK INK)
--------------------------------------------------------------------------------


THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct.
(2) s/he has informed the Subscriber about the liquidity and marketability of the units as set forth in the Prospectus;

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

   (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Prospectus;

   (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and

   (c) each partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber received the Prospectus at least five business days prior to the applicable monthly closing.

THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X ______________________________________________________________________________
  Signature of Financial Advisor

.................................................................................
Print Full Name of Financial Advisor

Telephone Number (.................) ...........................................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct.

(2) the above client(s) is/are suitable.

X ______________________________________________________________________________
  Signature of Branch Manager

.................................................................................
Print Full Name of Branch Manager

Please enter on EXCHANGE order upon receipt of a completed Exchange Agreement.

                                S P E C I M E N

                                                                       EXHIBIT C

                         MORGAN STANLEY CHARTER SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                       SUBSCRIPTION AGREEMENT UPDATE FORM



                                  MAY * , 2002

                 ---------------------------------------------


          PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.
Morgan Stanley DW Account No.   / / / /-/ / / / / / /


     I am an investor in the following Morgan Stanley Charter Series partnership(s) (mark each applicable box with an "X"):

        / /    Morgan Stanley Charter Graham L.P.

        / /    Morgan Stanley Charter Millburn L.P.

        / /    Morgan Stanley Charter Welton L.P.

        / /    Morgan Stanley Charter MSFCM L.P.

        / /    Morgan Stanley Charter Campbell L.P.



     I acknowledge receipt of the Morgan Stanley Charter Series Prospectus dated May * , 2002 (the "Prospectus"). I have signed this form, which updates each Subscription and Exchange Agreement and Power of Attorney I signed when I bought units of the Morgan Stanley Charter Series partnership(s) checked above, so that I may purchase additional units of such partnership(s) without the need to execute a new Subscription Agreement. I understand that if I wish to purchase additional units by way of an exchange, or if I wish to purchase units of any Morgan Stanley Charter Series partnership in which I am not currently an investor, I must first execute a new Subscription Agreement in the form annexed to the applicable Prospectus as Exhibit B.


     I hereby confirm that the representations, warranties and other information regarding the Subscriber in the Subscription Agreement(s) I previously executed are still accurate, and that any purchase of additional units following the date of this Subscription Agreement Update Form shall be deemed confirmation that such representations, warranties, and other information are still accurate at the time of that additional purchase. I will notify my Morgan Stanley Financial Advisor prior to the purchase of additional units if there is any material change in the Subscriber's representations, warranties, or other information contained in the previously executed Subscription Agreement(s).

     I understand that I will need to execute a new Subscription Agreement Update Form when a new Prospectus or Prospectus Supplement is issued.

IF SUBSCRIBER IS AN ENTITY

.................................................................................
Print Full Name of Entity

By: X __________________________________________________________________________
      Signature
By:.............................................................................
Print Full Name of Person Signing for Entity

.................................................................................
Title
____________________________________
Date:

INDIVIDUAL SUBSCRIBERS

X ______________________________________________________________________________
  Signature of Subscriber(s)

.................................................................................
Print Full Name of Subscriber(s)

X ______________________________________________________________________________
  Signature of Co-Subscriber

 ...............................................................................
Print Full Name of Co-Subscriber

____________________________________
Date:

MORGAN STANLEY FINANCIAL ADVISOR: Please enter a BUY order upon making additons to an existing position during the life of the current prospectus, then this Agreement must be forwarded to Demeter Management Corporation at Harborside Financial Center, Plaza II, 7th Floor, Jersey City, New Jersey 07311. This form cannot be faxed.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

     UNTIL 40 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee........................................      $  2,760
NASD filing fee.............................................         3,500
Printing and engraving......................................        25,000
Legal fees and expenses (excluding Blue Sky legal fees).....        15,000
Accounting fees and expenses................................         5,000
Escrow Agent fees...........................................           750
Blue Sky fees and expenses (including Blue Sky legal
  fees).....................................................        10,000
Miscellaneous...............................................        10,000
                                                                  --------
     Total..................................................      $ 72,000*
                                                                  --------
                                                                  --------


------------------
*Represents an estimate of the registrant's portion of fees and expenses that are common to this Pre-Effective Amendment No. 2 to the Registration Statement, Pre-Effective Amendments No. 2 to the Registration Statements on Form S-1 for each of Morgan Stanley Charter Graham L.P. (SEC File No. 333-85076) and Morgan Stanley Charter MSFCM L.P., (SEC File No. 333-85074) and Post-Effective Amendments No. 7 to the Registration Statements on Form S-1 for each of Morgan Stanley Charter Millburn L.P. (SEC File No. 333-91569) and Morgan Stanley Charter Welton L.P. (SEC File No. 333-91567) , which are being filed concurrently with this Registration Statement.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 14 of the Limited Partnership Agreement (a form of which is annexed to the Prospectus as Exhibit A) provides for indemnification of the general partner and its affiliates (as such term is defined therein) by the partnership for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the partnership that is determined by the general partner in good faith to be in the best interests of the partnership and was not the result of misconduct or negligence. Section 11 of the Selling Agreement provides for indemnification of the general partner and its affiliates and its successors and assigns by Morgan Stanley DW Inc. ("MSDW") for any loss, claim, damage, liability, cost and expense incurred for a breach by MSDW of a representation or agreement in the Selling Agreement, or for misleading statements and material omissions regarding MSDW in the registration statement or prospectus. Such section also provides for the indemnification by the partnership of MSDW, the general partner and their affiliates for any act, omission, conduct, or activity undertaken by or on behalf of a partnership that is determined by MSDW or the general partner, as applicable, in good faith to be in the best interests of the partnership and was not the result of misconduct or negligence. Section 8 of the Customer Agreement, between the partnership and MSDW, provides for indemnification of MSDW and its affiliates for liabilities, losses, damages, costs, or expenses for activities taken by or on behalf of the partnership which MSDW has determined in good faith are in the best interests of the partnership and are not the result of misconduct or negligence. Section 8 of the Management Agreement provides for indemnification of the general partner and its affiliates by the trading advisor for losses, claims, damages, liabilities, costs and expenses incurred as a result of actions or omissions by the trading advisor involving the partnership's trading which are the result of a breach of agreement, representation or warranty or the result of bad faith, misconduct or negligence.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

     (A) EXHIBITS

    EXHIBIT
     NUMBER                            DESCRIPTION OF DOCUMENT
    --------                           -----------------------
      1.01(1)        Form of Amended and Restated Selling Agreement among the
                       registrant, Morgan Stanley Charter Graham L.P., Morgan
                       Stanley Charter Millburn L.P., Morgan Stanley Charter
                       Welton L.P., Morgan Stanley Charter MSFCM L.P., Demeter
                       Management Corporation, and Morgan Stanley DW Inc.
      1.02(1)        Form of Additional Seller Agreement between Morgan Stanley
                       DW Inc. and additional selling agents.
      3.01           Form of Limited Partnership Agreement of the registrant
                       (included as Exhibit A to the Prospectus).
      3.02(1)        Certificate of Limited Partnership of the registrant.
      5.01(1)        Opinion of Cadwalader, Wickersham & Taft to the registrant regarding the legality of units of limited partnership
                       interests (including consent).
      8.01(1)        Opinion of Cadwalader, Wickersham & Taft to the registrant regarding certain federal income tax matters (including
                       consent).
     10.01(1)        Form of Management Agreement among the registrant, Demeter
                       Management Corporation and Campbell & Company, Inc.
     10.02           Form of Subscription and Exchange Agreement and Power of
                       Attorney to be executed by purchasers of units of limited
                       partnership interests (included as Exhibit B to the
                       Prospectus).
     10.03           Form of Subscription Agreement Update Form to be executed by purchasers of units of limited partnership interests
                       (included as Exhibit C to the Prospectus).
     10.04(1)        Form of Amended and Restated Escrow Agreement among the
                       registrant, Morgan Stanley Charter Graham L.P., Morgan
                       Stanley Charter Millburn L.P., Morgan Stanley Charter
                       Welton L.P., Morgan Stanley Charter MSFCM L.P., Morgan
                       Stanley DW Inc., and The Chase Manhattan Bank, as escrow
                       agent.
     10.05(1)        Form of Customer Agreement between the registrant and Morgan
                       Stanley DW Inc.
     10.06(1)        Form of Customer Agreement among the registrant, Morgan
                       Stanley & Co. Incorporated, and Morgan Stanley DW Inc.
     10.07(1)        Form of Customer Agreement between the registrant and Morgan
                       Stanley & Co. International Limited.
     10.08(1)        Form of Foreign Exchange and Options Master Agreement
                       between the registrant and Morgan Stanley & Co.
                       Incorporated.
     10.09(1)        Securities Account Control Agreement among the registrant,
                       Morgan Stanley & Co. Incorporated and Morgan Stanley DW
                       Inc.
     23.01           Consent of Independent Auditors for Demeter Management
                       Corporation and the registrant.

------------------

(1) Incorporated by reference to the registrant's Registration Statement No. 333-85078 filed with the SEC on March 28, 2002.

     (B) FINANCIAL STATEMENTS.

     Included in the Prospectus:

              Morgan Stanley Charter Campbell L.P.
                  Independent Auditors' Report
                  Statements of Financial Condition
                  Notes to Statements of Financial Condition

                  Demeter Management Corporation
                  Independent Auditors' Report
                  Statements of Financial Condition
                  Notes to Statements of Financial Condition

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That all post-effective amendments will comply with the applicable forms, rules, and regulations of the Securities and Exchange Commission in effect at the time of such post-effective amendment.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (5) Insofar, as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 19th day of July, 2002.


                                          MORGAN STANLEY CHARTER CAMPBELL L.P.

                                          By: DEMETER MANAGEMENT CORPORATION,
                                                  General Partner

                                          By:  /s/ Robert E. Murray
                                             ___________________________________
                                             Robert E. Murray, President


     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                      TITLE                            DATE
                   ---------                                      -----                            ----
DEMETER MANAGEMENT CORPORATION                      General Partner

              /s/ ROBERT E. MURRAY                  Chairman of the Board, President,              July 19, 2002
------------------------------------------------      and Director of the General
                Robert E. Murray                      Partner

            /s/ JOSEPH G. SINISCALCHI               Director of the General Partner                July 19, 2002
------------------------------------------------
             Joseph G. Siniscalchi

           /s/ EDWARD C. OELSNER, III               Director of the General Partner                July 19, 2002
------------------------------------------------
             Edward C. Oelsner, III

              /s/ RICHARD A. BEECH                  Director of the General Partner                July 19, 2002
------------------------------------------------
                Richard A. Beech

              /s/ RAYMOND A. HARRIS                 Director of the General Partner                July 19, 2002
------------------------------------------------
               Raymond A. Harris

              /s/ ANTHONY J. DELUCA                 Director of the General Partner                July 19, 2002
------------------------------------------------
               Anthony J. DeLuca

                /s/ RAYMOND KOCH                    Chief Financial and Principal                  July 19, 2002
------------------------------------------------      Accounting Officer of the
                  Raymond Koch                        General Partner